                                                       REGISTRATION NO. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              KUHLMAN CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                        3612                    58-2058047
(State or other jurisdiction  (Primary Standard Industrial      (IRS Employer
             of               Classification Code Number)    Identification No.)
      incorporation or
       organization)

                       1 SKIDAWAY VILLAGE WALK, SUITE 201
                            SAVANNAH, GEORGIA 31411
                                 (912) 598-7809
         (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                            RICHARD A. WALKER, ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       1 SKIDAWAY VILLAGE WALK, SUITE 201
                            SAVANNAH, GEORGIA 31411
                                 (912) 598-7809
           (Name, address, including ZIP Code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

         STEPHEN A. LANDSMAN, ESQ.                        THOMAS A. COLE, ESQ.
              RUDNICK & WOLFE                               SIDLEY & AUSTIN
    203 NORTH LASALLE STREET, SUITE 1800                ONE FIRST NATIONAL PLAZA
          CHICAGO, ILLINOIS 60601                       CHICAGO, ILLINOIS 60603
               (312) 368-4050                                (312) 853-7473
        (312) 236-7516 (TELECOPIER)                   (312) 853-7036 (TELECOPIER)

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        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
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    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
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                        CALCULATION OF REGISTRATION FEE

                                                                PROPOSED MAXIMUM  PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                AMOUNT TO       OFFERING PRICE      AGGREGATE         AMOUNT OF
        SECURITIES TO BE REGISTERED            BE REGISTERED        PER UNIT       OFFERING PRICE   REGISTRATION FEE
Common Stock, par value $1.00 per share.....    7,910,000(1)      $10.3354(2)      $81,753,014(2)       $28,191
Preferred Stock Purchase Rights (3).........    7,910,000(1)           --                --               None

(1) Represents the number of shares to be issued in exchange for all of the issued and outstanding shares of common stock of Schwitzer, Inc. pursuant to a plan of merger and associated rights.
(2) Pursuant to Rule 457(f), the filing fee has been computed based on the market value of the shares (and shares subject to options and warrants) of common stock of Schwitzer, Inc. to be converted in the merger, computed pursuant to Rule 457(c) using the average of the high and low prices ($9.9375) of such common stock as reported on the New York Stock Exchange on March 15, 1995 and the Exchange Ratio of 0.9615 share of Kuhlman Common Stock for each share of Schwitzer Common Stock.
(3) Preferred Stock Purchase Rights are evidenced by certificates for shares of Kuhlman Common Stock and automatically trade with the Kuhlman Common Stock. The value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Kuhlman Common Stock.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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                              KUHLMAN CORPORATION
                             CROSS-REFERENCE SHEET
                  (Pursuant to Item 501(b) of Regulation S-K)

ITEM                                                                    LOCATION IN PROXY STATEMENT/PROSPECTUS
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       1.  Forepart of Registration Statement and Outside
            Front Cover Page of Prospectus...................  Facing Page; Cross Reference Sheet; Outside Front Cover
                                                                Page of Proxy Statement/ Prospectus
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus.......................................  Table of Contents; Available Information
       3.  Risk Factors, Ratio of Earnings to Fixed Charges,
            and Other Information............................  Summary
       4.  Terms of the Transaction..........................  Summary; Meetings of Stockholders; The Merger;
                                                                Description of Kuhlman Capital Stock; Comparison of
                                                                Rights of Stockholders
       5.  PRO FORMA Financial Information...................  Unaudited PRO FORMA Condensed Combined Financial
                                                                Statements
       6.  Material Contacts with the Company Being
            Acquired.........................................  The Merger
       7.  Additional Information Required for Reoffering by
            Persons and Parties Deemed to be Underwriters....  Not Applicable
       8.  Interests of Named Experts and Counsel............  Summary -- Interests of Certain Persons; The Merger --
                                                                Interests of Certain Persons
       9.  Disclosure of Commission Position on
            Indemnification for Securities Act Liabilities...  Not Applicable
      10.  Information with Respect to S-3 Registrants.......  Not Applicable
      11.  Incorporation of Certain Information by
            Reference........................................  Not Applicable
      12.  Information with Respect to S-2 or S-3
            Registrants......................................  Documents Accompanying this Proxy Statement/Prospectus and Information Incorporated by Reference Herein;
                                                                Business of Kuhlman
      13.  Incorporation of Certain Information by
            Reference........................................  Documents Accompanying this Proxy Statement/Prospectus and Information Incorporated by Reference Herein
      14.  Information with Respect to Registrants Other than
            S-3 or S-2 Registrants...........................  Not Applicable
      15.  Information with Respect to S-3 Companies.........  Not Applicable
      16.  Information with Respect to S-2 or S-3
            Companies........................................  Documents Accompanying this Proxy Statement/Prospectus and Information Incorporated by Reference Herein;
                                                                Business of Schwitzer
      17.  Information with Respect to Companies Other than
            S-2 or S-3 Companies.............................  Not Applicable

ITEM                                                                    LOCATION IN PROXY STATEMENT/PROSPECTUS
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      18.  Information if Proxies, Consents or Authorizations
            Are to be Solicited..............................  Documents Accompanying this Proxy Statement/Prospectus and Information Incorporated by Reference Herein;
                                                                Outside Front Cover Page of Proxy Statement/
                                                                Prospectus; Summary; Meetings of Stockholders; The
                                                                Merger; Business of Kuhlman; Business of Schwitzer;
                                                                Approval of Amendment to Kuhlman Certificate of
                                                                Incorporation; Approval of the Kuhlman 1994 Option
                                                                Plan; Ratification of the Appointment of Arthur
                                                                Andersen LLP by Kuhlman; Election of Kuhlman Directors;
                                                                Information Regarding Kuhlman Directors and Nominees
                                                                for Directors of Kuhlman and Executive Officers;
                                                                Election of Schwitzer Directors; Information Regarding
                                                                Schwitzer Directors and Nominees for Directors of
                                                                Schwitzer and Executive Officers; Ratification of the
                                                                Appointment of Arthur Andersen LLP by Schwitzer
      19.  Information if Proxies, Consents or Authorizations
            Are Not to be Solicited, or in an Exchange
            Offer............................................  Not Applicable

PRELIMINARY COPY
                                     [LOGO]
                              KUHLMAN CORPORATION
                       1 SKIDAWAY VILLAGE WALK, SUITE 201
                            SAVANNAH, GEORGIA 31411
                                                             ____________ , 1995
Dear Stockholder:

    You are cordially invited to attend the annual meeting of stockholders of Kuhlman Corporation ("Kuhlman") to be held at the Hyatt Regency Hotel, 2 West Bay Street, Savannah, Georgia 31401 on May 31, 1995, at 9:30 a.m., local time ("Kuhlman Annual Meeting").

    At the Kuhlman Annual Meeting, you will be asked to approve the issuance of shares of common stock of Kuhlman in connection with the merger ("Merger") of a wholly-owned subsidiary of Kuhlman with Schwitzer, Inc. ("Schwitzer"). As a result of the Merger, Schwitzer will become a wholly-owned subsidiary of Kuhlman. In the Merger, each outstanding share of common stock of Schwitzer will be converted into 0.9615 ("Exchange Ratio") share of common stock of Kuhlman.

    Details of the proposed Merger and information regarding Kuhlman and Schwitzer are contained in the attached Joint Proxy Statement/Prospectus ("Proxy Statement/Prospectus"), which you are encouraged to read carefully.

    Your Board of Directors believes that the proposed combination of Schwitzer with Kuhlman through the Merger will benefit Kuhlman by making the resulting company better equipped to meet the competitive challenges that it is certain to face in the future.

    YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AND HAS RECEIVED AND CONSIDERED THE WRITTEN OPINION OF THE CHASE MANHATTAN BANK, N.A. ("CHASE MANHATTAN") DATED FEBRUARY 25, 1995 (WHICH OPINION HAS BEEN RECONFIRMED AS OF THE DATE OF THE PROXY STATEMENT/ PROSPECTUS) TO THE EFFECT THAT, AS OF THE DATE OF SUCH OPINION AND BASED UPON AND SUBJECT TO CERTAIN MATTERS STATED THEREIN, THE EXCHANGE RATIO WAS FAIR TO KUHLMAN FROM A FINANCIAL POINT OF VIEW. A COPY OF THE WRITTEN OPINION OF CHASE MANHATTAN DATED THE DATE OF THE PROXY STATEMENT/PROSPECTUS IS INCLUDED AS APPENDIX B THERETO AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. YOUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AND BELIEVES THE MERGER IS IN THE BEST INTERESTS OF KUHLMAN AND ITS STOCKHOLDERS, AND RECOMMENDS THAT ALL STOCKHOLDERS VOTE FOR APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK OF KUHLMAN IN CONNECTION WITH THE MERGER.

    The Kuhlman Annual Meeting will also be held for the following purposes (i) to elect four directors; (ii) to vote on a proposed amendment to the Certificate of Incorporation of Kuhlman to increase the number of authorized shares of common stock of Kuhlman from 10,000,000 to 20,000,000 and to eliminate the designation of shares of Preferred Stock as Junior Participating Preferred Stock, Series A, (iii) to vote on a proposed 1994 Stock Option Plan; and (iv) to ratify the appointment of Arthur Andersen LLP as independent auditors to conduct the annual examination of the financial statements of Kuhlman and its subsidiaries for the current year.

    YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF EACH OF THE PROPOSALS IN THE FOREGOING PARAGRAPH. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED EACH SUCH PROPOSAL AND BELIEVES EACH IS IN THE BEST INTERESTS OF KUHLMAN AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT ALL STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSALS.

    Whether or not you plan to attend the Kuhlman Annual Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement/Prospectus at any time before it has been voted at the Kuhlman Annual Meeting. If you attend the Kuhlman Annual Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          Robert S. Jepson, Jr.
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

PRELIMINARY COPY
                                     [LOGO]
                                SCHWITZER, INC.
                           HIGHWAY 191, BREVARD ROAD
                                 P.O. BOX 15075
                              ASHEVILLE, NC 28813
                                                             ____________ , 1995
To the Stockholders of Schwitzer, Inc.:

    You are cordially invited to attend the annual meeting of stockholders of Schwitzer, Inc. ("Schwitzer") to be held at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois 60062, on May 31, 1995, at 9:30 a.m., local time ("Schwitzer Annual Meeting").

    At the Schwitzer Annual Meeting, you will be asked to adopt an Agreement and Plan of Merger that provides for the merger ("Merger") of a wholly-owned subsidiary of Kuhlman Corporation ("Kuhlman") with and into Schwitzer. As a result of the Merger, Schwitzer will become a wholly-owned subsidiary of Kuhlman. In the Merger, each outstanding share of common stock of Schwitzer will be converted into 0.9615 share of common stock of Kuhlman.

    Details of the proposed Merger and information regarding Kuhlman and Schwitzer are contained in the attached Joint Proxy Statement/Prospectus ("Proxy Statement/Prospectus"), which you are encouraged to read carefully.

    YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AND HAS RECEIVED AND CONSIDERED THE OPINION OF J. P. MORGAN SECURITIES INC. DATED FEBRUARY 25, 1995 (WHICH OPINION HAS BEEN RECONFIRMED AS OF THE DATE OF THE PROXY STATEMENT/PROSPECTUS) TO THE EFFECT THAT THE CONSIDERATION TO BE RECEIVED BY THE STOCKHOLDERS OF SCHWITZER PURSUANT TO THE MERGER IS FAIR TO SUCH HOLDERS FROM A FINANCIAL POINT OF VIEW. A COPY OF THE WRITTEN OPINION OF J. P. MORGAN SECURITIES INC. DATED THE DATE OF THE PROXY STATEMENT/PROSPECTUS IS INCLUDED AS APPENDIX C THERETO AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. YOUR BOARD OF DIRECTORS HAS APPROVED THE MERGER AND BELIEVES THE MERGER IS IN THE BEST INTERESTS OF SCHWITZER AND ITS STOCKHOLDERS, AND RECOMMENDS THAT ALL STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

    Pursuant to the Delaware General Corporation Law, the Certificate of Incorporation and Bylaws of Schwitzer, the Agreement and Plan of Merger must be adopted by the affirmative vote of the holders of a majority of the outstanding shares of Schwitzer common stock. Accordingly, whether or not you plan to attend the Schwitzer Annual Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement/Prospectus at any time before it has been voted at the Schwitzer Annual Meeting. If you attend the Schwitzer Annual Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

    The Schwitzer Annual Meeting will also  be held for the following  purposes:
(i) to elect three directors and (ii) to ratify the appointment of Arthur Andersen LLP as independent auditors to audit the financial statements of Schwitzer and its subsidiaries for the current year. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THESE PROPOSALS.

    PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. IMMEDIATELY AFTER THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE MECHANICS OF EXCHANGING YOUR EXISTING SCHWITZER STOCK CERTIFICATES FOR NEW CERTIFICATES REPRESENTING SHARES OF COMMON STOCK OF KUHLMAN.

                                          Sincerely,

                                          Gary G. Dillon
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                              KUHLMAN CORPORATION

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

    NOTICE IS HEREBY GIVEN that the annual meeting of stockholders ("Kuhlman Annual Meeting") of Kuhlman Corporation ("Kuhlman") will be held at the Hyatt Regency Hotel, 2 West Bay Street, Savannah, Georgia 31401 on May 31, 1995, at 9:30 a.m., local time, for the following purposes:

1.  To elect four directors;

2. To consider and vote on the issuance of shares of common stock of Kuhlman in the merger of Spinner Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Kuhlman, with and into Schwitzer, Inc., a Delaware corporation;

3. To consider and vote on an amendment to the Certificate of Incorporation of Kuhlman to (a) increase the number of authorized shares of common stock, par value $1.00 per share, from 10,000,000 to 20,000,000 and (b) to eliminate the designation of shares of Preferred Stock as Junior Participating Preferred Stock, Series A;

4.  To consider and vote on the 1994 Stock Option Plan;

5. To ratify the appointment of Arthur Andersen LLP as the independent auditors for Kuhlman for the current year; and

6.  To transact such other business as may properly come before the meeting.

    Only stockholders of record at the close of business on April 18, 1995 will be entitled to notice of and to vote at the Kuhlman Annual Meeting.

                                          By Order of the Board of Directors,

                                          Richard A. Walker
                                          SECRETARY

Savannah, Georgia
            , 1995

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PLEASE DATE, SIGN AND RETURN YOUR KUHLMAN PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES
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                                SCHWITZER, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

    NOTICE IS HEREBY GIVEN that an annual meeting of stockholders ("Schwitzer Annual Meeting") of Schwitzer, Inc. ("Schwitzer") will be held at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois 60062, on May 31, 1995, at 9:30 a.m., local time, for the following purposes:

1.  To elect three directors;

2. To consider and vote on the adoption of an Agreement and Plan of Merger providing for the merger of Spinner Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Kuhlman Corporation, with and into Schwitzer.

3. To ratify the appointment of Arthur Andersen LLP as independent auditors for Schwitzer for the current year; and

4.  To transact such other business as may properly come before the meeting.

    Only stockholders of record at the close of business on April 18, 1995 will be entitled to notice of and to vote at the Schwitzer Annual Meeting.

                                          By Order of the Board of Directors,

                                          Richard H. Prange
                                          SECRETARY

Asheville, North Carolina
            , 1995

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PLEASE DATE, SIGN AND RETURN YOUR SCHWITZER PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES
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                              KUHLMAN CORPORATION
                                      AND

                                SCHWITZER, INC.

                             JOINT PROXY STATEMENT
                             ---------------------
                              KUHLMAN CORPORATION

                                   PROSPECTUS

    This Joint Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is being furnished to the stockholders of Kuhlman Corporation, a Delaware corporation ("Kuhlman"), in connection with the solicitation of proxies on behalf of the Board of Directors of Kuhlman ("Kuhlman Board of Directors") for use at the annual meeting of Kuhlman stockholders to be held on May 31, 1995 and at any adjournment thereof ("Kuhlman Annual Meeting"). At the Kuhlman Annual Meeting, Kuhlman stockholders will be asked to approve the issuance of shares of common stock of Kuhlman, par value $1.00 per share ("Kuhlman Common Stock"), in connection with the merger ("Merger") of Spinner Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Kuhlman ("Spinner"), with and into Schwitzer, Inc., a Delaware corporation ("Schwitzer"), pursuant to an Agreement and Plan of Merger dated as of February 25, 1995 among Kuhlman, Schwitzer and Spinner ("Merger Agreement"). A copy of the Merger Agreement (and the related Certificate of Merger) is attached hereto as Appendix A. At the Kuhlman Annual Meeting, Kuhlman stockholders also will be asked to (i) elect four directors;
(ii) approve an amendment to the Certificate of Incorporation of Kuhlman increasing the number of authorized shares of Kuhlman Common Stock from 10,000,000 to 20,000,000 and to eliminate the designation of shares of Preferred Stock as Junior Participating Preferred Stock, Series A ("Kuhlman Amendment");
(iii) approve the 1994 Stock Option Plan ("Kuhlman 1994 Option Plan"); and (iv) ratify the appointment of Arthur Andersen LLP as the independent auditors to conduct the annual examination of the financial statements of Kuhlman and its subsidiaries for the current year.

    This Proxy Statement/Prospectus also is being furnished to the stockholders of Schwitzer in connection with the solicitation of proxies on behalf of the Board of Directors of Schwitzer ("Schwitzer Board of Directors") for use at the annual meeting of Schwitzer stockholders ("Schwitzer Annual Meeting" and, together with the Kuhlman Annual Meeting, the "Meetings of Stockholders") to be held on May 31, 1995 and at any adjournment(s) thereof. At the Schwitzer Annual Meeting, Schwitzer stockholders will be asked to (i) adopt the Merger Agreement;
(ii) elect three directors; and (iii) ratify the appointment of Arthur Andersen LLP as the independent auditors for Schwitzer and its subsidiaries for the current year.

    This Proxy Statement/Prospectus also constitutes a prospectus of Kuhlman relating to the respective shares of Kuhlman Common Stock issuable to the
stockholders  of Schwitzer upon consummation  of the Merger. On                ,
1995, the last  reported sales price  of Kuhlman  Common Stock on  the New  York
Stock Exchange Composite Tape was $            .

    This Proxy Statement/Prospectus and the forms of proxy for use at the Meetings of Stockholders are first being mailed to stockholders of Kuhlman and
stockholders of Schwitzer on or about April   , 1995.
                            ------------------------

THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS            , 1995.

                             AVAILABLE INFORMATION

    Kuhlman has filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with the Securities and Exchange Commission (the "Commission") covering the shares of Kuhlman Common Stock to be issued in connection with the Merger. As permitted by the rules and regulations of the Commission, this Proxy Statement/ Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

    Kuhlman and Schwitzer are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by Kuhlman and Schwitzer can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at its Regional Offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Kuhlman Common Stock and Schwitzer Common Stock are listed on the New York Stock Exchange ("NYSE") and such reports, proxy statements and other information concerning Kuhlman and Schwitzer can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, OR INCORPORATED IN IT BY REFERENCE, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF KUHLMAN, SCHWITZER OR SPINNER SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

                             DOCUMENTS ACCOMPANYING
                THIS PROXY STATEMENT/PROSPECTUS AND INFORMATION
                        INCORPORATED BY REFERENCE HEREIN

    This Proxy Statement/Prospectus is accompanied by the following documents filed with the Commission by Kuhlman or by Schwitzer pursuant to the Exchange
Act:

[(a)     Kuhlman's  Annual  Report to  Stockholders  for the  fiscal  year ended
    December 31, 1993.]

[(b)    Schwitzer's  Annual Report  to Stockholders  for the  fiscal year  ended
    January 2, 1994.]

    The following documents filed with the Commission by Kuhlman or by Schwitzer pursuant to the Exchange Act are hereby incorporated by reference in this Proxy Statement/Prospectus:

(a) Kuhlman's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

(b) Kuhlman's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1994.

(c) Kuhlman's Current Report on Form 8-K dated December 15, 1993, Amendment No. 1 to Kuhlman's Current Report on Form 8-K/A dated February 25, 1994 and Kuhlman's Current Report on Form 8-K dated February 25, 1995.

(d)   Information contained in Kuhlman's Annual  Report to Stockholders for  the
      fiscal  year  ended December  31, 1993  under the  captions  "          ,"
      "       ,""       " and "       ."

(e) Schwitzer's Annual Report on Form 10-K for the fiscal year ended January 2, 1994.

(f) Schwitzer's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 3, July 3 and October 2, 1994.

(g)   Schwitzer's Current Report on Form 8-K dated February 25, 1995.

(h)   Information contained in Schwitzer's Annual Report to Stockholders for the
      fiscal year ended January 2, 1994 under the captions "       ," "       ,"
      "       " and "       ."

    Except for the portions of the Kuhlman 1993 Annual Report to Stockholders that are specifically incorporated by reference herein and in its Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and the portions of the Schwitzer 1993 Annual Report to Stockholders that are specifically incorporated by reference herein and in its Annual Report on Form 10-K for the fiscal year ended January 2, 1994, the Kuhlman 1993 Annual Report to Stockholders and the Schwitzer 1993 Annual Report to Stockholders are not part of the Registration Statement of which this Proxy Statement/Prospectus is a part.

    Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained in this Proxy Statement/ Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Proxy Statement/Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

    This Proxy Statement/Prospectus is accompanied by a copy of the annual report to stockholders of Kuhlman for the year ended December 31, 1994 and by a copy of the annual report to stockholders of Schwitzer for the fiscal year ended January 1, 1995.

    ALL DOCUMENTS THAT ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS BUT WHICH ARE NOT DELIVERED HEREWITH ARE AVAILABLE WITHOUT CHARGE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) UPON REQUEST FROM, IN THE CASE OF DOCUMENTS RELATING TO KUHLMAN, KUHLMAN CORPORATION, INVESTOR RELATIONS, 1 SKIDAWAY VILLAGE WALK, SUITE 201, SAVANNAH, GEORGIA 31411, AND, IN THE CASE OF DOCUMENTS RELATING TO SCHWITZER , SCHWITZER, INC., INVESTOR RELATIONS, HIGHWAY 191, BREVARD ROAD, P.O. BOX 15075, ASHEVILLE, NORTH CAROLINA 28813. IN ORDER TO INSURE TIMELY
DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY            , 1995.

                           PROXY STATEMENT/PROSPECTUS
                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       -----
SUMMARY..............................................................................     7
  The Merger.........................................................................     7
    Introduction and Terms of the Merger.............................................     7
    Parties to the Merger............................................................     7
    Reasons for the Merger...........................................................     7
    Recommendations of the Boards of Directors.......................................     8
    Opinions of Financial Advisors...................................................     9
    Effective Time of the Merger.....................................................     9
    Conditions to the Merger.........................................................     9
    Appraisal Rights.................................................................     9
    Termination Provisions...........................................................    10
    Certain Federal Income Tax Consequences..........................................    10
    Anticipated Accounting Treatment.................................................    10
    No Solicitation of Other Transactions............................................    10
    Conversion of Shares; Exchange of Certificates...................................    10
    Interests of Certain Persons.....................................................    11
  Meetings of Stockholders...........................................................    12
  Other Kuhlman Proposals............................................................    13
    Election of Directors............................................................    13
    The Kuhlman Amendment............................................................    13
    The Kuhlman 1994 Option Plan.....................................................    14
    Appointment of Independent Auditors..............................................    14
  Other Schwitzer Proposals..........................................................    14
    Election of Directors............................................................    14
    Appointment of Independent Auditors..............................................    15
  Selected Financial Data............................................................    15
    Selected Pro Forma Combined Financial Data.......................................    16
    Kuhlman Selected Financial Data..................................................    17
    Schwitzer Selected Financial Data................................................    18
    Selected Historical and Pro Forma Comparative Per Share Data.....................    19
  Comparative Stock Prices...........................................................    20
MEETINGS OF STOCKHOLDERS.............................................................    21
  Kuhlman............................................................................    21
  Schwitzer..........................................................................    22

                                                                                       PAGE
                                                                                       -----
THE MERGER...........................................................................    24
  Terms of the Merger................................................................    24
  Background of the Merger...........................................................    24
  Kuhlman's Reasons for the Merger; Recommendation of the Kuhlman Board of
   Directors.........................................................................    26
  Schwitzer's Reasons for the Merger; Recommendation of the Schwitzer Board of
   Directors.........................................................................    27
  Opinions of Financial Advisors.....................................................    28
  Effective Time of the Merger.......................................................    38
  Conditions to the Merger...........................................................    38
  Appraisal Rights...................................................................    40
  Regulatory Matters.................................................................    40
  Termination Provisions.............................................................    40
  Certain Federal Income Tax Consequences............................................    41
  No Solicitation of Other Transactions..............................................    43
  Conversion of Shares...............................................................    44
  Appointment of Exchange Agent......................................................    44
  Exchange of Certificates...........................................................    44
  Interests of Certain Persons.......................................................    45
  Conduct of Business Pending the Merger.............................................    46
  Waiver and Amendment...............................................................    47
  Stock Options......................................................................    48
  Warrants...........................................................................    48
  Stock Exchange Listing.............................................................    48
  Anticipated Accounting Treatment...................................................    48
  Shares Available for Resale........................................................    49
  Expenses and Topping Fee...........................................................    49
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS..........................    50
APPROVAL OF AMENDMENT TO KUHLMAN CERTIFICATE OF INCORPORATION........................    55
APPROVAL OF THE KUHLMAN 1994 OPTION PLAN.............................................    56
RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP BY KUHLMAN....................    58
ELECTION OF KUHLMAN DIRECTORS........................................................    58
INFORMATION REGARDING KUHLMAN DIRECTORS, NOMINEES FOR DIRECTORS OF KUHLMAN AND
 EXECUTIVE OFFICERS..................................................................    59
  Board of Directors and Committees..................................................    61
  Compensation of Directors..........................................................    62
  Compensation Committee Interlocks and Insider Participation........................    62
  Report of the Compensation Committee of the Kuhlman Board of Directors on Executive
   Compensation......................................................................    62
  Executive Compensation.............................................................    66
  Five-Year Cumulative Total Stockholder Return......................................    69
  Related Transactions...............................................................    70
  Principal Stockholders and Beneficial Ownership of Management of Kuhlman...........    71
ELECTION OF SCHWITZER DIRECTORS......................................................    73

                                                                                       PAGE
                                                                                       -----
INFORMATION REGARDING SCHWITZER DIRECTORS, NOMINEES FOR DIRECTORS OF SCHWITZER AND
 EXECUTIVE OFFICERS..................................................................    74
  Board of Directors and Committees..................................................    75
  Compensation of Directors..........................................................    76
  Compensation Committee Interlocks and Insider Participation........................    76
  Report of the Compensation Committee of the Schwitzer Board of Directors on
   Executive Compensation............................................................    76
  Executive Compensation.............................................................    79
  Five Year Cumulative Total Stockholder Return......................................    84
  Security Ownership of Management...................................................    85
  Security Ownership of Certain Beneficial Owners....................................    86
RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP BY SCHWITZER..................    87
BUSINESS OF KUHLMAN..................................................................    87
  General............................................................................    87
  History............................................................................    87
  Business Segments..................................................................    88
BUSINESS OF SCHWITZER................................................................    88
  General............................................................................    88
  Products and Markets...............................................................    89
  Foreign Operations.................................................................    90
DESCRIPTION OF KUHLMAN CAPITAL STOCK.................................................    90
  Kuhlman Common Stock...............................................................    90
  Kuhlman Preferred Stock............................................................    91
  Series A Preferred Stock...........................................................    92
COMPARISON OF RIGHTS OF STOCKHOLDERS.................................................    92
  Authorized and Issued Stock........................................................    93
  Voting Rights......................................................................    93
  Board of Directors.................................................................    94
  Special Meetings of Stockholders...................................................    94
  Stockholder Action By Written Consent..............................................    95
LEGAL MATTERS........................................................................    95
EXPERTS..............................................................................    95
STOCKHOLDER PROPOSALS................................................................    95

Appendix A.  Agreement and Plan of Merger and form of Certificate of Merger.
Appendix B.  Opinion of The Chase Manhattan Bank, N.A.
Appendix C.  Opinion of J.P. Morgan Securities Inc.
Appendix D.  Amendment to Certificate of Incorporation of Kuhlman.
Appendix E.  Kuhlman Corporation 1994 Stock Option Plan.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/ PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

                                   THE MERGER

INTRODUCTION AND TERMS OF THE MERGER

    The Kuhlman Board of Directors and Schwitzer Board of Directors have each adopted and approved the Merger Agreement pursuant to which, upon satisfaction (or waiver) of the conditions set forth therein, Spinner will be merged with and into Schwitzer, which will be the surviving corporation in the Merger and which will become a wholly-owned subsidiary of Kuhlman. Upon consummation of the Merger ("Effective Time"), each outstanding share of common stock of Schwitzer, par value $.10 per share ("Schwitzer Common Stock") will be converted into
0.9615 share of Kuhlman Common Stock ("Exchange Ratio"). See "The Merger -- Terms of the Merger."

PARTIES TO THE MERGER

    KUHLMAN. Kuhlman is a holding company which, through its subsidiaries, designs, manufactures and markets electrical utility and industrial type transformers for various markets and industries involved in electrical distribution systems, and manufactures and distributes a wide variety of electrical and electronic wire and cable products to a number of markets for commercial, industrial and consumer uses. Kuhlman also manufactures and distributes a variety of springs and metal parts used by other manufacturers in their products or production processes. The principal executive offices of Kuhlman are located at 1 Skidaway Village Walk, Suite 201, Savannah, Georgia 31411. Its telephone number is (912) 598-7809. See "Kuhlman."

    SCHWITZER. Schwitzer designs, manufactures and markets industrial products, including turbochargers, fan drives, cooling fans and crankshaft vibration dampers, for enhancing the efficiency of diesel and gasoline engines. The principal executive offices of Schwitzer are located at Highway 191, Brevard Road, P.O. Box 15075, Asheville, North Carolina 28813. Its telephone number is
(704) 684-4014. See "Schwitzer."

    SPINNER. Spinner is a Delaware corporation recently organized by Kuhlman to effect the Merger. Spinner has no material assets and has not engaged in any activities except in connection with the Merger.

REASONS FOR THE MERGER

    The respective managements of Kuhlman and Schwitzer believe that the Merger will create a larger, more diversified manufacturing organization capable of providing the stockholders of the combined entity with more consistent earnings growth and a platform on which to build greater stockholder value in the future. The combined company will serve a diverse, worldwide customer base in two principal market segments, Electrical products (primarily electrical equipment and wire and cable products) and Industrial products (primarily engine components), with pro forma sales of approximately $400 million and pro forma assets in excess of $200 million as of fiscal year end 1994. Kuhlman's existing operations will continue to focus predominately in the Electrical products market segment while Schwitzer will continue to concentrate its efforts in the Industrial products market segment.

    The overall strategy of the combined company will be to increase its investment and penetration in both of the market segments mentioned above, thereby achieving a diversification which should help reduce the fluctuations in earnings caused by the cyclicality which may be present in any single industry. This strategy is consistent with both Kuhlman's and Schwitzer's desire to participate in large market segments where they can pursue niche opportunities by differentiating themselves from their competitors with proprietary products, superior customer service, and product quality at prices that are both competitive and sufficient to provide for an acceptable return on investment. Kuhlman currently intends to expand the combined entity's presence in the Electrical and Industrial products market segments through internal growth as well as acquisitions that will build on each company's existing product base,
customer   relationships,  and  distribution   capabilities.  Both  Kuhlman  and
Schwitzer believe that the size, diversity and financial resources of the combined organization will provide a basis for each company to become a larger, more competitive participant in its market.

    Kuhlman and Schwitzer believe that certain growth opportunities exist today that would not otherwise be available to each company operating independently, including internal expansion programs that require the resources of a larger organization, and the pursuit of acquisition candidates that offer synergistic and accretive benefits. In particular, Kuhlman and Schwitzer believe that after the Merger, Schwitzer will be in a stronger position to pursue a more aggressive world-wide expansion program and introduce new products either developed internally or obtained through acquisitions. As a consequence, Kuhlman and Schwitzer each believes that the Merger will facilitate diversification while mitigating the financial risks due to cyclical market trends but will allow each company to expand its current operations by pursuing industry and company-specific niche opportunities within the Electrical and Industrial products markets.

    Additionally, Kuhlman and Schwitzer believe that the combined entity's larger base of operations and its financial size will afford it greater access to the capital markets than either company enjoys today. Each believes that this will make future funding choices for capital expansion programs and acquisitions more available and cost effective. Kuhlman and Schwitzer also believe that the Merger will eliminate certain expenses associated with dual reporting requirements and other corporate expenses.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    The Kuhlman Board of Directors believes that the Merger is in the best interests of Kuhlman and its stockholders. THE KUHLMAN BOARD OF DIRECTORS HAS APPROVED THE MERGER AND RECOMMENDS THAT THE STOCKHOLDERS OF KUHLMAN VOTE "FOR" APPROVAL OF THE ISSUANCE OF KUHLMAN COMMON STOCK IN CONNECTION WITH THE MERGER. In arriving at its recommendation, the Kuhlman Board of Directors considered, among other things, the opinion of The Chase Manhattan Bank, N.A. ("Chase Manhattan") to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair to Kuhlman from a financial point of view.

    The Kuhlman Board of Directors also believes that the election of its four nominees as directors, the Kuhlman Amendment, the Kuhlman 1994 Option Plan and appointment of Arthur Andersen LLP as Kuhlman's independent auditors are each in the best interests of Kuhlman and its stockholders. THE KUHLMAN BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS IN THIS PARAGRAPH AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF KUHLMAN VOTE "FOR" APPROVAL OF ALL SUCH KUHLMAN PROPOSALS.

    The Schwitzer Board of Directors believes that the Merger is in the best interests of Schwitzer and its stockholders. THE SCHWITZER BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE STOCKHOLDERS OF SCHWITZER VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. In arriving at its recommendation, the Schwitzer Board of Directors considered, among other things, the opinion of its financial advisor, J. P. Morgan Securities, Inc., ("J.P. Morgan"), that the consideration to be received by holders of Schwitzer Common Stock pursuant to the Merger Agreement is fair to such holders from a financial point of view. See "The Merger -- Opinions of Financial Advisors."

    The Schwitzer Board of Directors also believes that the election of its three nominees as directors and the appointment of Arthur Andersen LLP as Schwitzer's independent auditors are each in the best interests of Schwitzer and its stockholders. THE SCHWITZER BOARD OF DIRECTORS RECOMMENDS THAT THE SCHWITZER STOCKHOLDERS VOTE "FOR" APPROVAL OF ALL OF THE PROPOSALS CONTAINED IN THE NOTICE OF ANNUAL MEETING OF SCHWITZER.

    For a discussion of the circumstances surrounding and the reasons for the respective recommendations of the Kuhlman Board of Directors and the Schwitzer Board of Directors, see "The Merger -- Kuhlman's Reasons for the Merger; Recommendation of the Kuhlman Board of Directors," and "The Merger -- Schwitzer's Reasons for the Merger; Recommendation of the Schwitzer Board of Directors."

OPINIONS OF FINANCIAL ADVISORS

    KUHLMAN. Chase Manhattan has delivered a written opinion, dated February 25, 1995, to the Board of Directors of Kuhlman to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Exchange Ratio was fair, from a financial point of view, to Kuhlman. Chase Manhattan has reconfirmed such opinion by delivery of a written opinion dated the date of this Proxy Statement/Prospectus. Chase Manhattan's opinion is directed only to the fairness of the Exchange Ratio from a financial point of view and does not constitute a recommendation to any stockholder of Kuhlman as to how such stockholder should vote at the Kuhlman Annual Meeting. The full text of the written opinion of Chase Manhattan, dated the date of this Proxy Statement/Prospectus, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B to this Proxy Statement/Prospectus and should be read carefully in its entirety. See "The Merger -- Opinions of Financial Advisors -- Kuhlman."

    SCHWITZER. J.P. Morgan has rendered a written opinion to the Schwitzer Board of Directors that the consideration to be received by the stockholders of Schwitzer pursuant to the Merger is fair, from a financial point of view, to the holders of Schwitzer Common Stock. A copy of such opinion, dated the date of this Proxy Statement/Prospectus, is set forth in Appendix C and should be read carefully by Schwitzer stockholders in its entirety with respect to the assumptions made, other matters considered, and the scope of the review undertaken in arriving at such opinion. See "The Merger -- Opinions of Financial Advisors -- Schwitzer."

EFFECTIVE TIME OF THE MERGER

    The Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of Delaware pursuant to the Delaware General Corporation Law ("DGCL"); provided, however, that upon mutual consent of Schwitzer and Spinner, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. It is currently anticipated that the Merger will be effective on or about May 31, 1995. See "The Merger -- Effective Time of the Merger."

CONDITIONS TO THE MERGER

    The Merger will occur only if the Merger Agreement is adopted at the Schwitzer Annual Meeting by the requisite vote of stockholders of Schwitzer and the issuance of Kuhlman Common Stock in connection with the Merger and the Kulhman Amendment are approved by the requisite vote of stockholders of Kuhlman. In addition, the obligations of Kuhlman and Spinner, on the one hand, and Schwitzer, on the other, to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction of certain conditions (any of which may be waived by the party or parties entitled to the benefit thereof). If such conditions are not satisfied (or waived) and the Merger is not consummated on or before September 30, 1995, Kuhlman or Schwitzer may terminate the Merger Agreement. See "The Merger -- Conditions to the Merger."

APPRAISAL RIGHTS

    Stockholders of Schwitzer do not have the right under Delaware law to dissent with respect to the Merger and to be paid an appraised value for their shares of Schwitzer Common Stock.

TERMINATION PROVISIONS

    The Merger Agreement provides that it may be terminated at any time prior to the Effective Time, whether before or after adoption of the Merger Agreement by the stockholders of Schwitzer or the approval of the Kuhlman Amendment and the issuance of Kuhlman Common Stock in connection with the Merger by the stockholders of Kuhlman, if certain specified events occur. Kulhman may terminate the Merger Agreement if the average of the daily closing prices of Kuhlman Common Stock during the 20 consecutive trading days ending on the third trading day prior to the Meetings of Stockholders is more than $16.00 and Schwitzer may terminate the Merger Agreement if such average is less than $11.00. Either Kuhlman or Schwitzer may terminate the Merger Agreement if the Effective Time has not occurred on or before September 30, 1995, unless the failure to effect the Merger by such time is due to the failure to fulfill any obligation of the Merger Agreement by the party seeking to terminate the Merger Agreement. In addition, either Kuhlman or Schwitzer may terminate the Merger Agreement if any court of competent jurisdiction takes any action permanently prohibiting the transaction contemplated by the Merger Agreement and such action has become nonappealable. See "The Merger -- Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    It is a condition to the consummation of the Merger that Sidley & Austin, special counsel to Schwitzer in connection with the Merger, render an opinion, dated as of the Effective Time, to Kuhlman and Schwitzer that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that no gain or loss for federal income tax purposes will be recognized by the stockholders of Schwitzer upon the conversion of their Schwitzer Common Stock into shares of Kuhlman Common Stock pursuant to the Merger (except for cash, if any, paid in lieu of a fractional share of Kuhlman Common Stock). Due to the individual nature of the tax consequences of the Merger, it is recommended that each stockholder of Schwitzer consult his or her own tax adviser concerning such tax consequences. See "The Merger -- Certain Federal Income Tax Consequences."

ANTICIPATED ACCOUNTING TREATMENT

    The Merger is expected to be accounted for as a "pooling of interests" for financial accounting purposes. See "The Merger -- Anticipated Accounting Treatment."

NO SOLICITATION OF OTHER TRANSACTIONS

    The Merger Agreement provides that neither Kuhlman nor Schwitzer shall solicit or initiate nor will either of them permit any of its representatives or those of any of its majority-owned subsidiaries to, directly or indirectly, solicit or initiate, any takeover proposal or offer from any person, or engage in discussions or negotiations relating to any such proposal or offer. However, either Kuhlman or Schwitzer may engage in discussions or negotiations with a third party who seeks to initiate such discussions or negotiations or may furnish to such third party information concerning its business, properties or assets. The Board of Directors of either Kuhlman or Schwitzer may withdraw or modify its recommendation of the Merger, but only to the extent that they shall conclude in good faith, after consultation with its outside counsel, that such action is necessary in order for the Board of Directors to act in a manner which is consistent with its fiduciary obligations under applicable law. If Schwitzer terminates the Merger Agreement because the Schwitzer Board of Directors believes another takeover proposal provides a higher value per share than the consideration per share pursuant to the Merger Agreement, Schwitzer is obligated to reimburse Kuhlman for up to $500,000 of expenses; provided, however, that if prior to the expiration of one year after such termination, a merger, consolidation or other business combination, or tender or exchange offer shall occur which effects a change in control of Schwitzer, Schwitzer is obligated to pay Kuhlman the excess of $2,000,000 over the expense reimbursements previously made to Kuhlman. See "The Merger -- No Solicitation of Other Transactions."

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

    Each share of Schwitzer Common Stock outstanding immediately prior to the Effective Time shall be converted into 0.9615 validly issued, fully paid and nonassessable share of Kuhlman Common

Stock. All such shares of Schwitzer Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive shares of Kuhlman
Common Stock, cash in lieu of any fractional share and certain dividends and other distributions as contemplated by the Merger Agreement upon the surrender of such certificate in accordance with the Merger Agreement.

    Stockholders of Schwitzer should not tender their certificates for Schwitzer Common Stock with their proxy. As promptly as practicable after the Effective Time, Harris Trust and Savings Bank, as exchange agent ("Exchange Agent"), will mail to the Schwitzer stockholders transmittal materials for use in exchanging certificates evidencing Schwitzer Common Stock for certificates evidencing Kuhlman Common Stock. See "The Merger -- Exchange of Certificates."

INTERESTS OF CERTAIN PERSONS

    Kuhlman has agreed to indemnify past and present officers and directors of Schwitzer to the full extent provided in the Certificate of Incorporation and Bylaws of Schwitzer for acts or omissions occurring at or prior to the Effective Time and to provide, for not less than six years from the Effective Time, to Schwitzer's current directors and officers, insurance coverage for events occurring through the Effective Time that is no less favorable than the existing policy maintained by Schwitzer or, if substantially equivalent insurance coverage is unavailable, the best available coverage. However, Kuhlman or Schwitzer, after consummation of the Merger, is not required to pay an annual premium for such coverage in excess of three times the last annual premium paid prior to the date of the Merger Agreement.

    Kuhlman has agreed to cause Schwitzer to honor all severance and employment agreements with the officers and employees of Schwitzer and to maintain until at least two years after the Effective Time, employee benefit plans and policies for retirees, officers and employees (including terminated officers and employees) of Schwitzer and any of its majority-owned subsidiaries that are no less favorable than those being provided to such retirees, officers and employees on the date of the Merger Agreement.

    Mr. Gary G. Dillon, currently the Chairman of the Board, President and Chief Executive Officer of Schwitzer and Schwitzer U.S. Inc., a wholly owned subsidiary of Schwitzer ("Schwitzer U.S."), have been parties to an employment agreement since 1989 (as amended from time to time prior to February 25, 1995, the "Dillon Agreement"). On February 25, 1995, in order to provide Mr. Dillon an incentive to remain in the employ of Schwitzer U.S. after the Effective Time and to eliminate any incentive for Mr. Dillon to leave Schwitzer U.S. after the Effective Time, Schwitzer U.S. and Mr. Dillon have amended the Dillon Agreement. Under such amendment (the "Dillon Amendment"), Schwitzer U.S. will make certain lump sum payments to Mr. Dillon at the Effective Time in lieu of making such payments at Mr. Dillon's retirement or termination of employment as provided in the Dillon Agreement. In addition, at the Effective Time, (i) his options to purchase Schwitzer Common Stock will be converted into options to purchase shares of Kuhlman Common Stock in accordance with the Exchange Ratio and exercisable in accordance with the terms of the options to purchase Schwitzer Common Stock and (ii) the phantom stock units based on the value of Schwitzer Common Stock awarded to Mr. Dillon will be converted into the same number of phantom stock units based on the value of Kuhlman Common Stock. Mr. Dillon's annual salary was also increased by the Dillon Amendment from $297,000 to $325,000.

    As soon as practicable after the Merger is consummated, Kuhlman will cause Mr. Dillon to be appointed to the Board of Directors of Kuhlman to serve until the 1997 annual meeting of Kuhlman stockholders.

    See "Information Regarding Schwitzer Directors, Nominees for Directors of Schwitzer and Executive Officers -- Executive Compensation and Severance Agreements" and "The Merger -- Interests of Certain Persons" for additional information with respect to the Dillon Agreement and the Dillon Amendment."

                            MEETINGS OF STOCKHOLDERS

KUHLMAN

    The Kuhlman Annual Meeting has been called for the following purposes: (i) to elect four directors; (ii) to consider and vote on the issuance of shares of Kuhlman Common Stock in connection with the Merger; (iii) to consider and vote on the Kuhlman Amendment, (iv) to consider and vote on the Kuhlman 1994 Option Plan; and (v) to ratify the appointment of Arthur Andersen LLP as Kuhlman's independent auditors for the current year. The Kuhlman Annual Meeting will be held on May 31, 1995 at 9:30 a.m., local time, at the Hyatt Regency Hotel, 2 West Bay Street, Savannah, Georgia 31401. Only holders of record of Kuhlman Common Stock at the close of business on April 18, 1995 will be entitled to notice of and to vote at the Kuhlman Annual Meeting. Each holder of Kuhlman Common Stock is entitled to one vote per share on each proposal contained in the
notice of the Kuhlman Annual Meeting. Kuhlman had outstanding          shares of
Kuhlman  Common Stock as  of the close of  business on April  18, 1995, of which
    shares (   %) (excludes           shares owned by  spouses where  beneficial
ownership is disclaimed) were owned beneficially by the officers and directors of Kuhlman, and such persons have indicated their intention to vote such shares in favor of each of the proposals. Approval of the issuance of shares of Kuhlman Common Stock in the Merger requires the favorable vote of a majority of the votes cast on the proposal, provided that the total vote cast with respect thereto represents a majority of the Kuhlman Common Stock entitled to vote. The affirmative vote of the holders of a majority of the outstanding shares of Kuhlman Common Stock is required to approve the Kuhlman Amendment. Approval of the Kuhlman 1994 Option Plan requires the affirmative vote of the holders of a majority of the Kuhlman Common Stock present or represented by proxy and entitled to vote at the Kuhlman Annual Meeting. Directors will be elected by a plurality of the votes cast with respect thereto at the meeting. Ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the votes cast affirmatively or negatively with respect thereto at the Kuhlman Annual Meeting.

SCHWITZER

    The  Schwitzer Annual Meeting has been  called to (i) elect three directors,
(ii) consider and vote on the approval of the Merger Agreement; and (iii) to ratify the appointment of Arthur Andersen LLP as Schwitzer's independent auditors for the current year. The Schwitzer Annual Meeting will be held on May 31, 1995, at 9:30 a.m., local time, at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois. Only holders of record of Schwitzer Common Stock at the close of business on April 18, 1995 will be entitled to notice of and to vote at the Schwitzer Annual Meeting. Each holder of Schwitzer Common Stock is entitled to one vote per share on each proposal contained in the notice of the Schwitzer Annual Meeting. Schwitzer had outstanding shares of Schwitzer Common Stock as of the close of business on April 18, 1995, of which shares ( %) were owned beneficially by the officers and directors of Schwitzer, and such persons have indicated their intention to vote such shares in favor of each of the proposals. The favorable vote of a majority of the outstanding shares of Schwitzer Common Stock is required to adopt the Merger Agreement. Directors will be elected by a plurality of the votes cast with respect thereto at the meeting. The ratification of the appointment of Arthur Anderson LLP as Schwitzer's independent auditors requires a majority of the votes cast with respect thereto at the Schwitzer Annual Meeting.

                            OTHER KUHLMAN PROPOSALS

ELECTION OF DIRECTORS

    The Kuhlman Bylaws provide that the number of directors, as determined by the Board of Directors, shall not be less than six nor more than eleven. The Bylaws further provide that directors shall be divided into three classes serving staggered three-year terms, with each class to be as nearly equal in number as possible.

    The terms of Curtis G. Anderson, William E. Burch, Alexander W. Dreyfoos, Jr. and General H. Norman Schwarzkopf will expire at the Kuhlman Annual Meeting. The Board of Directors has nominated Messrs. Anderson, Burch, Dreyfoos and General Schwarzkopf for re-election as directors to serve until the 1998 annual meeting of stockholders.

    The proposed nominees for election as directors are willing to be elected as such and it is intended that the persons named in the accompanying form of Kuhlman proxy will vote for the election of such nominees, assuming authority to vote is granted. If, as a result of circumstances not now known or foreseen, any of such nominees shall be unavailable or unwilling to serve as a director, the Kuhlman Board of Directors may select a substitute nominee and in that event the proxies will vote for the person so selected. If a substitute nominee is not so selected, the proxies will vote for the election of the remaining nominees.

    THE BOARD OF DIRECTORS OF KUHLMAN UNANIMOUSLY RECOMMENDS THAT KUHLMAN STOCKHOLDERS VOTE "FOR" THE ELECTION OF CURTIS G. ANDERSON, WILLIAM E. BURCH, ALEXANDER W. DREYFOOS AND GENERAL H. NORMAN SCHWARZKOPF AS DIRECTORS OF KUHLMAN.

THE KUHLMAN AMENDMENT

    The Certificate of Incorporation of Kuhlman ("Kuhlman Certificate") currently authorizes the issuance of 10,000,000 shares of Kuhlman Common Stock. As April 18, 1995, there were approximately shares of Kuhlman Common Stock issued and outstanding and shares of Kuhlman Common Stock were reserved for issuances pursuant to outstanding stock options. Under the Merger Agreement, Kuhlman is obligated to issue shares of Kuhlman Common Stock in connection with the conversion in the Merger of the shares of Schwitzer Common Stock
outstanding  as of April 18, 1995 and up to       shares of Kuhlman Common Stock
upon the exercise of Schwitzer stock options and warrants outstanding as of such date. Unless the Kuhlman Amendment is adopted, Kuhlman will not have sufficient authorized shares to meet its obligation to issue shares pursuant to the Merger Agreement. In addition, the Kuhlman Board of Directors believes it is desirable that a reasonable number of unissued and unreserved shares be available for issuance should the occasion arise, such as in possible acquisitions, and upon such terms as the Kuhlman Board of Directors may deem appropriate without any further vote of Kuhlman stockholders. Kuhlman has no current plans for the issuance of shares of Kuhlman Common Stock other than pursuant to Kuhlman's obligations under the Merger Agreement and stock options granted pursuant to Kuhlman's stock options plans. Accordingly, the Kuhlman Board of Directors believes it advisable that the Kuhlman Certificate be amended to increase the number of shares of Kuhlman Common Stock that Kuhlman has the authority to issue to 20,000,000.

    In addition, the Kuhlman Certificate authorizes 2,000,000 shares of preferred stock, of which 200,000 shares have been designated in the Kuhlman Certificate as Junior Participating Preferred Stock, Series A. The number of shares designated as Junior Participating Preferred Stock, Series A and reserved for issuance pursuant to the Kuhlman Rights (as defined in "Description of Kuhlman Capital Stock"), must be adjusted from time to time to be at least 1% of the number of outstanding shares of Kuhlman Common Stock. In order to clarify the power of the Kuhlman Board of Directors to change the number of shares of Preferred Stock designated as Junior Participating Preferred Stock, Series A without the need for stockholder approval, the Kuhlman Board of Directors believes it is advisable to delete the designation, in the Kuhlman Certificate, of the Kuhlman Preferred Stock as Junior Participating Preferred Stock, Series A. See "Approval of Amendment to Kuhlman Certificate of Incorporation."

    THE BOARD OF DIRECTORS OF KUHLMAN UNANIMOUSLY RECOMMENDS THAT KUHLMAN STOCKHOLDERS VOTE "FOR" APPROVAL OF THE KUHLMAN AMENDMENT.

THE KUHLMAN 1994 OPTION PLAN

    The Kuhlman Board of Directors believes that stock option plans are important in attracting and retaining employees of high caliber and outstanding capabilities. Accordingly, the Kuhlman Board of Directors on July 29, 1994 adopted a stock option plan designated as the 1994 Stock Option Plan. Under the Kuhlman 1994 Option Plan, Kuhlman may from time to time on or before July 28, 2004 grant to key employees (including officers, whether or not directors) of Kuhlman or any of its subsidiaries options to purchase shares of Kuhlman Common Stock. Options may be granted on such terms and at such prices as determined pursuant to the Kuhlman 1994 Option Plan, and on such other terms and conditions as determined by the Compensation Committee of the Kuhlman Board of Directors that are not inconsistent with the Kuhlman 1994 Option Plan. The aggregate number of shares of such stock on which options may be granted or which may be sold to all optionees pursuant to the Kuhlman 1994 Option Plan shall not exceed 500,000. Options granted under the Kuhlman 1994 Option Plan may be either incentive stock options or options not intended to be incentive stock options. See "Approval of the Kuhlman 1994 Option Plan."

    THE BOARD OF DIRECTORS OF KUHLMAN UNANIMOUSLY RECOMMENDS THAT KUHLMAN STOCKHOLDERS VOTE "FOR" APPROVAL OF THE KUHLMAN 1994 OPTION PLAN.

APPOINTMENT OF INDEPENDENT AUDITORS

    Pursuant to a recommendation of the Audit Committee of the Kuhlman Board of Directors, Arthur Andersen LLP has been re-appointed by the Kuhlman Board of Directors to serve as the independent auditors for Kuhlman for the year ending December 31, 1995, subject to stockholder ratification at the Kuhlman Annual Meeting.

    THE BOARD OF DIRECTORS OF KUHLMAN UNANIMOUSLY RECOMMENDS THAT KUHLMAN STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS KUHLMAN'S INDEPENDENT AUDITORS FOR 1995.

                           OTHER SCHWITZER PROPOSALS

ELECTION OF DIRECTORS

    Schwitzer's Bylaws provide for a board of directors, the number of which shall be fixed from time to time by a resolution adopted by a majority of the whole Schwitzer Board of Directors. The number of directors has currently been fixed at six. Schwitzer's Bylaws also provide that the Board of Directors is to be divided into three classes with respect to the time for which the directors hold office.

    At each annual meeting of stockholders of Schwitzer, successors of the class whose terms of office expire in that year are to be elected for three-year terms and until their successors have been duly elected and qualified. The terms of three directors, Donald C. Clark, Gary G. Dillon and Willard R. Hildebrand, will expire at the Schwitzer Annual Meeting. The Schwitzer Board of Directors has nominated Donald C. Clark, Gary G. Dillon and Willard R. Hildebrand for re-election to the Schwitzer Board of Directors. Directors are elected by a plurality of votes which are present in person or represented by proxy at the Schwitzer Annual Meeting. If elected, Messrs. Clark, Dillon and Hildebrand will serve until the 1998 annual meeting of stockholders of Schwitzer and until their successors have been duly elected and qualified. However, if the Merger is consummated, all directors of Schwitzer, except for Robert S. Jepson, Jr. and Gary G. Dillon, have agreed to resign effective as of the Effective Time.

    The proposed nominees for election as directors are willing to be elected as such and it is intended that the persons named in the accompanying form of proxy will vote for the election of such nominees, assuming authority to vote is granted. If, as a result of circumstances not now known or foreseen, any of such nominees shall be unavailable or unwilling to serve as a director, the Schwitzer Board of Directors may select a substitute nominee and in that event the proxies will vote for the person so selected. If a substitute nominee is not so selected, the proxies will vote for the election of the remaining nominees.

    THE BOARD OF DIRECTORS OF SCHWITZER UNANIMOUSLY RECOMMENDS THAT SCHWITZER STOCKHOLDERS VOTE "FOR" THE ELECTION OF DONALD C. CLARK, GARY G. DILLON AND WILLARD R. HILDEBRAND AS DIRECTORS OF SCHWITZER.

APPOINTMENT OF INDEPENDENT AUDITORS

    Arthur Andersen LLP has been reappointed by the Schwitzer Board of Directors to serve as the independent auditors for Schwitzer for the fiscal year ending December 31, 1995, subject to stockholder ratification at the Schwitzer Meeting.

    THE BOARD OF DIRECTORS OF SCHWITZER UNANIMOUSLY RECOMMENDS THAT SCHWITZER STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS SCHWITZER'S INDEPENDENT AUDITORS FOR 1995.

                            SELECTED FINANCIAL DATA

    The following table captioned "Kuhlman Corporation and Subsidiaries and Schwitzer, Inc. and Subsidiaries -- Selected Pro Forma Combined Financial Data" sets forth pro forma combined selected income statement data for each of the three years in the period ended December 31, 1994, and balance sheet and other data at or for the year ended December 31, 1994, as applicable, giving effect to the Merger on the basis described in the notes to the unaudited pro forma condensed combined financial statements included elsewhere herein. Certain pro forma combined selected financial data are derived from the unaudited pro forma condensed combined financial statements included elsewhere in this Proxy Statement/Prospectus and should be read in conjunction with those statements. See "Kuhlman Corporation and Subsidiaries and Schwitzer, Inc. and Subsidiaries Pro Forma Condensed Combined Financial Statements." Pro forma per share amounts are presented based on the Exchange Ratio of 0.9615 share of Kuhlman Common Stock for each outstanding share of Schwitzer Common Stock. The pro forma data may not be indicative of the results that actually would have occurred if the Merger had been in effect during the periods presented or which may be attained in the future. See "Notes To Unaudited Pro Forma Condensed Combined Financial Statements."

    The following tables captioned "Kuhlman Selected Financial Data" and "Schwitzer Selected Financial Data" set forth selected historical financial data for Kuhlman and Schwitzer for each of the five years in the period ended December 31, 1994. Such data have been derived from, and should be read in conjunction with, the audited consolidated financial statements of Kuhlman and Schwitzer, including notes thereto, incorporated by reference in this Proxy Statement/Prospectus. See "Documents Accompanying this Proxy Statement/Prospectus and Information Incorporated by Reference Herein."

                      KUHLMAN CORPORATION AND SUBSIDIARIES
                      AND SCHWITZER, INC. AND SUBSIDIARIES
           SELECTED PRO FORMA COMBINED FINANCIAL DATA (UNAUDITED) (A)

                                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                                    -------------------------------------------
                                                                          1994            1993         1992
                                                                    -----------------  -----------  -----------
                                                                        IN THOUSANDS, EXCEPT PER SHARE DATA
INCOME STATEMENT DATA
Net sales.........................................................     $   396,117     $   242,221  $   231,426
Gross profit (% net of sales).....................................            19.2%           17.9%        20.2%
Operating profit..................................................          23,284           2,779       12,351
Income from continuing operations.................................           9,970             310        4,864

EARNINGS PER SHARE
Income from continuing operations.................................     $      0.73     $      0.02  $      0.37


                                                                          AS OF
                                                                      DECEMBER 31,
                                                                          1994
                                                                    -----------------
                                                                      IN THOUSANDS
BALANCE SHEET DATA
Working capital...................................................     $    46,321
Net plant and equipment...........................................          64,750
Total assets......................................................         229,185
Total debt........................................................          84,773
Shareholders' equity..............................................          70,036

                                                                         FOR THE
                                                                       YEAR ENDED
                                                                    DECEMBER 31, 1994
                                                                    -----------------
                                                                      IN THOUSANDS,
                                                                    EXCEPT PER SHARE
                                                                    AND EMPLOYEE DATA
OTHER DATA
Capital expenditures..............................................     $    13,048
Depreciation and amortization.....................................          11,207
Dividends paid....................................................           3,640
Net book value per share..........................................            5.35
Cash dividends declared per share.................................             0.60
Total debt as a percentage of total capitalization................               55  %
Number of employees...............................................            2,370
Shares outstanding................................................           13,100

- ------------------------
(a) The income statement data presented in this table excludes the effect of the estimated merger expenses expected to be recorded in the first reporting period of the combined entity. See "Notes to Unaudited Pro Forma Condensed Combined Financial Statements."

                        KUHLMAN SELECTED FINANCIAL DATA

    The following selected financial data for Kuhlman is qualified in its entirety by the financial statements and related notes included in the documents incorporated herein by reference. See "Documents Accompanying this Proxy Statement/Prospectus and Information Incorporated by Reference Herein."

                                                                                         YEAR ENDED DECEMBER 31,
                                                                             ------------------------------------------------
                                                                               1994    1993(A)     1992      1991      1990
                                                                             --------  --------  --------  --------  --------
                                                                                      IN THOUSANDS, WHERE APPLICABLE
INCOME STATEMENT DATA
Net sales..................................................................  $242,846  $118,097  $121,734  $126,181  $142,195
Sales, continuing operations...............................................   242,846   118,097   121,734   126,181   117,578
Gross profit (% of sales, continuing operations)...........................      16.7%     15.2%     19.9%     21.3%     22.0%
Operating profit (loss)....................................................     6,265    (6,799)    7,460     9,967    11,486
Income (loss) from continuing operations...................................     1,617    (1,709)    6,224     7,192     5,807
Earnings per share:
  Income (loss) from continuing operations.................................      0.27     (0.29)     1.05      1.21      1.03
BALANCE SHEET DATA
Working capital............................................................    27,969    41,960    38,502    38,626    37,937
Net plant and equipment....................................................    34,449    31,870    21,331    18,987    15,972
Total assets...............................................................   146,563   164,042    78,030    74,585    75,374
Total debt.................................................................    62,228    74,569     9,052     9,614    10,008
Shareholders' equity.......................................................    48,672    48,914    52,690    49,804    46,009
OTHER DATA
IBITDA(b)..................................................................  $ 12,549  $  6,629  $ 12,813  $ 15,389  $ 15,896
Capital expenditures.......................................................     7,019     2,794     5,175     6,460     5,213
Depreciation and amortization..............................................     5,575     2,768     2,756     3,354     4,565
Net book value per share...................................................      7.92      8.12      9.15      8.71      8.06
Total debt as a percentage of total capitalization.........................      56.1%     60.4%     14.7%     16.2%     17.9%
Number of employees........................................................     1,235     1,290       861       889       828
Shares outstanding.........................................................     6,146     6,023     5,757     5,721     5,706

- ------------------------
(a) Includes a restructuring charge of $8,650 ($5,304 after tax, or $0.90 per share).

(b) Income before interest and taxes plus depreciation and amortization, excluding restructuring costs.

                       SCHWITZER SELECTED FINANCIAL DATA

    The following selected financial data for Schwitzer is qualified in its entirety by financial statements and related notes included in the documents incorporated herein by reference. See "Documents Accompanying this Proxy Statement/Prospectus and Information Incorporated by Reference Herein."

                                                                               1994      1993     1992*      1991      1990
                                                                             --------  --------  --------  --------  --------
                                                                                   IN THOUSANDS, EXCEPT PER SHARE DATA
Net sales..................................................................  $153,271  $124,124  $109,692  $111,035  $114,384
Income from operations.....................................................    17,019     9,578     4,891     9,694    11,290
Income (loss) before income taxes..........................................    12,680     3,535     (487)     3,222     6,028
Income (loss) from continuing operations...................................     8,930     2,530   (1,360)     1,687     3,719
  Per common share.........................................................      1.21      0.35    (0.19)      0.23      0.52
Total assets...............................................................    82,622    78,302    77,001    87,039    89,371
Long-term debt.............................................................    21,910    30,466    29,991    32,915    38,827
                                                                             --------  --------  --------  --------  --------

- ------------------------
* Includes a restructuring charge of $1.65 million ($1.0 million after tax).

        SELECTED HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA (A)

    Based upon the Exchange Ratio of 0.9615 share of Kuhlman Common Stock for each outstanding share of Schwitzer Common Stock immediately prior to the Merger, the following table sets forth comparative per common share net income
(loss) from continuing operations, dividends declared (if applicable) and book value of (a) Kuhlman, (b) Kuhlman Pro Forma adjusted to give effect to the Merger, (c) Schwitzer and (d) the equivalent pro forma of one share of Schwitzer Common Stock. The following information should be read in conjunction with the historical financial statements of Kuhlman and Schwitzer incorporated herein by reference and the unaudited pro forma condensed combined financial statements giving effect to the Merger appearing elsewhere herein. The following data is not necessarily indicative of the results that actually would have occurred if the Merger had been in effect during the periods presented or which may be attained in the future.

                                                                                     SCHWITZER
                                                           KUHLMAN           --------------------------
                                                   ------------------------                EQUIVALENT
                                                   HISTORICAL    PRO FORMA   HISTORICAL     PRO FORMA
                                                   -----------  -----------  -----------  -------------
                                                                (UNAUDITED)               (UNAUDITED)(D)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS PER
 SHARE:
  Fiscal year:
    1994.........................................   $    0.27    $    0.73    $    1.21     $    0.70
    1993 (b).....................................       (0.29)        0.02         0.35          0.02
    1992 (c).....................................        1.05         0.37        (0.19)         0.36
DIVIDENDS DECLARED PER SHARE:
  Fiscal year:
    1994.........................................   $    0.60    $    0.60    $  --         $    0.58
    1993.........................................        0.60         0.60       --              0.58
    1992.........................................        0.60         0.60       --              0.58
BOOK VALUE PER SHARE:
  December 31, 1994..............................   $    7.92    $    5.35    $    3.39     $    5.14

- ------------------------
(a) The pro forma net income (loss) from continuing operations per share data presented in this table excludes the effect of the estimated merger expenses expected to be recorded in the first reporting period of the combined entity. Such adjustments have been included in the pro forma book value per share data. See "Notes to Unaudited Pro Forma Condensed Combined Financial Statements."

(b)  Includes   a  restructuring  charge  described  in  Kuhlman's  consolidated financial statements and notes thereto incorporated herein by reference.

(c) Includes a restructuring charge described in Schwitzer's consolidated financial statements and notes thereto incorporated herein by reference.

(d) The equivalent pro forma per share amounts for Schwitzer represent, in cases of net income (loss) from continuing operations and book value, the pro forma amounts for Kuhlman Common Stock multiplied by 0.9615 (the Exchange Ratio) and, in the case of dividends declared, the historical data for Kuhlman Common Stock multiplied by 0.9615.

                            COMPARATIVE STOCK PRICES

KUHLMAN

    Kuhlman Common Stock is traded on the New York Stock Exchange under the symbol "KUH." The following table sets forth, for the periods indicated, the high and low sales prices as reported in THE WALL STREET JOURNAL for the fiscal years ended December 31, 1993 and 1994 and the period commencing January 1, 1995 through March 15, 1995.

1993                                                                           HIGH        LOW
- ---------------------------------------------------------------------------   -------    -------
First Quarter..............................................................   $16 1/2    $13 1/4
Second Quarter.............................................................    16 1/8     13 1/2
Third Quarter..............................................................    14 7/8     13 5/8
Fourth Quarter.............................................................    17 1/4     14 3/8


1994                                                                           HIGH        LOW
- ---------------------------------------------------------------------------   -------    -------
First Quarter..............................................................   $19 3/8    $15
Second Quarter.............................................................    18 3/8     14 3/4
Third Quarter..............................................................    15 3/8     14 1/8
Fourth Quarter.............................................................    16         11

1995                                                                           HIGH        LOW
- ---------------------------------------------------------------------------   -------    -------
First Quarter (through March 15, 1995).....................................    13 1/2     10 3/4

SCHWITZER

    Schwitzer Common Stock is traded on the New York Stock Exchange under the symbol "SCZ." The following table sets forth, for the periods indicated, the high and low sales prices as reported in THE WALL STREET JOURNAL for the fiscal years ended January 2, 1994 ("Fiscal 1993") and January 1, 1995 ("Fiscal 1994") and the period commencing January 2, 1995 through March 15, 1995.

FISCAL 1993                                                                    HIGH        LOW
- ---------------------------------------------------------------------------   -------    -------
First Quarter..............................................................     7 3/4      5 5/8
Second Quarter.............................................................     7 1/8      5 3/4
Third Quarter..............................................................     7 3/4      7
Fourth Quarter.............................................................     7 1/2      5 3/4


FISCAL 1994                                                                    HIGH        LOW
- ---------------------------------------------------------------------------   -------    -------
First Quarter..............................................................    10 3/4      6 1/8
Second Quarter.............................................................    10 5/8      6 3/4
Third Quarter..............................................................     9 5/8      6 7/8
Fourth Quarter.............................................................    10 1/8      7 1/2

FISCAL 1995                                                                    HIGH        LOW
- ---------------------------------------------------------------------------   -------    -------
First Quarter (through March 15, 1995).....................................    10 5/8      7 3/4

    On February 24, 1995, the last trading date immediately preceding the public announcement of the Merger, the last sale price per share of Kuhlman Common Stock and Schwitzer Common Stock, as reported on the New York Stock Exchange, and the equivalent pro forma price of Schwitzer Common Stock was as follows:

                  SCHWITZER
           ------------------------
                        EQUIVALENT
 KUHLMAN   HISTORICAL    PRO FORMA
- ---------  -----------  -----------
$13.125     $    9.75    $   12.62

                            MEETINGS OF STOCKHOLDERS

KUHLMAN

    The Kuhlman Annual Meeting has been called by the Kuhlman Board of Directors for the following purposes: (i) to elect four directors; (ii) to consider and vote on the issuance of shares of Kuhlman Common Stock in connection with the Merger, (iii) to consider and vote on the Kuhlman Amendment, (iv) to vote on the Kuhlman 1994 Option Plan, and (v) ratify the appointment of Arthur Andersen LLP as Kuhlman's independent auditors for the current year. Each such proposal is independent, and Kuhlman intends to adopt each proposal approved by its stockholders even if all proposals are not so approved. However, both the Kuhlman Amendment and the issuance of Kuhlman Common Stock in connection with the Merger must be approved in order to consummate the Merger. The Kuhlman Annual Meeting will be held on May 31, 1995, at 9:30 a.m., local time, at the Hyatt Regency Hotel, 2 West Bay Street, Savannah, Georgia 31401. Only stockholders of record of Kuhlman Common Stock at the close of business on April 18, 1995 will be entitled to notice of and to vote at the Kuhlman Annual
Meeting. Kuhlman had outstanding           shares of Kuhlman Common Stock as  of
the  close of business on         , 1995, of which         shares    % (excludes
       shares owned by spouses where beneficial ownership is disclaimed) were owned beneficially by the officers and directors of Kuhlman, and such persons have indicated their intention to vote such shares in favor of each of the proposals set forth in the notice of the Kuhlman Annual Meeting. There are no other voting securities outstanding. Each stockholder is entitled to one vote per share on each proposal contained in the notice of the Kuhlman Annual Meeting. If the accompanying proxy form is signed and returned, the shares represented thereby will be voted in accordance with any direction on the proxy form, or in the absence of a direction as to any proposal, they will be voted FOR the proposal. The stockholder may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to Kuhlman, by executing and delivering a proxy bearing a later date or by attending the Kuhlman Annual Meeting and voting in person.

    The expenses of the solicitation of Kuhlman stockholders will be paid by Kuhlman. In addition to the use of the mail, proxies may be solicited by directors, officers, or regular employees of Kuhlman in person, by telegraph or by telephone. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares of Kuhlman Common Stock held of record by such persons, and Kuhlman will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. Kuhlman has retained Georgeson & Company Inc. to assist in the solicitation of proxies. The fee of such firm is estimated to be $7,500, plus reimbursement for out-of-pocket costs and expenses.

    The presence at the Kuhlman Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Kuhlman Common Stock is necessary to constitute a quorum under Delaware law and the Bylaws of Kuhlman. Votes cast by proxy or in person at the meeting will be tabulated by election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and "broker non-votes" (i.e., proxies of brokers who have limited authority to vote on specified proposals) as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting.

    A plurality of the votes cast for the election of directors will be required to elect Kuhlman directors at the meeting.

    Although the holders of Kuhlman Common Stock are not required to approve the Merger under Delaware law, the rules of the New York Stock Exchange ("NYSE"), on which Kuhlman Common Stock is listed, require that such holders approve the issuance of shares when the number of such shares to be issued exceeds 20% of the number of shares then outstanding. Under the rules of the NYSE, approval of the issuance of Kuhlman Common Stock in the Merger requires the affirmative vote of a majority of the votes cast on this proposal, provided that the total vote cast with respect thereto represents a majority of the Kuhlman Common Stock entitled to vote.

    The affirmative vote of the holders of a majority of the outstanding shares of Kuhlman Common Stock is required to approve the Kuhlman Amendment. Approval of the Kuhlman 1994 Option Plan requires the affirmative vote of the holders of a majority of the Kuhlman Common Stock present or represented by proxy and entitled to vote at the Kuhlman Annual Meeting. To ratify the appointment of Arthur Andersen LLP as Kuhlman's auditors, the affirmative vote of a majority of the votes cast affirmatively or negatively with respect thereto is required.

    Kuhlman stockholders may mark the accompanying Kuhlman proxy to vote their shares FOR or AGAINST or to ABSTAIN with respect to each proposal, except that with respect to the election of directors, Kuhlman stockholders may either vote FOR the nominees named herein or to WITHHOLD authority to vote for one or more of such nominees. Abstentions and broker non-votes will be counted in determining the presence of a quorum and will have the effect of a vote against approval of the Kuhlman Amendment. Abstentions (but not broker-non-votes) will be considered entitled to vote for purposes of the proposal to approve the Kuhlman 1994 Option Plan. Neither abstentions nor broker non-votes will have any effect on the proposal to approve the issuance of Kuhlman Common Stock in the Merger or the ratification of the appointment of auditors.

    THE BOARD OF DIRECTORS OF KUHLMAN RECOMMENDS THAT KUHLMAN STOCKHOLDERS VOTE "FOR" APPROVAL OF EACH PROPOSAL CONTAINED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF KUHLMAN.

    The management of Kuhlman knows of no business other than that stated in this Proxy Statement/Prospectus which will be presented for stockholder vote at the Kuhlman Annual Meeting. If other business should properly come before such meeting, however, the persons designated in the enclosed Kuhlman proxy will vote or refrain from voting in respect thereof in accordance with their best judgment.

SCHWITZER

    The Schwitzer Annual Meeting has been called by the Schwitzer Board of Directors to (i) elect three directors; (ii) consider and vote on the adoption of the Merger Agreement providing for the merger of Spinner with and into Schwitzer; and (iii) to ratify the appointment of Arthur Andersen LLP as independent auditors for Schwitzer for the current year. The Schwitzer Annual Meeting will be held on May 31, 1995, at 9:30 a.m., local time, at the
Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois 60062. Only holders of record of Schwitzer Common Stock at the close of business on April 18, 1995 will be entitled to notice of and to vote at the Schwitzer Annual Meeting. Schwitzer had outstanding shares of Schwitzer Common Stock as of the close of business on April 18, 1995, of which 151,801 shares ( %) were owned beneficially by the officers and directors of Schwitzer, and such persons have indicated their intention to vote such shares in favor of each of the proposals set forth in the notice of the Schwitzer Annual Meeting. There are no other voting securities outstanding. Each stockholder is entitled to one vote per share on each proposal contained in the notice of the Schwitzer Annual Meeting. If the accompanying proxy form is signed and returned, the shares represented thereby will be voted in accordance with any direction on the proxy form, or in the absence of a direction as to any proposal, they will be voted FOR the proposal. The stockholder may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to Schwitzer, by executing and delivering a proxy bearing a later date, or by attending the Schwitzer Annual Meeting and voting in person.

    The expenses of the solicitation of Schwitzer stockholders will be paid by Schwitzer. In addition to the use of the mail, proxies may be solicited by directors, officers, or regular employees of Schwitzer in person, by telegraph or by telephone. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the shares of Schwitzer Common Stock held of record by such persons, and Schwitzer will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. Schwitzer has retained Morrow & Co., Inc. to assist in the solicitation of proxies. The fee of such firm is estimated to be $4,000, plus reimbursement for out-of-pocket costs and expenses.

    The presence at the Schwitzer Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Schwitzer Common Stock is necessary to constitute a quorum. Under Delaware law and the Certificate of Incorporation and the Bylaws of Schwitzer, the favorable vote of the holders of a majority of the outstanding shares of Schwitzer Common Stock is required to approve the Merger Agreement. A plurality of the votes cast for the elections of directors will be required to elect the directors at the meeting. To ratify the appointment of Arthur Andersen LLP, as Schwitzer's auditors, the favorable vote of a majority of the votes cast with respect thereto is required.

    Schwitzer stockholders may mark the accompanying Schwitzer proxy to vote their shares FOR or AGAINST or to ABSTAIN from voting with respect to each proposal, except that with respect to the election of directors, Schwitzer stockholders may either vote FOR the nominees named herein or WITHHOLD authority to vote for one or more of such nominees. Abstentions and broker non-votes will be counted in determining the presence of a quorum and will have the effect of a vote against approval of the Merger Agreement, but will have no effect on the ratification of the appointment of auditors.

    THE BOARD OF DIRECTORS OF SCHWITZER RECOMMENDS THAT SCHWITZER STOCKHOLDERS VOTE "FOR" APPROVAL OF EACH PROPOSAL CONTAINED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF SCHWITZER.

    The management of Schwitzer knows of no business other than that stated in this Proxy Statement/Prospectus which will be presented for stockholder vote at the Schwitzer Annual Meeting. If other business should properly come before such meeting, however, the persons designated in the enclosed Schwitzer proxy will vote or refrain from voting in respect thereof in accordance with their best judgment.

                                   THE MERGER

    THE DESCRIPTION OF THE MERGER CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT AND THE FORM OF CERTIFICATE OF MERGER, THE FULL TEXT OF EACH OF WHICH IS ATTACHED AS APPENDIX A AND INCORPORATED HEREIN BY REFERENCE.

TERMS OF THE MERGER

    The Merger Agreement provides that, upon satisfaction (or waiver) of the conditions set forth therein, Spinner will be merged with and into Schwitzer, which will be the surviving corporation in the Merger and become a wholly-owned subsidiary of Kuhlman. At the Effective Time, each outstanding share of Schwitzer Common Stock will be converted into 0.9615 share of Kuhlman Common Stock, provided that in lieu of fractional shares of Kuhlman Common Stock, Schwitzer stockholders who would otherwise be entitled to a fractional share shall be paid an amount of cash (without interest) equal to the value of such fractional share based on the closing price of Kuhlman Common Stock on the business day immediately preceding the Effective Time.

BACKGROUND OF THE MERGER

    Schwitzer became a public company by means of a tax-free spin-off by Household International, Inc. ("Household") in April, 1989. Shortly after the spin-off, it became apparent that Schwitzer's industry was declining from a peak in its business cycle. By the fall of 1989, Schwitzer was compelled to renegotiate its bank covenants.

    Certain of Schwitzer's major customers expressed concerns about its ability to withstand a prolonged business down-cycle and actively encouraged Schwitzer to consider strategic alliances or other business combinations. During 1990, Schwitzer's management had discussions with seven different companies, none of which expressed a serious interest in a transaction. At the end of 1990 and the beginning of 1991, Schwitzer had its first serious discussions with the subsidiary of a large European corporation. The discussions focused on a sale of Schwitzer for cash, but the other party never came forward with an offer. In 1991, Schwitzer's management had a series of serious discussions with another potential acquiror. Due to concerns about possible antitrust issues, the other potential partner withdrew from the discussions without making an offer.

    In the 1992-to-1993 period, brief discussions were held with four additional parties, none of which displayed a serious interest. In the 1993-to-1994 period, Schwitzer's management engaged in serious discussions with a potential stock-for-stock merger partner. Those discussions terminated in the summer of 1994 when it became apparent that the parties would not be able to reach agreement as to value. The other party in these discussions never indicated a willingness to propose a transaction which could be valued as high as the value of the Merger.

    In mid-1994, as part of its strategy to increase stockholder value through both growth in earnings and diversification of stockholder risk through a planned acquisition program, Kuhlman identified Schwitzer as one of several organizations that, if combined with Kuhlman, could possibly further strengthen and diversify Kuhlman. At Kuhlman's regularly scheduled Board of Directors meeting in July 1994, the possible combination of Kuhlman and Schwitzer was one of several such combinations that was favorably discussed. Potential future contacts between the companies were also discussed, as well as the fact that Mr. Jepson, Kuhlman's Chairman and Chief Executive Officer, was also a member of the Board of Directors of Schwitzer.

    In October of 1994, after it had become clear that Schwitzer's latest set of discussions had terminated, Mr. Jepson expressed to Mr. Dillon an interest in exploring a possible business combination of Kuhlman and Schwitzer. Beginning in October, 1994, representatives of Kuhlman and Schwitzer engaged in a variety of discussions, visited each other's facilities and generally explored the possibility of a transaction between the two companies. During this period, the Schwitzer Board of Directors and the Kuhlman Board of Directors were continually updated on the status of events. At all times, Mr. Jepson did not participate in discussions by the Schwitzer Board of Directors relating to the possible business combination with Kuhlman or vote with respect to the Merger Agreement.

    Late in 1994, Mr. Dillon and Mr. Jepson discussed various structure and pricing issues for a possible combination of Schwitzer and Kuhlman, but reached no agreement. When Mr. Jepson indicated that he thought a transaction was possible, Schwitzer retained J.P. Morgan and began a more detailed due diligence investigation.

    In early January, 1995, Mr. Dillon presented Mr. Jepson with a term sheet summarizing various non-financial terms and conditions of a possible definitive merger agreement. On January 17, 1995, the Schwitzer Board of Directors was apprised of the state of negotiations, received preliminary financial advice from J.P. Morgan and authorized continued discussions. On January 18, 1995, Kuhlman and Schwitzer entered into a confidentiality agreement relating to the exchange of confidential business information. Counsel for each of Schwitzer and Kuhlman met on January 23, 1995, and it was agreed that counsel for Schwitzer would begin to draft a definitive merger agreement generally following the terms and conditions set forth on the term sheet which had been presented earlier.

    On February 1, 1995, the Schwitzer Board of Directors met by telephonic conference call. The Schwitzer Board of Directors was again updated on the status of negotiations and reviewed counsel's draft of a definitive merger agreement. Thereupon the Schwitzer Board of Directors authorized counsel to submit the draft contract to counsel for Kuhlman and to commence detailed negotiations. At a special meeting held by telephone conference call on February 6, 1995, the Kuhlman Board of Directors reviewed the proposed transaction with Schwitzer and authorized Kuhlman's management to continue negotiations with Schwitzer. An executive summary regarding the proposed transaction with Schwitzer was provided to the Kuhlman Directors in advance of this meeting. Although Mr. Jepson participated in discussions regarding the proposed transaction with Schwitzer at such Kuhlman Board of Directors meeting, he later excused himself from the meeting and did not vote on authorizing the management of Kuhlman to continue negotiations with Schwitzer. Following the meeting on February 6, 1995, Chase Manhattan was retained by Kuhlman to review the fairness from a financial point of view to Kuhlman of the consideration to be paid by Kuhlman in the Merger. Kuhlman management and outside legal counsel, accountants and consultants also intensified their due diligence review efforts and the parties commenced the negotiations of a merger agreement.

    On February 13, 1995, the Schwitzer Board of Directors again met by telephonic conference call and reviewed in detail the status of the negotiations of the definitive merger agreement. During this period, the discussions between Mr. Dillon and Mr. Jepson narrowed the pricing and structure issues for the proposed transaction.

    At a regular meeting of the Kuhlman Board of Directors, held on February 22, 1995, following a report by management of Kuhlman regarding the progress of negotiations, the results of the ongoing due diligence review, and the likelihood that a successful transaction could be concluded substantially in accordance with the terms of the proposed Merger Agreement that had been reviewed by them, as well as a review by Chase Manhattan as to the financial analyses which it had conducted in evaluating the fairness, from a financial point of view, to Kuhlman of the consideration proposed to be paid by Kuhlman pursuant to the proposed Merger Agreement, the Kuhlman Board of Directors approved the transaction provided for in the proposed Merger Agreement, subject to the negotiation of an exchange ratio and certain other terms of the Merger, and authorized certain officers of Kuhlman to execute the Merger Agreement, when finalized, on behalf of Kuhlman, and to prepare other related documentation for the proposed transaction. Although Mr. Jepson participated in the discussions regarding the proposed transaction with Schwitzer at the Kuhlman Board of Directors meeting on February 22, 1995, he abstained from voting on the proposed transaction.

    During the late afternoon on February 24, 1995, after trading on the NYSE had closed, Mr. Dillon, Mr. Jepson, their respective outside counsel and representatives of J.P. Morgan participated in a telephone conference call in which Mr. Jepson proposed on behalf of Kuhlman the Exchange Ratio whereby each share of Schwitzer Common Stock would be converted by the Merger into 0.9615 share of Kuhlman Common Stock and certain other terms of the Merger Agreement.

    On February 25, 1995, the Schwitzer Board of Directors met to consider Kuhlman's proposal. During the course of the meeting, they received a value presentation and written fairness opinion from J.P. Morgan, reviewed in detail the final draft of the definitive Merger Agreement, considered the history of contacts which had been made with other potential parties to a business combination, considered the other factors described below under "Schwitzer's Reasons for the Merger; Recommendation of the Schwitzer Board of Directors" and considered alternatives to the Merger. The Schwitzer Board of Directors then approved the Merger Agreement. Immediately after the conclusion of the meeting, the Merger Agreement was executed and delivered by Kuhlman, Schwitzer and Spinner.

    On Monday, February 27, 1995, prior to the opening of trading on the NYSE, Kuhlman and Schwitzer issued separate press releases announcing the execution of the definitive Merger Agreement.

KUHLMAN'S REASONS FOR THE MERGER; RECOMMENDATION OF THE KUHLMAN BOARD OF
DIRECTORS

    Kuhlman believes that the combination of Schwitzer with Kuhlman through the Merger would benefit Kuhlman by providing its stockholders with what Kuhlman's management believes will be a more diversified corporation capable of delivering more consistent earnings growth and better equipped to meet the competitive challenges that it is certain to face in the future. More specifically, Kuhlman believes that the Merger would provide opportunities for both companies that would not be available to either organization if they were not combined. Kuhlman has strategic objectives of increasing long-term shareholder value by increasing earnings and diversifying shareholder risk through a program of expansion. Kuhlman's management believes the combination with Schwitzer meets both of these criteria. Schwitzer also adds product lines and markets not currently served by Kuhlman, thereby further diversifying Kuhlman's current products and markets. In addition, Kuhlman believes that the combination with Schwitzer will assist Kuhlman in building a manufacturing organization focused on the sale and distribution of products to certain targeted industrial markets and customers. Kuhlman anticipates growing Schwitzer's business both through internal expansion by strengthening its capital investment program, and by initiating an acquisition program that further enhances Schwitzer's market presence in its key product areas. Kuhlman believes that these efforts will further serve to enhance Schwitzer's future growth and earnings potential by adding greater resources in its core product areas. Because Schwitzer participates in a cyclical industry, the diversification provided by the Merger is expected to counter such cyclicality to the benefit of stockholders. Kuhlman believes that Schwitzer's organization will be able to concentrate its efforts on the growth opportunities and synergies that exist within its marketplace without the diversions which occur in trying to diversify a company which operates in a cyclical environment. In addition, following the combination, the combined company is expected to have access to the greater financial resources of a larger company with which to support its growth opportunities within the markets it currently serves. It is anticipated that following the Merger, the combined companies will be able to capitalize on the opportunities available to a much larger company in the capital markets.

    Robert S. Jepson, Jr., the Chairman of the Board and Chief Executive Officer of Kuhlman, has been a director of Schwitzer, Inc. since June, 1994. Although Mr. Jepson attended, and participated in, the meetings of the Kuhlman Board of Directors during which the Merger was discussed, he abstained from voting on the Merger. All of the remaining members of the Kuhlman Board of Directors voted to approve the issuance of shares of Kuhlman Common Stock in connection with the Merger.

    THE KUHLMAN BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED TRANSACTION IS IN THE BEST INTERESTS OF KUHLMAN AND ITS STOCKHOLDERS, HAS APPROVED THE MERGER, AND RECOMMENDS THAT THE STOCKHOLDERS OF KUHLMAN VOTE "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF KUHLMAN COMMON STOCK IN CONNECTION WITH THE MERGER.

    The Kuhlman Board of Directors, in reaching its conclusion at its meeting on February 22, 1995 that the proposed transaction is in the best interests of Kuhlman and its stockholders, considered, among other things, the following factors:

(i) the fact that the proposed Merger fit Kuhlman's strategic objectives; (ii) the historical market prices of Kuhlman Common Stock and the number of shares of Schwitzer Common Stock outstanding; (iii) the Kuhlman Board of Directors belief that the proposed merger would be beneficial to Kuhlman's stockholders since Kuhlman's market capitalization would be significantly greater following the Merger than the market capitalization before the Merger; (iv) the Kuhlman Board of Directors belief that the premium over the current market price being paid to the Schwitzer stockholders was reasonable in view of the benefits that are expected to accrue to Kuhlman from the Merger; (v) the Kuhlman Board of Directors belief that Kuhlman's earnings per share including Schwitzer's projected earnings will increase over time following the Merger; (vi) the Kuhlman Board of Directors belief that the Merger would be accretive rather than dilutive to Kuhlman's earnings per share and that any potential dilution was believed to be reasonable based on the benefits the Merger would be expected to have on Kuhlman and the ultimate expected increase in Kuhlman earnings per share; (vii) the Kuhlman Board of Directors belief that Schwitzer's prospects for growth, when viewed in light of Schwitzer's historical financial condition and results of operations, should further improve when Schwitzer is combined with Kuhlman; (viii) the Kuhlman Board of Directors belief that Schwitzer's business, when combined with Kuhlman's business, should provide various cost savings to the combined businesses (for example, Schwitzer will no longer need to prepare the numerous documents required of a publicly-held company); (ix) the Kuhlman Board of Directors belief that Schwitzer's business is expected to grow, particularly in Europe; (x) the Kuhlman Board of Directors belief that the benefits to the Schwitzer stockholders of a tax-free reorganization would encourage them to approve the transaction (without a tax-free reorganization, Kuhlman may have had to pay an increased price to encourage Schwitzer's stockholders to approve the transaction); (xi) the Kuhlman Board of Directors belief that the terms of the Agreement, including representations and warranties and covenants, provided the basis for a successful merger transaction (the Agreement provides provisions which are fair and equitable to both parties and are customary in transactions such as the Merger); (xii) the current and projected economic market conditions used in analyzing both Schwitzer's business and the combined companies; (xiii) reports from Kuhlman's management concerning the results of due diligence performed on Schwitzer, and (xiv) the written opinion of Chase Manhattan, dated February 25, 1995, to the effect that, based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair to Kuhlman from a financial point of view.

    The Kuhlman Board of Directors attached no specific relative weights to these or other factors in reaching its determination to approve the proposed transaction.

SCHWITZER'S REASONS FOR THE MERGER; RECOMMENDATION OF THE SCHWITZER BOARD OF DIRECTORS

    The Merger, including the Merger Agreement and the transactions contemplated thereby, was submitted to Schwitzer's Board of Directors and unanimously approved at a special meeting held on February 25, 1995 attended by all members of the Board except for Robert S. Jepson, Jr. Mr. Jepson did not participate in the Schwitzer Board deliberations or vote on the Merger. THE SCHWITZER BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, SCHWITZER AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS TO THE HOLDERS OF SCHWITZER COMMON STOCK THAT THEY VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. As described above under "The Merger -- Background of the Merger," sales prices for Schwitzer Common Stock prior to public announcement of the Merger Agreement have remained well below levels reflective of stockholder value. By contrast, Schwitzer's management believes that the recommended Merger with Kuhlman has been structured to produce Schwitzer stockholder value which is fair to Schwitzer's stockholders and which Schwitzer's management sought to achieve. Accordingly, Schwitzer's Board of Directors and management concluded that it was appropriate to enter into the Merger Agreement.

    In addition, the Schwitzer Board of Directors considered, among other things, the following factors in approving and recommending the Merger: (i) the written opinion of J.P. Morgan dated February 25, 1995 that, as of such date, the Exchange Ratio was fair from a financial point of view to the holders of Schwitzer Common Stock (see "The Merger -- Opinions of Financial Advisors");

(ii) information with respect to the historical financial condition, results of operations, business and prospects of Schwitzer and of Kuhlman, together with current industry, economic and market conditions; (iii) information with respect to the pro forma financial condition and results of operations of Kuhlman, assuming consummation of the Merger; (iv) recent and historical trading prices of Schwitzer Common Stock, and ratios at which common stock of similar companies, had been trading; (v) the fact that the Kuhlman Common Stock to be received by the holders of Schwitzer Common Stock in the Merger was trading at prices substantially in excess of the trading prices of Schwitzer Common Stock prior to the February 25, 1995 Schwitzer Board meeting; (vi) the history of unsolicited indications of interest from several companies (including companies which were among those that J.P. Morgan later identified as being the most likely to have an interest in acquiring Schwitzer) and the opinion of Schwitzer's Board of Directors that none of the other interests expressed was at the level of value provided by the Merger Agreement on February 25, 1995; (vii) reports from various members of Schwitzer's management concerning the results of the due diligence they performed as to Kuhlman; (viii) the fact that Kuhlman Common Stock has reasonable trading liquidity; (ix) the structure of the Merger, which would permit holders of Schwitzer Common Stock to exchange such Schwitzer Common Stock for shares of Kuhlman Common Stock without, in general, recognizing gain or loss for U.S. federal income tax purposes; (x) Schwitzer management's view that the information provided to Kuhlman in its due diligence investigation of Schwitzer would not reasonably be expected to result in appreciably enhanced expressions of interest if provided to other companies; (xi) the fact that there are no dissenters' rights for holders of Schwitzer Common Stock; (xii) the terms, and the course of negotiations resulting in the financial and other terms, of the Merger Agreement; (xiii) Schwitzer's ability to accept a superior offer (subject to certain restrictions and fees); (xiv) alternatives available to Schwitzer; and (xv) Schwitzer management's recommendation and the knowledge and experience of the members of Schwitzer's Board of Directors.

    Although basing its conclusion upon the different considerations discussed above, the Schwitzer Board of Directors did not assign any relative weight to the various factors it considered in reaching its decision. The Board of Directors, however, placed emphasis on the fact that the Kuhlman offer was the highest proposal received, the firmness of the Kuhlman proposal and the high degree of interest of Kuhlman in accomplishing the transaction, together with its belief, as supported by the J.P. Morgan opinion, that, as of the date of J.P. Morgan's opinion, the consideration to be received by the stockholders of Schwitzer pursuant to the Merger was fair, from a financial point of view, to the stockholders of Schwitzer. In light of such factors, the Schwitzer Board determined that the Merger is in the best interests of Schwitzer and the holders of Schwitzer Common Stock.

    It is expected that if the Merger is not approved by the holders of Schwitzer Common Stock, or if the other conditions to the consummation of the Merger are not satisfied or waived, Schwitzer's management, under the general direction of the Board of Directors of Schwitzer, will continue to manage Schwitzer as an ongoing business and may seek other purchasers for Schwitzer. No assurance can be given that another offer for Schwitzer will be made or, if made, whether the consideration would be more or less than that offered by Kuhlman.

OPINIONS OF FINANCIAL ADVISORS

    KUHLMAN

    Chase Manhattan was retained by Kuhlman to evaluate the fairness, from a financial point of view, to Kuhlman of the consideration to be paid by Kuhlman in the Merger. On February 25, 1995, Chase Manhattan delivered a written opinion to the Board of Directors of Kuhlman to the effect that, as of such date and based upon and subject to certain matters stated in such opinion, the Exchange Ratio was fair, from a financial point of view, to Kuhlman. Chase Manhattan has reconfirmed such opinion by delivery of a written opinion dated the date of this Proxy Statement/Prospectus. The assumptions made, matters considered and limitations on the review undertaken in the February 25, 1995 opinion are substantially the same as those contained in the opinion dated the date of this Proxy Statement/Prospectus and attached hereto as Appendix B. In connection with its written opinion dated the date of this Proxy Statement/Prospectus, Chase Manhattan confirmed the appropriateness of its reliance on the analyses used to render its written opinion dated February 25, 1995 (which analyses are described more fully below) by performing procedures to update such analyses.

    In arriving at its opinion, Chase Manhattan reviewed the Merger Agreement and certain publicly available business and historical financial information relating to Kuhlman and Schwitzer. Chase Manhattan also reviewed certain other information provided to Chase Manhattan by Kuhlman and Schwitzer, including financial forecasts prepared by Kuhlman and Schwitzer, and held discussions with representatives of Kuhlman and Schwitzer concerning the businesses and prospects of Kuhlman and Schwitzer, including information relating to certain potential strategic and financial implications of the Merger. Chase Manhattan also considered certain financial and stock market data of Kuhlman and Schwitzer and compared that data with similar data for other publicly held companies in businesses which Chase Manhattan deemed comparable to those of Kuhlman and Schwitzer and considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Chase Manhattan deemed relevant in evaluating the Merger. Chase Manhattan also considered the pro forma effect of the Merger on Kuhlman and such other information, financial studies, analyses and investigations and financial, economic and market criteria as Chase Manhattan deemed relevant for purposes of its opinion. Chase Manhattan noted that its opinion was necessarily based upon information available to Chase Manhattan, and economic and market conditions and other circumstances as they existed and could be evaluated, on the date of its opinion.

    In rendering its opinion, Chase Manhattan assumed and relied, without independent verification, upon the accuracy and completeness of all information reviewed by Chase Manhattan. With respect to financial forecasts reviewed by Chase Manhattan, the managements of Kuhlman and Schwitzer advised Chase Manhattan that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Kuhlman and Schwitzer as to the future financial performance of Kuhlman and Schwitzer and the potential strategic and financial implications of the Merger. Chase Manhattan assumed, with the consent of the Board of Directors of Kuhlman, that the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. Chase Manhattan was not requested to, and did not, participate in the negotiation or structuring of the Merger, nor did Chase Manhattan make or obtain an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Kuhlman or Schwitzer. Chase Manhattan's opinion relates to the relative values of Kuhlman and Schwitzer. Chase Manhattan did not express any opinion as to what the value of the Kuhlman Common Stock actually will be when issued to Schwitzer stockholders pursuant to the Merger or the price at which Kuhlman Common Stock will trade subsequent to the Merger. In addition, although Chase Manhattan evaluated the Exchange Ratio from a financial point of view, Chase Manhattan was not asked to and did not recommend the specific consideration payable in the Merger. No other limitations were imposed by Kuhlman on Chase Manhattan with respect to the investigations made or procedures followed by Chase Manhattan in rendering its opinion within the scope of its engagement.

    The full text of the written opinion of Chase Manhattan dated the date of this Proxy Statement/ Prospectus, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix B and is incorporated herein by reference. KUHLMAN STOCKHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. Chase Manhattan's opinion is directed only to the fairness of the Exchange Ratio from a financial point of view and has been provided solely for the use of the Board of Directors of Kuhlman in its evaluation of the Merger, does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any Kuhlman stockholder as to how such stockholders should vote at the Kuhlman Annual Meeting. The summary of the opinion of Chase Manhattan set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

    In preparing its opinion to the Board of Directors of Kuhlman, Chase Manhattan performed a variety of financial and comparative analyses, including those described below. The summary of such analyses does not purport to be a complete description of the analyses underlying Chase Manhattan's opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, Chase Manhattan did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Chase Manhattan believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Chase Manhattan made numerous assumptions with respect to Kuhlman, Schwitzer, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Kuhlman and Schwitzer. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value or businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, because such estimates are inherently subject to substantial uncertainty, none of Kuhlman, Schwitzer or Chase Manhattan or any other person assumes responsibility for their accuracy.

    COMPARABLE COMPANY ANALYSIS. Chase Manhattan reviewed and compared publicly available information relating to certain financial, operating and stock market information of Schwitzer and Kuhlman with corresponding information of selected companies whose operations Chase Manhattan deemed reasonably comparable to those of Schwitzer and Kuhlman. The companies selected for comparison to Schwitzer were: Arvin Industries, Inc.; Dana Corporation; Eaton Corporation; Echlin Inc.; Federal-Mogul Corporation; Modine Manufacturing Company; Simpson Industries, Inc.; Standard Motor Products, Inc.; Varity Corporation; and Walbro Corporation (collectively, the "Schwitzer Comparable Companies"). The companies selected for comparison to Kuhlman were: AFC Cable Systems, Inc.; Belden Inc.; Cable Design Technologies Corporation; Communication Cable, Inc.; Encore Wire Corporation; General Signal Corporation; Hubbell Incorporated; and Magnetek, Inc. (collectively, the "Kuhlman Comparable Companies"). Chase Manhattan compared, among other things, market value as a multiple of latest twelve months ("LTM") net income and estimated 1994 and, where available, 1995 net income, and market capitalization (market value of common stock, plus preferred stock, plus interest-bearing liabilities, less cash in excess of 1% of revenues) as a multiple of LTM revenue, LTM operating profit, and LTM operating profit plus LTM depreciation and amortization expense ("LTM operating cash flow"). All net income projections were based on the consensus of publicly available analysts' estimates. All multiples were based on closing stock prices as of February 17, 1995. This analysis resulted in per share equity valuation reference ranges of approximately $10.00 to $18.00 for Schwitzer, and approximately $10.00 to $15.00 for Kuhlman.

    No company utilized in the Comparable Company Analysis as a comparison is identical to Schwitzer or Kuhlman. Accordingly, an analysis of the results of the foregoing is not entirely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

    COMPARABLE TRANSACTION ANALYSIS. Using publicly available information, Chase Manhattan reviewed the purchase prices and multiples paid in selected merger and acquisition transactions announced between 1989 and February 14, 1995 which Chase Manhattan deemed relevant in evaluating the Merger. Transactions reviewed, in reverse chronological order of announcement date, included: the acquisition of Neway Anchorlok by Kohlberg Kravis Roberts & Co.; the acquisition of Heinrich Gillet GmbH & Company by Tenneco Inc.; the acquisition of Purolator Products Company by Mark IV Industries, Inc.; the acquisition of John Cotton (Colne) Limited by Automotive Industries Holding, Inc.; the acquisition of a unit of the Delco Chassis Division of the Automotive Components Group of General Motors Corporation by ITT Corporation; the acquisition of Pirelli Transmissioni Industriali S.p.A. by Mark IV Industries, Inc.; the acquisition of Goetze, A.G. by T&N PLC; the acquisition of Moog Automotive Group, Inc. (INFINT
SA) by Cooper Industries, Inc.; the acquisition of the automotive aftermarket business of TRW Inc. by Federal-Mogul Corporation; the acquisition of Prestolite Electric Inc. by Genstar Capital Corporation; the acquisition of the brake linings business of Valeo SA by Allied Signal, Inc.; the acquisition of the three Automotive Aftermarket Divisions of Parker-Hannifin Corporation by an investor group; the acquisition of Blackstone Corp. (Mark IV Industries, Inc.) by Valeo SA; the acquisition of the radiator business of IMI PLC by Nippondenso Co. Ltd.; and the acquisition of certain automotive original equipment manufacturing businesses of SPX Corporation by an investor group (collectively, the "Comparable Transactions"). Chase Manhattan compared, to the extent information was available, equity purchase prices as a multiple of LTM net income and tangible book value, and total consideration (equity purchase price, plus assumed liabilities, less cash in excess of 1% of revenues) as a multiple of LTM revenue, LTM operating profit, and LTM operating cash flow. This analysis resulted in a per share equity valuation reference range for Schwitzer of approximately $12.00 to $20.00.

    No company or transaction utilized in the Comparable Transaction Analysis is identical to Schwitzer or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies included in the Comparable Transaction Analysis and other factors that could affect the equity purchase prices and total consideration payable in such transactions.

    DISCOUNTED CASH FLOW ANALYSIS. Chase Manhattan performed a discounted cash flow analysis of the projected unlevered cash flows of Schwitzer and Kuhlman for the fiscal years ended 1995 through 2004, based upon certain operating and financial assumptions, forecasts and other information provided by the managements of Kuhlman and Schwitzer. Chase Manhattan performed such analyses, for each company, based on two sets of financial projections, one of which was provided by Kuhlman management for fiscal years 1995 through 2000 and then extrapolated by Chase Manhattan for fiscal years 2001 through 2004 consistent with the operating and financial assumptions and other information presented by Kuhlman management (as such projections related to Schwitzer or Kuhlman, as the case may be, the "Expected Case" and, collectively, the "Expected Cases"), and the other of which was prepared by Chase Manhattan and reviewed by Kuhlman management assuming decreased financial performance of each of Schwitzer and Kuhlman as a result of, among other things, a more pronounced cyclical downturn in Schwitzer's business and lower overall sales and operating profitability in Kuhlman's business (as such projections related to Schwitzer or Kuhlman, as the case may be, the "Downside Case" and, collectively, the "Downside Cases"). In both the Expected Cases and Downside Cases, it was assumed that neither Schwitzer nor Kuhlman would consummate any acquisitions during the projected period. In the Expected Case for Schwitzer, Kuhlman management assumed that effects of Schwitzer's expected cyclical downturns would be significantly mitigated by, among other things, a more aggressive world-wide expansion effort, greater sales to emerging third-world markets, and the introduction of new products. For purposes of such analyses, Chase Manhattan utilized discount rates of 8% to 13% and terminal year operating profit multiples of 5.0x to 8.0x in the case of Schwitzer and 6.0x to 9.0x in the case of Kuhlman. Based on discount rates of 10% to 12%, and terminal year operating profit multiples of 5.0x to 7.0x in the case of Schwitzer and 6.0x to 8.0x in the case of Kuhlman, these analyses resulted in equity valuation reference ranges for Schwitzer of approximately $17.75 to $24.75 in the Expected Case and approximately $13.50 to $18.75 in the Downside Case, and per share equity valuation reference ranges for Kuhlman of approximately $13.50 to $20.25 in the Expected Case and approximately $11.50 to $17.50 in the Downside Case.

    PRO FORMA MERGER ANALYSIS. Chase Manhattan analyzed certain pro forma effects resulting from the Merger on the earnings per share and debt-to-equity ratio of Kuhlman, based both on the Expected Cases (collectively, the "Pro Forma Expected Case") and the Downside Cases (collectively, the "Pro Forma Downside Cases") and assuming, in each case, no synergies from the Merger. This analysis suggested that (i) under the Pro Forma Expected Cases, the Merger would be accretive in fiscal years 1995 through 1998, neutral in fiscal 1999, and dilutive in fiscal years 2000 through 2004 and (ii) under the Pro Forma Downside Cases, the Merger would be accretive in fiscal years 1995 through 1997 and dilutive in fiscal years 1998 through 2004. This analysis also suggested that, under both cases, the Merger would improve Kuhlman's debt-to-equity ratio for the projected period. Actual results achieved by the combined company may vary from projected results and the variations may be material.

    CONTRIBUTION ANALYSIS. Chase Manhattan analyzed and compared the respective contributions of Schwitzer and Kuhlman to the revenue and operating profit of the combined company for the fiscal years 1995 and 2000, based both on the Pro Forma Expected Cases and the Pro Forma Downside Cases. Under the Pro Forma Expected Cases, Kuhlman and Schwitzer would contribute approximately (i) 61% and 39%, respectively, of total revenue in fiscal year 1995, (ii) 62% and 38%, respectively, of total revenue in fiscal year 2000, (iii) 42% and 58%, respectively, of total operating profit in fiscal year 1995, and (iv) 46% and 54%, respectively, of total operating profit in fiscal year 2000. Under the Pro Forma Downside Cases, Kuhlman and Schwitzer would contribute approximately (i) 61% and 39%, respectively, of total revenue in fiscal year 1995, (ii) 65% and 35%, respectively, of total revenue of fiscal year 2000, (iii) 35% and 65%, respectively, of total operating profit in fiscal year 1995, and (iv) 52% and 48%, respectively, of total operating profit in fiscal year 2000. Immediately following consummation of the Merger, stockholders of Kuhlman and Schwitzer would own approximately 45% and 55%, respectively, of the combined company.

    PREMIUMS PAID ANALYSIS. Chase Manhattan reviewed the premiums paid in merger and acquisition transactions since 1984 for which public information was available, based on the target company's closing stock price five days prior to the announcement of a transaction. The range of premiums for such transactions were between approximately 35% and 42%, as compared to the premium of approximately 39% payable in the Merger implied by the Exchange Ratio and a closing price for Schwitzer Common Stock on February 17, 1995 of $9.00.

    STOCK TRADING HISTORY. Chase Manhattan also reviewed the history of trading prices and volume for the Kuhlman Common Stock and Schwitzer Common Stock, and the relationship between movements of such common stock, the common stock of the Comparable Companies, and movements in the S&P 400 Index.

    Pursuant to the terms of Chase Manhattan's engagement, Kuhlman has agreed to pay Chase Manhattan an opinion fee of $200,000. Kuhlman also has agreed to reimburse Chase Manhattan for reasonable expenses incurred by Chase Manhattan in performing its services, including the reasonable fees and expenses of its legal counsel, and to indemnify Chase Manhattan and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Chase Manhattan's engagement.

    Chase Manhattan has advised Kuhlman that, in the ordinary course of business, Chase Manhattan and its affiliates may actively trade the securities of Kuhlman and Schwitzer for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Chase Manhattan has in the past provided, and is currently providing, commercial banking and other services to Kuhlman and its affiliates unrelated to the Merger, including acting as managing agent for, and participating as a syndicate member in, a $78 million bank credit facility made available to Kuhlman in connection with its acquisition of Coleman Holding Company, and have received, and will receive, fees for the rendering of such services.

    Chase Manhattan was selected by Kuhlman based on Chase Manhattan's expertise and familiarity with Kuhlman and its business. Chase Manhattan is a nationally recognized commercial banking firm and, in the course of business, Chase Manhattan and its affiliates engage in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes.

    SCHWITZER

    In connection with the Merger, Schwitzer engaged J.P. Morgan to render its opinion (the "J.P. Morgan Opinion") as to the fairness, from a financial point of view, of the consideration to be received by the holders of Schwitzer Common Stock, based on the Exchange Ratio set forth in the Merger Agreement. Except as noted below, no limitations were imposed on J.P. Morgan by the Schwitzer Board of Directors or management of Schwitzer with respect to the investigations made or procedures followed by J.P. Morgan in preparing and rendering the J.P. Morgan Opinion, and Schwitzer and its management cooperated fully with J.P. Morgan in connection therewith. J.P. Morgan stated in the J.P. Morgan Opinion rendered to the Schwitzer Board of Directors on February 25, 1995, and confirmed on the date hereof, its opinion that such consideration is fair, from a financial point of view, to Schwitzer's stockholders.

    A copy of the J.P. Morgan Opinion, which sets forth the assumptions made, matters considered, and limits on the review undertaken, is attached as Appendix C to this Proxy Statement/Prospectus and is incorporated herein by reference. The Schwitzer stockholders are urged to read the J.P. Morgan Opinion in its entirety. The description of the J.P. Morgan Opinion set forth herein is qualified in its entirety by reference to the full text of such opinion set forth herein. The J.P. Morgan Opinion is addressed only to the Schwitzer Board of Directors, is directed only to the consideration to be received by Schwitzer in the Merger, and does not constitute a recommendation to any Schwitzer stockholder as to how such stockholder should vote at the Schwitzer Annual Meeting.

    In arriving at the J.P. Morgan Opinion, J.P. Morgan reviewed (i) the Merger Agreement; (ii) certain publicly available information concerning the business of Schwitzer, Kuhlman, and certain other companies engaged in businesses comparable to Schwitzer and Kuhlman, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to Schwitzer and Kuhlman and the consideration received for such companies; (iv) current and historical market prices of Schwitzer Common Stock and of Kuhlman Common Stock, (v) the audited financial statements of Schwitzer and Kuhlman for the periods ended January 2, 1994 and December 31, 1993 respectively; and the unaudited financial statements of Schwitzer and of Kuhlman for the periods ended January 1, 1995 and December 31, 1994, respectively; (vi) certain internal financial analyses and forecasts prepared by Schwitzer and Kuhlman and their respective managements;
(vii) the terms of other business combinations that J.P. Morgan deemed relevant; and (viii) the currently contemplated capital structure and the anticipated credit standing of the merged companies upon consummation of the Merger.

    In addition, J.P. Morgan held discussions with certain members of the management of Schwitzer and Kuhlman with respect to certain aspects of the Merger and the past and current business operations of Schwitzer and Kuhlman, the financial condition and future prospects and operations of Schwitzer and Kuhlman, the effects of the Merger on the financial condition and future prospects of the merged company, and certain other matters deemed necessary or appropriate to the inquiry. J.P. Morgan visited certain representative facilities of Schwitzer and Kuhlman and reviewed such other financial studies and analyses and considered such other information as deemed appropriate for the purposes of the J.P. Morgan Opinion.

    J.P. Morgan applied generally accepted valuation methods in reaching the J.P. Morgan Opinion, including (i) discounted cash flow analysis, which consisted of discounting to present value the projected future free cash flows of Schwitzer and of Schwitzer and Kuhlman combined (the "Combined Company");
(ii) comparable company trading analysis, which consisted of reviewing market statistics and financial and operating information with respect to selected publicly traded companies considered for comparability to Schwitzer to derive an implied value for Schwitzer, and for comparability to Kuhlman's various operating businesses to derive an implied value for the Combined Company; (iii) comparable acquisition transaction analysis, which consisted of reviewing operating statistics and purchase price information with respect to selected acquisitions of assets or businesses similar to those of Schwitzer to derive an implied value for Schwitzer; (iv) a transaction premium analysis, which consisted of reviewing premiums over pre-announcement trading prices obtained in acquisitions of publicly traded companies, each as described below and in the presentation dated February 25, 1995 made by J.P. Morgan to the Schwitzer Board of Directors; (v) a stock trading history of Schwitzer's price/volume performance; and (vi) certain other analyses, including a contribution analysis, a residual ownership structure analysis, and an accretion/(dilution) analysis.

    The following paragraphs summarize the material analyses J.P. Morgan performed in arriving at the J.P. Morgan Opinion and the material factors it considered. The following does not purport to be a complete description of the analysis performed, or the matters considered by J.P. Morgan in arriving at the J.P. Morgan Opinion.

SCHWITZER STAND-ALONE

    DISCOUNTED CASH FLOW ANALYSIS. For the discounted cash flow analysis of Schwitzer, J.P. Morgan analyzed the unlevered free cash flows estimated to be generated by Schwitzer from 1995 through 2004. Cash flow estimates were based on forecasts developed by J.P. Morgan in conjunction with Schwitzer's management. J.P. Morgan discounted Schwitzer's future cash flows at a 9.9% to 10.9% rate, which was estimated to represent a range for Schwitzer's weighted average cost of capital. In calculating Schwitzer's weighted average cost of capital, J.P. Morgan considered current market conditions and Schwitzer's current capital structure and beta (a coefficient measuring a stock's relative volatility). To determine the terminal value for Schwitzer beyond 2004, J.P. Morgan utilized two methodologies: (i) an analysis of Schwitzer's unlevered free cash flows beyond 2004 assuming a 2.5% to 3.5% sales growth rate in perpetuity, and a 7.0% to 8.0% operating margin in perpetuity; and (ii) the application of an operating profit multiple of 7.0x to 8.0x to Schwitzer's terminal operating profit. Based on these assumptions, J.P. Morgan calculated an implied fully diluted per share value ranging from approximately $7.70 to approximately $9.35 for Schwitzer Common Stock, and deemed this value a conservative forecast. In its presentation to the Schwitzer Board of Directors, J.P. Morgan also outlined an upside forecast, which contained more aggressive assumptions about new product sales growth and operating profitability. This upside forecast yielded an implied fully diluted per share value ranging from approximately $10.95 to approximately $13.80 for Schwitzer Common Stock.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPARABLE COMPANIES. J.P. Morgan reviewed certain publicly available financial, operating and stock market information as of February 23, 1995 for Schwitzer and for certain selected publicly traded companies. The selected trucking and automotive parts manufacturers included in this analysis (collectively, the "Schwitzer Comparable Group") were: Arvin Industries Inc., Dana Corp., Eaton Corp., Mascotech Inc., Modine Manufacturing Co., Simpson Industries Inc., A.O. Smith Corp., and Walbro Corp. For Schwitzer and for each comparable company, J.P. Morgan calculated, among other things: (i) multiples of Firm Value (defined as the market value of equity plus net debt) to LTM sales, LTM earnings before interest and taxes ("EBIT"), LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"); (ii) multiples of Firm Value to 1995 estimated EBITDA; (iii) multiples of Market Price to LTM earnings per share ("EPS"); and (iv) multiples of Market Price to 1995 estimated EPS. The 1995 EBITDA and EPS estimates for the Schwitzer Comparable Group were derived from a composite of research analysts' estimates. The 1995 EBITDA and EPS estimates for Schwitzer were taken from Schwitzer's forecast developed by J.P. Morgan in conjunction with Schwitzer's management, and described in the "Discounted Cash Flow Analysis" paragraph above. Since Schwitzer historically has traded at a 15% to 35% discount to the Schwitzer Comparable Group, J.P. Morgan then applied a 25% discount to the results of such analyses for the Schwitzer Comparable Group. The following CHART A presents the median discounted multiples and the ranges of discounted multiples for the Schwitzer Comparable Group.

                                    CHART A
               VALUATION MULTIPLES OF SCHWITZER COMPARABLE GROUP
                              AS OF FEB. 23, 1995

                                                                              DISCOUNTED MEDIAN     DISCOUNTED RANGE
                                                                                OF SCHWITZER          OF SCHWITZER
                                                                              COMPARABLE GROUP      COMPARABLE GROUP
                                                                             -------------------   ------------------
Firm Value/LTM Sales.......................................................     0.5x                0.4x -  0.7x
Firm Value/LTM EBIT........................................................     6.3x                5.9x -  7.4x
Firm Value/LTM EBITDA......................................................     4.8x                3.8x -  5.6x
Firm Value/1995E EBITDA....................................................     2.7x                2.3x -  3.3x
Market Price/LTM EPS.......................................................     9.1x                7.5x - 11.0x
Market Price/1995E EPS.....................................................     6.8x                6.3x -  7.4x

    Applying the appropriate range of multiples to Schwitzer's corresponding results, J.P. Morgan calculated an implied primary value per share ranging from approximately $8.00 to approximately $11.00 per share for Schwitzer Common Stock.

    ANALYSIS OF SELECTED COMPARABLE ACQUISITION TRANSACTIONS. J.P. Morgan reviewed the merger and acquisition activity in the trucking and automotive parts manufacturing industry for the period from June 1989 to February 1995. After analyzing the publicly available information, J.P. Morgan determined that seven transactions (for which sufficient financial information necessary to determine valuation multiples was available) were comparable to the proposed Merger. These transactions were: Kohlberg Kravis Roberts & Co.'s acquisition of Neway Anchorlok International, Penske Transportation Inc.'s acquisition of Kuhnle, Kopp und Kausch, Frankenthal, Dina's acquisition of Motor Coach International, Inc., Titan Wheel International, Inc.'s acquisition of Dyneer Corp., Tomkins PLC's acquisition of Philips Industries, Inc., T & N PLC's acquisition of J.P. Industries, Inc., and Varity Corp.'s acquisition of Kelsey-Hayes. J.P. Morgan calculated, among other things, multiples of Firm Value to LTM sales, LTM EBIT, and LTM EBITDA. J.P. Morgan then applied a 25% discount to the results of such analyses, in keeping with the methodology described above under "Analysis of Selected Publicly Traded Comparable Companies." The following CHART B presents the median discounted multiples and the ranges of discounted multiples for the seven acquisition transactions deemed comparable to the proposed Merger.

                                    CHART B
           VALUATION MULTIPLES OF COMPARABLE ACQUISITION TRANSACTIONS

                                                                             DISCOUNTED MEDIAN   DISCOUNTED RANGE
                                                                               OF COMPARABLE      OF COMPARABLE
                                                                               TRANSACTIONS        TRANSACTIONS
                                                                             -----------------   ----------------
Firm Value/LTM Sales.......................................................     0.6x              0.4x - 0.6x
Firm Value/LTM EBIT........................................................     6.9x              5.9x - 7.8x
Firm Value/LTM EBITDA......................................................     4.7x              3.4x - 5.3x

    Applying the appropriate range of multiples to Schwitzer's corresponding results, J.P. Morgan calculated an implied primary value per share ranging from approximately $9.00 to approximately $14.00 for Schwitzer Common Stock.

    ACQUISITION TRANSACTION PREMIUM ANALYSIS. J.P. Morgan examined the premiums paid in stock-for-stock mergers completed during the period from January 1992 to January 1995 and in publicly announced acquisition transactions over $50 million during the period from January 1991 to December 1994, and concluded that the premium received by Schwitzer's shareholders was within the range of the majority of such transactions.

    STOCK TRADING HISTORY. J.P. Morgan reviewed the closing prices of Schwitzer Common Stock for the sixty trading days prior to February 25, 1995, the date on which the Merger Agreement was signed and announced ("Merger Announcement"). J.P. Morgan then applied a premium to this trading range. Utilizing this methodology, J.P. Morgan calculated an implied primary value per share ranging from approximately $9.00 to approximately $13.13 for Schwitzer Common Stock.

SCHWITZER AND KUHLMAN COMBINED

    CONVERSION RATIO PROFILE. In its financial analyses of the Combined Company, J.P. Morgan based its implied values per share of Schwitzer Common Stock on the Exchange Ratio of 0.9615 share of Kuhlman Common Stock for every outstanding share of Schwitzer Common Stock set forth in the Merger Agreement.

    DISCOUNTED CASH FLOW ANALYSIS. J.P. Morgan created two forecasts, an upside forecast and a conservative forecast, for the Combined Company. These combined forecasts were based, respectively, on Schwitzer upside and conservative stand-alone forecasts which J.P. Morgan developed in conjunction with Schwitzer's management, and on separate upside and conservative Kuhlman stand-alone forecasts which J.P. Morgan developed based upon due diligence work and examination of Kuhlman management's forecasts. As in the Schwitzer stand-alone upside forecast, the combined upside forecast contains more aggressive assumptions about sales growth and operating profitability than the combined conservative forecast. In each case, J.P. Morgan analyzed the unlevered free cash flows estimated to be generated by the Combined Company from 1995 through 2004. In each case, J.P. Morgan discounted the Combined Company's future cash flows at a 9.0% to 10.0% rate, which was estimated to represent a range for the Combined Company's weighted average cost of capital. To determine the terminal value for the Combined Company, J.P. Morgan utilized two methodologies:
(i) an analysis of the Combined Company's unlevered free cash flows beyond 2004 assuming a 2.5% to 3.5% sales growth rate in perpetuity and a 7.25% to 8.5% operating margin in perpetuity; and (ii) the application of an operating profit multiple of 8.0x to 9.0x to the Combined Company's terminal operating profit. Based on these assumptions, and on the 0.9615 Exchange Ratio, J.P. Morgan calculated for the Combined Company an implied fully diluted value per share ranging from approximately $10.85 to approximately $14.70 in the conservative forecast, and ranging from approximately $15.30 to approximately $20.40 in the upside forecast.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPARABLE COMPANIES. In addition to reviewing certain publicly available financial, operating and stock market information as of February 23, 1995 for Schwitzer, as described above under "Schwitzer Stand-Alone -- Analysis of Selected Publicly Traded Comparable Companies," J.P. Morgan also reviewed similar information for Kuhlman and for certain comparable companies. The two industry sectors J.P. Morgan reviewed in this analysis for Kuhlman were certain cable and wire companies (collectively, the "Kuhlman Cable and Wire Comparable Group") and certain manufacturers that supply public electric utilities (collectively, the "Kuhlman Electric Comparable Group"). The companies that comprised the Kuhlman Cable and Wire Comparable Group were: AFC Cable, Amphenol Corp., Belden Inc., Cable Design Technologies Corp. and Encore Wire Corp. The companies that comprised the Kuhlman Electric Comparable Group were: Hubbell, Joslyn Corp., MagneTek Inc., Powell Industries Inc., Thomas and Betts Corp. and Woodhead Industries Inc. For Kuhlman and for each comparable company, J.P. Morgan calculated the same multiples that it calculated for Schwitzer as described above under "Schwitzer Stand-Alone -- Analysis of Selected Publicly Traded Comparable Companies." The following CHART C presents the median discounted multiples for Schwitzer, and the median multiples for the Kuhlman Cable and Wire Comparable Group and for the Kuhlman Electric Comparable Group.

                                    CHART C
             VALUATION MULTIPLES OF THE COMBINED COMPANY'S SEGMENT
                   COMPARABLE GROUPS AS OF FEBRUARY 23, 1995

                                                                                                          SCHWITZER
                                                                             ELECTRIC   CABLE AND WIRE   (DISCOUNTED)
                                                                             --------   --------------   ------------
Firm Value/LTM EBIT........................................................   9.6x        9.9x             6.3x
Firm Value/LTM EBITDA......................................................   8.2x        8.5x             4.8x
Firm Value/1995E EBITDA....................................................   7.6x        7.3x             2.7x
Market Price/1995E EPS.....................................................  13.2x        13.3x            6.8x

    Applying the appropriate range of multiples to Schwitzer's and Kuhlman's segment results, J.P. Morgan determined that the Combined Company's primary implied equity value per share to Schwitzer's stockholders ranged from approximately $11.00 to approximately $13.50 per share.

    OTHER ANALYSES. J.P. Morgan conducted a variety of other financial analyses in its examination of the Combined Company, including: (i) a contribution analysis, which outlined Schwitzer's and Kuhlman's respective contributions to the Combined Company's 1995 pro forma financial results; (ii) analysis of residual ownership structure in the Combined Company; (iii) accretion/(dilution) analysis, which examined the degree of EPS accretion/(dilution) which the proposed Merger would involve for Schwitzer's stockholders. J.P. Morgan also examined the impact on the Combined Company of transaction fees in 1995, possible cost savings in tax, legal, audit, insurance and filing fees and a potential reduction in the Combined Company's cost of borrowing.

    As a result of the above analyses, J.P. Morgan concluded that the consideration to be received by the stockholders of Schwitzer pursuant to the Merger is fair, from a financial point of view, to the stockholders of Schwitzer. However, no company or transaction used in the above analyses is identical to Schwitzer or Kuhlman or the proposed transaction, respectively. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the company or companies to which they are being compared.

    J.P. Morgan relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to it by Schwitzer and Kuhlman or otherwise reviewed by J.P. Morgan, and J.P. Morgan has not assumed any responsibility or liability therefor. J.P. Morgan has not conducted any valuation or appraisal of any assets or liabilities, nor have any valuations or appraisals been provided to it. In relying on financial analyses and forecasts provided to it, J.P. Morgan has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Schwitzer and Kuhlman to which such analyses or forecasts relate. J.P. Morgan also has assumed that the Merger will have the tax consequences described in this Proxy Statement/Prospectus, and in discussions with, and materials furnished to it by, representatives of Schwitzer and that the other transactions contemplated by the Merger Agreement will be consummated as provided for in the Merger Agreement and described in this Proxy Statement/Prospectus.

    The J.P. Morgan Opinion is necessarily based upon economic, market and other conditions as in effect on and the information available to it as of the date hereof. Subsequent developments may affect its opinion and J.P. Morgan does not have any obligation to update, revise or reaffirm its opinion.

    J.P. Morgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sales of all or any part of the stock, assets or business of Schwitzer. In addition, J.P. Morgan expressed no opinion as to the price at which Kuhlman Common Stock will trade at any future time or as to the effect of the Merger on the trading price of shares of Kuhlman Common Stock. Such trading price may be affected by a number of factors, including but not limited to (i) the extent to which holders of Schwitzer Common Stock dispose of all or part of their Kuhlman Common Stock received in the Merger within a short period of time after the Effective Time, (ii) changes in prevailing interest rates and other factors which generally influence the prices of securities, (iii) adverse changes in the current capital markets, (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of Schwitzer or Kuhlman, (v) any necessary actions by or restrictions of federal, state, or other governmental agencies or regulatory authorities and
(vi) timely execution of all necessary instruments to complete the Merger on terms and conditions that are acceptable to all parties in interest.

    The summary set forth above does not purport to be a complete description of the analyses or data presented to the Schwitzer Board of Directors by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the summary set forth above and their analyses must be considered as a whole and that selecting portions thereof, without considering all of their analyses, could create an incomplete view of the processes underlying its analyses and opinion. J.P. Morgan based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which J.P. Morgan based its analyses are set forth above under the description of each such analysis. J.P. Morgan analyses are not necessarily indicative of actual values or actual future results that might be achieved, which values may be higher or lower than those indicated. Moreover, J.P.
Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

    As part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes.

    J.P. Morgan acted as the exclusive financial advisor to Schwitzer with respect to the Merger and accordingly assisted Schwitzer in negotiating the terms of the Merger Agreement, including the Exchange Ratio. Schwitzer selected J.P. Morgan to be its exclusive financial advisor because of J.P. Morgan's expertise and familiarity with Schwitzer and its business. J.P. Morgan acted as the financial advisor to Household in connection with the 1989 spin-off of Schwitzer and such firm has since provided certain other advisory services to Schwitzer.

    Pursuant to the terms of J.P. Morgan's engagement agreement, Schwitzer has agreed to pay J.P. Morgan advisory fees of $50,000 per month commencing January 1, 1995 and, if the Merger is consummated, a transaction fee equal to the excess of $500,000 (or in certain circumstances, $600,000) over the total advisory fees previously paid by Schwitzer to J.P. Morgan. Schwitzer also has agreed to reimburse J.P. Morgan for its expenses incurred by J.P. Morgan in performing its services, including the fees and expenses of its legal counsel, and to indemnify J.P. Morgan and certain other entities and persons against certain liabilities, including liabilities under the federal securities laws, arising out of J.P. Morgan's engagement.

EFFECTIVE TIME OF THE MERGER

    If the Merger Agreement is approved by the requisite vote of stockholders of Schwitzer and the Kuhlman Amendment and the issuance of Kuhlman Common Stock in connection with the Merger are approved by the requisite vote of stockholders of Kuhlman, and the other conditions to the Merger are satisfied or waived, the Merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of Delaware; provided, however, that upon mutual consent of Spinner and Schwitzer, the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than thirty days after the Certificate of Merger is filed. It is presently anticipated that such filing will be made on or about May 31, 1995, and that the Effective Time will occur on such date, although there can be no assurance as to whether or when the Merger will occur. See "The Merger -- Conditions to the Merger."

CONDITIONS TO THE MERGER

    The Merger will occur only if: (i) the Merger Agreement is duly adopted at the Schwitzer Annual Meeting by the holders of Schwitzer Common Stock; (ii) the issuance of Kuhlman Common Stock in connection with the Merger is duly approved by the holders of Kuhlman Common Stock; and (iii) the Kuhlman Amendment is duly approved by the holders of Kuhlman Common Stock. In addition, the obligations of Kuhlman and Spinner, on the one hand, and Schwitzer, on the other, to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction of certain conditions (any of which may be waived by the party or parties entitled to the benefit thereof), including (i) the effectiveness of the Registration Statement, the absence of any stop order relating thereto and receipt of any necessary state securities approvals, (ii) the approval, subject to official notice of issuance, of the listing on the NYSE of the shares of Kuhlman Common Stock issuable in connection with the Merger, (iii) the expiration or termination of all applicable waiting periods under the HSR Act (as defined below), (iv) the receipt by Kuhlman and Schwitzer of a legal opinion of Sidley & Austin that, among other things, the Merger will qualify as a reorganization under Section 368(a) of the Code (see "The Merger -- Certain Federal Income Tax Consequences"), (v) the absence of any law, rule, regulation or order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger Agreement and the transactions contemplated thereby illegal, (vi) the resignation of each of the directors of Schwitzer, other than Gary G. Dillon and Robert S. Jepson, Jr., effective as of the Effective Time; and (vii) the receipt of all authorizations, consents, orders, declarations or approvals of, or the making of all filings with and the termination or expiration of all waiting periods imposed by, any Governmental Entity (as defined in the Merger Agreement), the failure to obtain which would have a Material Adverse Effect (as defined in the Merger Agreement) on Kuhlman (on a consolidated basis, assuming the Merger had taken place).

    The obligations of Kuhlman and Spinner to effect the Merger are subject to the following additional conditions (any of which may be waived by Kuhlman and Spinner): (i) Schwitzer shall have performed in all material respects each of its agreements under the Merger Agreement required to be performed on or prior to the Effective Time, (ii) each of the representations and warranties of Schwitzer that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such time, (iii) each of the representations and warranties of Schwitzer that is not qualified by materiality shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such time, (iv) all required authorizations, consents or approvals of any third party (other than a Governmental Entity, the failure to obtain which would have a Material Adverse Effect on Kuhlman (on a consolidated basis, assuming the Merger had taken place), shall have been obtained, (v) Schwitzer shall have redeemed all outstanding common stock purchase rights of Schwitzer (the "Schwitzer Rights") immediately prior to the Effective Time, (vi) Kuhlman shall have no reasonable basis for believing that following the Merger, the combination of Schwitzer and Spinner may not be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles, (vii) Kuhlman shall have received the opinion of Chase Manhattan (attached hereto as Appendix B) dated the date of this Proxy Statement/Prospectus and such opinion shall not have been withdrawn or modified in any material respect as of the Effective Time, (viii) Kuhlman shall have received an opinion letter in specified form, dated the Effective Time, from Sidley & Austin, special counsel to Schwitzer, (ix) Kuhlman shall have received an opinion letter in specified form, dated the Effective Time, from Schiff Hardin & Waite, regular outside counsel to Schwitzer, and (x) Schwitzer shall have furnished to Kuhlman at the closing of the transactions contemplated by the Merger Agreement ("Closing") such other customary documents, certificates or instruments as Kuhlman may reasonably request evidencing compliance by Schwitzer with the terms of the Merger Agreement.

    The obligation of Schwitzer to effect the Merger is subject to the following additional conditions (any of which may be waived by Schwitzer): (i) Kuhlman and Spinner shall have performed in all material respects each of their agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time, (ii) each of the representations and warranties of Kuhlman and Spinner that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such time, (iii) each of the representations and warranties that is not qualified by materiality shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such time, (iv) Schwitzer shall have received the opinion of
J. P. Morgan (attached hereto as Appendix C) dated the date of this Proxy Statement/Prospectus and such opinion shall not have been withdrawn or modified in any material respect as of the Effective Time, (v) Schwitzer shall have received a legal opinion in specified form, dated the Effective Time, from Rudnick & Wolfe, special counsel to Kuhlman, and (vi) Kuhlman and Spinner shall have furnished to Schwitzer at Closing such other customary documents, certificates or instruments as Schwitzer may reasonably request evidencing compliance by Kuhlman and Spinner with the terms of the Merger Agreement.

APPRAISAL RIGHTS

    Under Delaware law, stockholders of Schwitzer do not have the right to dissent with respect to the Merger and to be paid an appraised value for their shares of Schwitzer Common Stock.

REGULATORY MATTERS

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), certain acquisition transactions may not be consummated unless specified information has been furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission ("FTC") and certain waiting period requirements have been satisfied. Pursuant to the HSR Act, on March 10, 1995, Kuhlman and Schwitzer filed with the Antitrust Division and the FTC certain required information and documentary material concerning the proposed Merger. [Kuhlman and Schwitzer have been
advised by letters dated             , 1995 from the FTC that their request  for
early termination of such waiting period requirements has been granted effective
            , 1995.]

    Under the HSR Act, the Antitrust Division and the FTC are charged with review of transactions such as the Merger from the perspective of the federal antitrust laws. At any time before or after the Effective Time, either the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to enjoin the Merger. Kuhlman and Schwitzer believe that consummation of the Merger would not violate any antitrust laws. However, there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if a challenge is made, what the result will be.

TERMINATION PROVISIONS

    The Merger Agreement provides that it may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger Agreement by the Schwitzer stockholders or approval of the Amendment and the issuance of Kuhlman Common Stock in connection with the Merger by the Kuhlman stockholders:
(i) by the mutual written consent of Schwitzer and Kuhlman; (ii) by either Schwitzer or Kuhlman if the Merger has not been effected on or prior to the close of business on September 30, 1995, provided that the terminating party was not the cause of such delay; (iii) by Schwitzer, if the average of the daily closing prices of a share of Kuhlman Common Stock reported as "New York Stock Exchange Composite Transactions" by THE WALL STREET JOURNAL (Midwest Edition) during the 20 consecutive trading day period ending at the end of the third trading day prior to the Meetings of Stockholders ("Average Kuhlman Common Stock Price"), is less than $11.00; (iv) by Kuhlman if the Average Kuhlman Common Stock Price is more than $16.00; (v) by Kuhlman, (a) if Schwitzer shall have failed to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement required to be complied with by Schwitzer prior to the date of such termination and such failure shall not have been cured, (b) the stockholders of Schwitzer shall have failed to adopt the Merger Agreement at the Schwitzer Annual Meeting or (c) the stockholders of Kuhlman shall have failed to approve the Kuhlman Amendment and the issuance of Kuhlman Common Stock pursuant to the Merger Agreement at the Kuhlman Annual Meeting;
(vii) by Schwitzer, (a) if Kuhlman or Spinner shall have failed to comply in any material respect with any of its covenants or agreements contained in the Merger Agreement required to be complied with by Kuhlman or Spinner prior to the date of such termination and such failure has not been cured, (b) if the stockholders of Schwitzer shall have failed to adopt the Merger Agreement at the Schwitzer Annual Meeting or (c) if the stockholders of Kuhlman shall have failed to approve the Kuhlman Amendment and the issuance of the shares of Kuhlman Common Stock pursuant to the Merger Agreement at the Kuhlman Annual Meeting; (ix) by either Kuhlman or Schwitzer, if any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and nonappealable;
(x) by either Kuhlman or Schwitzer, if there has been (a) a material breach by the other of any of its representations or warranties contained in the Merger Agreement that is not qualified as to materiality or (b) any breach by the other of any of its representations or warranties contained in the Merger Agreement that is qualified as to materiality, and in each case such breach shall not have been cured; (xi) by Kuhlman, if the Schwitzer Board of Directors shall not have recommended or shall have resolved not to recommend or shall have materially modified or withdrawn its recommendation of the Merger or if the Schwitzer Board of Directors shall have recommended or shall have resolved to recommend to the stockholders of Schwitzer any takeover proposal or offer of any other person;
(xii) by Schwitzer, if there is a takeover proposal or offer relating to (a) a tender or exchange offer for all or substantially all of the outstanding shares of Schwitzer Common Stock, (b) a merger, consolidation or other business combination involving Schwitzer, or (c) an acquisition of all or substantially all of the outstanding shares of Schwitzer Common Stock or all or substantially all of the assets of Schwitzer, in each case for a consideration that provides to the stockholders of Schwitzer a value per share of Schwitzer Common Stock which, in the good faith judgment of the Schwitzer Board of Directors, provides a higher value per share than the consideration per share pursuant to the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a general summary of the material United States federal income tax consequences of the Merger to holders of Schwitzer Common Stock, Schwitzer Warrants (defined below) or Schwitzer Stock Options (defined below) and is based upon current provisions of the Code, existing, temporary and final regulations thereunder and current administrative rulings and court decisions, all of which are subject to change (possibly on a retroactive basis). No attempt has been made to comment on all United States federal income tax consequences of the Merger that may be relevant to particular holders, including holders that are subject to special tax rules such as dealers in securities, mutual funds, insurance companies, tax-exempt entities, holders who do not hold their Schwitzer Common Stock or Schwitzer Warrants as capital assets and holders that, for United States federal income tax purposes, are non-resident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts.

    THE TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF SCHWITZER COMMON STOCK, SCHWITZER WARRANTS OR SCHWITZER STOCK OPTIONS. HOLDERS OF SCHWITZER COMMON STOCK, SCHWITZER WARRANTS AND SCHWITZER STOCK OPTIONS ARE ADVISED AND EXPECTED TO CONSULT WITH THEIR OWN LEGAL AND TAX ADVISERS REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AND ANY OTHER CONSEQUENCES TO THEM OF THE MERGER UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

    EXCHANGE OF SCHWITZER STOCK PURSUANT TO THE MERGER. It is a condition to the consummation of the Merger that Sidley & Austin render an opinion, dated as of the Effective Time, to Kuhlman and Schwitzer substantially to the effect that the United States federal income tax consequences of the Merger will be as follows:

        (i)  the Merger will  constitute a reorganization  within the meaning of
    Section 368(a) of the Code, and Schwitzer, Kuhlman and Spinner will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

        (ii) no gain or loss will be recognized by Schwitzer as a result of the Merger;

       (iii) no gain or loss will be recognized by the stockholders of Schwitzer upon the conversion of their Schwitzer Common Stock into shares of Kuhlman Common Stock pursuant to the Merger (except for cash paid in lieu of a fractional share of Kuhlman Common Stock);

       (iv) the aggregate tax basis of the shares of Kuhlman Common Stock received in exchange for shares of Schwitzer Common Stock pursuant to the Merger (including any fractional share of Kuhlman Common Stock for which cash is paid) will be the same as the aggregate tax basis of such shares of Schwitzer Common Stock;

        (v) the holding period for shares of Kuhlman Common Stock received in exchange for shares of Schwitzer Common Stock pursuant to the Merger will include the period that such shares of Schwitzer Common Stock were held by the holder, provided such shares of Schwitzer Common Stock were held as capital assets by the holder at the Effective Time; and

       (vi) a stockholder of Schwitzer who receives cash in lieu of a fractional share of Kuhlman Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (as described in clause (iv) above) and the amount of cash received.

    Such opinion of counsel is to be based in part upon certain representations of Schwitzer, Kuhlman and certain stockholders of Schwitzer. Stockholders of Schwitzer should be aware that such opinion of counsel is not binding on the United States Internal Revenue Service ("IRS"), and no assurance is or will be given that the IRS would not adopt a contrary position or that the IRS position would not be sustained by a court. No rulings from the IRS have been or will be requested in connection with the Merger.

    Dividends and other distributions paid with respect to the shares of Kuhlman Stock issued upon exchange of the Schwitzer Stock, as described below under "The Merger -- Exchange of Certificates", will generally be taxable as dividend income to the extent of Kuhlman's current and accumulated earnings and profits.

    REDEMPTION OF SCHWITZER RIGHTS. As a condition to the consummation of the Merger, a payment of $.01 per share of Schwitzer Common Stock (the "Rights Payment") will be made by Schwitzer to the Schwitzer stockholders in connection with the redemption of the Schwitzer Rights. The Rights Payment will likely be treated as a dividend to the Schwitzer stockholders for United States federal income tax purposes.

    CONVERSION OF SCHWITZER WARRANTS PURSUANT TO THE MERGER. Holders of Schwitzer Warrants that are converted into New Kuhlman Warrants as described and defined below under "The Merger -- Warrants" generally will recognize gain or loss upon the conversion of the Schwitzer Warrants into New Kuhlman Warrants. The amount of such gain or loss will equal the difference between the fair market value of the New Kuhlman Warrants and the adjusted basis of the Schwitzer Warrants. The basis of the New Kuhlman Warrants received by the holders of the Schwitzer Warrants will be the fair market value of the New Kuhlman Warrants and the holding period of the New Kuhlman Warrants will begin the day after the Effective Time. The basis of the Kuhlman Common Stock received upon the exercise of the New Kuhlman Warrants will be the basis of the New Kuhlman Warrants plus the exercise price under the New Kuhlman Warrants (with the exercise price computed net of any cash received for the portion of the exercise price attributable to, and received in lieu of, a fractional share of Kuhlman Common Stock).

    CONVERSION OF SCHWITZER STOCK OPTIONS PURSUANT TO THE MERGER. Holders of Schwitzer Stock Options which are converted into New Kuhlman Stock Options as described and defined below under "The Merger--Stock Options" generally will not recognize income or gain for federal income tax purposes upon such conversion, assuming the Merger is a tax-free reorganization as described above.

    A holder of a New Kuhlman Stock Option generally will recognize ordinary compensation income on the date such option is exercised in an amount equal to the excess of the fair market value on such date of the Kuhlman Common Stock acquired by exercise of such option over the exercise price of such shares of Kuhlman Common Stock. Kuhlman generally will be entitled to a deduction for federal income tax purposes on such date in the amount of such ordinary compensation income, subject to the rules of Section 162(m) of the Code which in certain circumstances disallow deductions for compensation to a covered employee in excess of $1,000,000 per year. However, if the holder is at the time of exercise of the New Kuhlman Stock Option an executive officer, director or holder of more than 10% of the outstanding shares of Kuhlman Common Stock (an "Insider"), and if the option is exercised at a time when the restrictions imposed by Section 16(b) of the Exchange Act (the "Section 16(b) Restrictions") would apply to the sale of the Kuhlman Common Stock so acquired (generally only for six months after the Effective Time), the holder will recognize, in lieu of the compensation described in the immediately preceding sentence, taxable compensation at the time the Section 16(b) Restrictions lapse in an amount equal to the excess, if any, of the fair market value (determined as of the time the Section 16(b) Restrictions lapse) of the Kuhlman Common Stock acquired over the exercise price of such shares of Kuhlman Common Stock. Notwithstanding the foregoing, a holder who is an Insider can elect to be treated in the same manner as a holder who is not an Insider (I.E., to recognize income on the date of exercise and by reference to the fair market value of the Kuhlman Common Stock as of the date of exercise of the New Kuhlman Stock Option) by filing an election to such effect with the IRS within 30 days after the shares acquired are transferred to the holder.

    The tax basis of the Kuhlman Common Stock acquired by exercise of a New Kuhlman Stock Option will be its fair market value used to determine the amount of ordinary compensation income arising from the exercise of the New Kuhlman Stock Option (or the lapse of Section 16(b) Restrictions, if applicable). The holding period for purposes of determining whether a subsequent sale of the Kuhlman Common Stock would result in the recognition of short-term or long-term capital gain or loss will commence on the date of issuance of the Kuhlman Common Stock to the holder of the option (or, for an Insider who does not make an election to recognize income earlier, at the time the Section 16(b) Restrictions lapse, if later than such date of issuance).

    A holder of a New Kuhlman Stock Option will also recognize ordinary compensation income, and Schwitzer will be allowed a deduction for federal income tax purposes, on the date such option is exercised in an amount equal to the cash, if any, paid by Schwitzer to such holder in lieu of any fractional share of Kuhlman Common Stock which was eliminated upon the conversion of a Schwitzer Stock Option to such New Kuhlman Stock Option pursuant to the Merger Agreement.

    Under current law, the tax rate imposed on long-term capital gains cannot exceed 28%. The Code imposes limitations on the amount of capital loss which can be deducted in a taxable year.

    If the holder of a New Kuhlman Stock Option delivers shares of Kuhlman Common Stock in payment of the exercise price of such New Kuhlman Stock Option, such holder will not recognize any taxable income by reason of such delivery. The holder's basis and holding period for the number of shares of Kuhlman Common Stock received equal to the number of shares delivered will be the same as the shares delivered. The holder's basis for shares of Kuhlman Common Stock received in excess of the number of shares delivered will equal to the fair market value of such shares of Kuhlman Common Stock used to determine the amount of taxable compensation arising from the exercise of such option. The holding period for such excess shares of Kuhlman Common Stock will commence on the date the shares of Kuhlman Common Stock are transferred to the holder (or, for an Insider who does not make an election to recognize income earlier, at the time the Section 16(b) Restrictions lapse, if later than such date of issuance).

    Amounts described above as being treated as compensation income upon the exercise of a New Kuhlman Stock Option will be subject to tax at rates applicable to ordinary income and will be subject to the tax under the Federal Insurance Contributions Act (I.E., FICA tax), subject to certain limitations in the case of the old-age, survivors and disability insurance portions of the FICA tax.

NO SOLICITATION OF OTHER TRANSACTIONS

    The Merger Agreement provides that neither Schwitzer nor Kuhlman will solicit or initiate, nor will either Schwitzer or Kuhlman permit any of its officers, directors, employees, agents and other representatives or those of any of its majority-owned subsidiaries to, directly or indirectly, solicit or initiate, any takeover proposal or offer from any person, or engage in discussions or negotiations relating to any such proposal or offer. Either Kuhlman or Schwitzer may engage in discussions or negotiations with a third party who seeks to initiate such discussions or negotiations or may furnish to such third party information concerning such party and its business, properties or assets and, following receipt of a takeover proposal, the Board of Directors of either Schwitzer or Kuhlman may withdraw or modify its recommendations with respect to the Merger but in each case only to the extent that the Board of Directors of such party shall conclude in good faith after consultation with its outside counsel that such action is necessary in order for the Board of Directors of such party to act in a manner which is consistent with its fiduciary obligations under applicable law. Schwitzer and Kuhlman are obligated to promptly notify the other of any takeover proposal or offer, including the material terms and conditions thereof, but need not identify the person or group making such takeover proposal or offer. As used in the Merger Agreement, "takeover proposal" or "offer" means any proposal or offer, other than a proposal or offer by Kuhlman, Schwitzer or any of their respective affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving Schwitzer, Kuhlman or any of their respective subsidiaries or any proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Schwitzer, Kuhlman or any of their respective subsidiaries. If the Schwitzer Board of Directors shall withdraw or materially modify its recommendation to the stockholders of Schwitzer to adopt the Merger Agreement, or if Schwitzer terminates the Merger Agreement because the Schwitzer Board of Directors believes another takeover proposal provides a higher value per share than the consideration per share pursuant to the Merger Agreement, Schwitzer is obligated to reimburse Kuhlman for up to $500,000 of expenses incurred by Kuhlman in connection with the Merger Agreement and transactions contemplated thereby; provided, however, that if prior to the expiration of one year after any such withdrawal, modification or termination, a merger, consolidation or other business combination, or tender or exchange offer shall occur which effects a change in control of Schwitzer, Schwitzer is obligated to pay Kuhlman the excess of $2,000,000 over the total expense reimbursements previously made by Schwitzer. See "The Merger -- Expenses and Topping Fee."

CONVERSION OF SHARES

    Each share of Schwitzer Common Stock outstanding immediately prior to the Effective Time shall be converted into 0.9615 validly issued, fully paid and nonassessable share of Kuhlman Common Stock, except that pursuant to the Merger, all shares of Schwitzer Common Stock held in the treasury of Schwitzer or by any wholly-owned subsidiary of Schwitzer and any shares of Schwitzer Common Stock owned by Kuhlman, Spinner or any wholly-owned subsidiary of Kuhlman shall be cancelled at the Effective Time. All such shares of Schwitzer Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive certain dividends and other distributions as contemplated by the Merger Agreement and nonassessable shares of Kuhlman Common Stock and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with the Merger Agreement.

APPOINTMENT OF EXCHANGE AGENT

    In order to facilitate distribution of certificates evidencing Kuhlman Common Stock to Schwitzer stockholders, Kuhlman will appoint Harris Trust and Savings Bank to act as Exchange Agent in connection with the Merger. The Exchange Agent will enter into an agreement with Kuhlman and Schwitzer pursuant to which it will agree to act as agent for purposes of distributing the Kuhlman Common Stock to Schwitzer stockholders.

EXCHANGE OF CERTIFICATES

    Stockholders should not tender their certificates for Schwitzer Common Stock with their proxy. As promptly as practicable after the Effective Time, the Exchange Agent will mail to all Schwitzer stockholders transmittal materials, including a Letter of Transmittal (the "Letter of Transmittal") for use in exchanging certificates evidencing Schwitzer Common Stock for certificates evidencing Kuhlman Common Stock. As soon as practicable after the Letter of Transmittal is properly completed and returned, along with the certificates evidencing Schwitzer Common Stock, to the Exchange Agent, the person specified in the Letter of Transmittal shall receive certificates for the number of whole shares of Kuhlman Common Stock and, to the extent applicable, cash in lieu of a fractional share of Kuhlman Common Stock and any accrued dividends and other distributions on such whole shares without interest, to which such person is entitled as a result of the Merger. The Letter of Transmittal is expected to provide instructions for Schwitzer stockholders who have lost or misplaced their certificates and wish to tender their shares.

    Each share of Kuhlman Common Stock for which shares of Schwitzer Common Stock are converted in the Merger will be deemed to have been issued at the Effective Time. Accordingly, Schwitzer stockholders who receive Kuhlman Common Stock in the Merger will be entitled to receive any dividends or other distributions which may be payable to all holders of record of Kuhlman Common Stock with respect to any record date after the Effective Time. No holder of Schwitzer Common Stock will be entitled to receive shares of Kuhlman Common Stock or cash in lieu of fractional shares, and no dividends or other distributions actually will be paid with respect to any shares of Kuhlman Common Stock, until the certificate or certificates formerly representing such holder's shares of Schwitzer Common Stock have been surrendered in accordance with the procedures described above. At the time such surrender has been accomplished, a certificate representing the appropriate number of whole shares of Kuhlman Common Stock will be issued and any cash in lieu of any fractional share of Kuhlman Common Stock and any accrued dividends and other distributions on such shares of Kuhlman Common Stock will be paid without interest.

INTERESTS OF CERTAIN PERSONS

    The Merger Agreement provides that effective as of the Effective Time, the directors of Schwitzer shall be three in number and shall be Gary G. Dillon, Robert S. Jepson, Jr. and Curtis B. Anderson and the officers of Schwitzer shall be those persons who are then serving as officers of Schwitzer immediately prior to the Effective Time, except that Vernon J. Nagel will be a Vice President and Assistant Treasurer, Ward D. Richards will be an Assistant Secretary, Jeffrey R. Samuels will be an Assistant Treasurer and Richard A. Walker will be an Assistant Secretary.

    Pursuant to the Merger Agreement, Kuhlman has agreed to indemnify and hold harmless all past and present officers and directors of Schwitzer and its majority-owned subsidiaries to the full extent such persons may be indemnified by Schwitzer pursuant to the Certificate of Incorporation and Bylaws of Schwitzer for acts or omissions occurring at or prior to the Effective Time. In addition, Kuhlman has agreed to provide, for a period of not less than six years from the Effective Time, to Schwitzer's current directors and officers an insurance and indemnification policy that provides coverage for events occurring through the Effective Time that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. After consummation of the Merger, however, neither Kuhlman nor Schwitzer shall be required to pay an annual premium for such insurance and indemnification policy in excess of three times the last annual premium paid prior to the date of the Merger Agreement, but in such case is obligated to purchase as much coverage as possible for such amount.

    Pursuant to the Merger Agreement, Kuhlman has agreed to cause Schwitzer and its majority-owned subsidiaries to honor all severance and employment agreements with the officers and employees of Schwitzer or any of its majority-owned subsidiaries and to maintain until at least two years after the Effective Time, employee benefit plans and policies for retirees, officers and employees (including terminated officers and employees) of Schwitzer and any of its majority-owned subsidiaries that are no less favorable than those being provided to such retirees, officers and employees on the date of the Merger Agreement.

    In order to provide Gary G. Dillon, currently the Chairman of the Board, President and Chief Executive Officer of Schwitzer, with an incentive to remain in the employ of Schwitzer U.S. after the closing of the Merger and in order to eliminate any incentive for Mr. Dillon to leave Schwitzer U.S. after such closing, Schwitzer U.S. and Mr. Dillon have amended the Dillon Agreement. Under the Dillon Amendment, Schwitzer is obligated to make a payment of $731,250 to Mr. Dillon at the Effective Time in lieu of Schwitzer's obligation under the Dillon Agreement to continue to pay salary and bonuses to Mr. Dillon upon his termination of employment or resignation regardless of the reason therefor. The Dillon Amendment also obligates Schwitzer U.S. to make an additional payment of $731,250 to Mr. Dillon at the Effective Time in lieu of Schwitzer U.S.'s obligation under the Dillon Agreement to make certain payments upon Mr. Dillon's termination or resignation after a change in control of Schwitzer U.S. The Dillon Amendment terminates any other severance pay obligations of Schwitzer to Mr. Dillon. In addition, at the Effective Time, (i) each Schwitzer Stock Option held by Mr. Dillon will be converted by the Merger into an option to purchase shares of Kuhlman Common Stock in accordance with the Exchange Ratio and each such option shall continue to become exercisable in accordance with such option's terms and (ii) the 75,000 units of phantom stock of Schwitzer awarded to Mr. Dillon pursuant to an agreement dated as of October 18, 1994 will be converted into 75,000 units of phantom stock of Kuhlman and shall continue to vest on October 18, 1997 and be subject to the same risks of forfeiture and other conditions. Mr. Dillon's annual salary effective January 1, 1995 was increased to $325,000 from $297,000. See "Information Regarding Schwitzer Directors, Nominees for Directors of Schwitzer and Executive Officers -- Executive Compensation and Severance Agreements."

    As soon as practicable after the Merger is consummated, Kuhlman will cause Mr. Dillon to be appointed to the Board of Directors of Kuhlman to serve until the 1997 annual meeting of Kuhlman stockholders.

CONDUCT OF BUSINESS PENDING THE MERGER

    The Merger Agreement provides that during the period from the date of the Merger Agreement through the Effective Time, each of Schwitzer and Kuhlman shall, and each shall cause its respective subsidiaries to, in all material respects carry on its respective businesses in, and not enter into any material transaction other than in the ordinary course and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time.

    Except as otherwise expressly contemplated by the Merger Agreement, each of Schwitzer and Kuhlman has agreed that it will not, and that each will not permit any of its respective majority-owned subsidiaries to, without the prior written consent of the other parties to the Merger Agreement:

        (i) (A) declare, set aside or pay any dividends on, or make any distributions in respect of, any of its respective capital stock, or otherwise make any payments to its respective stockholders in their capacity as such, other than (1) ordinary quarterly dividends by Kuhlman consistent with past practice, each in an amount not in excess of $.15 per share with respect to Kuhlman Common Stock, (2) dividends declared by Kuhlman prior to the date of the Merger Agreement and (3) dividends payable to Schwitzer declared by any of Schwitzer's subsidiaries or to Kuhlman declared by any of Kuhlman's subsidiaries, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities with respect to shares of its capital stock, and (C) purchase, redeem or otherwise acquire any shares of capital stock of each of Schwitzer or

    Kuhlman, or any of its respective majority-owned subsidiaries or any rights, warrants or options to acquire any such shares or other securities, other than Schwitzer's redemption of the outstanding Schwitzer Rights prior to the Effective Time;

        (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities other than upon the exercise of outstanding options or warrants with respect to Kuhlman Common Stock or Schwitzer Common Stock or in accordance with Kuhlman's or Schwitzer's employee benefit plans;

       (iii) amend its Certificate of Incorporation (other than, in the case of Kuhlman, to approve and adopt the Kuhlman Amendment) or amend in any material respects its Bylaws;

       (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case that are material or substantial, individually or in the aggregate, to Schwitzer and its subsidiaries taken as a whole, and to Kuhlman and its subsidiaries taken as a whole, respectively;

        (v) sell,  lease or  otherwise dispose  of or  agree to  sell, lease  or otherwise dispose of, any of its assets (other than sales or other dispositions of inventory in the ordinary course of business) that are material, individually or in the aggregate, to Schwitzer and its subsidiaries taken as a whole, or to Kuhlman and its subsidiaries taken as a whole, respectively;

       (vi) except in the ordinary course of business consistent with past practice, (A) incur or assume any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to Schwitzer or any wholly-owned subsidiary of Schwitzer or to Kuhlman or any wholly-owned subsidiary of Kuhlman, respectively;

       (vii) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary of Schwitzer or any subsidiary of Kuhlman, respectively; or

      (viii) enter into or adopt, or amend any existing severance plan, agreement or arrangement or, other than in the ordinary course of business, enter into or amend any employee benefit plan, or any employment or consulting agreement, except compensation increases associated with promotions and annual reviews in the ordinary course of business consistent with past practice.

    Schwitzer and Kuhlman must promptly advise the other of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Material Adverse Effect on Schwitzer or Kuhlman, respectively.

WAIVER AND AMENDMENT

    The Merger Agreement provides that, at any time prior to the Effective Time, Kuhlman, Schwitzer or Spinner may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in the Merger
Agreement or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement which may legally be waived.

    The Merger Agreement may be amended by Kuhlman, Schwitzer and Spinner, at any time before or after approval of the Merger Agreement by the stockholders of Schwitzer or the approval of the Kuhlman Amendment and the issuance of shares of Kuhlman Common Stock pursuant to the Merger Agreement by the stockholders of Kuhlman. After any such approval by the stockholders of Schwitzer or the stockholders of Kuhlman, no amendment to the Merger Agreement shall be made which changes the Exchange Ratio or which in any way materially adversely affects the rights of the stockholders of Schwitzer or the stockholders of Kuhlman, as the case may be, without the further approval of such stockholders.

STOCK OPTIONS

    Each option to purchase shares of Schwitzer Common Stock (a "Schwitzer Stock Option") outstanding immediately prior to the Effective Time pursuant to the Schwitzer Long-Term Executive Incentive Compensation Plan (the "Schwitzer Stock Plan") shall be converted into an option (a "New Kuhlman Stock Option") to purchase, in lieu of the shares of Schwitzer Common Stock purchasable thereunder immediately prior to the Effective Time, the number of whole shares of Kuhlman Common Stock into which the shares of Schwitzer Common Stock subject to such Schwitzer Stock Option would have been converted had such Schwitzer Stock Option been exercised in full immediately prior to the Effective Time, without any change in the aggregate option exercise price. Each New Kuhlman Stock Option will otherwise be upon the same terms and conditions as set forth in the Schwitzer Stock Plan and related option agreement. Fractional shares will not be issued upon the exercise of any New Kuhlman Stock Option, but upon the exercise of any New Kuhlman Stock Option for the largest number of whole shares of Kuhlman Common Stock then subject thereto, Schwitzer will pay to the holder of such New Kuhlman Stock Option a sum in cash equal to the proportional part of the per share exercise price of such New Kuhlman Stock Option represented by such fractional share. Kuhlman will use its best efforts to file a registration statement on Form S-8 covering the shares of Kuhlman Common Stock issuable upon exercise of the New Kuhlman Stock Options concurrently with the closing of the Merger or as soon thereafter as practicable.

WARRANTS

    Each warrant to purchase shares of Schwitzer Common Stock (a "Schwitzer Warrant") outstanding immediately prior to the Effective Time pursuant to the Note Agreement dated as of April 15, 1992 among Schwitzer, Schwitzer U.S. Inc. and Massachusetts Mutual Life Insurance Company (the "Schwitzer Warrant
Agreement") shall be converted into a warrant (a "New Kuhlman Warrant") to purchase, in lieu of the shares of Schwitzer Common Stock purchasable under the Schwitzer Warrant immediately prior to the Effective Time, the number of whole shares of Kuhlman Common Stock into which the shares of Schwitzer Common Stock subject to such Schwitzer Warrant would have been converted had such Schwitzer Warrant been exercised in full immediately prior to the Effective Time, without any change in the aggregate warrant exercise price. Fractional shares shall not be issued upon the exercise of any New Kuhlman Warrant, but upon the exercise of any New Kuhlman Warrant for the largest number of whole shares of Kuhlman Common Stock then subject to such warrant, Schwitzer shall pay to the holder of such New Kuhlman Warrant a sum in cash equal to the proportional part of the per share exercise price of such New Kuhlman Warrant represented by such fractional share. Each New Kuhlman Warrant shall otherwise be upon the same terms and conditions as set forth in the Schwitzer Warrant Agreement.

STOCK EXCHANGE LISTING

    Kuhlman has applied to list the shares of Kuhlman Common Stock issuable in connection with the Merger on the NYSE. Approval of the listing of such shares on the NYSE, subject to official notice of issuance, is a condition to the respective obligations of Kuhlman, Schwitzer and Spinner to consummate the Merger.

ANTICIPATED ACCOUNTING TREATMENT

    Kuhlman and Schwitzer expect the Merger to qualify as a pooling of interests for accounting and financial reporting purposes. Under the pooling of interests method of accounting, the recorded assets and liabilities of Kuhlman and Schwitzer will be carried forward to the combined companies at their recorded amounts; income of the combined companies will include income of Kuhlman and Schwitzer for the entire fiscal year in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of the combined companies. A condition of Kuhlman's and Spinner's obligation to consummate the Merger is that Kuhlman shall have no reasonable basis, based on the advice of Arthur Andersen LLP and such other advice that Kuhlman may reasonably deem relevant, to believe that following the Merger, the Merger may be not be accounted for as a pooling of interests.

SHARES AVAILABLE FOR RESALE

    The issuance of shares of Kuhlman Common Stock to stockholders of Schwitzer upon consummation of the Merger will be registered under the Securities Act. Such shares may be traded freely and without restriction by those stockholders not deemed to be "affiliates" of Schwitzer as that term is defined in the rules and regulations promulgated pursuant to the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by or are under common control with an issuer. To enable the Merger to qualify as a pooling of interests for accounting and financial reporting purposes, neither Kuhlman Common Stock received by those stockholders of Schwitzer who are deemed to be affiliates of Schwitzer nor shares of Kuhlman Common Stock owned by persons deemed to be affiliates of Kuhlman may be sold by such persons, and such persons may not otherwise reduce their risk relative to shares of Kuhlman Common Stock received in the Merger, until such time as financial results covering at least 30 days of post-Merger combined operations have been published. It is currently expected that such publication will be made by means of Kuhlman's periodic filings with the SEC. Once such period has expired such securities may be resold without registration as provided for by Rule 145(d), or as otherwise permitted under the Securities Act. This Proxy Statement/ Prospectus does not cover any resales of Kuhlman Common Stock received by affiliates of Schwitzer. Schwitzer is obligated to use its best efforts to cause its affiliates to deliver to Kuhlman on or prior to the Effective Time a written agreement that such affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Kuhlman Common Stock issued to such affiliate pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with Rule 145(d) under the Securities Act or another exemption from the registration requirements of the Securities Act.

EXPENSES AND TOPPING FEE

    The Merger Agreement provides that, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses, except as Kuhlman and Schwitzer shall otherwise agree in writing. The Merger Agreement also provides that if the Schwitzer Board of Directors withdraws or materially modifies its recommendation to Schwitzer stockholders to adopt the Merger Agreement as provided for therein, or Schwitzer terminates the Merger Agreement because the Schwitzer Board of Directors believes another takeover proposal provides a higher value per share than the consideration per share pursuant to the Merger Agreement, Schwitzer is obligated to reimburse Kuhlman for up to $500,000 of such expenses actually incurred by Kuhlman, including legal, accounting and investment banking fees and expenses. In addition, if prior to the expiration of one year after any such withdrawal, modification or termination, a merger, consolidation or other business combination, or a tender or exchange offer, shall occur which effects a change of control of Schwitzer, on the third business day after the closing of such transaction, Schwitzer would be obligated to pay to Kuhlman in lieu of its obligation to make any further expense reimbursements, an amount equal to the excess of $2,000,000 over the total expense reimbursements previously made by Schwitzer to Kuhlman.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined balance sheet as of December 31, 1994 and the unaudited pro forma condensed combined statements of income for each of the three years in the period ended December 31, 1994 captioned "Kuhlman Corporation and Subsidiaries and Schwitzer, Inc. and Subsidiaries" give effect to the Merger accounted for as a pooling of interests. The pro forma information is based on the historical consolidated financial statements of Kuhlman and Schwitzer and their subsidiaries under the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma condensed combined financial statements.

    The unaudited pro forma condensed combined financial statements have been prepared by the managements of Kuhlman and Schwitzer based upon their respective consolidated financial statements. Pro forma per share amounts are based on the Exchange Ratio of 0.9615 share of Kuhlman Common Stock for each outstanding share of Schwitzer Common Stock. The unaudited pro forma condensed combined statements of income, which include results of operations as if the Merger had been consummated on January 1, 1992, do not reflect the merger expenses anticipated to be incurred or the benefits anticipated to result from the Merger. As a result, the unaudited pro forma condensed combined financial statements prior to the Effective Time may not be indicative of the results that actually would have occurred or which may be attained in the future if the Merger had been in effect during the periods presented. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Kuhlman and Schwitzer incorporated herein by reference. See "Summary -- Selected Pro Forma Financial Data."

                      KUHLMAN CORPORATION AND SUBSIDIARIES
                      AND SCHWITZER, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               DECEMBER 31, 1994

                                     ASSETS

                                                                           PRO FORMA   PRO FORMA
                                                     KUHLMAN   SCHWITZER  ADJUSTMENTS  COMBINED
                                                    ---------  ---------  -----------  ---------
                                                                           (NOTE 3)
                                                                    IN THOUSANDS
Current assets
  Cash, restricted cash and cash equivalents......  $     622  $   2,414   $  --       $   3,036
  Accounts receivable.............................     36,004     23,888      --          59,892
  Inventories.....................................     24,067     19,646      --          43,713
  Other current assets............................      7,996      3,962      --          11,958
                                                    ---------  ---------  -----------  ---------
    Total current assets..........................     68,689     49,910      --         118,599
                                                    ---------  ---------  -----------  ---------
Plant and equipment -- net........................     34,449     30,301      --          64,750
                                                    ---------  ---------  -----------  ---------
Intangible assets and other long-term assets......     43,425      2,411      --          45,836
                                                    ---------  ---------  -----------  ---------
                                                    $ 146,563  $  82,622   $  --       $ 229,185
                                                    ---------  ---------  -----------  ---------
                                                    ---------  ---------  -----------  ---------

                              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Current portion of long-term debt...............  $   7,243  $     635   $  --       $   7,878
  Accounts payable................................     19,331     11,293      --          30,624
  Accrued liabilities.............................     14,146     16,450       3,180      33,776
                                                    ---------  ---------  -----------  ---------
    Total current liabilities.....................     40,720     28,378       3,180      72,278
                                                    ---------  ---------  -----------  ---------
Long-term debt....................................     54,985     21,910      --          76,895
                                                    ---------  ---------  -----------  ---------
Other long-term liabilities.......................      2,186      7,790      --           9,976
                                                    ---------  ---------  -----------  ---------
    Total liabilities.............................     97,891     58,078       3,180     159,149
                                                    ---------  ---------  -----------  ---------
Total shareholders' equity........................     48,672     24,544      (3,180)     70,036
                                                    ---------  ---------  -----------  ---------
                                                    $ 146,563  $  82,622   $  --       $ 229,185
                                                    ---------  ---------  -----------  ---------
                                                    ---------  ---------  -----------  ---------

    The Notes to Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with this balance sheet

                     KUHLMAN CORPORATION AND SUBSIDIARIES,
                      AND SCHWITZER, INC. AND SUBSIDIARIES

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                                                                    PRO FORMA    PRO FORMA
                                                                             KUHLMAN   SCHWITZER   ADJUSTMENTS   COMBINED
                                                                             --------  ---------   -----------   ---------
                                                                                                    (NOTE 4)
                                                                                             IN THOUSANDS
Net sales..................................................................  $242,846  $ 153,271     $--         $ 396,117
Cost of goods sold.........................................................   202,363    117,869      --           320,232
                                                                             --------  ---------   -----------   ---------
    Gross profit...........................................................    40,483     35,402      --            75,885
Operating expenses:
Selling, general and administrative; research and development..............    34,218     18,383      --            52,601
                                                                             --------  ---------   -----------   ---------
Operating profit...........................................................     6,265     17,019      --            23,284
Other income (expense):
Interest expense, net......................................................    (4,051)    (2,918)     --            (6,969)
Other, net.................................................................       709     (1,421)     --              (712)
                                                                             --------  ---------   -----------   ---------
    Total other income (expense), net......................................    (3,342)    (4,339)     --            (7,681)
                                                                             --------  ---------   -----------   ---------
Income before taxes........................................................     2,923     12,680      --            15,603
Taxes on income............................................................     1,306      3,750         577         5,633
                                                                             --------  ---------   -----------   ---------
Income from continuing operations..........................................  $  1,617  $   8,930     $  (577)    $   9,970
                                                                             --------  ---------   -----------   ---------
                                                                             --------  ---------   -----------   ---------
Income from continuing operations per share................................  $   0.27  $    1.21     $--         $    0.73
                                                                             --------  ---------   -----------   ---------
                                                                             --------  ---------   -----------   ---------
Weighted average common shares and common stock equivalents................     6,097      7,404      --            13,647
                                                                             --------  ---------   -----------   ---------
                                                                             --------  ---------   -----------   ---------

    The Notes to Unaudited Pro Forma Condensed Combined Financial Statements
               should be read in conjunction with this statement

                     KUHLMAN CORPORATION AND SUBSIDIARIES,
                      AND SCHWITZER, INC. AND SUBSIDIARIES

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1993

                                                                                                               PRO FORMA
                                                                             KUHLMAN   SCHWITZER               COMBINED
                                                                             --------  ---------   PRO FORMA   ---------
                                                                                                   ADJUSTMENTS
                                                                                                   ---------
                                                                                                   (NOTE 4)
                                                                                            IN THOUSANDS
Net sales..................................................................  $118,097  $ 124,124     $--       $ 242,221
Cost of goods sold.........................................................   100,150     98,773     --          198,923
                                                                             --------  ---------   ---------   ---------
    Gross profit...........................................................    17,947     25,351     --           43,298
                                                                             --------  ---------   ---------   ---------
Operating expenses:
Selling, general and administrative; research and development..............    16,096     15,773     --           31,869
Cost of restructuring......................................................     8,650     --         --            8,650
                                                                             --------  ---------   ---------   ---------
    Total operating expenses...............................................    24,746     15,773     --           40,519
                                                                             --------  ---------   ---------   ---------
Operating profit (loss)....................................................    (6,799)     9,578     --            2,779
Other income (expense):
Interest expense net.......................................................      (312)    (4,211)    --           (4,523)
Other, net.................................................................     2,010     (1,832)    --              178
                                                                             --------  ---------   ---------   ---------
    Total other income (expense), net......................................     1,698     (6,043)    --           (4,345)
                                                                             --------  ---------   ---------   ---------
Income (loss) before taxes.................................................    (5,101)     3,535     --           (1,566)
Taxes (benefit) on income (loss)...........................................    (3,392)     1,005       511        (1,876)
                                                                             --------  ---------   ---------   ---------
Income (loss) from continuing operations...................................  $ (1,709) $   2,530     $(511)    $     310
                                                                             --------  ---------   ---------   ---------
                                                                             --------  ---------   ---------   ---------
Income (loss) from continuing operations per share.........................  $  (0.29) $    0.35     $--       $    0.02
                                                                             --------  ---------   ---------   ---------
                                                                             --------  ---------   ---------   ---------
Weighted average common shares and common stock equivalents................     5,926      7,250     --           13,484
                                                                             --------  ---------   ---------   ---------
                                                                             --------  ---------   ---------   ---------

    The Notes to Unaudited Pro Forma Condensed Combined Financial Statements
               should be read in conjunction with this statement

                     KUHLMAN CORPORATION AND SUBSIDIARIES,
                      AND SCHWITZER, INC. AND SUBSIDIARIES

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1992

                                                                                                    PRO FORMA
                                                                             KUHLMAN   SCHWITZER    COMBINED
                                                                             --------  ---------   -----------
                                                                                       IN THOUSANDS
Net sales..................................................................  $121,734  $ 109,692    $  231,426
Cost of goods sold.........................................................    97,546     87,078       184,624
                                                                             --------  ---------   -----------
    Gross profit...........................................................    24,188     22,614        46,802
                                                                             --------  ---------   -----------
Operating expenses:
Selling, general and administrative; research and development..............    16,728     16,073        32,801
Cost of restructuring......................................................     --         1,650         1,650
                                                                             --------  ---------   -----------
    Total operating expenses...............................................    16,728     17,723        34,451
                                                                             --------  ---------   -----------
Operating profit...........................................................     7,460      4,891        12,351
Other income (expense):
Interest expense, net......................................................       266     (4,251)       (3,985)
Other, net.................................................................     2,597     (1,127)        1,470
                                                                             --------  ---------   -----------
    Total other income (expense), net......................................     2,863     (5,378)       (2,515)
                                                                             --------  ---------   -----------
Income (loss) before taxes.................................................    10,323       (487)        9,836
Taxes on income (loss).....................................................     4,099        873         4,972
                                                                             --------  ---------   -----------
Income (loss) from continuing operations...................................  $  6,224  $  (1,360)   $    4,864
                                                                             --------  ---------   -----------
                                                                             --------  ---------   -----------
Income (loss) from continuing operations per share.........................  $   1.05  $   (0.19)   $     0.37
                                                                             --------  ---------   -----------
                                                                             --------  ---------   -----------
Weighted average common shares and common stock equivalents................     5,940      7,140        13,286
                                                                             --------  ---------   -----------
                                                                             --------  ---------   -----------

    The Notes to Unaudited Pro Forma Condensed Combined Financial Statements
               should be read in conjunction with this statement

                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

1. Kuhlman operates and reports on a December 31 calendar year basis. Schwitzer's fiscal year ends on the Sunday closest to December 31; Schwitzer's fiscal years 1994 and 1993 included 52 weeks, and fiscal year 1992 included 53 weeks. The pro forma condensed combined balance sheet combines the balance sheet of Kuhlman as of December 31, 1994 with the balance sheet of Schwitzer as of January 1, 1995. The pro forma condensed combined statements of income combine the statements of income of Kuhlman for the years ended December 31, 1994, 1993 and 1992 with the statements of operations of Schwitzer for the fiscal years ended January 1, 1995, January 2, 1994 and January 3, 1993. The Schwitzer historical statement of income and balance sheet classifications presented herein were reclassified, where necessary, to be consistent with the presentation used by Kuhlman.

2. The pro forma combined net income (loss) per share is based on the weighted average number of common and common equivalent shares of Kuhlman and Schwitzer for each period assuming an Exchange Ratio of 0.9615 share of Kuhlman Common Stock for each outstanding share and common equivalent share of Schwitzer Common Stock. Common stock equivalents consist of dilutive shares issuable upon the exercise of stock options for Kuhlman and stock options and warrants for Schwitzer.

3. The pro forma combined balance sheet includes transaction costs associated with the Merger, which are estimated to be approximately $3,750,000, partially offset by $570,000 of anticipated tax effect on those costs. Transaction costs include salaries and other expenses related to services of employees, professional fees and other related expenses. Certain of the transaction costs may not be tax deductible, so no tax effect has been assumed for those items. All of the transaction costs are expected to be charged against income of the combined company immediately upon closing the Merger, which is currently expected to be in Kuhlman's second quarter ending June 30, 1995. Accordingly, the effects of these costs have not been reflected in the pro forma condensed combined statements of income.

4. The tax provisions in 1994 and 1993 have been adjusted to reflect changes in the valuation allowance required under SFAS No. 109 as if the companies had been combined at January 1, 1992.

                        APPROVAL OF AMENDMENT TO KUHLMAN
                          CERTIFICATE OF INCORPORATION

    The Kuhlman Certificate currently authorizes the issuance of 10,000,000 shares of Kuhlman Common Stock. As of April 18, 1995, there were approximately
       shares  of Kuhlman Common Stock issued and outstanding and         shares
of Kuhlman Common Stock were reserved for issuance pursuant to outstanding stock options. Under the Merger Agreement, Kuhlman is obligated to issue up to shares of Kuhlman Common Stock in connection with the conversion in the Merger of the shares of Schwitzer Common Stock outstanding as of April 18, 1995 and shares of Kuhlman Common Stock upon the exercise of Schwitzer stock options and warrants outstanding as of such date. Thus, Kuhlman does not currently have sufficient authorized shares to meet its obligations to issue shares pursuant to the Merger Agreement. In addition, the Kuhlman Board of Directors believes it is desirable that a reasonable number of unissued and unreserved shares be available for issuance should the occasion arise, such as in possible acquisitions, and upon such terms as the Kuhlman Board of Directors may deem appropriate without any further vote of Kuhlman stockholders. Accordingly, the Kuhlman Board of Directors believes it advisable that the Kuhlman Certificate be amended to increase the number of shares of Kuhlman Common Stock that Kuhlman shall have the authority to issue to 20,000,000.

    If the proposal is approved, additional authorized shares may be issued without further action by stockholders of Kuhlman (subject to rules of the NYSE that could require stockholder approval to issue such stock). The possible issuance of the additional shares of Kuhlman Common Stock authorized by the Amendment and the lack in the Kuhlman Certificate of a provision for cumulative voting in the election of directors could impede efforts by a third party to obtain control of Kuhlman. The issuance of additional shares would also dilute the percentage ownership interests of present stockholders and could dilute the ownership interests of a party seeking to obtain control of Kuhlman. The Kuhlman Board of Directors has no present plans to adopt any additional amendments to Kuhlman's Bylaws or to recommend that Kuhlman's stockholders approve any other amendments to the Kuhlman Certificate that could reasonably be expected to dilute the interests of the present stockholders. Furthermore, except for the Merger and Kuhlman stock option plans and Schwitzer stock options to be assumed by Kuhlman in the Merger, there are no agreements, arrangements, plans, understandings or pending negotiations regarding the issuance of any such additional authorized but unissued shares. Under the Kuhlman Certificate the stockholders of Kuhlman have no pre-emptive rights with respect to the issuance of authorized but unissued shares.

    In addition, the Kuhlman Certificate authorizes 2,000,000 shares of preferred stock, of which 200,000 shares have been designated in the Kuhlman Certificate as Junior Participating Preferred Stock, Series A. In order to clarify the power of the Kuhlman Board of Directors to change the number of shares of Preferred Stock designated as Junior Participating Preferred Stock, Series A, from time to time, the Kuhlman Board of Directors believes it is advisable to delete the designation, in the Kuhlman Certificate, of certain shares of Kuhlman Preferred Stock as Junior Participating Preferred Stock, Series A. Kuhlman intends that the number of shares designated as Junior Participating Preferred Stock, Series A and reserved for issuance pursuant to the Kuhlman Rights (as defined in "Description of Kuhlman Common Stock"), be adjusted from time to time to be equal to 1% or more of the number of outstanding shares of Kuhlman Common Stock. After the Effective Time, Kuhlman will have 200,000 shares of Kuhlman Preferred Stock designated as Series A Preferred Stock.

    THE BOARD OF DIRECTORS OF KUHLMAN UNANIMOUSLY RECOMMENDS THAT KUHLMAN STOCKHOLDERS VOTE "FOR" APPROVAL OF THE KUHLMAN AMENDMENT.

                    APPROVAL OF THE KUHLMAN 1994 OPTION PLAN

    The Board of Directors believes that stock option plans are important in attracting and retaining employees of high caliber and outstanding capabilities. Accordingly, the Board of Directors on July 29, 1994 adopted the Kuhlman 1994 Option Plan. Under the Kuhlman 1994 Option Plan, Kuhlman may from time to time on or before July 28, 2004 grant to key employees (including officers, whether or not directors) of Kuhlman or any of its subsidiaries options to purchase shares of Kuhlman Common Stock. There are approximately 100 persons currently eligible to participate in the Kuhlman 1994 Option Plan and after the Effective Time there will be approximately 30 additional persons so eligible. Options are granted on such terms and at such prices as determined pursuant to the Kuhlman 1994 Option Plan, and on such other terms and conditions as determined by the Compensation Committee of Kuhlman's Board of Directors that are not inconsistent with the Kuhlman 1994 Option Plan. The aggregate number of shares of such stock on which options may be granted or which may be sold to all optionees pursuant to the Kuhlman 1994 Option Plan shall not exceed 500,000; however, if an outstanding option under the Kuhlman 1994 Option Plan (or portion thereof) expires, or is cancelled, surrendered, or terminated, the shares of Kuhlman Common Stock allocable to the unexercised portion of such option may again be made subject to an option to be granted under the Kuhlman 1994 Option Plan.

    Under the Kuhlman 1994 Option Plan, options for no more than 100,000 shares of Kuhlman Common Stock may be allocated to any one person in any year, and the aggregate fair market value (as of the date an option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under all incentive stock option plans of Kuhlman, and any parent and subsidiary corporations of Kuhlman, may not exceed $100,000. Options granted under the Kuhlman 1994 Option Plan may be either options which are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("incentive stock options"), or options which are not intended to be incentive stock options ("non-qualified options"). Options granted under the Kuhlman 1994 Option Plan will expire not more than ten years from the date of the grant, and the purchase price per share to be specified in each option will be not less than the fair market value of a share of Kuhlman's Common Stock on the date the option is granted. Options granted under the Kuhlman 1994 Option Plan are not transferable other than by will or the laws of descent and distribution, except that the Kuhlman Compensation Committee may, if certain conditions have been satisfied, permit an optionee to transfer a non-qualified option to members of the optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners.

    Options may not be exercised by an optionee more than three months after termination of employment, except that the optionee may exercise such options up to twelve months after termination of employment that results from death or permanent disability, but in no event may an option be exercised later than its expiration date. Options granted to an optionee under the Kuhlman 1994 Option Plan will immediately terminate and be null and void if the Kuhlman Compensation Committee determines, either before or after such optionee's employment with Kuhlman is terminated, that such optionee has engaged in fraud, dishonesty, conduct in violation of Kuhlman policy or similar acts at any time while in the employ of Kuhlman or any of its subsidiaries, or in an activity directly or indirectly in competition with any business of Kuhlman or any of its subsidiaries, or in other conduct detrimental to the best interests of Kuhlman or any of its subsidiaries.

    The Kuhlman 1994 Option Plan provides that the Compensation Committee shall administer such plan. The members of the Compensation Committee must be "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. The duties of such committee include (i) determining the number of shares which may be purchased by each optionee and (ii) determining whether incentive stock options or non-qualified stock options are to be granted to an optionee. The
Compensation Committee may make such rules and regulations and establish such procedures for the administration of the Kuhlman 1994 Option Plan as it deems appropriate. The Kuhlman Board of Directors may amend the Kuhlman 1994 Option Plan without stockholder approval, except that any amendment that would (i) materially increase the benefits accruing to participants under the Kuhlman 1994 Option Plan, (ii) materially increase the number of shares which may be issued under the Kuhlman 1994 Option Plan, or (iii) materially modify the requirements as to eligibility for participation under the Kuhlman 1994 Option Plan, must be approved by a vote of stockholders of Kuhlman.

    Under present law, upon the grant and exercise of an incentive stock option, an optionee will not recognize taxable income for federal income tax purposes. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be treated as an adjustment to taxable income for alternative minimum tax purposes. If the optionee does not dispose of the shares so acquired until more than one year after its receipt (and until more than two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. Such gain or loss is computed as the difference between the exercise price and the sale price. If the shares are disposed of prior to those times, the optionee will recognize compensation income taxable as ordinary income for federal income tax purposes in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price or (ii) the amount of gain recognized if the disposition is a taxable sale or exchange. To the extent individual optionees qualify for capital gain treatment, neither Kuhlman nor its subsidiaries will be entitled to a deduction for federal income tax purposes in connection with the grant or exercise of the option. In other cases, Kuhlman or its subsidiaries will receive a federal income tax deduction at the same time and in the same amount that the employee recognizes compensation income taxable as ordinary income for federal income tax purposes.

    Upon the grant of a non-qualified option, an optionee will not recognize taxable income for federal income tax purposes. Upon the exercise of a non-qualified option, the optionee will recognize compensation income taxable as ordinary income in an amount equal to the excess of the fair market value of the shares acquired, determined at the time of exercise, over the exercise price. Kuhlman will be entitled to a federal income tax deduction to the extent the employee recognizes compensation income taxable as ordinary income for federal income tax purposes. Special rules govern the recognition of income by optionees subject to Section 16(b) of the Exchange Act.

    The Revenue Reconciliation Act of 1990 set a maximum tax rate on the net capital gains of individuals, trusts and estates of 28%. Therefore, recognized net long-term capital gains will be taxed at the lesser of (i) the highest marginal tax rate applied to the individual's income for such taxable year or
(ii) 28%. Notwithstanding the foregoing capital gains treatment for incentive stock options, as stated above, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be treated as an adjustment to taxable income for alternative minimum tax purposes. This adjustment to taxable income may be significant to an optionee. The optionee may be entitled to a credit against his or her regular tax liability in subsequent years for the amount of alternative minimum tax liability incurred in the year of exercise attributable to such adjustment. Moreover, solely for the purpose of determining alternative minimum tax liability, the basis of the shares will be increased by the amount of such adjustment.

    If the Kuhlman 1994 Option Plan is not approved by the stockholders, (i) no options will thereafter be granted under the Kuhlman 1994 Option Plan, and (ii) any option granted under the Kuhlman 1994 Option Plan will by its terms become void. Kuhlman has granted options under the Kuhlman 1994 Option Plan for an aggregate of 298,337 shares, including 100,000 to Mr. Jepson, 82,337 to Mr. Anderson, 20,000 each to Messrs. Nagel and Walker and 8,000 to Mr. Coleman.

    THE BOARD OF DIRECTORS OF KUHLMAN UNANIMOUSLY RECOMMENDS THAT KUHLMAN STOCKHOLDERS VOTE "FOR" APPROVAL OF THE KUHLMAN 1994 OPTION PLAN.

                       RATIFICATION OF THE APPOINTMENT OF
                         ARTHUR ANDERSEN LLP BY KUHLMAN

    Pursuant to a recommendation of the Audit Committee of the Kuhlman Board of Directors, Arthur Andersen LLP has been re-appointed by the Kuhlman Board of Directors to serve as the independent auditors for Kuhlman for the year ending December 31, 1995, subject to stockholder ratification at the Kuhlman Annual Meeting. A representative of Arthur Anderson LLP will be present at the Kuhlman Annual Meeting, will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions by stockholders. If such appointment is not ratified, the Board of Directors will appoint another firm as Kuhlman's independent auditors for the year ending December 31, 1995.

    THE BOARD OF DIRECTORS OF KUHLMAN UNANIMOUSLY RECOMMENDS THAT KUHLMAN STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS KUHLMAN'S INDEPENDENT AUDITORS FOR 1995.

                         ELECTION OF KUHLMAN DIRECTORS

    The Kuhlman Bylaws provide that the number of directors, as determined by the Kuhlman Board of Directors, shall not be less than six nor more than eleven. The Kuhlman Bylaws further provide that directors shall be divided into three classes serving staggered three year terms, with each class to be as nearly equal in number as possible.

    The terms of Curtis G. Anderson, William E. Burch, Alexander W. Dreyfoos, Jr. and General H. Norman Schwarzkopf will expire at the Kuhlman Annual Meeting. The Kuhlman Board of Directors has nominated Messrs. Anderson, Burch, Dreyfoos and General Schwarzkopf for re-election as directors to serve until the 1998 annual meeting of stockholders.

    The proposed nominees for election as directors are willing to be elected as such and it is intended that the persons named in the accompanying form of proxy will vote for the election of such nominees, assuming authority to vote is granted. If, as a result of circumstances not now known or foreseen, any of such nominees shall be unavailable or unwilling to serve as a director, the Kuhlman Board of Directors may select a substitute nominee and in that event the proxies will vote for the person so selected. If a substitute nominee is not so selected, the proxies will vote for the election of the remaining nominees. Directors are elected by a plurality of the votes cast at the meeting.

    THE KUHLMAN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT KUHLMAN STOCKHOLDERS VOTE "FOR" THE ELECTION OF CURTIS G. ANDERSON, WILLIAM E. BURCH, ALEXANDER W. DREYFOOS, JR. AND GENERAL H. NORMAN SCHWARZKOPF AS DIRECTORS OF KUHLMAN.

             INFORMATION REGARDING KUHLMAN DIRECTORS, NOMINEES FOR
                  DIRECTORS OF KUHLMAN AND EXECUTIVE OFFICERS

    The following information is furnished with respect to each person who is currently a director of Kuhlman whose term of office will continue after the Kuhlman Annual Meeting, as well as those persons who have been nominated for election as a director, each of whom is currently a director of Kuhlman, and each person who is an executive officer of Kuhlman:

                                   DIRECTOR
                                  OR OFFICER
                                  OF KUHLMAN
           NAME             AGE     SINCE                                          POSITION
- --------------------------  ---   ---------- -------------------------------------------------------------------------------------
Curtis G. Anderson          53       1993    President, Chief Operating Officer and Director of Kuhlman (3)(4)
Graham J. Beare             50       1993    President and Chief Executive Officer of Kuhlman Electric Corporation
William E. Burch            70       1993    Director of Kuhlman (1)(4)
Steve Cenko                 69       1987    Director of Kuhlman (2)
James H. Coleman            41       1993    President and Chief Executive Officer of Coleman Holding Company and Coleman Cable
                                              Systems, Inc.
Alexander W. Dreyfoos, Jr.  63       1993    Director of Kuhlman (1)(4)
Robert S. Jepson, Jr.       52       1993    Chairman of the Board, Chief Executive Officer and Director of Kuhlman
William M. Kearns, Jr.      59       1993    Director of Kuhlman (3)
Robert D. Kilpatrick        71       1993    Director of Kuhlman (2)
John L. Marcellus, Jr.      72       1982    Director of Kuhlman (1)
George J. Michel, Jr.       63       1985    Director of Kuhlman (3)
Vernon J. Nagel             37       1993    Executive Vice President of Finance, Chief Financial Officer and Treasurer of Kuhlman
General H. Norman           60       1994    Director of Kuhlman (2)(4)
 Schwarzkopf
Richard A. Walker           43       1984    Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

- ------------------------
(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

(3)  Member of the Finance Committee.

(4)  Nominated for election as a director.

    The current term of Messrs. Anderson, Burch, Dreyfoos and Schwarzkopf expires in 1995; of Messrs. Cenko, Jepson and Marcellus, in 1996; and of Messrs. Kearns, Kilpatrick and Michel, in 1997.

    As soon as practicable after the consummation of the Merger, Gary G. Dillon, the current Chairman of the Board, President and Chief Executive Officer of Schwitzer, will be appointed as a member of the Kuhlman Board of Directors to serve until the 1997 annual meeting of Kuhlman stockholders.

    Mr. Anderson, who was elected President and Chief Operating Officer of Kuhlman on April 26, 1994, and a director on September 8, 1993, founded and has been, since 1986, Chairman of Anderson Capital Corporation, a private investment company. Prior thereto, he spent 19 years in corporate and investment banking, including 14 years with Citibank and five years with The First National Bank of Chicago where he served as Executive Vice President, Head of Financial Products Department.

    Mr. Beare, who was named President and Chief Executive Officer of the Kuhlman Electric Division of Kuhlman on February 10, 1993, and was elected to his current position on June 9, 1993, was President of the International Division of Danaher Tool Group, an operating division of Danaher Corporation (diversified manufacturing), from 1992 until 1993. From 1986 until 1992, Mr. Beare was the President of Holo-Krome Company, a subsidiary of Danaher Corporation.

    Mr. Burch served as counsel to the law firm of Lukins & Annis in Spokane, Washington from 1984 to 1993. From 1981 to 1984, he served as Vice Chairman and from 1975 to 1981, as President and Chief Executive Officer of Fred S. James & Co. (insurance brokers). He has been a consultant from 1982 to the present and currently serves as a director of Guy F. Atkinson and Company.

    Mr. Cenko has been a consultant from 1985 to the present. From 1980 to 1985 he served as President of Lamb Systems Group (engineering, manufacturing, and marketing of machine tools) and as a director and Executive Vice President of Lamb Technicon Corporation (holding company).

    Mr. Coleman has served as President of Coleman Cable Systems, Inc. since 1990 and Vice President of Coleman Holding Company prior to its acquisition by Kuhlman. Prior thereto, Mr. Coleman served in various executive management capacities with Coleman, its subsidiaries and their various business units.

    Mr. Dreyfoos is currently serving as Chairman of the Board of Photo Electronics Corporation (broadcasting) and WPEC TV (Palm Beach, Florida) and has served continuously in those positions since 1963 and 1973, respectively.

    Mr. Jepson, who was elected President and Chief Executive Officer of Kuhlman on February 10, 1993, and Chairman of the Board on June 9, 1993, founded and was Chairman and Chief Executive Officer of The Jepson Corporation from 1983 until its sale in 1989. The Jepson Corporation was a diversified manufacturing company listed on the New York Stock Exchange. Immediately preceding his election as President and Chief Executive Officer of Kuhlman, Mr. Jepson was, and is currently, Chairman and Chief Executive Officer of Jepson Associates, Inc., a private investment company. Mr. Jepson currently serves as a director of Schwitzer, Inc., The Washington Water Power Company and Savannah Foods & Industries, Inc.

    Mr. Kearns is currently President of W.M. Kearns & Co., Inc. (private investment company). He was associated with Lehman Brothers (investment banking) and its predecessor firms for more than 33 years. From 1992 to 1994 he was an Advisory Director of Lehman Brothers and from 1969 through 1992 he was a Managing Director of that firm. He also serves as a director of Selective Insurance Group, Inc. and Mountasia Entertainment International, Inc.

    Mr. Kilpatrick retired as Chairman of the Board and Chief Executive Officer of CIGNA Corporation (insurance) in 1989 and 1988, respectively. He served in various executive positions with CIGNA prior thereto. He currently serves as a director of United Companies Financial Corporation.

    Mr. Marcellus retired as Chairman, President and Chief Executive Officer of Oneida Ltd. (tableware manufacturing) in 1986. He currently serves as a director of Southern Financial Federal Savings Bank.

    Mr. Michel has been a private investor and consultant and Chairman of Windstar International, Inc. (management consulting) from 1990 to the present. Prior to 1990, he was Chairman of Stanadyne, Inc. (diversified manufacturer of fabricated metal products) from 1985 to 1989, and Chief Executive Officer of the same corporation from 1988 to 1989.

    Mr. Nagel joined Kuhlman on April 5, 1993 and was elected Vice President of Finance, Chief Financial Officer and Treasurer of Kuhlman on June 9, 1993 and Executive Vice President of Finance on February 22, 1994. He was the Vice President of Finance, Chief Financial Officer and Secretary of Stericycle, Inc. (medical waste management) from 1990 until 1993. Prior thereto, Mr. Nagel served as a Vice President of The Jepson Corporation from 1985 until 1990, including Chief Financial Officer from 1989 until 1990 and Controller from 1986 until 1989.

    General Schwarzkopf is currently active as an author, lecturer and TV consultant. He retired in August 1991 as a Four-Star General in the U.S. Army after having served as Commander in Chief, United States Central Command,
Department of Defense, and Commander of Operations Desert Shield and Desert Storm. He currently serves as a director of Borg Warner Security Corporation and The Washington Water Power Company.

    Mr. Walker has served as an Executive Vice President or similar position with Kuhlman since 1991. From 1984 until 1991, Mr. Walker served as Vice President, General Counsel and Secretary of Kuhlman. Prior thereto, Mr. Walker was a partner in the law firm of Harness, Dickey & Pierce.

BOARD OF DIRECTORS AND COMMITTEES

    Kuhlman currently has standing Audit, Compensation and Finance Committees of the Board of Directors and the functions of the former Nominating Committee are performed under the direction of Steve Cenko.

    The members of the Audit Committee are William E. Burch, Chairman, Alexander
W. Dreyfoos, Jr. and John L. Marcellus, Jr. The Audit Committee, which met twice during 1994, recommends the appointment, subject to approval by the Board of Directors and ratification by the stockholders, of Kuhlman's independent auditors. The Committee meets with representatives of Kuhlman's independent auditors to review the scope and effectiveness of the auditing functions, makes appropriate reports and recommendations to the Board of Directors, approves the fees to be paid to the independent auditors and considers the effect of non-audit services on the independence of the independent auditors.

    The members of the Compensation Committee are Robert D. Kilpatrick, Chairman, Steve Cenko and General H. Norman Schwarzkopf. The Committee, which met four times during 1994, reviews and establishes all forms of compensation, including periodic adjustments, for officers and certain other key employees of Kuhlman. This Committee also administers the stock option and stock appreciation rights plans of Kuhlman and grants options and stock appreciation rights thereunder.

    The Finance Committee is composed of George J. Michel, Jr., Chairman, Curtis
G. Anderson and William M. Kearns, Jr. This Committee, which met once during 1994, provides advice to the officers of Kuhlman as to the investment of funds held by Kuhlman and as to capitalization and the financial resources needed by Kuhlman to meet its short-term and long-term needs. The Committee also reviews the investment policies and performance of the employee benefit plans of Kuhlman.

    A stockholder of Kuhlman may nominate persons for election to the Board of Directors of Kuhlman if such stockholder submits such nomination, together with certain related information required by Kuhlman's Bylaws, in writing to the Secretary of Kuhlman not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of Stockholders; provided, that in the event the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the nomination must be submitted not earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made.

    Four meetings of the Board of Directors were held during 1994. Each director attended at least seventy-five percent of the aggregate of the total number of meetings of the Board of Directors of Kuhlman held in 1994 during the time that the person served as a director, and the total number of meetings held by all committees of the Board on which they served during the periods that they served in 1994.

COMPENSATION OF DIRECTORS

    Prior to June 1993, non-employee directors received an annual retainer of $18,000, $600 for each meeting of the Board of Directors attended, $500 for each Committee meeting attended, plus fees for consulting services. Commencing in June 1993, and currently, non-employee directors receive an annual retainer of $24,000 which covers all Board of Directors meetings, Committee meetings and consulting services (however, additional payments for financial advisory services rendered to Kuhlman by an affiliate of Mr. Kearns will also be made). See "Information Regarding Kuhlman Directors, Nominees for Directors of Kuhlman and Executive Officers -- Related Transactions." In addition, under Kuhlman's Non-Employee Directors Stock Plan which was approved by stockholders in 1993, non-employee directors receive annually a number of shares of Kuhlman's Common Stock equal to an aggregate Fair Market Value of $24,000 concurrent with the meeting of the Board of Directors held each year after the Annual Meeting of Stockholders. Fair Market Value is defined as the closing price of the Common Stock on the New York Stock Exchange on the date of such directors' meeting. Pursuant to such Plan, Messrs. Burch, Cenko, Dreyfoos, Kearns, Kilpatrick, Marcellus, Michel and General Schwarzkopf each received 1,352 shares of Kuhlman Common Stock as of April 26, 1994.

    All non-employee directors are reimbursed for travel and other expenses related to attendance at meetings and receive term life insurance and accidental death and disability coverage in the amount of $50,000. The cost to the Corporation for this insurance coverage is approximately $400 per year for each director. During 1994, the Corporation provided medical and dental insurance coverage to Messrs. Anderson, Burch, Dreyfoos, Kearns, Kilpatrick, Michel and General Schwarzkopf. The total compensation, including insurance benefits, but excluding the stock referred to above, paid to each non-employee director during 1994 was as follows: Curtis G. Anderson -- $12,672; William E. Burch -- $33,362; Steve Cenko -- $24,297; Alexander W. Dreyfoos, Jr. -- $33,362; William M. Kearns, Jr. -- $33,362; Robert D. Kilpatrick -- $33,362; John L. Marcellus, Jr.
- -- $24,297; George J. Michel, Jr. -- $33,362; and General Schwarzkopf -- $28,689.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Kuhlman Compensation Committee during the fiscal year ended December 31, 1994 were Robert D. Kilpatrick (Chairman), Curtis G. Anderson, Steve Cenko and General H. Norman Schwarzkopf. On April 25, 1994, General Schwarzkopf became a member of the Kuhlman Compensation Committee and on April 26, 1994, Mr. Anderson ceased serving as a member of the Kuhlman Compensation Committee concurrently with his election as President and Chief Operating Officer of Kuhlman.

REPORT OF THE COMPENSATION COMMITTEE OF THE KUHLMAN BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    Kuhlman's executive compensation program is administered by the Compensation Committee of the Kuhlman Board of Directors. The Compensation Committee is composed entirely of non-employee directors of Kuhlman.

    OVERALL POLICY. The Compensation Committee determines the compensation of the officers of Kuhlman, including the individuals named in the Summary Compensation Table. The compensation of the corporation's Chief Executive Officer is ratified by the Board of Directors. Kuhlman's compensation program for officers is designed to be linked to corporate performance and to returns to stockholders. To this end, Kuhlman has developed an overall compensation strategy and specific compensation plans that tie a very significant portion of executive compensation to Kuhlman's and the individual's success in meeting specified performance objectives and to appreciation in Kuhlman's stock price. In 1994, as in 1993, the specific performance objectives included reducing inventory, reducing overhead costs by improving operating efficiencies which included a reduction of salaried workforce, implementing an acquisition strategy, and implementing new business practices, policies and procedures with a management team consisting mostly of relatively new members. Subjective discretionary factors were utilized in determining cash bonus awards, as well as other elements of officer compensation. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the objectives inherent in Kuhlman's business strategy, to link executive and stockholder interests through equity-based plans, and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

    The key elements of Kuhlman's officer compensation program presently consist of base salary, annual bonus, stock options and cash-only stock appreciation rights (SAR's). The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Jepson, Kuhlman's chief executive officer, are discussed below. Also as noted below, the Compensation Committee believed that the interests of stockholders would be best served by awarding Mr. Jepson shares of Kuhlman's Common Stock in 1993, first, as a signing incentive, and second, in place of a cash bonus. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by Kuhlman to the individual, including pension benefits, severance plans, insurance and other benefits, as well as the programs described below. The Compensation Committee retains the discretion to keep individual items of compensation constant so long as total compensation fairly reflects overall corporate performance and individual achievement.

    BASE SALARIES. Base salaries for new officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of base salaries for similar positions at other comparable companies. Companies believed to be comparable include similarly-sized (based on annual revenues) manufacturing companies, other than so-called "high-technology" manufacturing companies, as well as holding companies with subsidiaries involved in manufacturing.

    Annual salary adjustments are determined by evaluating the performance of Kuhlman and of each officer versus various performance objectives, and also take into account new responsibilities and subjective discretionary factors. In the case of officers with responsibility for particular division or subsidiary (a "Business Unit"), the financial results of that Business Unit are also considered. The Compensation Committee, where appropriate, also considers non-financial performance measures. These include increase in market share, manufacturing efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees.

    Mr. Jepson's base salary of $300,000 per year was established in 1993 at the commencement of his employment. In arriving at the base salary amount, the Compensation Committee took into account a comparison of base salaries for chief executive officers of comparable manufacturing companies, as referred to above, and the assessment by the Compensation Committee of Mr. Jepson's individual performance expected in 1993 and beyond. Mr. Jepson's base salary was not changed in 1994. At the commencement of his employment, Mr. Jepson was also granted 50,000 shares of Kuhlman Common Stock (with a restrictive legend thereon) as a signing incentive. The Compensation Committee believed that such an immediate further alignment of Mr. Jepson's and the stockholders' interest was in the best interests of Kuhlman's stockholders. The base salary of Mr. Anderson, Kuhlman's President and Chief Operating Officer, was established at the commencement of his employment in 1994 and was based on the same type of factors as those described above for Mr. Jepson. At the commencement of his employment, Mr. Anderson was also granted 28,169 shares of Kuhlman's Common Stock (with a restrictive legend thereon) as a signing incentive. As with Mr. Jepson, the Compensation Committee believed that such an immediate further alignment of Mr. Anderson's and the stockholders' interest was in the best interests of Kuhlman's stockholders. The base salaries of the other three named executives were increased in 1994 to reflect the performance and increased responsibilities of such officers, as well as by reference to the competitive marketplace including base salaries for similar positions at other comparable companies.

    ANNUAL BONUS. Kuhlman officers are eligible for an annual cash bonus. As in the case of base salary, the Compensation Committee may consider individual non-financial performance measures and subjective discretionary factors including significant accomplishments and/or increased responsibilities, leadership, and, where appropriate, Business Unit and line item performance measures (such as reduction of inventory and reduction of overhead) in determining bonuses. Based on these measures, in 1993 Mr. Jepson was awarded a bonus of $300,000 which was issued to him in the form of shares of Kuhlman Common Stock (with a restrictive legend thereon) rather than in cash, again for the purpose of further aligning his interests with those of Kuhlman stockholders. The Compensation Committee believed that this bonus to Mr. Jepson was justified in view of Mr. Jepson's leadership of the reorganization of Kuhlman in 1993 which included reincorporating in Delaware, moving the corporate headquarters, expanding and strengthening the Kuhlman Board of Directors, bringing in certain new management, improving Kuhlman's balance sheet, completing the acquisition of Coleman Cable Systems, Inc., and restructuring Kuhlman Electric. Although the cost of this restructuring was the main reason for Kuhlman's loss of approximately $3,000,000 in 1993, Kuhlman believed such restructuring was necessary to improve future operations. Mr. Jepson's bonus amount in 1993, as well as the bonuses received in 1993 by Messrs. Beare, Nagel and Walker, were determined on a discretionary basis, keeping in mind total cash compensation levels at comparable manufacturing companies. The Compensation Committee believed that the bonuses paid to Messrs. Beare, Nagel and Walker were justified based on each of said executive's key role in the implementation of the foregoing reorganization activities.

    In 1994, in view of Kuhlman's performance, no cash bonuses were paid to Messrs. Jepson, Anderson and Beare, the President and Chief Executive Officer of Kuhlman Electric Corporation. Mr. Nagel, Kuhlman's Executive Vice President of Finance, Chief Financial Officer and Treasurer and Mr. Walker, Kuhlman's Executive Vice President, Chief Administrative Officer, General Counsel, and Secretary each received a cash bonus in 1994 smaller than that in 1993. Mr. Coleman, President and Chief Executive Officer of Kuhlman's subsidiary, Coleman Cable Systems, Inc., received a cash bonus based on the excellent performance of this subsidiary in 1994.

    STOCK OPTIONS. Under Kuhlman's stock option plans, which were approved by stockholders, stock options are granted to Kuhlman officers and other key employees. Stock options are also designed to further align the interests of officers with those of stockholders. The Compensation Committee sets guidelines for the size of stock option awards based on factors similar to those used to determine base salaries and annual bonuses, including competitive compensation data. In the event of poor corporate performance, the Compensation Committee can elect not to award options. The Committee also considers grants in previous years. The grants in 1994, as in 1993, took into account the number of relatively new executives at Kuhlman, with a desire on the part of the Compensation Committee to further align their interests with those of Kuhlman stockholders as quickly as possible. Stock options are granted with an exercise price equal to the market price of the Kuhlman Common Stock on the date of grant. In 1994, as part of his signing incentive, Mr. Anderson received options to purchase 100,000 shares of Kuhlman Common Stock, of which 32,337 shares were granted under the Kuhlman 1994 Option Plan subject to shareholder approval. Also in 1994, Mr. Jepson and the three other named executives also received options to purchase shares of Kuhlman Common Stock.

    STOCK APPRECIATION RIGHTS. Under Kuhlman's Stock Appreciation Rights Plan adopted by the Board of Directors in 1994, SARs may be granted to Kuhlman officers and other key employees. The SARs are automatically exercised on the fifth anniversary of grant and pay in cash the difference between the price of Kuhlman Common Stock on the date of exercise versus the price of such stock on the date of grant of the SAR. The Compensation Committee sets guidelines for the size of SAR grants based on factors similar to those used for stock options. During 1994, each of Messrs. Jepson, Anderson, Coleman, Nagel and Walker received an SAR grant. One factor considered in making these grants was the fact that no cash bonuses were paid in 1994 to Messrs. Jepson and Anderson, while the cash bonus to Messrs. Nagel and Walker in 1994 was smaller than the cash bonus in 1993. In addition, the Compensation Committee believed that such further alignment of these executives' and the stockholders' interests was in the best interests of Kuhlman's stockholders.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). Section 162(m) of the Code, enacted in 1993 and effective for fiscal years beginning on or after January 1, 1994, generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Kuhlman currently intends to continue to review the performance-based portion of the compensation of its executive officers in view of this statute and regulations relating thereto.

    CONCLUSION. Through the programs described above, a very significant portion of Kuhlman's executive compensation is linked directly to corporate and individual performance and stock price appreciation. In 1994, as in previous years, a significant portion of Kuhlman officers' compensation consisted of these variable performance-based elements. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders, recognizing that the fluctuations of a business cycle may from time to time result in an imbalance for a particular period.

                                          COMPENSATION COMMITTEE
                                          Robert D. Kilpatrick, Chairman
                                          Steve Cenko
                                          General H. Norman Schwarzkopf

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth certain information regarding compensation paid during each of Kuhlman's last three fiscal years to its Chief Executive Officer, and the four most highly compensated persons serving as executive officers of Kuhlman ("Named Executives") at December 31, 1994 whose salary and bonus for fiscal 1994 exceeded $100,000.

                                                                                NUMBER OF
                                             ANNUAL                            SECURITIES
                                        COMPENSATION (1)                       UNDERLYING
NAME AND PRINCIPAL                   ----------------------   OTHER ANNUAL    OPTIONS/SARS      ALL OTHER
POSITION                    YEAR      SALARY       BONUS     COMPENSATION (2)  GRANTED (3)   COMPENSATION (4)
- ------------------------  ---------  ---------  -----------  ---------------  -------------  ---------------
                                                                                LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                              -------------
Robert S. Jepson, Jr.          1994  $ 300,000  $   --          $  --             135,000      $   4,482
 Chairman of the Board         1993    267,045    300,000(5)       --             100,000
 and                           1992     --          --             --              --
 Chief Executive Officer
Curtis G. Anderson (6)         1994    204,282      --             --             135,000          4,374(7)
 President and                 1993     --          --             --              --
 Chief Operating Officer       1992     --          --             --              --
James H. Coleman (6)           1994    209,668    161,330          --              45,000          2,223
 President and Chief           1993      7,692     20,000          --              10,000
 Executive                     1992     --          --             --              --
 Officer of Coleman
 Holding
 Company and Coleman
 Cable
 Systems, Inc.
Graham J. Beare                1994    241,667      --              8,958          25,000          4,844
 President and Chief           1993    179,545    100,000          14,083          50,000
 Executive                     1992     --          --             --              --
 Officer of Kuhlman
 Electric
 Corporation
Richard A. Walker              1994    183,333     10,000           4,592          30,000          4,526
 Executive Vice                1993    137,500     45,000           4,124          10,000
 President, Chief              1992    120,000     40,103           2,629           7,142
 Administrative Officer,
 General Counsel and
 Secretary

- ------------------------------
(1) The aggregate amount of perquisites and other personal benefits for any named executive did not exceed $50,000 or 10% of the total of annual salary and bonus for any such named executive, and is therefore not reflected in the table.
(2) Represents amounts reimbursed during the referenced years for the payment of taxes as to relocation expenses.
(3) Represents the number of option shares granted under Kuhlman's stock option plans and stock appreciation rights granted under the Kuhlman Corporation Stock Appreciation Rights Plan.
(4) In accordance with the rules of the Securities and Exchange Commission, amounts related to 1992 and 1993, if any, have been omitted. The amounts shown in this column include the following:
     (a) Amounts which Kuhlman contributed to the Kuhlman Electric Corporation ("Kuhlman Electric") Savings Maximizer Plan ("Savings Maximizer Plan") for 1994, and, in the case of Mr. Coleman, to the Coleman Cable Systems, Inc. 401(k) Profit Sharing Plan ("Coleman Plan") for 1994. Under the Savings Maximizer Plan, participants contribute through payroll deductions amounts that vary from 1% to 16% of their compensation. Kuhlman or a participant's employer, as the case may be, contributes to the Savings Maximizer Plan on behalf of each participant a minimum amount equal to 15% of the participant's before-tax contributions, which do not exceed 6% of the participant's compensation. Kuhlman Electric may also make a discretionary matching annual contribution to the Savings Maximizer Plan, which when made for plan years prior to January 1, 1995 were divided equally among qualifying participants on a per capita basis. Each participant is immediately vested in all contributions made on his or her behalf. The amount of the contribution to the Savings Maximizer Plan for 1994 was $0 for Mr. Jepson; $1,386 for Mr. Anderson; $518 for Mr. Beare; and $1,386 for Mr. Walker. Under the Coleman Plan, participants can elect to make salary deferral contributions not to exceed 12% of their compensation. Coleman may make a discretionary matching contribution in an amount not to exceed 20% of each participant's first 5% of compensation contributed to the Coleman Plan as salary deferral contributions. Coleman may also make discretionary profit sharing contributions to the Coleman Plan which are allocated in the ratio that each participant's compensation bears to the compensation of all participants entitled to share in the contribution for the plan year. Participants are 100% vested in matching contributions. Profit sharing contributions are vested on a graded schedule of 20% after 3 years of vesting service and 20% for each additional year of vesting service. For 1994, $1,848 was contributed to the Coleman Plan on behalf of Mr. Coleman.
     (b) The dollar value of insurance premiums for group term life. The amount of Kuhlman's payment for group term life insurance premiums for 1994 was $4,482 for Mr. Jepson; $2,988 for Mr. Anderson; $375 for Mr. Coleman; $4,326 for Mr. Beare; and $3,140 for Mr. Walker.
(5) This bonus was awarded to Mr. Jepson in the form of shares of Kuhlman Common Stock (with a restrictive legend thereon).
(6) On April 26, 1994, Curtis G. Anderson was named as President and Chief Operating Officer of Kuhlman. Options/SARs granted to Mr. Anderson include the grant of an option for 32,337 shares pursuant to the Kuhlman 1994 Option Plan and is subject to the approval of that plan by the stockholders of Kuhlman. On December 15, 1993, Kuhlman acquired all of the outstanding stock of Coleman Holding Company ("Coleman Holding") of which Mr. Coleman is the President and Chief Executive Officer. In addition, Mr. Coleman serves as President and Chief Executive Officer of Coleman Cable Systems, Inc., which is Coleman Holding Company's principal direct subsidiary. The 1993 amounts listed for Mr. Coleman were earned during the period December 15, 1993 (the date of the referenced acquisition) through December 31, 1993. The $20,000 bonus was earned as a result of the consummation of the referenced acquisition.
(7) In addition, 28,169 shares of Kuhlman Common Stock (with a restrictive legend thereon) valued at $17.75 per share or approximately $500,000 in the aggregate were issued to Mr. Anderson in April 1994, as a signing incentive at the commencement of his employment by Kuhlman. These shares would have to be returned to Kuhlman in the event Mr. Anderson leaves Kuhlman within one year from the time of the issuance. Prior to being named as President and Chief Operating Officer of Kuhlman, Mr. Anderson served as a non-employee director of Kuhlman and received in 1994 total compensation of $12,672 for his services in that capacity. (see "Information Regarding Kuhlman Directors, Nominees for Directors of Kuhlman and Executive Officers -- Compensation of Directors").

    SALARIED EMPLOYEES' PENSION PLAN. The Salaried Employees' Pension Plan maintained by Kuhlman Electric covers certain hourly and all salaried employees employed by Kuhlman Electric, certain salaried employees employed by the TRANS-PAK Spring Assembly Division of Emtec Products Corporation, and the salaried employees of Kuhlman.

    The Pension Plan provides for an individual account for each participant and for a benefit based upon the value of such account, subject to the minimum benefit and grandfathering provisions described below. Commencing in 1987, the accounts of participants are credited annually with an amount equal to 3% of salary plus an additional 3% of salary in excess of one- quarter of the maximum amount of wages subject to FICA taxes. Accounts also are credited with a guaranteed rate of interest. The accumulated account may be converted to an annuity at retirement. The account of each individual who was a participant prior to January 1, 1987 was also credited with an amount equal to the value of such participant's accrued benefit as of December 31, 1986 determined under the defined benefit formula then in effect.

    A minimum pension of 1.2% of average compensation multiplied by credited service (limited to 20 years) is payable if it would provide a larger benefit. In addition, certain "grandfathering" provisions apply to avoid a loss of benefits as a result of the transition to the revised benefit structure.

    As of December 31, 1994, the estimated annual pension benefits payable upon retirement at age 65 for certain of the individuals named in the Summary Compensation Table are as follows: $20,571 for Mr. Jepson; $16,023 for Mr. Anderson; $24,769 for Mr. Beare; and $80,085 for Mr. Walker. These estimates are based on the assumptions that the officer will remain in Kuhlman's employ until age 65 without an increase in pensionable compensation, there is no increase in the FICA wage base or the limitations on benefits imposed by the Internal Revenue Code, the annual guaranteed rate of interest credited by the Pension Plan to a participant's account is 3.5% for 1995 and 5.0% thereafter, and a 7.0% interest rate will be used when converting the officer's projected account to an annuity.

    OFFICER AGREEMENTS. On February 22, 1994, the Board of Directors of Kuhlman approved a severance policy applicable to certain executive officers designated by the Kuhlman Board of Directors. The severance policy supersedes any existing severance arrangements with individual officers of Kuhlman. The severance policy provides that if an executive officer's employment with Kuhlman is terminated for any reason other than the conviction of a felony involving Kuhlman, the executive's base salary will be continued for a period of twenty-four (24) months after such termination. Such officer will also be entitled during the same period to the continuation of certain benefits that such officer was receiving at the time of termination, including, but not limited to, medical and dental coverage, health and accident insurance, and disability and group life insurance. No continuation of salary and benefits are payable under the severance policy if an executive officer dies, retires, or voluntarily terminates employment with Kuhlman. Furthermore, under the severance policy, salary and benefits payable under such severance policy will terminate if an executive officer performs services for a competitor of Kuhlman and will be reduced or eliminated entirely if services are performed for a non-competitor. The severance policy will be administered by the Compensation Committee of the Board of Directors of Kuhlman. As of December 31, 1994, the highest monthly salary for the purpose of determining the severance pay for the Chief Executive Officer and the Named Executives was as follows: Mr. Jepson -- $25,000; Mr. Anderson -- $25,000; Mr. Coleman -- $25,833; Mr. Beare -- $20,833;
and Mr. Walker -- $15,833.

    STOCK OPTION PLANS. Currently there are options outstanding under Kuhlman's 1983 Stock Option Plan ("1983 Plan") and 1986 Stock Option Plan ("1986 Plan") approved by stockholders. The Plans provide for such options to be granted to officers and other key executive employees of Kuhlman and its subsidiaries at not less than 100% of the market value of Kuhlman's Common Stock (as defined in the Plans) at date of grant and with an expiration no later than ten years from date of grant. Options may be granted currently under the 1986 Plan. No new options may be granted under the 1983 Plan, but the 1983 Plan continues as to outstanding stock options.

    OPTION/SAR GRANTS DURING 1994. The following table sets forth information on stock options granted during 1994 under the 1986 Plan to the executive officers named in the Summary Compensation Table.

                                                                                                               POTENTIAL REALIZABLE
                                                                                                                 VALUE AT ASSUMED
                                               NUMBER OF     PERCENT OF TOTAL                                 ANNUAL RATES OF STOCK
                                               SECURITIES      OPTIONS/SARS                                   PRICE APPRECIATION FOR
                                               UNDERLYING       GRANTED TO       EXERCISE OR                   OPTION/ SAR TERM (2)
                                              OPTIONS/SARS      EMPLOYEES         BASE PRICE     EXPIRATION   ----------------------
                    NAME                        GRANTED      DURING 1994 (1)    PER SHARE (3)       DATE          5%         10%
- --------------------------------------------  ------------   ----------------   --------------   ----------   ----------  ----------
                                                     INDIVIDUAL GRANTS
                                              -------------------------------
Robert S. Jepson, Jr.                          100,000(3)         19.0%            17.00          02/21/04    $1,071,000  $2,703,000
                                                35,000(4)          6.6%            13.88          11/16/99       306,054     772,422
Curtis G. Anderson                              67,663(3)         12.8%            17.75          04/25/04       756,641   1,909,619
                                                32,337(5)          6.1%            13,88          11/15/04       282,768     713,652
                                                35,000(4)          6.6%            13.88          11/16/99       306,054     772,422
James H. Coleman                                25,000(3)          4.7%            17.00          02/21/04       267,750     675,750
                                                20,000(4)          3.8%            13.88          11/16/99       174,888     441,384
Graham J. Beare                                 25,000(3)          4.7%            17.00          02/21/04       267,750     675,750
Richard A. Walker                               10,000(3)          1.9%            17.00          02/21/04       107,100     270,300
                                                20,000(4)          3.8%            13.88          11/16/99       174,888     441,384

- ------------------------------
(1) Kuhlman granted options aggregating 376,000 shares (including the grant of 32,337 shares to Mr. Anderson which is subject to shareholder approval of the Kuhlman 1994 Option Plan) and granted SARs aggregating 151,000 rights to employees during 1994.
(2) As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that Kuhlman Common Stock will appreciate in value from the date of grant to the end of the option or SAR term at the annualized rates of 5% and 10% (total appreciation of 63% and 159%), respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of Kuhlman Common Stock.
(3) These options were granted pursuant to the 1986 Plan which does not provide for the grant of SARs. The exercise price may be paid by delivery of shares of Kuhlman Common Stock already owned by the optionee.
(4) On November 17, 1994, the Kuhlman Board of Directors adopted the Kuhlman Corporation Stock Appreciation Rights Plan (the "SAR Plan") to motivate key employees of Kuhlman and its subsidiaries to increase stockholder value by further aligning such employees' interests with those of stockholders. The SAR Plan is a non-qualified, unfunded incentive compensation plan administered by the Compensation Committee of Kuhlman Board of Directors. The SAR Plan provides for discretionary grants to key employees of cash-only SARs based on shares of Kuhlman's Common Stock. Each SAR measures the change in value of a share of Kuhlman Common Stock. The SARs are automatically exercised on the fifth anniversary of grant. Payment is made only in cash, in a lump sum as soon as practicable after exercise. For each SAR exercised, the payment equals the fair market value of a share of Kuhlman Common Stock at the date of exercise MINUS the fair market value of a share of Kuhlman Common Stock at the date of grant. These grants were made under the SAR Plan.
(5) This option was granted pursuant to the Kuhlman 1994 Option Plan and is subject to the approval of that plan by the stockholders of Kuhlman.

    AGGREGATED OPTION/SAR EXERCISES DURING 1994 AND 1994 YEAR-END OPTION/SAR VALUES. The following table sets forth certain information on stock options/SARs exercised during 1994 by the executive officers named in the Summary Compensation Table along with the number and dollar value of options/SARs remaining unexercised at December 31, 1994.

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                                       OPTIONS/SARS            IN-THE-MONEY STOCK OPTIONS/
                                                                            AT                           SARS AT
                                        SHARES                       DECEMBER 31, 1994              DECEMBER 31, 1994
                                     ACQUIRED ON      VALUE     ---------------------------   -----------------------------
NAME                                   EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
- -----------------------------------  ------------   ---------   -----------   -------------   ------------   --------------
Robert S. Jepson, Jr.                      0            0         200,000       35,000              0               0
Curtis G. Anderson                         0            0          67,663       67,337(1)           0               0
James H. Coleman                           0            0          35,000       20,000              0               0
Graham J. Beare                            0            0          75,000            0              0               0
Richard A. Walker                          0            0          96,291       20,000        154,074               0

- ------------------------------
(1) Includes an option of 32,337 shares granted pursuant to the 1994 Kuhlman Option Plan which is subject to approval of such plan by the Kuhlman stockholders.

FIVE-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN

    The following indexed graph indicates Kuhlman's total return to its stockholders for the past five years as compared to total return for the Standard & Poor's 500 Composite Index and the Standard & Poor's Electrical Equipment Index, assuming a common starting point of $100. Total stockholder return for Kuhlman as well as for the Indexes are determined by adding (a) the cumulative amount of dividends for a given year (assuming dividend reinvestment) and (b) the difference between the share price at the beginning and at the end of the year, the sum of which is then divided by the share price at the beginning of such year. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                            CUMULATIVE TOTAL RETURN
           BASED ON REINVESTMENT OF $100 BEGINNING DECEMBER 31, 1989

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                 DEC-89     DEC-90     DEC-91     DEC-92     DEC-93     DEC-94
Kuhlman                              $100        $92       $146       $133       $166       $132
S&P 500                              $100        $97       $126       $136       $150       $152
S&P Electrical Equipment In-
dex                                  $100        $92       $122       $133       $161       $163

RELATED TRANSACTIONS

    At various times during 1994, Kuhlman utilized an aircraft owned by Jepson Associates, Inc., a company of which Robert S. Jepson, Jr. is the sole stockholder. Kuhlman reimbursed Jepson Associates, Inc. $131,208 in 1994 for certain costs incurred in connection with such use, and comparable data indicates that such reimbursements were and are substantially below market value.

    On December 15, 1993 Kuhlman acquired Coleman Cable Systems, Inc. ("Coleman Cable"), a manufacturer of a broad range of electrical wire and cable products. Prior to the acquisition, Coleman Cable had entered into five leases with James
H. Coleman, the President of Coleman Cable, his sister and his brother-in-law pursuant to which Coleman Cable leased several manufacturing plants and warehouses. The properties are located in Waukegan and DeKalb, Illinois; the lease commencement dates ranged from July 1980 to July 1992; and the lease termination dates range from June 1995 to October 2009. The aggregate annual base rental under all of the leases is currently $783,825 with annual adjustments at various dates based on the Consumer Price Index. Four of the leases contain a purchase option as well as a right of first refusal and under such leases Coleman Cable is responsible for all capital improvements.

    In addition to the foregoing leases, Coleman Cable, again prior to the acquisition of Coleman Cable by Kuhlman, had entered into two leases with the father of James H. Coleman, as to several facilities in North Chicago, Illinois. The leases commenced in July 1989 and terminate in July 2001 and provide for a current aggregate annual base rental of $678,212. The leases also provide for an annual adjustment to rental based on the Consumer Price Index, contain a purchase option as well as a right of first refusal and provide that Coleman Cable is responsible for all capital improvements.

    Kuhlman has obtained an opinion from a real estate brokerage firm that the terms of the above leases as well as the rental rates payable thereunder are fair and reasonable and no less favorable to Coleman Cable than could have been obtained through arm's-length negotiations with an independent third party.

    In September 1992, Coleman Cable, again prior to the acquisition of Coleman Cable by Kuhlman, had entered into an agreement with Coleman International Inc. ("Coleman International"), a corporation owned by the father and brother-in-law of James H. Coleman, and with Mr. Coleman's father and brother-in-law individually. The agreement provided that Coleman Cable, wishing to reduce its costs of sourcing imported products, engaged Coleman International as its exclusive agent to procure for it certain wire and cable products outside of the United States. The fees paid to Coleman International are based on a percentage of the total purchases made by Coleman Cable. The fees paid to Coleman International by Coleman Cable in 1994 aggregated $459,799. The agreement was renegotiated effective September 1, 1994. The term of the agreement will terminate on June 30, 1995, but shall be automatically renewed for successive six-month periods, unless one party notifies the other of its desire to terminate the agreement. Under the renegotiated agreement, Coleman International will serve as a non-exclusive agent for Coleman Cable and one of its subsidiaries, but will have a right of first opportunity to supply products if Coleman Cable or such subsidiary finds another vendor for such products.

    Kuhlman entered into an agreement ("Kearns Agreement") dated as of August 1, 1994, with W.M. Kearns & Co., Inc., a corporation controlled by William M. Kearns, Jr. ("Kearns & Co."), pursuant to which Kearns & Co. will serve as a non-exclusive financial advisor to Kuhlman on a part-time basis to assist Kuhlman in developing corporate strategy and arranging acquisition, merger, joint venture, investment or divestiture transactions for Kuhlman. Kearns & Co. will give Kuhlman a "right of first refusal" on all such transactions of which Kearns & Co. becomes aware which appear to fit Kuhlman's acquisition guidelines. The Kearns Agreement has a term of two years and will expire on July 31, 1996, unless extended by agreement of the parties. Kuhlman will pay Kearns & Co. each month a cash advisory fee of $20,000 during the term of the Kearns Agreement and will reimburse

Kearns & Co. for reasonable out-of-pocket expenses directly related to its activities under the Kearns Agreement in an amount not to exceed $1,000 per month. In 1994, Kearns & Co. was paid $100,000 in cash advisory fees and reimbursed for out-of-pocket expenses in the amount of approximately $1,500.

PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT OF KUHLMAN

    MANAGEMENT

    The following table sets forth, as of February 1, 1995 the number of shares of Kuhlman Common Stock beneficially owned by each director, each current executive officer, including those named in the Summary Compensation Table, and all directors and executive officers as a group.

                                                                         NUMBER OF       PERCENT
                                                                           SHARES       OF CLASS
                                                                           (1)(2)          (3)
                                                                        ------------   -----------
Curtis G. Anderson....................................................   104,040           1.7
Graham J. Beare.......................................................    75,943           1.2
William E. Burch......................................................     8,107          *
Steve Cenko...........................................................    16,927          *
James H. Coleman......................................................    40,000          *
Alexander W. Dreyfoos, Jr.............................................    12,485          *
Robert S. Jepson, Jr..................................................   292,591           4.6
William M. Kearns, Jr.................................................    13,007          *
Robert D. Kilpatrick..................................................     3,007(4)       *
John L. Marcellus, Jr.................................................    16,109          *
George J. Michel, Jr..................................................    23,186(4)       *
Vernon J. Nagel.......................................................    50,113          *
H. Norman Schwarzkopf.................................................     2,802          *
Richard A. Walker.....................................................    97,249           1.6
All Directors and Executive Officers as a Group (14 Persons)..........   755,566          11.2

- ------------------------
*    Less than one percent

(1) Includes shares in Kuhlman's Employees' Stock Purchase Plan, Dividend Reinvestment Plan and the Savings Maximizer Plan.

(2) Includes shares which the following persons have the right to acquire upon the exercise of stock options as of February 1, 1995 or at any time within 60 days thereafter: Curtis G. Anderson -- 67,663 shares; Graham J. Beare -- 75,000 shares; Steve Cenko -- 12,359 shares; James H. Coleman -35,000 shares; Robert S. Jepson, Jr. -- 200,000 shares; John L. Marcellus, Jr. -- 12,359 shares; George J. Michel, Jr. -- 12,359 shares; Vernon J. Nagel -- 50,000 shares; and Richard A. Walker -- 96,291 shares.

(3) Each respective individual's shares included in note (2) were deemed to be outstanding as of February 1, 1995 for the purpose of computing the percentage applicable to the person owning such shares but were not deemed to be outstanding for the purpose of computing the percent of class owned by any other person. The total number of shares included in note (2) were deemed to be outstanding for the purpose of computing the percent of class for all directors and executive officers as a group.

(4) These numbers exclude 4,000 shares owned by spouses where beneficial ownership is disclaimed.

    SECTION 16(A) REPORTING DELINQUENCIES.

    Kuhlman's directors and executive officers are required to file reports of ownership and changes in ownership of Kuhlman Common Stock with the Commission and the New York Stock Exchange. William E. Burch, a director of Kuhlman, on behalf of a trust of which he is trustee, filed one late report pertaining to holdings of Kuhlman Common Stock. The acquisition of these trust holdings was timely reported by Mr. Burch individually. Additionally, Mr. Burch filed one late report relating to one individual transaction and one transaction by the referenced trust. George J. Michel, Jr., a director of Kuhlman, on behalf of a trust of which he is co-trustee, filed one late report pertaining to holdings of Kuhlman Common Stock. The acquisiton of these trust holdings was timely reported by Mr. Michel individually. Alexander W. Dreyfoos, Jr., a director of Kuhlman, failed to include in three otherwise timely filed reports, the amount of Kuhlman Common Stock held by a general partnership of which Mr. Dreyfoos is one of seven general partners. Mr. Dreyfoos also failed to include the partnership holdings and one subsequent transaction by that partnership in one otherwise timely filed report. Amended forms have been filed by Mr. Dreyfoos to rectify those omissions.

    CERTAIN BENEFICIAL OWNERS

    The following table sets forth the only persons known by Kuhlman to own of record or beneficially, as of February 1, 1995, five percent or more of the outstanding Common Stock of Kuhlman:

NAME OF PERSON                                                                    NUMBER OF SHARES   PERCENT OF CLASS
- --------------------------------------------------------------------------------  ----------------   ----------------
David L. Babson & Co., Inc. ....................................................      404,200(1)           6.6%
 One Memorial Drive
 Cambridge, Massachusetts 02142-1300
Dimensional Fund Advisors Inc. .................................................      348,254(2)           5.6%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, California 90401
Mitchell Hutchins Institutional Investors Inc. .................................      568,934(3)           9.2%
 1285 Avenue of the Americas
 New York, New York 10019

- ------------------------
(1) Based on information set forth in a Schedule 13G dated February 10, 1995 filed with the Commission.

(2) Based on information set forth in a Schedule 13G dated January 31, 1995 filed with the Commission. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of these shares as of December 31, 1994, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(3) Based on information set forth in a Schedule 13G dated February 13, 1995 filed with the Commission.

                        ELECTION OF SCHWITZER DIRECTORS

    Schwitzer's Bylaws provide for a Board of Directors, the number of which shall be fixed from time to time by a resolution adopted by a majority of the whole Board of Directors. The number of Schwitzer Directors has currently been fixed at six. Schwitzer's Bylaws also provide that the Board of Directors is to be divided into three classes with respect to the time for which the directors hold office. At each annual meeting of stockholders of Schwitzer, successors of the class whose terms of office expire in that year are to be elected for three-year terms and until their successors have been duly elected and qualified.

    The terms of three directors, Donald C. Clark, Gary G. Dillon and Willard R. Hildebrand, will expire at the Schwitzer Annual Meeting. The Company's Board of Directors has nominated Messrs. Clark, Dillon and Hildebrand for re-election to the Schwitzer Board of Directors. If elected, Messrs. Clark, Dillon and Hildebrand will serve until the 1998 annual meeting of stockholders of Schwitzer and until their successors have been duly elected and qualified, except that if the Merger is consummated, all directors of Schwitzer, other than Gary G. Dillon and Robert S. Jepsen, Jr., have agreed to resign effective as of the Effective Time.

    Since three positions are to be filled on the Schwitzer Board of Directors, the three nominees receiving the highest number of votes cast at a meeting at which a quorum is present will be elected as directors.

    It is the intention of the parties named in the enclosed Schwitzer proxy to vote the shares represented thereby for the election of the nominees listed below unless the proxy is marked otherwise. The nominees have agreed to serve as directors if elected, and Schwitzer has no reason to believe that the nominees will be unable to serve. In the event that one or more nominees should become unwilling or unable to accept the nomination for election, however, the persons named in the enclosed proxy will vote such proxy for such other persons as may be nominated for director by the Schwitzer Board of Directors. For information concerning procedures established by Schwitzer's Bylaws for stockholder nomination of directors, see "Comparison of Rights of Stockholders -- Board of Directors."

    THE SCHWITZER BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SCHWITZER STOCKHOLDERS VOTE "FOR" THE ELECTION OF DONALD C. CLARK, GARY G. DILLON AND WILLARD R. HILDEBRAND AS DIRECTORS OF SCHWITZER.

 INFORMATION REGARDING SCHWITZER DIRECTORS, NOMINEES FOR DIRECTORS OF SCHWITZER
                             AND EXECUTIVE OFFICERS

    The following information is furnished with respect to each person who is currently a director of Schwitzer whose term of office will continue after the Schwitzer Annual Meeting, as well as those persons who have been nominated for election as a director, each of whom is currently a director of Schwitzer, and each person who is an executive officer of Schwitzer.

                                  DIRECTOR
                                OR OFFICER OF
         NAME            AGE   SCHWITZER SINCE                                     POSITION
- -----------------------  ---   --------------- --------------------------------------------------------------------------------
Donald C. Clark          63         1989       Director of Schwitzer (1)(2)(3)(4)
Joseph D. Corso          53         1989       Director of Schwitzer (1)(2)(3)
Gary G. Dillon           60         1989       Chairman, President, Chief Executive Officer and Director (3)(4)
Januario Do Carmo        46         1989       Vice President - General Manager (South America)
Claudio R. da Fonseca    51         1989       Director of Finance (South America)
Willard R. Hildebrand    55         1994       Director of Schwitzer (1)(2)(3)(4)
J. Richard Hull          61         1994       Director of Schwitzer (1)(2)(3)
Robert S. Jepson, Jr.    53         1994       Director of Schwitzer (1)(2)(3)
Richard H. Prange        48         1989       Vice President, Chief Financial Officer and Secretary
Peter G. Sanderson       45         1989       Vice President - General Manager (Europe)
Martin G. Spencer        50         1989       Vice President - Sales and Marketing
Peter F. Spratt          57         1989       Director of Finance (Europe)
Leonildo Zyngier         53         1989       Director of Sales and Marketing (South America)

- ------------------------
(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

(3)  Member of the Nominating Committee.

(4)  Nominated for election as a director.

    The current term of Messrs. Clark, Dillon and Hildebrand expires in 1995; of Messrs. Corso and Hull, in 1996; and of Mr. Jepson, in 1997.

    The Merger Agreement provides that effective upon consummation of the Merger, Messrs. Clark, Hildebrand, Corso and Hull will resign from the Board of Directors of Schwitzer, and Curtis G. Anderson will be appointed to the Board of Directors of Schwitzer.

    Mr.  Clark  is  Chairman   of  the  Board  and   a  director  of   Household
International, Inc., a financial services business. Mr. Clark had been Chief Executive Officer of Household from 1982 until September, 1994. He has been Chairman of the Board of Household since 1984. He served as President of Household from 1977 through 1987. Mr. Clark is also a director of Scotsman Industries, Inc., Ameritech Corporation and Warner-Lambert Co. He has been a director of Schwitzer since April, 1989 and served as Chairman of the Board of Schwitzer until June, 1991.

    Mr. Corso is President and Chief Executive Officer of McLouth Steel Company, an employee-owned integrated steel company. He has been a director on the Board of McLouth since July, 1992. He was formerly a principal of Corso Associates, a consulting firm. He is also past President of Inland Steel Flat Products Company, a division of Inland Steel Industries, Inc. He has been a director of Schwitzer since April, 1989.

    Mr. Dillon is Chairman of the Board, President and Chief Executive Officer of Schwitzer. Mr. Dillon has served in his present capacity since June, 1991, having served as President and Chief Executive Officer since April, 1989. Prior to April, 1989 he served as President and Chief Executive Officer of Household Manufacturing, Inc. Mr. Dillon is also a director of Household International, Inc. He has been a director of Schwitzer since April, 1989.

    Mr. Do Carmo is Vice President - General Manager (South America) of Schwitzer and has served in his present capacity since January 1990. Mr. Do Carmo was the Director of Manufacturing (South America) of Schwitzer from April, 1989 until 1990.

    Mr. da Fonseca is Director of Finance (South America) of Schwitzer. He has served in his present capacity since April, 1989.

    Mr. Hildebrand is the President and Chief Executive Officer of Great Dane Trailers, Inc. a manufacturer of semi-truck trailers. Mr. Hildebrand joined Great Dane in November, 1991 and was appointed to his current position in January, 1992. Mr. Hildebrand had served as President and Chief Operating Officer of Fiatallis North America, Inc., a manufacturer of heavy construction and agricultural equipment, for more than five years prior thereto. He has served as a director of Schwitzer since February, 1994.

    Mr. Hull resigned in December, 1993 as Senior Vice President, General Counsel and Corporate Secretary of Household International, Inc., a financial services business. He had served in that capacity since June of 1984. He continued to serve as Senior Vice President and "of counsel" to Household until his retirement from Household in June, 1994. He is a member of the American, Illinois, Florida and Chicago Bar Associations and is an emeritus member of the Board of Trustees of Illinois Wesleyan University. Mr. Hull has served as a director of Schwitzer since January, 1994.

    Mr. Jepson is Chairman of the Board and Chief Executive Officer of Kuhlman Corporation, a holding company with subsidiaries involved in manufacturing. He was elected President and Chief Executive Officer of Kuhlman Corporation in February, 1993 and Chairman of the Board in June, 1993. For more than the past five years, Mr. Jepson was, and is currently, Chairman and Chief Executive
Officer of Jepson Associates, Inc., a private investment company. From 1983 until 1989, Mr. Jepson was Chairman and Chief Executive Officer of The Jepson Corporation, which, until its sale in 1989, was a diversified manufacturing company listed on the New York Stock Exchange. Mr. Jepson currently serves as a director of Kuhlman Corporation, The Washington Water Power Company and Savannah Foods & Industries, Inc.

    Mr. Prange is Vice President, Chief Financial Officer and Secretary of Schwitzer. He has held such position since June, 1989.

    Mr. Sanderson is Vice President - General Manager (Europe) of Schwitzer and has served in his present capacity since April, 1989.

    Mr. Spencer is Vice-President - Sales and Marketing of Schwitzer. He has held such position since April, 1989.

    Mr. Spratt is Director of Finance (Europe) of Schwitzer and has served in his present capacity since April, 1989.

    Mr. Zyngier is Director of Sales and Marketing (South America) of Schwitzer. He has served in his present capacity since April, 1989.

BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors of Schwitzer held six meetings during 1994. Each of the directors attended at least 75% of the meetings of the Board and of any of its committees on which that director served. Attendance at meetings of the Board and its committees as a whole averaged 96%. The Board of Directors has standing Audit, Compensation and Nominating Committees.

    The Audit Committee is composed of Mr. Corso, Mr. Clark, Mr. Hildebrand, Mr. Hull and Mr. Jepson. Mr. Hildebrand was the Chairman of the Committee. The Audit Committee's duties and functions include reviewing the internal accounting controls and audit functions of Schwitzer and its subsidiaries, Schwitzer's accounting principles, policies and practices and financial reporting, the scope of the audits conducted by Schwitzer's independent and internal auditors, and the annual financial statements of Schwitzer and its subsidiaries. The Audit Committee is responsible for informing the Chief Executive Officer of Schwitzer and the Board of Directors of any material concerns that may arise in connection with its review. The Audit Committee also recommends to the Board of Directors the selection of Schwitzer's principal independent auditors and reviews their professional services to determine if their independence may have been impaired by the performance of any non-audit services. The Audit Committee met once during 1994.

    The Schwitzer Compensation Committee is composed of Mr. Corso, Mr. Clark, Mr. Hildebrand, Mr. Hull and Mr. Jepson. Mr. Hull is Chairman of the Committee. The Compensation Committee is responsible for determining the salaries, salary ranges and bonuses of the five highest paid executive officers of Schwitzer and its subsidiaries. It also recommends to the Board of Directors the adoption of, or any substantive amendments to, any pension, profit-sharing, employee benefit or long-term executive compensation plan or program in which senior management participates. The Compensation Committee is also responsible for the granting of stock options, stock appreciation rights and other awards under any long-term executive incentive compensation plan or program of Schwitzer. The Compensation Committee met twice during 1994.

    The Nominating Committee is composed of Mr. Clark, Mr. Corso, Mr. Dillon, Mr. Hildebrand, Mr. Hull and Mr. Jepson. Mr. Corso is the Chairman. The Committee recommends to the Board the slate of directors to be nominated for election to the Board at each Annual Meeting of Stockholders and recommends the election of individuals to fill any vacancies which may occur on the Board. Additionally, the Nominating Committee reviews annually the size and composition of the Board of Directors. The Nominating Committee did not meet during 1994.

COMPENSATION OF DIRECTORS

    Each non-management director of Schwitzer receives for his services (1) an annual retainer fee paid in shares of Common Stock of Schwitzer having an aggregate market value of $16,000 (rounded to avoid any fractional shares), determined as of the day immediately preceding the date of the annual meeting of stockholders of Schwitzer, and (2) a fee of $800 paid in cash for each Board of Directors and Committee meeting attended. In addition, any non-management director who serves as chairman of the Audit, Compensation or Nominating Committee of the Board of Directors receives as compensation for those services additional shares of Schwitzer Common Stock having a market value of approximately $2,000. Schwitzer transfers shares of treasury stock to the directors in payment of such fees at the time of, or shortly after, the first meeting of the Board of Directors following the annual meeting of the stockholders of Schwitzer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As a member of the Board of Directors of Household, Mr. Dillon serves on the Audit, Finance and Nominating Committees of Household. Mr. Dillon does not serve on the Compensation Committee of Household, and therefore does not actively participate in the determination of salaries, bonuses and incentive awards to members of Household's senior management, including Mr. Clark.

    Mr. Clark became a member of the Compensation Committee of Schwitzer in June, 1994. As a member of Schwitzer's Compensation Committee, Mr. Clark is actively involved in the determination of salaries, bonuses and incentive awards to members of Schwitzer's senior management, including Mr. Dillon.

REPORT OF THE COMPENSATION COMMITTEE OF THE SCHWITZER BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors of Schwitzer is responsible for developing Schwitzer executive compensation philosophies, determining the executive compensation program components and assuring that the program is administered consistent with the program's philosophies and objectives. The Committee also reviews and approves the compensation of each of Schwitzer's five most highly compensated executive officers and approves all grants of stock options or other awards to any employee under Schwitzer's Long-Term Executive Incentive Compensation Plan ("Schwitzer Incentive Plan"). All Committee members are outside directors of Schwitzer.

    The Committee believes that since executive officers are in positions to make substantial contributions to the long-term success of Schwitzer, the executive compensation program should be structured to provide meaningful incentives to increase stockholder value. On an annual basis, the Committee reviews the performance of each of the five most highly compensated executive officers against the objectives established by, and for, such executive officer for the preceding year. The Committee also reviews the program components and plan for each such executive officer for the upcoming year. The Committee approves each plan with such modifications as it deems appropriate. During the year, the Committee reviews individual salaries of the five most highly compensated executive officers in conjunction with criteria set forth for base salaries listed below, taking into account any significant event that could affect program objectives and design.

    Schwitzer's executive officer compensation program is comprised of a base salary, an annual cash incentive compensation program and a long-term incentive compensation plan in the form of stock options. Stock appreciation rights, restricted stock and restricted stock rights also are compensation components available to be used at the discretion of the Compensation Committee. In addition, executives are eligible to participate in various benefits, including insurance protection, retirement plans and vacations/holidays generally available to employees of Schwitzer.

    BASE SALARY. Base salary ranges for executives are based upon the 50th percentile of the national marketplace for comparable manufacturing businesses. In determining salaries, the Committee takes into account salary rates compared with the marketplace, performance of individuals and other factors deemed relevant by the Committee.

    Mr. Dillon's 1994 base salary increase was 6.1%, compared to a 5% average increase reported by a survey of salaries of chief executive officers of comparable companies. Mr. Dillon's cumulative average increase during the past three years has been 4.0%. The resultant base salary for Mr. Dillon places him within the range of chief executive officers in comparably sized manufacturing companies.

    EXECUTIVE INCENTIVE COMPENSATION PROGRAM. The Executive Incentive Compensation Program is designed to provide increased incentives to key executives to meet or exceed aggressive financial targets and to accomplish significant projects contributing to Schwitzer's success.

    The targets for awards under this plan are set at the 50th percentile of the national marketplace for comparable manufacturing businesses. Incentives are earned based primarily on performance compared with financial targets established for Schwitzer or a subsidiary of Schwitzer at levels approved by the Committee. The financial targets include targets for earnings and return on investment or return on equity. A portion of earned awards are based on discretionary factors to reflect individual contributions to Schwitzer's short-term and long-term programs for success.

    In a given fiscal year, Mr. Dillon may earn incentive compensation which ranges from 0% to 75% (up to 80% after January 1, 1995) of his annual base salary with a target payout of 50% of annual base salary. For 1994, Mr Dillon received a bonus of 75% of his annual salary.

    LONG-TERM EXECUTIVE INCENTIVE COMPENSATION PLAN. The Committee believes that long-term incentives should provide significant portions of total compensation for executives while encouraging long-term stock ownership. The objective of the Schwitzer Incentive Plan is to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return. The Committee endorses the value of stock ownership as an incentive for Company executives to increase stockholder value through improved executive performance.

    The Schwitzer Incentive Plan meets these objectives by permitting Schwitzer to make annual grants of non-qualified stock options to participants who can make significant contributions to the long-term success of Schwitzer. The Schwitzer Incentive Plan also permits Schwitzer to reward executives through other forms of stock grants such as restricted stock, restricted stock rights and stock appreciation rights.

    The Committee has established programs for each executive officer under the Schwitzer Incentive Plan which provide for stock option grants as a portion of each participant's total compensation. The stock option price is equal to the fair market value on the day of grant. Value to the executive is dependent upon an increase in the share price above the stock option price. The 1994 program established for Mr. Dillon under the Schwitzer Incentive Plan included 10,000 option shares at $9.375 each which will create value directly relating to future year stock price trends. In addition, in 1994, Mr. Dillon received 1,500 performance units under the Schwitzer Performance Unit Plan, all of which relate to Schwitzer's return on investment during the period 1995-1997, and 75,000 phantom shares, all of which vest on October 18, 1997. The Committee believes that an appropriate portion of Mr. Dillon's total compensation is tied directly to stockholder value and financial performance.

    BENEFIT PROGRAMS. Schwitzer provides its executive officers with insurance protection plans including medical, dental, life, accidental death and dismemberment, travel and accident and disability insurance, retirement programs and vacation and holiday plans. These plans are generally available to Company employees.

                                          COMPENSATION COMMITTEE

                                          J. Richard Hull, CHAIRMAN
                                          Donald C. Clark
                                          Joseph D. Corso
                                          Willard R. Hildebrand
                                          Robert S. Jepson, Jr.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table summarizes the total compensation of the Chief Executive Officer and the five other most highly compensated executive officers of Schwitzer for fiscal years 1994, 1993 and 1992.

                                                                                        LONG-TERM COMPENSATION
                                                                                 ------------------------------------
                                                 ANNUAL COMPENSATION (1)
                                          -------------------------------------           AWARDS
                                                                        OTHER    -------------------------   PAYOUTS
                                                                        ANNUAL   RESTRICTED    SECURITIES    --------  ALL OTHER
                                                                       COMPEN-      STOCK      UNDERLYING      LTIP     COMPEN-
                                                    SALARY    BONUS     SATION     AWARDS       OPTIONS/     PAYOUTS   SATION (2)
     NAME          PRINCIPAL POSITION      YEAR      ($)       ($)       ($)         ($)         SARS(#)       ($)        ($)
- --------------  ------------------------  ------   --------  --------  --------  -----------   -----------   --------  ---------
G.G. Dillon     Chairman of the Board,
                 President & CEO            1994    294,167   222,750        0   712,500          10,000          0      20,041
                Chairman, President &
                 CEO                        1993    280,000   159,000        0         0          12,000          0      14,761
                Chairman, President &
                 CEO                        1992    275,683    58,720        0         0          15,000          0      14,369

R.G. Adams      EVP, General Mgr. (N.A.)    1994    190,000    41,375   88,578         0           5,000          0      11,136
                (resigned 8/15/94)          1993    190,000    81,890        0         0           9,000          0       9,352
                EVP, General Mgr. (N.A.)    1992    190,000    22,420        0         0           8,000          0       8,454
                EVP, General Mgr. (N.A.)

J. Do Carmo     VP, General Mgr. (S.A.)     1994    149,682    87,722        0         0           3,000          0           0
                VP, General Mgr. (S.A.)     1993    115,730    32,520        0         0           3,000          0           0
                VP, General Mgr. (S.A.)     1992    100,542    16,035        0         0           3,000          0           0

R.H. Prange     VP, CEO & Secretary         1994     95,808    47,904   10,492         0           5,000          0       4,181
                VP, CEO & Secretary         1993     88,170    29,010        0         0           7,000          0       3,253
                VP, CEO & Secretary         1992     77,605    10,632        0         0           5,000          0       2,850

C.R. da         Director of Finance
                 (S.A.)                     1994     96,095    26,907        0         0               0          0           0
 Fonseca        Director of Finance
                 (S.A.)                     1993     74,298    10,030        0         0           1,500          0           0
                Director of Finance
                 (S.A.)                     1992     65,803     5,067        0         0           1,500          0           0

L. Zyngier      Director of Sales & Mkt.
                 (S.A.)                     1994     96,095    26,907        0         0               0          0           0
                Director of Sales & Mkt.
                 (S.A.)                     1993     74,298    10,030        0         0           1,500          0           0
                Director of Sales & Mkt.
                 (S.A.)                     1992     65,803     5,067        0         0           1,500          0           0

- ------------------------------
(1)  Includes amounts earned in the fiscal year, whether or not deferred

(2)  Amounts  in  this  column  consist  entirely  of  Schwitzer   U.S.-matching
     contributions to the TRIP (defined below) and the supplemental TRIP and group term life insurance premiums paid by Schwitzer.

    OPTION GRANTS. The following table gives information concerning grants of stock options made during fiscal year 1994 to each of the named executive officers who was granted a stock option during such year.

                                        INDIVIDUAL GRANTS
                           -------------------------------------------               POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF      % OF TOTAL                               ASSUMED ANNUAL RATES OF STOCK
                            SECURITIES     OPTIONS/SARS                              PRICE APPRECIATION FOR 10-YEAR
                            UNDERLYING      GRANTED TO      EXERCISE                INDIVIDUAL GRANTS OPTION TERM(1)
                           OPTIONS/SARS    EMPLOYEES IN     PRICE (3)   EXPIRATION  --------------------------------
          NAME                GRANTED     FISCAL YEAR (2)    ($/SH)        DATE           5%              10%
- -------------------------  -------------  ---------------  -----------  ----------  --------------  ----------------
G.G. Dillon                     10,000          24.39%      $   9.375    02/15/04   $       58,959  $        149,413
R.G. Adams                       5,000          12.20%          9.375    11/16/94        N/A              N/A
J. Do Carmo                      3,000           7.32%          9.375    02/15/04           17,688            44,824
R.H. Prange                      5,000          12.20%          9.375    02/15/04           29,479            74,707
All Shareholders (4)                                                                $   42,638,266  $    108,053,737

- ------------------------
(1) Potential realizable values are calculated using as a base price $9.375, the market value (the average of the high and low prices) of Schwitzer Common Stock on February 15, 1994, the date of the grant.

(2)  Based on a total of 41,000 options granted to all employees.

(3)  Based on the market value on February 15, 1994.

(4) Total dollar gains based on the assumed annual rates of appreciation shown are calculated based on the 7,231,866 shares of Schwitzer Common Stock outstanding on December 31, 1994.

    OPTION EXERCISES AND YEAR-END VALUES.

    The following table contains information concerning the exercise of stock options during fiscal year 1994 and the value of unexercised stock options at the end of fiscal year 1994 with respect to the named executive officers.

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED IN-
                                                                      OPTIONS HELD AT           THE-MONEY OPTIONS AT
                                         SHARES        VALUE          FISCAL YEAR-END          FISCAL YEAR-END (1)(2)
                                       ACQUIRED ON   REALIZED    --------------------------  --------------------------
                NAME                    EXERCISE        ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- -------------------------------------  -----------  -----------  -----------  -------------  -----------  -------------
G.G. Dillon                                     0    $       0      162,092        17,250    $   301,281    $   7,219
R.G. Adams                                 25,000       88,578            0             0              0            0
J. Do Carmo                                     0            0       21,800         4,500         43,719        1,781
R.H. Prange                                 2,125       10,492       33,325         8,500         58,375        4,094
C.R. da Fonseca                                 0            0       12,675         1,125         24,234          891
L. Zyngier                                      0            0       12,675         1,125         24,234          891

- ------------------------
(1) Based on the market value of Schwitzer Common Stock on December 31, 1994 of $7.88 (the average of the high and low prices for Schwitzer Common Stock).

(2) As of December 31, 1994, the exercise price of some options was higher than the market value of the underlying stock. Accordingly, option holders will not be able to receive any value from those options until the price of Schwitzer Common Stock rises above the exercise price of the options.

    SAVINGS AND PENSION PLANS. Schwitzer U.S. has a Tax Reduction Investment Plan ("TRIP") which is a deferred savings plan for its eligible U.S. employees. With certain exceptions, an employee of at least 21 years of age with three months of service (three years of service if under age 21) may contribute into the TRIP, on a pre-tax and after-tax basis, up to 15% of the participant's cash compensation (subject to a maximum annual pre-tax contribution by a participant of $9,240 for 1994 as adjusted for cost of living increases) and invest such contributions in Schwitzer Common Stock or separate equity or income funds. Each participant's own pre-tax contributions (which are fully vested) are matched by employer contributions at a rate determined by the employer at its discretion, but employer contributions may not exceed 6% of a participant's compensation. Employer matching contributions are invested in Schwitzer Common Stock. A graduated vesting schedule provides for partial vesting in matching contributions on the basis of years of service, with a participant becoming fully vested in such employer matching contributions after five years of employment. With certain exceptions, a participant's after-tax contributions may be withdrawn, and employer matching contributions may be withdrawn after five years of plan participation. A participant's pre-tax contributions may not be withdrawn except for an immediate financial hardship, upon termination of employment, or after attaining age 59. In addition, participants may obtain loans from their TRIP accounts under certain circumstances.

    Schwitzer U.S. has also established a Supplemental Tax Reduction Investment Plan ("Supplemental TRIP") for those participants in the TRIP who, as the result of restrictions imposed on the TRIP under the Code, are precluded from receiving from Schwitzer U.S. the full amount of the employer matching contributions to which such participants would otherwise be entitled. Schwitzer U.S. credits to an account established for each participant under the Supplemental TRIP an amount equal to the difference between 3% of the participant's annual compensation and the amount of the matching contribution that Schwitzer U.S. was permitted to make to the account of such participant under the TRIP. A participant in the Supplemental TRIP becomes vested in the amounts credited to his or her account in accordance with the vesting schedule applicable to the TRIP. Vested amounts held in a participant's account under the Supplemental TRIP will be paid to the participant or his or her spouse or designated beneficiary upon termination of employment or at such time or in such other form or manner as the Compensation Committee of the Board of Directors in its sole discretion may determine.

    The Schwitzer U.S. Inc. Pension Plan for Certain Salaried and Exempt Employees ("Salaried Pension Plan") is a non- contributory, defined benefit plan for certain salaried employees. The amount of a participant's pension benefits depends primarily on years of employment, age at retirement, and average annual compensation (salary plus bonus, whether paid in cash or stock, and excluding Schwitzer U.S. matching contributions to the TRIP and automobile allowance) for the five successive highest-paid years of the employee's last ten years of employment. The plan is integrated with Social Security to the extent allowed by law. Participants become fully vested in their accrued pension benefits after five years of service. Payment of vested pension benefits normally begins at age 65, but an early retirement benefit at reduced levels may be paid if a participant is at least 55 years of age with 10 years of service. The following table illustrates the amount of the plan's annual pension benefits on a straight-life annuity basis (including amounts payable under Schwitzer's non-qualified supplemental pension plan, where applicable) for eligible employees retiring at age 65. Offsets for Social Security payments and other offsets provided for in the plan are not reflected in this table.

                               YEARS OF SERVICE
               ------------------------------------------------
REMUNERATION      15        20        25        30        35
- -------------  --------  --------  --------  --------  --------
  $100,000     $ 18,298  $ 24,398  $ 30,498  $ 36,598  $ 42,698
  $200,000     $ 38,756  $ 51,674  $ 64,592  $ 77,511  $ 90,430
  $300,000     $ 59,212  $ 78,950  $ 98,688  $118,425  $138,163
  $400,000     $ 79,669  $106,226  $132,782  $159,339  $185,895
  $500,000     $100,126  $133,501  $166,876  $200,252  $233,627
  $600,000     $120,583  $160,777  $200,971  $241,166  $281,360

    Compensation covered by the Salaried Pension Plan includes salary plus bonuses paid in cash or stock. For purposes of determining the benefit under the Salaried Pension Plan, the amount of covered compensation for 1994 for each executive officer named in the Summary Compensation Table is equal to the salary reported for 1994 plus the bonus reported for 1993 in the Summary Compensation Table, since bonuses earned in a given fiscal year are paid in the following year. The years of service for purposes of the Salaried Pension Plan are as follows: Mr. Dillon, 16 years and Mr. Prange, 22 years. In calculating credited years of service under the Salaried Pension Plan, years of service with Household prior to the spin off of Schwitzer by Household International, Inc. in 1989 have been taken into account. A non-qualified supplemental pension plan will be provided to those employees exceeding regulatory restrictions.

    Pension benefits for Messrs. Do Carmo, da Fonseca and Zyngier are derived from a Brazilian government pension program since Lacom Schwitzer Equipamentos, Ltda., Schwitzer's subsidiary in Brazil, does not have a pension plan.

    EXECUTIVE COMPENSATION AND SEVERANCE AGREEMENTS. The Dillon Agreement sets forth Mr. Dillon's entitlement to an established annual salary as may be increased from time to time by the Board of Directors of Schwitzer U.S., and to benefits under the Schwitzer U.S. benefit plans and establishes an annual bonus awarded under Schwitzer's Executive Incentive Compensation Program ranging from 0% to 80% of his annual salary, with a par rate equal to 50% of his annual salary. Under the Dillon Agreement, Mr. Dillon is also entitled to 1,500 performance units under Schwitzer's Performance Unit Plan for the period from January 1, 1995 through December 31, 1997. Under the Performance Unit Plan (adopted on October 18, 1994, performance will be measured in terms of a net income return on equity plus debt investment ("ROI") averaged over such three year period, with awards ranging from $0 per unit for ROI of 10% to $200 per unit for ROI of 20% or greater.

    The Dillon Agreement provides that in the event he is terminated or resigns from Schwitzer U.S. for any reason prior to his 65th birthday, Schwitzer U.S. shall continue to pay his then annual salary, to pay his then annual bonus at par levels and to provide all pension, profit sharing, deferred compensation, medical and life insurance benefits under Schwitzer U.S.'s benefit plans for a period ending on the earlier of (a) 18 months from the date of such termination or resignation or (b) his 65th birthday. Such agreement further provides that upon the date of such termination or resignation, all options with respect to Schwitzer held by Mr. Dillon will immediately become exercisable, and any restrictions on the stock of Schwitzer held by Mr. Dillon on the date of such termination or resignation, other than on the 75,000 phantom stock units granted to Mr. Dillon on October 18, 1994 (described below), will lapse on such date.

    The Dillon Agreement also provides that if Mr. Dillon is terminated or resigns following a Change of Control (as defined in the Schwitzer Incentive
Plan), Schwitzer U.S. shall, in addition to the payments described above, be obligated to make a lump sum cash payment to Mr. Dillon equal to 1 1/2 times his then annual salary and 1 1/2 times his then annual bonus at par level. Such agreement further provides that Schwitzer U.S. will reimburse Mr. Dillon for any excise tax due with respect to any excess parachute payment within the meaning of Sections 280G and 4999 of the Internal Revenue Code (or successor provisions) and for any additional federal income and excise taxes due on such excise tax.

    Notwithstanding the foregoing, the Dillon Agreement provides that if he should elect to resign at a time when the Board of Directors of Schwitzer U.S. has not employed a successor Chief Executive Officer, Schwitzer U.S. will not be obligated to make the payments otherwise required by such agreement.

    Pursuant to a Phantom Stock Agreement between Mr. Dillon and Schwitzer U.S. dated October 18, 1994, Mr. Dillon has been awarded 75,000 phantom stock units which entitle him to receive an amount of cash equal to the value of 75,000 shares of Schwitzer Common Stock on his termination of employment with Schwitzer U.S., except that if Mr. Dillon's employment by Schwitzer U.S. is terminated prior to October 18, 1997, his rights with respect to all of such phantom stock units will terminate and be forfeited.

    In connection with the Merger, and in order to provide Mr. Dillon with an incentive to remain in the employ of Schwitzer U.S. after the closing of the Merger and to eliminate any incentive for Mr. Dillon to leave Schwitzer U.S. after such closing, the Dillon Agreement was amended by the Dillon Amendment to provide that, at the Effective Time, (i) the obligation of Schwitzer U.S. to pay Mr. Dillon's salary and bonuses at par levels for up to 18 months upon his termination or resignation as provided for above, (ii) its obligation to make a lump sum payment upon his termination or resignation following a Change of Control as provided for above, and (iii) any other severance obligation of Schwitzer U.S. to Mr. Dillon will be terminated as of the Effective Time, and in lieu of the obligation in (i) above, Schwitzer U.S. will, at the Effective Time, pay Mr. Dillon a lump sum cash payment in the amount of 1 1/2 times his then annual salary and 1 1/2 times his then annual bonus at par level, and in lieu of the obligation in (ii) above, Schwitzer U.S. will, at the Effective Time, pay Mr. Dillon a lump sum cash payment of 1 1/2 times his then annual salary and 1 1/2 times his then annual bonus at par level.

    The Dillon Amendment further provides that, at the Effective Time, (i) each option to purchase Shares of Common Stock of Schwitzer held by Mr. Dillon pursuant to a grant under the Schwitzer Incentive Plan will be converted into an option to purchase shares of Common Stock of Kuhlman in accordance with the Exchange Ratio and each such option shall become exercisable in accordance with such option's terms and (ii) the 75,000 phantom stock units awarded to Mr. Dillon on October 18, 1994 will entitle him to receive an amount of cash equal to the value of 75,000 shares of Kuhlman Common Stock upon his termination of employment, subject to forfeiture if Mr. Dillon's employment by Schwitzer U.S. is terminated prior to October 18, 1997. The Dillon Amendment also increased Mr. Dillon's annual salary from $297,000 to $325,000.

    The Dillon Amendment further provides that (i) as of the Effective Time, the Board of Directors of Schwitzer U.S. shall be deemed to have employed a successor Chief Executive Officer, (ii) Schwitzer U.S. may terminate Mr. Dillon's employment at any time and Mr. Dillon may resign such employment at any time, and (iii) after the Effective Time, Schwitzer U.S.'s obligation to continue to provide all pension, profit sharing, deferred compensation, medical and life insurance benefits under its benefit plans for a period ending on the earlier of (a) 18 months after Mr. Dillon's termination or resignation or (b) his 65th birthday, shall continue. The Dillon Amendment shall be void and of no effect if Mr. Dillon should resign from Schwitzer U.S. prior to the Effective Time.

    In addition to Mr. Dillon, Mr. Prange, Mr. Do Carmo, Mr. da Fonseca, Mr. Zyngier, Mr. Spencer, Mr. Spratt and Mr. Sanderson have employment agreements with Schwitzer or one of its subsidiaries which provide for continued compensation for between six and twelve months if such employees are terminated (other than for willful and deliberate misconduct or inability, for reasons of disability, to perform their duties for six consecutive calendar months) or such employees resign prior to reaching age 65 because of (i) assignment to position of lesser rank or status, (ii) reduction in annual salary, annual par bonus or benefits, or (iii) reassignment to a geographical area more than 50 miles from their present residence.

FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN

    The graph below compares the cumulative total stockholder return on the Common Stock of Schwitzer for the last five fiscal years (see note below) with the cumulative total return on the Russell 2000 Index and the S&P 500 Index over the same period. Most of Schwitzer's direct competitors are private companies or small segments of larger companies, which does not permit construction of a realistic peer group. Therefore, the S&P 500 Index is used in lieu of a peer group for this comparison.

                Comparison of Five-Year Cumulative Total Return*
                         Schwitzer, Inc., Russell 2000,
                               and S&P 500 Index

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               DEC-89     DEC-90     DEC-91     DEC-92     DEC-93     DEC-94
Kuhlman          100.00      61.82      94.55      89.09      87.27     116.36
Russell 2000     100.00      80.49     117.56     139.21     165.53     162.51
S&P 500          100.00      96.90     126.43     136.06     149.66     151.65

    Assumes $100 invested on December 31, 1989, in Schwitzer, Inc.'s Common Stock, Russell 2000, and S&P 500.

*  Cumulative total return assumes reinvestment of dividends.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table shows the beneficial ownership of Schwitzer Common Stock for each director, including each nominee for director of Schwitzer, each executive officer of Schwitzer named under "Executive Compensation -- Summary Compensation Table" elsewhere in this Proxy Statement/ Prospectus and all directors and executive officers of Schwitzer as a group as of [April 18], 1995.

                                                                       NO. OF SHARES
                                                                   BENEFICIALLY OWNED(1)
                                                                   ---------------------

DIRECTORS AND DIRECTOR NOMINEES
Donald C. Clark..................................................        46,917
Joseph D. Corso..................................................        11,851
Gary G. Dillon...................................................       239,193(2)
Willard R. Hildebrand............................................         6,324
J. Richard Hull..................................................         3,324
Robert S. Jepson, Jr.............................................         2,181

CERTAIN EXECUTIVE OFFICERS
Januario Do Carmo................................................        21,800
Richard H. Prange................................................        36,128
Claudio da Fonseca...............................................        12,675
Leonildo Zyngier.................................................        12,675
Directors and Officers as a group (13 individuals, including all
 those listed above).............................................       447,268(3)

- ------------------------
(1) Information relating to beneficial ownership of Schwitzer Common Stock by nominees and directors is based upon information furnished by each person to Schwitzer or reflected in the records of the Schwitzer Incentive Plan or the TRIP. Information relating to shares held in the TRIP has been furnished as of December 31, 1994, the latest date for which such information is available. Except as indicated otherwise in the notes to this table, each person named in the table has sole voting and investment power over the number of shares of Schwitzer Common Stock listed opposite his name.

(2) Includes 336 shares held for the account of Mr. Dillon under the TRIP with respect to which Mr. Dillon has voting and shared investment power, 162,092 shares issuable pursuant to stock options exercisable within 60 days and 17,100 shares held jointly by Mr. Dillon and his wife with respect to which Mr. Dillon and his wife share both voting and investment power. Mr. Dillon beneficially owns 3.1% of the outstanding shares of Schwitzer Common Stock.

(3) Includes 3,135 shares held for the accounts of officers under the TRIP with respect to which such officers have voting and shared investment power, and 295,467 shares issuable pursuant to stock options exercisable within 60 days.

    No nominee or director of Schwitzer other than Mr. Dillon beneficially owns more than one percent of the outstanding shares of Schwitzer Common Stock. All directors and officers of Schwitzer as a group beneficially own 5.9% of the outstanding shares of Schwitzer Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following are the only persons known to Schwitzer to be the beneficial owners of more than 5% of the outstanding Schwitzer Common Stock as of the most recent date prior to the preparation of this Proxy Statement/Prospectus for which information is available to Schwitzer.

                                                                    NUMBER OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                               BENEFICIALLY OWNED   PERCENT OF CLASS
- -----------------------------------------------------------------  ------------------   ----------------
David L. Babson & Co., Inc.                                            805,600(1)              11.14%
One Memorial Drive
Cambridge, MA 02142
Ingalls & Snyder                                                       755,050(2)              10.4%
61 Broadway
New York, NY 10006
Pioneering Management Corporation                                      571,300(3)               7.90%
60 State Street
Boston, MA 02114
SoGen International Fund, Inc.                                         498,300(4)               6.89%
Societe Generale Asset Management Corp.
1221 Avenue of the Americas
New York, NY 10020
Manley Fuller Asset Management, Inc.                                   420,100(5)               5.81%
1185 Avenue of the Americas, 30th Floor
New York, NY 10036
Massachusetts Mutual Life Insurance Company                            500,000(6)               6.47%(7)
MassMutual Corporate Investors
MassMutual Participation Investors
1295 State Street
Springfield, MA 01111

- ------------------------
(1) Based on a Schedule 13G dated February 10, 1995, filed with the Commission by David L. Babson & Co., Inc., reflecting its beneficial ownership of shares of Schwitzer Common Stock as of December 31, 1994. As of that date, Babson reported that it may be deemed to have sole voting power over
     538,400 shares, shared voting power over 222,200 shares and sole dispositive power over 805,600 shares of Schwitzer Common Stock.
(2) Based on a Schedule 13G dated January 13, 1995 filed with the Commission by Ingalls & Snyder, reflecting its beneficial ownership of shares of Schwitzer Common Stock as of December 31, 1994. As of that date, Ingalls & Snyder reported that it may be deemed to have sole voting power over 26,000 shares and sole dispositive power over 755,050 shares of Schwitzer Common Stock.
(3) Based on a Schedule 13G dated January 17, 1995, filed with the Commission by Pioneering Management Corporation, reflecting its beneficial ownership of shares of Schwitzer Common Stock as of December 31, 1994. As of that date, Pioneering reported that it may be deemed to have sole voting power and shared dispositive power over 571,300 shares of Schwitzer Common Stock.
(4) Based on a Schedule 13G dated February 15, 1995, filed with the Commission by SoGen International Fund, Inc., and its investment advisor, Societe Generale Asset Management Corp., reflecting their beneficial ownership of shares of Schwitzer Common Stock as of December 31, 1994. As of that date, SoGen International Fund, Inc. and Societe Generale Asset Management Corp. reported that they may be deemed to have sole voting power and sole dispositive power over 498,300 shares of Schwitzer Common Stock.
(5) Based on a Schedule 13G dated February 13, 1995 filed with the Commission by Manley Fuller Asset Management, Inc., reflecting its beneficial ownership of shares of Schwitzer Common Stock as of December 31, 1994. As  of that date, Manley Fuller Asset  Management,
     Inc.  reported that it may be deemed to have sole voting power over 410,700 shares and sole dispositive power  over 420,100 shares of Schwitzer  Common
     Stock.
(6)  Based  on a Schedule  13G dated May  6, 1992, filed  with the Commission by
     Massachusetts  Mutual   Life   Insurance  Company,   MassMutual   Corporate
     Investors,  and MassMutual Participation Investors,  as a group, reflecting its beneficial  ownership  of  warrants for  350,000,  100,000  and  50,000 shares,  respectively, of Schwitzer Common Stock,  as of December 31, 1992.
     MassMutual reported  that it  had sole  voting power  and sole  dispositive power  over all of such warrants. The exercise price of such warrants is $8 per share.
(7)  Assumes issuance of  the shares of  Schwitzer Common Stock  subject to  the warrants described in note (6).

                       RATIFICATION OF THE APPOINTMENT OF
                        ARTHUR ANDERSEN LLP BY SCHWITZER

    Schwitzer's   Board  of  Directors  has   voted  to  reappoint,  subject  to
ratification by Schwitzer's stockholders, Arthur Andersen LLP as the firm of independent certified public accountants to audit the financial statements of Schwitzer and its subsidiaries for the current year. Arthur Andersen LLP has served as Schwitzer's independent auditors since April, 1989. Although it is not required to do so, the Schwitzer Board of Directors is submitting the selection of auditors for ratification in order to obtain stockholders' approval of this appointment. If the selection of Arthur Andersen LLP is not ratified, the Schwitzer Board of Directors will reconsider the appointment. A representative from Arthur Andersen LLP is expected to be present at the Schwitzer Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

    THE BOARD OF DIRECTORS OF SCHWITZER UNANIMOUSLY RECOMMENDS THAT SCHWITZER STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS SCHWITZER'S INDEPENDENT AUDITORS FOR 1995.

                              BUSINESS OF KUHLMAN

GENERAL

    Kuhlman is a holding company which, through its subsidiaries, currently operates businesses in two principal segments, electrical transformers and wire and cable, with the remaining operations combined into a single segment referred to as "other." In the electrical transformer segment, Kuhlman designs, manufactures and markets electrical utility and industrial type transformers for various markets and industries involved in electrical distribution systems. In the wire and cable segment, Kuhlman manufactures and distributes a wide variety of electrical and electronic wire and cable products to a number of markets for commercial, industrial and consumer uses. Kuhlman also manufactures and distributes a variety of springs and metal parts used by other manufacturers in their products or production processes. The executive office of Kuhlman is located at 1 Skidaway Village Walk, Suite 201, Savannah, Georgia 31411. Its telephone number is (912) 598-7809.

HISTORY

    Since its inception in 1894, Kuhlman has been engaged primarily in the manufacturing and selling of distribution, power and instrument transformers for the electrical utility industry. It also has manufactured springs and metal products primarily for the automotive industry. In June 1993, Kuhlman reincorporated in Delaware as a holding company for Kuhlman Electric. The purpose of creating a holding company structure was to identify and pursue growth opportunities, primarily through acquisitions, in new areas beyond the core business of Kuhlman Electric.

    As part of its acquisition strategy, Kuhlman acquired the outstanding common stock of Coleman Holding on December 15, 1993. Coleman Holding directly or indirectly owns 100% of the issued and outstanding shares of the capital stock of Coleman Cable, Nehring Electrical Works Company, an

Illinois corporation ("Nehring"), Baron Wire & Cable Corp., an Illinois corporation ("Baron"), Interflex de Mexico, S.A. de C.V., a Mexican corporation ("Mexico"), and forty percent (40%) of the issued and outstanding shares of the capital stock of Conex Cable, Inc., a Delaware corporation ("Conex") (Coleman Holding's partner has exercised its right to purchase Coleman Holding's interest in Conex; however, the purchase price is subject to appraisal). Coleman Cable was founded in 1970 by Allan Coleman and operated under the names Electrical Conductors, Inc. until 1980, Coleman Cable & Wire Company Incorporated from 1980 until 1981, and Coleman Cable Systems, Inc. since 1981. Nehring and Baron were purchased in 1980 and 1991, respectively. Coleman manufactures and distributes a broad range of electrical and electronic wire and cable products, serving many different industries.

BUSINESS SEGMENTS

    Kuhlman is currently organized into three business segments: electrical transformers, wire and cable, and other. The following discussion addresses the products and markets of Kuhlman's three business segments. For financial information relating to the business segments, see Note 13 of Notes to Consolidated Financial Statements of Kuhlman as of December 31, 1994 and for the fiscal year then ended, which is incorporated herein by reference.

    ELECTRICAL TRANSFORMERS. Kuhlman Electric manufactures and markets electrical utility and industrial-type transformers used in electrical distribution systems serving residences and commercial and industrial buildings. These transformers range from small instrument transformers used in the metering and switching of electricity and pole-mounted, surface-mounted, or underground transformers serving from one to eight residences, up to medium-size power transformers which are used in utility substations or commercial-type electrical power centers serving shopping centers, apartment complexes, factories and other users of electric power.

    WIRE AND CABLE. Coleman Cable manufactures and distributes a wide range of products, including bare copper and aluminum wire for utilities; portable wiring systems for the construction industry and OEM applications; wire for security, heating, ventilating and air conditioning, irrigation and sound systems; and extension cords, trouble lights, booster cables and other products for consumer, commercial and industrial markets. Coleman's products are sold to electrical and security distributors, utilities, mass merchandisers, and various industrial and original equipment manufacturer users on a nationwide basis.

    OTHER. Kuhlman also manufactures and markets a variety of coiled and flat springs, spring assemblies and stampings. These products include various types of coiled springs, formed flat springs and stampings used in automobiles, business machines and appliances, spring sub-assemblies used in automobile transmissions and brake systems and a spring sub-assembly used in cellular phones. Most of these products are custom-designed to the customer's requirements. The  principal  market  for  Kuhlman's  springs,  spring  assembly products and stampings is the automotive industry. The market area is predominately the midwest United States, although many of these products are utilized nationally and in Canada.

                             BUSINESS OF SCHWITZER

GENERAL

    Schwitzer is a holding company which, through its subsidiaries, is engaged in the design, manufacture and marketing of industrial products, including turbochargers, fan drives, cooling fans and crankshaft vibration dampers, for enhancing the efficiency of diesel and gasoline engines (the "Schwitzer Business").

    Schwitzer was organized as a Delaware corporation in January 1989 at the direction of Household International, Inc. ("Household"), which had acquired the Schwitzer Business in 1981. On April 14, 1989, Schwitzer became a publicly held company through the pro-rata distribution (the "Distribution") by Household of the outstanding shares of Common Stock of Schwitzer to the holders of Household's common stock.

    Schwitzer subsidiaries conduct manufacturing operations in the United States, the United Kingdom and Brazil. Schwitzer believes that its export sales have not been material. Data on Schwitzer's geographic segments, based on the locations of Schwitzer's operations, are incorporated herein by reference to
Note 13, entitled "Geographic Segments," of the Notes to Consolidated Financial Statements of Schwitzer and Subsidiaries as of January 1, 1995 and for the fiscal year then ended, which is incorporated herein by reference.

PRODUCTS AND MARKETS

    Schwitzer designs, manufactures and markets technically advanced engine components primarily for non-passenger car diesel and gasoline engines. These components improve engine performance in terms of horsepower, fuel and environmental efficiency and durability. Schwitzer's highest volume product is the turbocharger, which accounted for 65 percent of consolidated net sales during 1994. Schwitzer believes that it is one of the leading independent suppliers of turbochargers to the non-passenger car market. In addition to turbochargers, Schwitzer also designs, manufactures and markets other related products such as fan drives, cooling fans and crankshaft vibration dampers.

    TURBOCHARGERS. A turbocharger enhances the performance of an engine by increasing its power and fuel efficiency while allowing reductions in air pollution. These results are achieved by using the engine's hot exhaust gases to increase compression and combustion. Schwitzer turbochargers are fitted to engines in both on-road vehicles (such as delivery and semi-trailer trucks) and off-road vehicles (such as farm and construction equipment).

    Schwitzer sells turbocharger assemblies to original equipment manufacturers ("OEMs") and also sells replacement turbochargers for the aftermarket. Turbochargers sold to OEMs must be custom designed to specific engine applications of each OEM. Accordingly, research and development personnel of Schwitzer must work closely with the research and development personnel of OEMs during the design and development of an engine, which typically takes one to four years. Major OEM customers of Schwitzer include Caterpillar, John Deere, MAN, Mack Truck, Mercedes Benz, Perkins, RVI (Renault) and Saab-Scania.

    Schwitzer sells replacement turbochargers and parts for the aftermarket directly to OEM customers and also to independent distributors, primarily for the replacement and servicing of equipment manufactured by Schwitzer. Schwitzer does, however, manufacture and sell replacement turbochargers and parts which are interchangeable with those of its competitors.

    Schwitzer sells turbochargers and parts in more than 60 countries throughout the world. Most engine builders are located in North America, Western Europe, South America and Japan. These primary markets for turbochargers are relatively mature in terms of medium and heavy duty diesel and light and medium truck gasoline applications in these markets. In addition, more stringent environmental controls, the need for many industrialized nations to rebuild their infrastructures, and the expected emergence of the economies of less developed countries all point toward future market growth.

    FAN DRIVES AND COOLING FANS. Fan drives and cooling fans are used on diesel and gasoline engines to enhance the cooling efficiency of the engine, thereby allowing the engine to operate efficiently regardless of engine speed or load. They also reduce noise and increase the fuel efficiency and durability of the engine. Schwitzer fan drives and cooling fans are sold for use in agricultural and construction equipment, light, medium and heavy duty trucks and industrial equipment. Schwitzer manufactures and markets lightweight metal, molded polymer and composite fans. Schwitzer believes it is a leading supplier of cooling fans to the light truck market and cooling fans and fan drives to the heavy duty equipment market.

    Fan drives and cooling fans are manufactured to meet specific engine requirements. Accordingly, Schwitzer must work with engine manufacturers to design drives and fans and to test and verify performance.

    Schwitzer sells fan drives and cooling fans to engine, vehicle and equipment manufacturers in North America and Europe. Major customers include Caterpillar, Chrysler, Ford, General Motors, J.I. Case, Navistar, RVI, Saab-Scania and Volvo.

    VIBRATION DAMPERS. Crankshaft vibration dampers reduce the vibration and stress which are inherent in engines. These dampers extend engine life and reduce noise. Schwitzer designs, manufacturers and markets dampers for all types of medium and heavy duty diesel and gasoline engines for trucks, buses, construction equipment, agricultural machinery and boats, as well as for stationary equipment.

    Schwitzer markets vibration dampers in North America, where it believes it is a leading supplier to the truck and agricultural machinery markets, and in Europe. Major customers include John Deere, Navistar and Saab-Scania.

FOREIGN OPERATIONS

    Business risks associated with Schwitzer's subsidiary in the United Kingdom are similar to those facing the United States operations, except for the added risks related to foreign currency fluctuations. During 1992, the value of U.K. sterling in relation to the U.S. dollar decreased. Such exchange rate during 1993 and 1994 remained relatively constant. The 1992 decrease in the value of U.K. sterling had the effect in 1993 and 1994 of lowering the amounts of sales and earnings reported in U.S. dollars from the amounts that would otherwise have been reported for the volume of products sold during such years by Schwitzer's U.K. subsidiary.

    Schwitzer's subsidiary in Brazil is subject to the additional business risks associated with the economy of that country. Brazil's high inflation rate resulted in the recognition of foreign currency transaction losses of $0.3 million in 1994, $1.8 million in 1993 and $4.2 million in 1992 before an additional loss in 1994 of $0.6 million and favorable reductions of $0.8 million in 1993 and $4.3 million in 1992 for interest recoveries primarily on accounts receivable and/or invested cash balances. The adequacy of the interest recoveries is dependent on a number of economic and business factors and sudden unfavorable changes in exchange rates are possible. Significant positive and negative fluctuations in Schwitzer's Brazilian sales volumes occurred at various times during the past three years as a result of volatility in economic activity. Such volatility has been exacerbated by political uncertainties and government imposed economic reforms. Additional volatility in sales and earnings could occur in 1995 if the government continues its pattern of frequent change in economic and tax policy.

                      DESCRIPTION OF KUHLMAN CAPITAL STOCK

KUHLMAN COMMON STOCK

    Kuhlman is authorized to issue 10,000,000 shares (20,000,000 if the Kuhlman Amendment is duly approved at the Kuhlman Annual Meeting) of Kuhlman Common Stock. The outstanding Kuhlman Common Stock is fully paid and non-assessable. As
of April 18, 1995, there were         shares of Kuhlman Common Stock issued  and
outstanding. Each holder of Kuhlman Common Stock is entitled to one vote per share on all matters presented to the stockholders for action. There are no cumulative voting rights. Holders of Kuhlman Common Stock are entitled to such dividends as the Board of Directors of Kuhlman may declare out of funds legally available therefor and, upon dissolution or liquidation, to share ratably in the assets available for distribution after all prior claims and the liquidation rights of the holders of any shares of preferred stock of Kuhlman that may be outstanding. Holders of Kuhlman Common Stock do not have preemptive rights to subscribe for any securities of Kuhlman.

    In 1987, the Board of Directors of Kuhlman issued, as a dividend, one preferred stock purchase right (a "Kuhlman Right") for each outstanding share of Kuhlman Common Stock. Each share of Kuhlman Common Stock issued since the date of that dividend also includes one Kuhlman Right (including shares to be issued in connection with the Merger Agreement except in the unlikely event the Kuhlman Rights are redeemed or separately certificated prior to the Effective Time).

    The Kuhlman Rights may impede or prevent takeovers that in some circumstances might be beneficial to Kuhlman stockholders. Such Kuhlman Rights would not impede or prohibit most takeovers approved by existing directors and are designed to enhance or have the effect of enhancing the ability of the Board of Directors, and ultimately the stockholders, of Kuhlman to negotiate with potential acquirers from the strongest position and to protect stockholders against unfair or unequal treatment in the event of an unsolicited attempt to acquire Kuhlman. They do, however, have the overall effect of making it more difficult without the approval of the Kuhlman Board of Directors to acquire and exercise control over Kuhlman and to remove incumbent officers and directors, thus providing such officers and directors with enhanced ability to retain their positions. Such provisions might also limit opportunities for stockholder participation in certain types of transactions even through such transactions might be favored by holders of a majority of the outstanding Kuhlman Common Stock.

    Each Kuhlman Right entitles the holder to buy one-hundredth of a share of Junior Participating Preferred Stock, Series A, of Kuhlman at a price of $55 per share. The Kuhlman Rights will be exercisable only if a person or group acquires 20% or more of the outstanding Kuhlman Common Stock without the prior consent of its Board of Directors or announces a tender offer following which it would hold 30% or more of the outstanding Kuhlman Common Stock. If, after the Kuhlman Rights become exercisable, Kuhlman were acquired in a merger or other business combination, each Kuhlman Right would be exercisable for that number of the acquiring company's shares of common stock having a market value of two times the exercise price of the Kuhlman Right. Kuhlman may redeem the Kuhlman Rights at one cent per Kuhlman Right prior to the occurrence of an event that causes the Kuhlman Rights to become exercisable. The Board of Directors of Kuhlman may terminate Kuhlman's right to redeem the Kuhlman Rights under certain circumstances at any time prior to 10 days after a group or person acquires 20% or more of the outstanding shares of Kuhlman Common Stock. The Kuhlman Rights, which do not have voting rights, will expire in 1997.

    Kuhlman's borrowing agreements allow the payment of dividends on Kuhlman Common Stock under certain terms and conditions contained in said agreements. Such agreements include various restrictive covenants, as to, among other things, maintenance of minimum net worth and indebtedness to total capital. Under the most restrictive of these covenants, approximately $1.76 million was available for the payment of dividends on Kuhlman Common Stock at December 31, 1994.

    Kuhlman Common Stock is traded on the New York Stock Exchange. On April 18, 1995, the last reported sale price of Kuhlman Common Stock on the New York Stock
Exchange Composite Tape was $      per share.

    Harris Trust and Savings Bank, located in Chicago, Illinois, is the Transfer Agent and Registrar for the Kuhlman Common Stock.

KUHLMAN PREFERRED STOCK

    Kuhlman is authorized to issue 2,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, with such designations, and such voting, dividend, and conversion rights, and such other relative, participating, optional or other special rights, qualifications, limitations or restrictions as the Board of Directors of Kuhlman may determine by resolutions providing for the issue of such preferred stock ("Kuhlman Preferred Stock"). No shares of Kuhlman Preferred Stock have currently been issued. The authority of the Board of Directors of Kuhlman includes, but is not limited to, the determination or fixing of the following with respect to shares of such class or any series thereof: (i) the number of shares and designation; (ii) the dividend rate and whether dividends are to be cumulative; (iii) whether shares are to be redeemable and, if so, the terms and amount of any sinking fund providing for the purchase or redemption of such shares; (iv) whether shares shall be convertible and, if so, the applicable terms and provisions; (v) what voting rights are to apply; and (vi) what restrictions are to apply, if any, on the issue or reissue of any additional Kuhlman Preferred Stock. There are 200,000 shares of Kuhlman Preferred Stock designated as Junior Participating Preferred Stock, Series A ("Series A Preferred Stock"), and reserved for issuance pursuant to the Kuhlman Rights.

SERIES A PREFERRED STOCK

    The Series A Preferred Stock has a liquidation value of $100 per share and, when issued pursuant to the Kuhlman Rights, will be fully paid and non-assessable with no preemptive rights. Holders of Series A Preferred Stock are entitled to receive, prior to the payment of dividends on shares of Kuhlman Common Stock, cumulative cash dividends at a quarterly rate equivalent to the greater of (i) $10.00 per share, or, (ii) subject to adjustment, 100 times the aggregate per share amount of all cash and non-cash dividends (other than dividends payable in shares of Kuhlman Common Stock) declared on the Kuhlman Common Stock since the immediately preceding quarterly dividend payment date for the Series A Preferred Stock, when and as declared by the Board of Directors of Kuhlman, payable quarterly. If dividends on the Series A Preferred Stock are in arrears, then before Kuhlman may pay any cash dividend or make any distribution of assets (other than dividends payable in shares of Kuhlman Common Stock) on shares of Kuhlman Common Stock, full cumulative dividends on the Series A Preferred Stock for all prior dividend periods must have been paid.

    The holders of the Series A Preferred Stock will be entitled to vote on all matters submitted to a vote of stockholders of Kuhlman, voting with the holders of Kuhlman Common Stock as a single class. In exercising any such vote, each one-hundredth of a share of Series A Preferred Stock will be entitled to one vote. The approval of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting as a single class, will be required to amend any of the provisions of the Kuhlman Certificate in any manner that would materially adversely alter or change the powers, preferences or special rights of the Series A Preferred Stock.

    The shares of Series A Preferred Stock may not be redeemed. Holders of the Series A Preferred Stock will be entitled to receive $100 per share (plus accrued and unpaid dividends) before any distribution or payment is made to holders of the Kuhlman Common Stock or any other stock of Kuhlman junior to the Series A Preferred Stock upon the liquidation, dissolution or winding up of Kuhlman. If Kuhlman enters into any consolidation, merger, combination or other transaction in which Kuhlman Common Stock is exchanged for or changed into other shares, securities, cash or other property, then the shares of Series A Preferred Stock shall be exchanged for or changed into an amount per share, subject to certain adjustments, equal to 100 times the aggregate consideration into which or for which the Kuhlman Common Stock is changed or exchanged.

    In addition, in order to clarify the power of the Kuhlman Board of Directors to change the number of shares of Series A Preferred Stock from time to time, the Kuhlman Board of Directors believes it is advisable to delete the designation, in the Kuhlman Certificate, of certain shares of Kuhlman Preferred Stock as Series A Preferred Stock. Kuhlman intends that the number of shares of Kuhlman Preferred Stock designated as Series A Preferred Stock and reserved for issuance pursuant to the Kuhlman Rights be adjusted from time to time to be equal to 1% or more of the number of outstanding shares of Kuhlman Common Stock. After the Effective Time, Kuhlman will have 200,000 shares of Kuhlman Preferred Stock designated as Series A Preferred Stock. See "Approval of Amendment to Kuhlman Certificate of Incorporation."

                      COMPARISON OF RIGHTS OF STOCKHOLDERS

    The following is a brief summary of the material differences between the rights of holders of Kuhlman Common Stock and the rights of holders of Schwitzer Common Stock. As each of Kuhlman and Schwitzer is organized under the Delaware General Corporation Law ("DGCL"), these differences arise principally from provisions of the charter and bylaws of each of Kuhlman and Schwitzer.

    The following summaries do not purport to be complete statements of the rights of Kuhlman stockholders under the Kuhlman Certificate and Kuhlman's Bylaws as compared with the rights of Schwitzer stockholders under Schwitzer's Restated Certificate of Incorporation ("Schwitzer Certificate") and Schwitzer's Bylaws or a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other equal or more significant differences do not exist. These summaries are qualified in their entirety by reference to the DGCL and governing corporate instruments of Kuhlman and Schwitzer to which stockholders are referred. The terms of Kuhlman's capital stock are described in greater detail under "Description of Kuhlman Capital Stock."

AUTHORIZED AND ISSUED STOCK

    Kuhlman has authorized 10,000,000 shares of Kuhlman Common Stock, par value $1.00 per share (20,000,000 if the Kuhlman Amendment is approved), of which shares were issued and outstanding as of April 18, 1995 and shares were reserved for issuance upon exercise of options granted under Kuhlman's stock option plans, and 2,000,000 shares of Kuhlman Preferred Stock, par value $1.00 per share, none of which have been issued. Of the Kuhlman Preferred Stock, 200,000 shares have been designated Series A Preferred Stock and are reserved for issuance pursuant to the Kuhlman Rights. (See "Description of Kuhlman Capital Stock.")

    Schwitzer has authorized  50,000,000 shares of  Schwitzer Common Stock,  par
value  $0.10 per share, of which        shares were issued and outstanding as of
April 18, 1995, 549,492 shares are reserved for issuance upon exercise of options granted under the Schwitzer Incentive Plan and 500,000 shares are reserved for issuance upon the exercise of the Schwitzer Warrants. In addition, Schwitzer has authorized 10,000,000 of preferred stock, par value $1.00 per share, none of which have been issued.

VOTING RIGHTS

    The Bylaws of Kuhlman and the Bylaws of Schwitzer both generally provide that a majority of the votes cast at a stockholders' meeting at which a quorum is present (either in person or by proxy) is required for routine stockholder action other than the election of directors, which requires only a plurality vote. For extraordinary transactions, such as a merger, consolidation, sale of substantially all of a corporation's assets, voluntary dissolution or amendment of its certificate of incorporation, the DGCL requires the affirmative vote of a majority of the outstanding shares. The DGCL permits a corporation to require a greater vote in its certificate of incorporation or its bylaws. Under the provisions of the Kuhlman Certificate and Bylaws, the power to amend, alter or repeal the Bylaws is conferred on Kuhlman's Board of Directors or on the Kuhlman stockholders by the affirmative vote of the holders of at least 70% of the voting power of the then outstanding voting stock. Under the Schwitzer Certificate, the power to amend, alter and repeal the bylaws of Schwitzer is conferred on the Schwitzer Board of Directors or on the Schwitzer stockholders by the affirmative vote of at least 80% of the voting power of all of the then outstanding shares of the capital stock of Schwitzer entitled to vote generally in the election of directors ("Schwitzer Voting Stock"), voting together as a single class. Currently, the only class of Schwitzer Voting Stock outstanding is the Schwitzer Common Stock.

    The Kuhlman Certificate and Kuhlman Bylaws do not contain supermajority voting provisions or any other provisions relating to the approval of business combinations and other transactions by holders of Kuhlman Common Stock.

    In addition to any affirmative vote required by law, Article Eighth of the Schwitzer Certificate requires the approval of the holders of 80% of the voting power of all of the then outstanding shares of the Schwitzer Voting Stock, voting together as a single class, as a condition to certain business combinations with an "Interested Stockholder" or an affiliate thereof. The Schwitzer Certificate defines an "Interested Stockholder" generally to be any person who is the beneficial owner, directly or indirectly, of 10% or more of the Schwitzer Common Stock.

    Such 80% stockholder approval requirement does not apply to any particular Business Combination, and such Business Combination would require only such affirmative stockholder approval as is required by the DGCL, if the Business Combination is approved by a majority (and at least three) of the Continuing Directors of Schwitzer or, in the case of a Business Combination involving cash or other consideration being received by the stockholders of Schwitzer, solely in their capacities as such stockholders, if certain requirements specified in Article Eighth of the Schwitzer Certificate are met, including without limitation the minimum price paid to Schwitzer stockholders. A "Continuing Director" is any member of the Board of Directors of Schwitzer who is not affiliated with the Interested Stockholder in question and was a director of Schwitzer prior to the time such Interested Stockholder became such and any director who is thereafter chosen to fill any vacancy on the Schwitzer Board or who is elected and who, in either event, is not affiliated with an Interested Stockholder and in connection with his or her initial assumption of office is recommended by a majority of the Continuing Directors then on the Schwitzer Board.

    The Schwitzer Board of Directors has, by resolution, determined that neither Kuhlman nor Spinner will be deemed an "Interested Stockholder" within the meaning of Article Eighth of the Schwitzer Certificate and approved the Merger Agreement by a majority (and at least three) of the Continuing Directors. Accordingly, the supermajority vote requirements described above will not apply to the Merger Agreement.

BOARD OF DIRECTORS

    Kuhlman's Bylaws provide that Kuhlman's Board of Directors shall be not less than six nor more than eleven, as determined by that Board from time to time. Kuhlman's Board of Directors currently consists of ten members. The Kuhlman Certificate does not include specific provisions with respect to stockholder nominations of candidates for director, nor does Kuhlman's Board of Directors have a nominating committee; however, the functions of a nominating committee are currently being performed by one of Kuhlman's directors. Stockholders of Kuhlman may nominate persons for election as directors and propose business for consideration by stockholders at an annual meeting by complying with the provisions of Kuhlman's Bylaws, including the giving of a written notice containing specific information to Kuhlman generally not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders. Kuhlman's Bylaws provide that the members of Kuhlman's Board of Directors be divided into three classes, each to be as nearly equal in number as possible. At each annual meeting of Kuhlman stockholders, one such class of directors must be elected to serve for a term of three years. Kuhlman's Bylaws further provide that directors will not be eligible for reelection after they attain age 70, except that such provision may be waived by the Board of Directors in individual cases and such provision will not apply to certain directors who were directors of Kuhlman's corporate predecessor as of July 28, 1989.

    Schwitzer's Bylaws provide that the number of directors shall be fixed by resolutions of the Board of Directors. Schwitzer's Board of Directors currently consists of six members. The Schwitzer Board of Directors has a nominating committee which recommends to the Board the slate of directors to be nominated for election to the Schwitzer Board of Directors at each annual meeting of Schwitzer stockholders. Stockholders of Schwitzer may nominate persons for election as directors and propose business for consideration by stockholders at an annual meeting by complying with the provisions of Schwitzer's Bylaws, including the giving of a written notice containing specific information to Schwitzer generally not less than 30 days prior to the meeting. Schwitzer's Bylaws provide that the members of Schwitzer's Board of Directors shall be divided into three classes, and at each annual meeting of Schwitzer stockholders, one such class of directors must be elected to serve for a term of three years.

SPECIAL MEETINGS OF STOCKHOLDERS

    Special  meetings  of Stockholders  of Kuhlman  may be  called by  the Chief
Executive Officer, or by the Kuhlman Board of Directors. Special meetings of Stockholders of Schwitzer may only be called by a majority of the total number of the directors that Schwitzer would have if there were no vacancies.

STOCKHOLDER ACTION BY WRITTEN CONSENT

    The Kuhlman Certificate provides that any action required or permitted to be taken by the stockholders of Kuhlman must be effected at a duly called annual or special meeting of Kuhlman stockholders and may not be effected by any consent in writing by such stockholders. Similarly, the Schwitzer Bylaws provide that any action required or permitted to be taken by the stockholders of Schwitzer must be effected at an annual or special meeting of Schwitzer stockholders and may not be effected by any consent in writing by such stockholders.

                                 LEGAL MATTERS

    The validity of the shares of Kuhlman Common Stock offered hereby will be passed upon for Kuhlman by Rudnick & Wolfe, Chicago, Illinois. It is a condition to the respective obligations of Kuhlman and Schwitzer to close the Merger that an opinion as to certain federal income tax consequences of the Merger be delivered to Schwitzer and Kuhlman by Sidley & Austin, Chicago, Illinois. See "The Merger -- Certain Federal Income Tax Consequences."

                                    EXPERTS

    The consolidated financial statements of Kuhlman and its subsidiaries incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated in this Proxy Statement/Prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The consolidated financial statements of Schwitzer and its subsidiaries incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are incorporated in this Proxy Statement/Prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The consolidated financial statements of Coleman Holding and subsidiaries as of June 30, 1993 and 1992 and for each of the three years in the period ended June 30, 1993 incorporated herein by reference have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

    Any proposal which a stockholder of Kuhlman intends to present at the 1996 Annual Meeting of Stockholders of Kuhlman must be received by Kuhlman at its
principal  executive offices on or before              , 1995 to be eligible for
inclusion in Kuhlman's proxy statement and proxy form relating to such meeting.

    Any proposal which a stockholder of Schwitzer intends to present at the 1996 Annual Meeting of Stockholders of Schwitzer, if the Merger has not been consumated prior to the date such meeting is to be held, must be received by
Schwitzer at its principal executive offices on or before             , 1995  to
be eligible for inclusion in Schwitzer's proxy statement and proxy form relating to such meeting.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                              KUHLMAN CORPORATION
                           SPINNER ACQUISITION CORP.
                                      AND
                                SCHWITZER, INC.

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                           ---------
                                                ARTICLE I

THE MERGER...............................................................................................  A-5
  Section 1.1      The Merger............................................................................  A-5
  Section 1.2      Effective Time........................................................................  A-5
  Section 1.3      Effects of the Merger.................................................................  A-5
  Section 1.4      Certificate of Incorporation, By-laws, Directors and Officers.........................  A-5
  Section 1.5      Conversion of Securities..............................................................  A-6
  Section 1.6      Parent to Make Certificates Available.................................................  A-7
                   (a) Exchange of Certificates..........................................................  A-7
                   (b) Exchange Procedures...............................................................  A-7
  Section 1.7      Dividends; Transfer Taxes.............................................................  A-7
  Section 1.8      No Fractional Securities..............................................................  A-8
  Section 1.9      Return of Exchange Fund...............................................................  A-8
  Section 1.10     Adjustment of Exchange Ratio..........................................................  A-8
  Section 1.11     No Further Ownership Rights in Company Common Stock...................................  A-9
  Section 1.12     Closing of Company Transfer Books.....................................................  A-9
  Section 1.13     Further Assurances....................................................................  A-9
  Section 1.14     Closing...............................................................................  A-9

                                               ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PARENT.................................................................  A-9
  Section 2.1      Organization, Standing and Power......................................................  A-10
  Section 2.2      Capital Structure.....................................................................  A-10
  Section 2.3      Authority; Non-Contravention..........................................................  A-10
  Section 2.4      Parent SEC Documents..................................................................  A-12
  Section 2.5      Registration Statement and Proxy Statement/Prospectus.................................  A-12
  Section 2.6      Absence of Material Adverse Change....................................................  A-12
  Section 2.7      Pooling of Interests; Reorganization..................................................  A-12
  Section 2.8      Dividends.............................................................................  A-12
  Section 2.9      No Violation or Infringement..........................................................  A-13
  Section 2.10     Litigation............................................................................  A-13
  Section 2.11     Taxes.................................................................................  A-13
  Section 2.12     Parent Benefit Plans..................................................................  A-13
  Section 2.13     Environmental Matters.................................................................  A-14
  Section 2.14     Title to Property.....................................................................  A-14
  Section 2.15     Brokers...............................................................................  A-14

                                               ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................  A-14
  Section 3.1      Organization, Standing and Power......................................................  A-14
  Section 3.2      Capital Structure.....................................................................  A-15
  Section 3.3      Authority; Non-Contravention..........................................................  A-15
  Section 3.4      Company SEC Documents.................................................................  A-16
  Section 3.5      Registration Statement and Proxy Statement/Prospectus.................................  A-16
  Section 3.6      Absence of Material Adverse Change....................................................  A-17
  Section 3.7      Pooling of Interests; Reorganization..................................................  A-17
  Section 3.8      Dividends.............................................................................  A-17
  Section 3.9      No Violation or Infringement..........................................................  A-17
  Section 3.10     Litigation............................................................................  A-17
  Section 3.11     Taxes.................................................................................  A-17

                                                                                                             PAGE
                                                                                                           ---------
  Section 3.12     Company Benefit Plans.................................................................  A-17
  Section 3.13     Environmental Matters.................................................................  A-18
  Section 3.14     Title to Property.....................................................................  A-18
  Section 3.15     Brokers...............................................................................  A-18

                                               ARTICLE IV

REPRESENTATIONS AND WARRANTIES REGARDING SUB.............................................................  A-18
  Section 4.1      Organization and Standing.............................................................  A-18
  Section 4.2      Capital Structure.....................................................................  A-19
  Section 4.3      Authority; Non-Contravention..........................................................  A-19

                                                ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS................................................................  A-19
  Section 5.1      Conduct of Business Pending the Merger................................................  A-19
                   (a) Actions...........................................................................  A-19
                   (b) Advice of Changes.................................................................  A-21
  Section 5.2      No Solicitation.......................................................................  A-21
  Section 5.3      Pooling of Interests; Reorganization..................................................  A-21
  Section 5.4      Conduct of Business of Sub Pending the Merger.........................................  A-21

                                               ARTICLE VI

ADDITIONAL AGREEMENTS....................................................................................  A-21
  Section 6.1      Stockholder Approval..................................................................  A-21
  Section 6.2      Registration Statement and Proxy Statement............................................  A-22
  Section 6.3      Access to Information.................................................................  A-22
                   (a) By Parent.........................................................................  A-23
                   (b) By the Company....................................................................  A-23
  Section 6.4      Compliance with the Securities Act and Pooling Requirements...........................  A-23
  Section 6.5      Stock Exchange Listing................................................................  A-24
  Section 6.6      Fees and Expenses.....................................................................  A-24
  Section 6.7      Reasonable Efforts....................................................................  A-24
  Section 6.8      Public Announcements..................................................................  A-24
  Section 6.9      Real Estate Transfer and Gains Tax....................................................  A-25
  Section 6.10     State Takeover Laws; Company Rights Agreement.........................................  A-25
  Section 6.11     Indemnification; Directors and Officers Insurance.....................................  A-25
  Section 6.12     Employee Benefits.....................................................................  A-25
  Section 6.13     Job Vacancies.........................................................................  A-26
  Section 6.14     Parent's Board of Directors...........................................................  A-26

                                               ARTICLE VII

CONDITIONS PRECEDENT TO THE MERGER.......................................................................  A-26
  Section 7.1      Conditions to Each Party's Obligation to Effect the Merger............................  A-26
                   (a) Stockholder Approvals.............................................................  A-26
                   (b) NYSE Listing......................................................................  A-26
                   (c) Improvements Act Waiting Period...................................................  A-26
                   (d) Registration Statement............................................................  A-26
                   (e) Tax Opinion.......................................................................  A-26
                   (f) No Order..........................................................................  A-27
                   (g) Resignations of Company Directors.................................................  A-27
                   (h) Other Approvals...................................................................  A-27
  Section 7.2      Conditions to Obligation of the Company to Effect the Merger..........................  A-27
                   (a) Performance of Obligations; Representations and Warranties........................  A-27

                                                                                                             PAGE
                                                                                                           ---------
                   (b) Fairness Opinion..................................................................  A-28
                   (c) Opinion of Counsel................................................................  A-28
                   (d) Other Documents...................................................................  A-30
  Section 7.3      Conditions to Obligations of Parent and Sub to Effect the Merger......................  A-30
                   (a) Performance of Obligations; Representations and Warranties........................  A-30
                   (b) Third Party Consents..............................................................  A-30
                   (c) Redemption of Rights..............................................................  A-30
                   (d) Accounting........................................................................  A-30
                   (e) Fairness Opinion..................................................................  A-30
                   (f) Opinion of Counsel................................................................  A-30
                   (g) Opinion of Other Counsel..........................................................  A-32
                   (h) Other Documents...................................................................  A-33

                                              ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER........................................................................  A-33
  Section 8.1      Termination...........................................................................  A-33
  Section 8.2      Effect of Termination.................................................................  A-34
  Section 8.3      Amendment.............................................................................  A-35
  Section 8.4      Waiver................................................................................  A-35

                                               ARTICLE IX

GENERAL PROVISIONS.......................................................................................  A-36
  Section 9.1      Non-Survival of Representations and WARRANTIES........................................  A-36
  Section 9.2      Notices...............................................................................  A-36
  Section 9.3      Interpretation........................................................................  A-37
  Section 9.4      Counterparts..........................................................................  A-37
  Section 9.5      Entire Agreement; No Third-Party Beneficiaries........................................  A-37
  Section 9.6      Governing Law.........................................................................  A-37
  Section 9.7      Assignment............................................................................  A-37
  Section 9.8      Severability..........................................................................  A-37
  Section 9.9      Enforcement of this Agreement.........................................................  A-37

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT  AND  PLAN  OF  MERGER,  dated  as  of  February  25,  1995  (this
"Agreement"), among Kuhlman Corporation, a Delaware corporation ("Parent"), Spinner Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and Schwitzer, Inc., a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").

                                  WITNESSETH:

    WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of Common Stock, par value $.10 per share, of the Company ("Company Common Stock") not owned directly or indirectly by Parent or the Company will be converted into shares of Common Stock, par value $1.00 per share, of Parent ("Parent Common Stock");

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

    WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests; and

    WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

    NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the consummation of the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

    Section 1.2 EFFECTIVE TIME. The Merger shall become effective when a Certificate of
Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; PROVIDED, HOWEVER, that, upon mutual consent of the Constituent Corporations the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Certificate of Merger is accepted for filing or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein.

    Section 1.3  EFFECTS OF THE MERGER.   The Merger shall have the effects  set
forth in Section 259 of the DGCL.

    Section 1.4 CERTIFICATE OF INCORPORATION, BY-LAWS, DIRECTORS AND OFFICERS. The Restated Certificate of Incorporation and the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the By-laws of the Surviving Corporation, in each case until thereafter changed or amended as provided therein or by applicable law. The directors of the Surviving Corporation shall be Gary G. Dillon, whose term of office shall expire at the 1996 annual meeting of stockholders of the Surviving Corporation, Curtis G. Anderson, whose term of office shall expire at its 1997 annual meeting of stockholders, and Robert S. Jepson, Jr., whose term of office shall expire at its 1998 annual meeting of stockholders, in each case to hold office until the expiration of his term of office and his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, except that Vernon J. Nagel shall be a Vice President and an Assistant Treasurer, Ward D. Richards shall be an Assistant Secretary, Jeffrey B. Samuels shall be an Assistant Treasurer and Richard A. Walker shall be an Assistant Secretary, in each case to hold office until the next annual election of officers and his successor shall have been duly chosen or until his earlier death, resignation or removal.

    Section 1.5 CONVERSION OF SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of the
Company:

        (a) All shares of Company Common Stock that are held in the treasury of the Company or by any wholly-owned Subsidiary (as hereinafter defined) of the Company immediately prior to the Effective Time and any shares of Company Common Stock owned by Parent, Sub or any other wholly-owned
    Subsidiary of Parent immediately prior to the Effective Time shall be cancelled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

        (b) Each share of capital stock of Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.10 per share, of the Surviving Corporation.

        (c) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of Company Common Stock outstanding immediately prior to the Effective Time (other than shares to be cancelled in accordance with Section 1.5(a)) shall be converted into 0.9615 validly issued, fully paid and nonassessable share (the "Exchange Ratio") of Parent Common Stock. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a Certificate (as defined in Section 1.6(a)) representing any such shares shall cease to have any rights with respect thereto, except the right to receive certain dividends and other distributions as contemplated by Section
    1.7 and shares of Parent Common Stock and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor pursuant to Section 1.8 upon the surrender of such Certificate in accordance with Section 1.6.

        (d) Each option to purchase shares of Company Common Stock (a "Company Stock Option") outstanding immediately prior to the Effective Time pursuant to the Company's Long-term Executive Incentive Compensation Plan (the "Company Stock Plan") shall be converted into an option (a "New Parent Stock Option") to purchase, in lieu of the shares of Company Common Stock purchasable thereunder immediately prior to the Effective Time, the number of whole shares of Parent Common Stock into which the shares of Company Common Stock subject to such Company Stock Option would have been converted pursuant to Section 1.5(c) had such Company Stock Option been exercised in full immediately prior to the Effective Time, without any change in the aggregate option exercise price. Fractional shares shall not be issued upon the exercise of any New Parent Stock Option, but upon the exercise of any New Parent Stock Option for the largest number of whole shares of parent Common Stock then subject thereto, the Company shall pay to the holder of such New Parent Stock Option a sum in cash equal to the proportional part of the per share exercise price of such New Parent Stock Option represented by such fractional share. Each New Parent Stock Option shall otherwise be upon the same terms and conditions as set forth in the Company Stock Plan and the related option agreement.

        (e) Each warrant to purchase shares of Company Common Stock (a "Company Warrant") outstanding immediately prior to the Effective Time pursuant to the Note Agreement dated as of April 15, 1992 among the Company, Schwitzer U.S. Inc. and Massachusetts Mutual Life Insurance

    Company (the "Company Warrant Agreement") shall be converted into a warrant (a "New Parent Warrant") to purchase, in lieu of the shares of Company Common Stock purchasable thereunder immediately prior to the Effective Time, the number of whole shares of Parent Common Stock into which the shares of Company Common Stock subject to such Company Warrant would have been converted pursuant to Section 1.5(c) had such Company Warrant been exercised in full immediately prior to the Effective Time, without any change in the aggregate option exercise price. Fractional shares shall not be issued upon the exercise of any New Parent Warrant, but upon the exercise of any New Parent Warrant for the largest number of whole shares of parent Common Stock then subject thereto, the Company shall pay to the holder of such New Parent Warrant a sum in cash equal to the proportional part of the per share exercise price of such New Parent Warrant represented by such fractional share. Each New Parent Warrant shall otherwise be upon the same terms and conditions as set forth in the Company Warrant Agreement.

    Section 1.6  PARENT TO MAKE CERTIFICATES AVAILABLE.

    (a) EXCHANGE OF CERTIFICATES. Parent shall authorize a commercial bank (or such other person or persons as shall be acceptable to Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of certificates which immediately prior to the Effective Time represented shares of Company Common Stock (the "Certificates"),
(i) certificates representing the aggregate number of shares of Parent Common Stock issuable to such holders pursuant to Section 1.5(c) in exchange for outstanding shares of Company Common Stock and (ii) the aggregate amount of cash payable to such holders in lieu of fractional shares pursuant to Section 1.8. Such shares of Parent Common Stock and cash in lieu of fractional shares, together with any dividends or distributions with respect to such shares, is hereinafter referred to as the "Exchange Fund". Parent may instruct the Exchange Agent to invest any cash held in the Exchange Fund in obligations of the United States government or certificates of deposit insured by an agency of the United States government and any interest or other earnings resulting from such investments shall be the exclusive property of Parent.

    (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate whose shares were converted pursuant to Section 1.5(c) into shares of Parent Common Stock a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to this Article I, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 1.6, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, the certificate representing the appropriate number of shares of Parent Common Stock in accordance with Section 1.5(c), cash in lieu of fractional shares as provided for in Section 1.8 and certain dividends and other distributions as contemplated by Section 1.7.

    Section 1.7 DIVIDENDS; TRANSFER TAXES. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock or are payable to the holders of record thereof on or after the Effective Time will be paid to persons entitled by reason of the Merger to receive certificates representing Parent Common Stock until such persons surrender their
Certificates, as provided in Section 1.6, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.8 until such holder of such Certificate shall so surrender such Certificate. Subject to the effect of applicable law, there shall be paid to the record holder of the certificates representing such Parent Common Stock (a) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole shares of such Parent Common Stock and having a record date on or after the Effective Time and a payment date prior to such surrender and (b) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions payable with respect to whole shares of Parent Common Stock and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

    Section 1.8 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, no Parent dividend or other distribution or stock split shall relate to any fractional share and such fractional share shall not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I shall, in lieu thereof, be paid an amount in cash (without interest) equal to the value of such fractional share based on the Closing Price of Parent Common Stock on the business day immediately preceding the Effective Time. The "Closing Price" of Parent Common Stock on any business day shall for purposes of this Section 1.8 be: (a) the last sale price, or the closing bid price if no sale occurred, of Parent Common Stock on the principal securities exchange on which Parent Common Stock is listed, if so listed, or (b) if not listed, the mean between the closing high bid and low asked quotations of Parent Common Stock on the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted. If the closing price of Parent Common Stock on any business day cannot be determined under the provisions of the immediately preceding sentence, the Closing Price of Parent Common Stock on such business day shall be the fair market value of Parent Common Stock as determined by a member firm of the New York Stock Exchange, Inc. selected by Parent and reasonably acceptable to the Company.

    Section 1.9 RETURN OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for one year after the Effective Time (and any interest or other earnings thereon) shall be delivered to Parent, upon demand of Parent, and any former stockholders of the Company who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

    Section 1.10 ADJUSTMENT OF EXCHANGE RATIO. In the event of any reclassification, recapitalization, stock split or stock dividend with respect to Parent Common Stock (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

    Section 1.11 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock.

    Section 1.12 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article I.

    Section 1.13 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations in the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

    Section 1.14 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Rudnick & Wolfe, Chicago, Illinois at 9:00 am, local time, on the first business day after the day on which the last of the conditions set forth in Article VII hereof shall have been fulfilled or waived or at such other time and place as Parent and the Company shall agree.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF PARENT

    Parent represents and warrants to the Company as follows:

    Section 2.1 ORGANIZATION, STANDING AND POWER. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. The schedule delivered to the Company and identified by Parent as its final disclosure schedule under this Agreement (the "Parent Disclosure Schedule") contains a list of each Subsidiary of Parent, indicating its jurisdiction of incorporation or other organization, its authorized share or other equity capital, the number and percentage of its issued and outstanding shares or other equity interests owned of record or beneficially by Parent or any of its Subsidiaries (naming each such owner), and whether it is a Significant Subsidiary (as hereinafter defined). Parent and each of its Significant Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any change or effect since September 30, 1994 that is or, so far as can reasonably be determined, may be materially adverse to the assets, condition (financial or otherwise) or results of operations of Parent and its Significant Subsidiaries taken as a whole or the Company and its Significant Subsidiaries taken as a whole, as the case may be, (b) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity and
(c) "Significant Subsidiary" means any Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X of the United States Securities and Exchange Commission (the "SEC").

    Section 2.2 CAPITAL STRUCTURE. Subject to the approval of the Amendment (as hereinafter defined), the authorized capital stock of Parent consists of 10,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock, par value $1.00 per share ("Parent Preferred Stock"), of which 200,000 shares have been designated Junior Participating Preferred Stock, Series A. At the close of business on February 22, 1995, (a) 6,173,798 shares of Parent Common Stock were validly issued and outstanding, fully paid, nonassessable and listed on the New York Stock Exchange ("NYSE") and none of such securities had been issued in violation of any preemptive right of any stockholder of Parent,
(b) 1,033,556 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options for Parent Common Stock (the "Parent Stock Options") granted under its 1983 Stock Option Plan, its 1986 Stock Option Plan, as amended, its 1988 Stock Option Plan for Non-Employee Directors, and its 1994 Stock Option Plan (collectively, the "Parent Stock Plans"), (c) no shares of Parent Common Stock were held by Parent or its wholly-owned Subsidiaries in treasury and (d) no shares of Parent Preferred Stock were issued and outstanding. There are no outstanding stock appreciation rights ("SARs") issued by Parent or any of its Subsidiaries with respect to Parent Common Stock, other than 151,000 SARs issued pursuant to Parent's 1994 Stock Appreciation Rights Plan (the "Parent 1994 SAR Plan"). All of the shares of Parent Common Stock issuable in exchange for Company Common Stock at the Effective Time or upon exercise of New Parent Stock Options or New Parent Warrants in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid, nonassessable and listed on the NYSE, subject to official notice of issuance, and none of such securities will have been issued in violation of any preemptive right of any stockholder of Parent. All outstanding shares of capital stock of Parent's Subsidiaries are validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholder of any of such Subsidiaries and, except as disclosed in the Parent Disclosure Schedule, all of such shares are owned of record and beneficially by Parent or a wholly-owned Subsidiary of Parent, free and clear of all liens, charges or encumbrances. Except for (i) the outstanding Parent Stock Options, (ii) the outstanding preferred stock purchase rights (the "Parent Rights") issued pursuant to the Rights Agreement dated as of April 28, 1987 between Parent and Harris Trust and Savings Bank, as successor Rights Agent,
(iii) Parent's Employees' Stock Purchase Plan, (iv) Kuhlman Electric Corporation's Savings Maximizer Plan and (v) Parent's 1993 Non-Employee Directors Stock Plan, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or of any of its Subsidiaries. True and correct copies of all plans, agreements, instruments and other governing documents relating to the Parent Stock Options, the Parent Stock Plans, the Parent 1994 SAR Plan, the Parent Rights, Parent's Employees' Stock Purchase Plan, Kuhlman Electric Corporation's Savings Maximizer Plan and Parent's 1993 Non-Employee Directors Stock Plan have been furnished to the Company.

    Section 2.3 AUTHORITY; NON-CONTRAVENTION. Parent has all corporate power and authority to enter into this Agreement and, subject to obtaining the approval of the Amendment and the issuance of Parent Common Stock pursuant to this Agreement by the stockholders of Parent, to consummate the transactions contemplated hereby. Subject to obtaining such approval by the stockholders of Parent, the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and (assuming the valid authorization, execution and delivery of this Agreement by the Company and the enforceability of this Agreement against the Company) constitutes the legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The issuance of shares of Parent Common Stock pursuant to this

Agreement and the filing of a registration statement with the SEC by Parent on Form S-4 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the shares of Parent Common Stock to be issued pursuant to this Agreement has been duly authorized by Parent's Board of Directors. (Such registration statement, including any information incorporated by reference therein, as it is declared effective under the Securities Act, together with any post-effective amendments or supplements thereto prepared and filed in accordance with this Agreement, is referred to herein as the "Registration
Statement"). Except as set forth in the Parent Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Significant Subsidiaries under, any provision of (a) the Certificate of Incorporation or By-laws of Parent (true and complete copies of which as of the date hereof have been delivered to the Company) or any provision of the comparable charter or organization documents of any of its Significant Subsidiaries, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Significant Subsidiaries or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Significant Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (b) or (c), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal, state or local), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent, Sub or any of Parent's Significant Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) filings in connection, or in compliance, with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent, Sub or any of Parent's Significant Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with the taxes described in Section 6.9, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the corporation, takeover or "Blue Sky" laws of various states, (vi) such filings and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Improvements Act"), and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

    Section 2.4 PARENT SEC DOCUMENTS. Parent has filed all documents which the Securities Act or the Exchange Act requires Parent to file with the SEC since January 1, 1993 (the "Parent SEC Documents"). A list of all of the Parent SEC Documents is included in the Parent Disclosure Schedule. As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

    Section 2.5 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS. The Registration Statement and the joint proxy statement/prospectus contained therein, including any information incorporated by reference therein, to be used by Parent and the Company to solicit proxies from their respective stockholders at the Stockholder Meetings (as hereinafter defined) (together with any amendments or supplements thereto prepared and filed in accordance with this Agreement, the "Proxy Statement/Prospectus") will not (a) in the case of the Registration Statement, at the time it becomes effective under the Securities Act, at the time of the Stockholder Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (b) in the case of the Proxy Statement/Prospectus, at the time of the mailing of the Proxy Statement/Prospectus to the respective stockholders of Parent and the Company and at the time of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; PROVIDED; HOWEVER, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Parent in reliance upon and in conformity with written information supplied or to be supplied to Parent by the Company expressly for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus. The Registration Statement will comply as to form in all material respects with all applicable requirements of the Securities Act, and the Proxy Statement/Prospectus will comply as to form with all applicable requirements of the Exchange Act; PROVIDED, HOWEVER, that the foregoing shall not apply to any written information supplied or to be supplied to Parent by the Company expressly for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement/Prospectus.

    Section 2.6 ABSENCE OF MATERIAL ADVERSE CHANGE. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof or in the Parent Disclosure Schedule, there has not been any Material Adverse Change with respect to Parent.

    Section 2.7 POOLING OF INTERESTS; REORGANIZATION. To the knowledge of Parent, neither it nor any of its Subsidiaries has (i) taken any action or failed to take any action which would jeopardize the treatment of Sub's combination with the Company in the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

    Section 2.8 DIVIDENDS. Since September 30, 1994, Parent has not declared, set aside or paid any dividends on, or made any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise made any payments to its stockholders in their capacity as such, other than ordinary quarterly dividends consistent with past practice, each in an amount not in excess of $.15 per share, with respect to Parent Common Stock.

    Section  2.9   NO VIOLATION  OR INFRINGEMENT.   Except  as disclosed  in the
Parent Disclosure Schedule and for matters which, individually or in the aggregate, would not have a Material

Adverse Effect on Parent: (a) Parent and its Subsidiaries have complied in all material respects with all requirements of law applicable to their respective assets and businesses and (b) neither Parent nor any Subsidiary has infringed upon or misappropriated any patent, trademark, service mark, trade name, copyright or other proprietary right of any other person or entity.

    Section 2.10 LITIGATION. Except as set forth in the Parent Disclosure Schedule, there are no actions, suits or proceedings pending or threatened against Parent or any of its Subsidiaries before any Governmental Entity or arbitrator which, individually or in the aggregate, should reasonably be expected to have a Material Adverse Effect on Parent.

    Section 2.11 TAXES. Except as otherwise set forth in the Parent Disclosure Schedule, (a) Parent and each of its Significant Subsidiaries has filed all Tax Returns required to have been filed on or before the date hereof; (b) all Taxes shown to be due on the Tax Returns referred in clause (a) have been timely paid;
(c) neither Parent nor any of its Significant Subsidiaries has waived any statute of limitations in respect of Taxes of Parent or such Subsidiary; (d) the Tax Returns referred to in clause (a) relating to federal and state income Taxes have been examined by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (e) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (a) are currently pending; and (f) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (a) by a taxing authority have been paid in full. For purposes of this Agreement (i) "Tax" (and, with correlative meaning, "Taxes") means, any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity, and (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

    Section 2.12 PARENT BENEFIT PLANS. The Parent Disclosure Schedule contains a list of all significant "employee welfare benefit plans" and all significant "employee pension benefit plans" (as such terms are defined in Sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to on behalf of employees of the Parent or any of its Subsidiaries as of the date of this Agreement (the "Parent Benefit Plans"). Except as set forth in the Parent Disclosure Schedule, each Parent Benefit Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified except for changes for which the remedial amendment period under Section 401(b) of the Code has not expired. Neither the Parent nor any of its Subsidiaries has any liability to the Pension Benefit Guaranty Corporation with respect to any Parent Benefit Plan except for applicable insurance premiums. Each Parent Benefit Plan has been maintained and administered in compliance in all material respects with ERISA and the Code. Except as set forth in the Parent Disclosure Schedule, (a) neither the Parent nor any of its Subsidiaries has any obligation to contribute to any "multiemployer plan", as such term is defined in Section 3(37) of ERISA or Section 4001(a)(3) of ERISA, and (b) assuming the Parent and each of its Subsidiaries incurred a complete withdrawal under Section 4203 of ERISA from all such plans, the withdrawal liability arising under Section 4201 of ERISA with respect to such plans would not exceed the amount set forth in the Parent Disclosure Schedule. Except for agreements identified in the Parent Disclosure Schedule or as expressly provided for in this Agreement, neither Parent nor any of its Subsidiaries is a party to any agreement which (a) requires it to make any bonus or severance payment to any of its officers or employees solely by reason of the closing of the transactions contemplated by this Agreement or (b) requires it to make a payment to any of its officers or employees that, to the knowledge of Parent, may be an "excess parachute payment" to a "disqualified individual", as such terms are defined in Section 280G of the Code.

    Section 2.13 ENVIRONMENTAL MATTERS. Except as disclosed in the Parent Disclosure Schedule and for matters which, individually or in the aggregate, would not have a Material Adverse Effect on Parent: (a) the use and operation of the assets and properties owned or leased by Parent and its Subsidiaries comply in all material respects with all applicable federal, state and local environmental, safety and health laws, ordinances, rules or regulations and (b) nothing has come to the attention of any of the directors or officers of Parent or any of its Subsidiaries that leads any of such persons to believe that Parent or any of its Subsidiaries is or may be liable to any person or Governmental Entity as a result of a release or threatened release of any hazardous or toxic substance or waste into the environment.

    Section 2.14 TITLE TO PROPERTY. Parent or its Subsidiaries has good and, with respect to real property, marketable title to all of the material assets reflected on the consolidated financial statements of Parent included in the Parent SEC Documents as being owned by it or its Subsidiaries and all of the material assets thereafter acquired by it or its Subsidiaries (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice), subject to no liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind (collectively, "Liens") except for (a) Liens described in the Parent SEC Documents or the Parent Disclosure Schedule, (b) Liens for taxes not yet delin-quent or the validity of which is being contested in good faith for which sufficient accruals have been established, (c) any Liens arising by operation of law securing obligations not yet overdue and (d) other Liens which, individually or in the aggregate, are not material in amount and do not materially detract from the value or materially impair the existing use of any material asset of Parent or any of its Subsidiaries.

    Section 2.15 BROKERS. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub. Parent shall be responsible for and pay all financial advisory fees and expenses of The Chase Manhattan Bank, N.A., to the extent payable.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Sub as follows:

    Section 3.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. The schedule delivered to Parent and identified by the Company as its final disclosure schedule under this Agreement (the "Company Disclosure Schedule") contains a list of each Subsidiary of the Company, indicating its jurisdiction of incorporation or other organization, its authorized share or other equity capital, the number and percentage of its issued and outstanding shares or other equity interests owned of record or beneficially by the Company or any of its Subsidiaries (naming each such owner), and whether it is a Significant Subsidiary. The Company and each of its Significant Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    Section 3.2 CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share (the "Company Preferred Stock"). At the close of business on February 22, 1995, (a) 7,231,866 shares of Company Common Stock were validly issued and outstanding, fully paid, nonassessable and listed on the NYSE and none of such securities had been issued in violation of any preemptive right of any stockholder of the Company, (b) 487,992 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Stock Options, (c) 500,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Warrants, (d) 23,509 shares of Company Common Stock were held by the Company or its wholly-owned Subsidiaries in treasury, and (e) no shares of Company Preferred Stock were issued or outstanding. There are no outstanding SARs issued by the Company with respect to Company Common Stock, other than 75,000 phantom stock rights issued pursuant to an Agreement dated as of October 18, 1994 between Gary G. Dillon and a Subsidiary of the Company. All outstanding shares of capital stock of the Company's Subsidiaries are validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholder of any of such Subsidiaries and, except as disclosed in the Company Disclosure Schedule, all of such shares are owned of record and beneficially by the Company or a wholly-owned Subsidiary of the Company, free and clear of all liens, charges or encumbrances. Except for
(i) the outstanding Company Stock Options, (ii) the outstanding Company Warrants, (iii) the obligations of the Company under its three tax reduction investment plans (the "Company 401(k) Plans") and (iv) the outstanding common stock purchase rights (the "Company Rights") issued pursuant to the Rights Agreement dated as of April 14, 1989 between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Company Rights Agreement"), there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries. True and correct copies of all plans, agreements, instruments and other governing documents relating to, the Company Stock Options, the Company Warrants, the Company Rights and the Company 401(k) Plans have been furnished to Parent.

    Section 3.3 AUTHORITY; NON-CONTRAVENTION. The Company has all corporate power and authority to enter into this Agreement and, subject to obtaining the approval of this Agreement by the stockholders of the Company, to consummate the transactions contemplated hereby. Subject to obtaining such approval by the stockholders of the Company, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the enforceability of this Agreement against each of them) constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Except as set forth in the Company Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Significant Subsidiaries under, any provision of (a) the Certificate of Incorporation or By-laws of the Company (true and complete copies of which as of the date hereof have been delivered to Parent) or any provision of the comparable charter or organization documents of any of its Significant Subsidiaries, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Significant Subsidiaries or (c) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Significant Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (b) or (c), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Significant Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for
(i) filings in connection, or in compliance, with the applicable requirements of the Securities Act and the Exchange Act (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Significant Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with the taxes described in Section 6.9, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the corporation, takeover or "Blue Sky" laws of various states, (vi) such filings and approvals as may be required under the Improvements Act, and (vii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

    Section 3.4 COMPANY SEC DOCUMENTS. The Company has filed all documents which the Securities Act or the Exchange Act require the Company to file with the SEC since January 1, 1993 (the "Company SEC Documents"). A list of all of the Company SEC Documents is included in the Company Disclosure Schedule. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

    Section 3.5 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS. The Proxy Statement/Prospectus will not, at the time of the mailing of the Proxy Statement/Prospectus to the respective stockholders of Parent and the Company and at the time of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; PROVIDED, HOWEVER, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information supplied or to be supplied to the Company by Parent expressly for inclusion or incorporation by reference in the Proxy Statement/ Prospectus. The Proxy Statement/Prospectus will comply as to form with all applicable requirements of the Exchange Act; PROVIDED, HOWEVER, that the foregoing shall not apply to any written information supplied or to be supplied to the Company by Parent expressly for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

    Section 3.6 ABSENCE OF MATERIAL ADVERSE CHANGE. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof or in the Company Disclosure Schedule, there has not been any Material Adverse Change with respect to the Company.

    Section 3.7 POOLING OF INTERESTS; REORGANIZATION. To the knowledge of the Company, neither it nor any of its Subsidiaries has (i) taken any action or failed to take any action which would jeopardize the treatment of Sub's combination with the Company in the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

    Section 3.8 DIVIDENDS. Since September 30, 1994, the Company has not declared, set aside or paid any dividends on, or made any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise made any payments to its stockholders in their capacity as such.

    Section 3.9 NO VIOLATION OR INFRINGEMENT. Except as disclosed in the Company Disclosure Schedule and for matters which, individually or in the aggregate, would not have a Material Adverse Effect on the Company: (a) the Company and its Subsidiaries have complied in all material respects with all requirements of law applicable to their respective assets and businesses and (b) neither the Company nor any Subsidiary has infringed upon or misappropriated any patent, trademark, service mark, trade name, copyright or other proprietary right of any other person or entity.

    Section 3.10 LITIGATION. Except as set forth in the Company Disclosure Schedule, there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries before any Governmental Entity or arbitrator which, individually or in the aggregate, should reasonably be expected to have a Material Adverse Effect on the Company.

    Section 3.11 TAXES. Except as otherwise set forth in the Company Disclosure Schedule, (a) the Company and each of its Significant Subsidiaries has filed all Tax Returns required to have been filed on or before the date hereof; (b) all Taxes shown to be due on the Tax Returns referred in clause (a) have been timely paid; (c) neither the Company nor any of its Significant Subsidiaries has waived any statute of limitations in respect of Taxes of the Company or such Subsidiary; (d) the Tax Returns referred to in clause (a) relating to federal and state income Taxes have been examined by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (e) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (a) are currently pending; and (f) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (a) by a taxing authority have been paid in full.

    Section 3.12 COMPANY BENEFIT PLANS. The Company Disclosure Schedule contains a list of all significant "employee welfare benefit plans" and all significant "employee pension benefit plans" (as such terms are defined in Sections 3(1) and 3(2) of ERISA) maintained or contributed to on behalf of employees of the Company or any of its Subsidiaries as of the date of this Agreement (the "Company Benefit Plans"). Except as set forth in the Company Disclosure Schedule, each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified except for changes for which the remedial amendment period under Section 401(b) of the Code has not expired. Neither the Company nor any of its Subsidiaries has any liability to the Pension Benefit Guaranty Corporation with respect to any Company Benefit Plan except for applicable insurance premiums. Each Company Benefit Plan has been maintained and administered in compliance in all material respects with ERISA and the Code. Except as set forth in the Company Disclosure Schedule, (a) neither the Company nor any of its Subsidiaries has any obligation to contribute to any "multiemployer plan', as such term is defined in Section 3(37) of ERISA or
Section 4001(a)(3) of ERISA, and (b) assuming the Company and each of its Subsidiaries incurred a complete withdrawal under Section 4203 of ERISA from all such plans, the withdrawal liability arising under Section 4201 of ERISA with respect to such plans would not exceed the amount set forth in the Company Disclosure Schedule. Except for agreements identified in the Company Disclosure Schedule or as expressly provided for in this Agreement, neither the Company nor any of its Subsidiaries is a party to any agreement which (a) requires it to make any bonus or severance payment to any of its officers or employees solely by reason of the change of control of the Company effected by the consummation of the Merger or (b) requires it to make a payment to any of its officers or employees that, to the knowledge of the Company, may be an "excess parachute payment" to a "disqualified individual", as such terms are defined in Section 280G of the Code.

    Section 3.13 ENVIRONMENTAL MATTERS. Except as disclosed in the Company Disclosure Schedule and for matters which, individually or in the aggregate, would not have a Material Adverse Effect on the Company: (a) the use and operation of the assets and properties owned or leased by the Company and its Subsidiaries comply in all material respects with all applicable federal, state and local environmental, safety and health laws, ordinances, rules or regulations and (b) nothing has come to the attention of any of the directors or officers of the Company or any of its Subsidiaries that leads any of such persons to believe that the Company or any of its Subsidiaries is or may be liable to any person or Governmental Entity as a result of a release or threatened release of any hazardous or toxic substance or waste into the environment.

    Section 3.14 TITLE TO PROPERTY. The Company or its Subsidiaries has good and, with respect to real property, marketable title to all of the material assets reflected on the consolidated financial statements of the Company included in the Company SEC Documents as being owned by it or its Subsidiaries, including, without limitations, its facility located at Asheville, North Carolina, and all of the material assets thereafter acquired by it or its Subsidiaries (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice), subject to no Liens, except for (a) Liens described in the Company SEC Documents, (b) Liens for taxes not yet delinquent or the validity of which is being contested in good faith for which sufficient accruals have been established, (c) any Liens arising by operation of law securing obligations not yet overdue and (d) other Liens which, individually or in the aggregate, are not material in amount and do not materially detract from the value or materially impair the existing use of any material asset of the Company or any of its Subsidiaries.

    Section 3.15 BROKERS. No broker, investment banker or other person (other than J. P. Morgan Securities Inc., the fees and expenses of which, to the extent payable, will be paid by the Surviving Corporation) is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES REGARDING SUB

    Parent and Sub jointly and severally represent and warrant to the Company as follows:

    Section 4.1 ORGANIZATION AND STANDING. Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Sub was organized solely for the purpose of acquiring the Company and engaging in the transactions contemplated by this Agreement and has not engaged in any business since it was incorporated which is not in connection with the acquisition of the Company and this Agreement.

    Section 4.2 CAPITAL STRUCTURE. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all liens, charges and encumbrances.

    Section 4.3 AUTHORITY; NON-CONTRAVENTION. Sub has all corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Sub of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board of
Directors and Parent as its sole stockholder, and, no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sub and (assuming the due authorization, execution and delivery hereof by the Company and the enforceability of this Agreement against the Company) constitutes the legal, valid and binding agreement of Sub enforceable against Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Sub under, any provision of (i) the Certificate of Incorporation or By-laws of Sub (true and complete copies of which as of the date hereof have been delivered to the Company) (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Sub or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sub or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    Section 5.1  CONDUCT OF BUSINESS PENDING THE MERGER.

    (a) ACTIONS. During the period from the date of this Agreement through the Effective Time, each of the Company and Parent shall, and each shall cause its respective Subsidiaries to, in all material respects carry on its respective businesses in, and not enter into any material transaction other than in accordance with, the ordinary course and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and, except as disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule or as otherwise expressly contemplated by this Agreement, each of the Company and Parent shall not, and each shall not permit any of its respective Subsidiaries to, without the prior written consent of the other parties to this Agreement:

        (i) (A) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its respective capital stock, or otherwise make any payments to its respective stockholders in their capacity as such, other than (1) ordinary quarterly dividends by Parent consistent with past practice, each in an amount not in excess of $.15 per share with respect to Parent Common Stock, (2) dividends declared by Parent prior to the date of this Agreement and (3) dividends payable to the Company declared by any of the Company's Subsidiaries or to Parent declared by any of Parent's Subsidiaries, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, and (c) purchase, redeem or otherwise acquire any shares of capital stock of each of the Company or Parent, or any of its respective Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, other than the Company's redemption of the Company Rights prior to the Effective Time in accordance with Section 7.3(c);

        (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities (other than, in the case of the Company, the issuance of Company Common Stock (and associated Company Rights) during the period from the date of this Agreement through the Effective Time (A) upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms, (B) upon the exercise of Company Warrants outstanding on the date of this Agreement in accordance with their current terms, (C) in accordance with the terms, existing at the date of this Agreement, of the Company 401(k) Plans and, in the case of Parent, the issuance of Parent Common Stock (and associated Parent Rights) during such period (A) upon the exercise of Parent Stock Options outstanding on the date of this Agreement in accordance with their current terms and (B) in accordance with the terms, existing at the date of this Agreement, of the Parent 1994 SAR Plan, Parent's Employees' Stock Purchase Plan, Kuhlman Electric Corporation's Savings Maximizer Plan, the Parent Rights and Parent's 1993 Non-Employee Directors Stock Plan);

       (iii) amend its Certificate of Incorporation (other than, in the case of Parent, to approve and adopt the Amendment) or amend in any material respects its By-laws;

       (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case that are material or substantial, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, and to Parent and its Subsidiaries taken as a whole, respectively;

        (v) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets (other than sales or other dispositions of inventory in the ordinary course of business) that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, or to Parent and its Subsidiaries taken as a whole, respectively;

       (vi) except in the ordinary course of business consistent with past practice, (A) incur or assume any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any wholly-owned Subsidiary of the Company or to Parent or any wholly-owned Subsidiary of Parent, respectively;

       (vii) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary of the Company or any Subsidiary of Parent, respectively; or

      (viii) enter into or adopt, or amend any existing, severance plan, agreement or arrangement or, other than in the ordinary course of business, enter into or amend any employee benefit plan (including, without limitation, the Company Stock Plan, its Performance Unit Plan and the Company 401(k) Plans with respect to the Company and the Parent Stock Plans, the Parent 1994 SAR Plan, its Employees' Stock Purchase Plan, Kuhlman Electric Corporation's Savings Maximizer Plan and Parent's 1993 Non-Employee Directors Stock Plan with respect to Parent), or any employment or consulting agreement, except compensation increases associated with promotions and annual reviews in the ordinary course of business consistent with past practice.

    (b) ADVICE OF CHANGES. Each of the Company and Parent shall promptly advise the other such party orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Material Adverse Effect on the Company or Parent, respectively.

    Section 5.2 NO SOLICITATION. From and after the date hereof, neither the Company nor Parent will solicit or initiate, nor will either such party permit any of its officers, directors, employees, agents and other representatives or those of any of its Subsidiaries to, directly or indirectly, solicit or initiate, any takeover proposal or offer from any person, or engage in discussions or negotiations relating thereto; PROVIDED, HOWEVER, that (a) either such party may engage in discussions or negotiations with a third party who seeks to initiate such discussions or negotiations or may furnish to such third party information concerning such party and its business, properties or assets and (b) following receipt of a takeover proposal the Board of Directors of either such party may withdraw or modify its recommendation referred to in Section 6.1, but in each case referred to in the foregoing clauses (a) and (b) only to the extent that the Board of Directors of such party shall conclude in good faith after con-sultation with its outside counsel that such action is necessary in order for the Board of Directors of such party to act in a manner which is consistent with its fiduciary obligations under applicable law. Each of the Company and Parent will promptly notify the other party of any takeover proposal or offer, includ- ing the material terms and conditions thereof, but shall not be required to indicate the identity of the person or group making such takeover proposal or offer. As used in this Agreement, "takeover proposal" or "offer" shall mean any proposal or offer, other than a proposal or offer by Parent, the Company or any of their respective affiliates, for a tender or exchange offer, a merger, consolidation or other business combination involving the Company, Parent or any of their respective Subsidiaries or any proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company, Parent or any of their respective Subsidiaries.

    Section 5.3 POOLING OF INTERESTS; REORGANIZATION. During the period from the date of this Agreement through the Effective Time, unless the other parties shall otherwise agree in writing, none of Parent, Sub, any other Subsidiary of Parent, the Company nor any Subsidiary of the Company shall (a) knowingly take or fail to take any action which would jeopardize the treatment of Sub's combination with the Company as a pooling of interests for accounting purposes or (b) knowingly take or fail to take any action which would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

    Section 5.4 CONDUCT OF BUSINESS OF SUB PENDING THE MERGER. During the period from the date of this Agreement through the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    Section 6.1 STOCKHOLDER APPROVAL. Each of Parent and the Company shall take all action necessary in accordance with all applicable federal and state laws and their respective Certificates of Incorporation and By-laws to call separate annual meetings of their respective stockholders to be held on the same date (such meetings, including any adjournment of either or both of such meetings, being referred to herein collectively as the "Stockholder Meetings"),
(a) in the case of the Company, to consider and vote on (i) the approval of this Agreement, (ii) the election of one class of directors and (iii) the ratification of the appointment of auditors and (b) in the case of Parent, to consider and vote on (i) the approval of an amendment to the Certificate of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock from 10,000,000 to 20,000,000 shares and to eliminate the designation therein of shares of Parent Preferred Stock as Junior Participating Preferred Stock, Series A (the "Amendment"), (ii) the approval of the issuance of Parent Common Stock pursuant to this Agreement, (iii) the approval of Parent's 1994 Stock Option Plan, (iv) the election of one class of directors and
(v) the ratification of the selection of auditors, and (c) in both cases, to consider and vote upon such other matters as may be necessary to effect or related to the transactions contemplated hereunder. The Stockholder Meetings shall be held as soon as practicable following the date upon which the Registration Statement becomes effective. The Company shall, through its Board of Directors but subject to the fiduciary duties of its Board of Directors under applicable law as determined by such Board of Directors in good faith after consultation with the Company's outside counsel, recommend to its stockholders the approval of this Agreement and otherwise use all reasonable efforts to obtain such stockholder approval, and Parent shall, through its

Board of Directors but subject to the fiduciary duties of its Board of Directors under applicable law as determined by such Board of Directors in good faith after consultation with Parent's outside counsel, recommend to its stockholders the approval of the Amendment and the approval of the issuance of Parent Common Stock pursuant to this Agreement and otherwise use all reasonable efforts to obtain such stockholder approvals.

    Section 6.2 REGISTRATION STATEMENT AND PROXY STATEMENT. Parent shall prepare and file with the SEC as soon as practicable the Registration Statement containing the Proxy Statement/Prospectus to be used at the Stockholder Meetings and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable. Parent shall also take any action required to be taken under state securities or "Blue Sky" laws in connection with the issuance of the Parent Common Stock pursuant to this Agreement. The Company shall furnish in writing to Parent all information concerning the Company, its officers, directors and principal stockholders and any of its Subsidiaries required for use in the Registration Statement, and the Company shall take such other actions as Parent may reasonably request in connection with the preparation of such Registration Statement and the actions to be taken by Parent pursuant to this Section 6.2. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment thereto has been filed, of the issuance of any stop order, of the suspension of the qualification for offering or sale in any jurisdiction of the shares of Parent Common Stock issuable pursuant to this Agreement or any request by the SEC for an amendment or supplement of the Registration Statement or for additional information. If at any time after the mailing of the Proxy Statement/Prospectus and prior to the Effective Time, any event with respect to any party, its officers, directors or principal stockholders or any of its Subsidiaries or any event with respect to the Merger shall occur which is required to be described in the Proxy Statement/Prospectus or the Registration Statement, such party shall immediately inform the other parties of such event and all parties hereto shall cooperate in the preparation of a mutually satisfactory amendment or supplement describing such event and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the respective stockholders of Parent and the Company. It shall be conditions (in each case unless waived by both Parent and the Company) to the mailing of the Proxy Statement/Prospectus to the stockholders of Parent and the stockholders of the Company that (a) Parent and the Company shall have received the opinions of The Chase Manhattan Bank, N.A. and J.P. Morgan Securities, Inc., respectively, dated as of the date of the Proxy Statement/Prospectus to the effect described in Sections 7.2(b) and 7.3(e), respectively, (b) such opinions shall be included in the Proxy Statement/Prospectus and (c) each of the Company and Parent shall have executed a letter agreement identifying the information provided by each of the Company and Parent for use in the Proxy Statement/Prospectus.

    Section 6.3  ACCESS TO INFORMATION.

    (a) BY PARENT. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent, and to Parent's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably request during normal business hours during the period from the date of this Agreement through the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) access to each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. In no event shall the Company be required to supply to Parent, or to Parent's accountants, counsel, financial advisors or other representatives, any information relating to indications of interest from, or discussions with, any other potential acquirors of the Company which were received or conducted prior to the date hereof except to the extent necessary for use in the Registration Statement. Except as required by law, Parent will hold, and will cause its affiliates, associates and representatives to hold, any nonpublic information in confidence until such time as such information otherwise becomes publicly available and shall use its best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of the Company. In the event of termination of this Agreement for any reason, Parent shall promptly return or destroy all nonpublic documents so obtained from the Company or any of its Subsidiaries and any copies made of such documents for Parent.

    (b) BY THE COMPANY. Parent shall, and shall cause each of its Subsidiaries to, afford to the Company, and to Company's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably request during normal business hours during the period from the date of this Agreement through the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, Parent shall, and shall cause each of its Subsidiaries to, furnish promptly to the Company (i) access to each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and (ii) all other information concerning its business, properties and personnel as the Company may reasonably request. Except as required by law, the Company will hold, and will cause its affiliates, associates and representatives to hold, any nonpublic information in confidence until such time as such information otherwise becomes publicly available and shall use its best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of Parent. In the event of termination of this Agreement for any reason, the Company shall promptly return or destroy all nonpublic documents so obtained from Parent or any of its Subsidiaries and any copies made of such documents for the Company.

    Section 6.4 COMPLIANCE WITH THE SECURITIES ACT AND POOLING REQUIREMENTS. Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying all persons who, at the time of the Stockholder Meetings, may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). The Company shall use its best efforts to cause each person who is identified as an Affiliate in such list to deliver to Parent on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to such Affiliate pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with paragraph (d) of Rule 145 or another exemption from the registration requirements of the Securities Act and that such Affiliate will not sell or in any other way reduce such Affiliate's risk relative to any shares of Parent Common Stock received in the Merger (within the meaning of Section 201.01 of the SEC's Financial Reporting Release No. 1), until such time as financial results (including combined sales and net income) covering at least 30 days of post-merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

    Section  6.5  STOCK EXCHANGE LISTING.   Parent shall use its best efforts to
list on the NYSE, upon official notice of issuance, the shares of Parent Common Stock to be issued pursuant to this Agreement.

    Section 6.6 FEES AND EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except as Parent and the Company shall otherwise agree in writing. Notwithstanding the foregoing, if (a) the Board of Directors of the Company shall withdraw or materially modify its recommendation to the stockholders of the Company to approve this Agreement in accordance with Section 5.2 or (b) the Company shall terminate this Agreement in accordance with Section 8.1(g), the Company shall reimburse Parent for up to $500,000 of such expenses actually incurred by Parent, including without limitation legal, accounting, and investment banking fees and expenses, promptly after receipt of one or more statements therefor in reasonable detail; PROVIDED, HOWEVER, that if prior to the expiration of one year after any such withdrawal, modification or termination, a merger, consolidation or other business combination, or a tender or exchange offer, shall occur which effects a change of control of the Company (an "Alternative Transaction"), on the third business day after the closing of the Alternative Transaction, the Company shall pay to Parent, in lieu of its obligation to make any further expense reimbursements, an amount equal to the excess of $2,000,000 over the total expense reimbursements previously made by the Company pursuant to this sentence.

    Section 6.7 REASONABLE EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (a) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity, including but not limited to any filing under the Improvements Act, (b) the obtaining of all necessary consents, approvals or waivers from third parties,
(c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that no party shall be under any obligation to take any action pursuant to this Section 6.7 to the extent that its Board of Directors shall conclude in good faith after consultation with the its outside counsel that such action is inconsistent with such Board of Directors' fiduciary obligations under applicable law. Notwithstanding anything to the contrary in this Section 6.7, no party shall commit to any divestiture transaction, or any other material modification of its existing business or the existing business of its Significant Subsidiaries, without the prior written consent of all other parties.

    Section 6.8 PUBLIC ANNOUNCEMENTS. Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required in the opinion of the issuing party's outside counsel by applicable law or by obligations pursuant to any listing agreement with the NYSE, in which case the issuing party shall give the other parties notice thereof as promptly as practicable.

    Section 6.9 REAL ESTATE TRANSFER AND GAINS TAX. Subject to the last sentence of Section 1.7, Parent and the Company agree that the Surviving Corporation will pay any real property transfer or gains tax, or similar transfer tax, if any, attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. The Company agrees to cooperate with Sub in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company or its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the Merger consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Sub or Parent in its reasonable discretion. The stockholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 6.9 in the preparation of any return with respect to the Gains Taxes.

    Section 6.10 STATE TAKEOVER LAWS; COMPANY RIGHTS AGREEMENT. If Section 203 of the DGCL shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall use all reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of such Section 203 of the DGCL on the transactions contemplated hereby. The Board of Directors of the Company has amended the Company Rights Agreement such that neither Parent nor Sub shall become an Acquiring Person (as defined in the Company Rights Agreement) as a result of entering into this Agreement. Immediately prior to the Effective Time, the Company shall redeem all outstanding Company Rights at a redemption price of $.01 per Company Right. No other action is required to prevent the holders of Company Rights from having any right under the Company Rights Agreement as a result of the execution, delivery and performance of this Agreement and the consummation of the Merger (other than the right to receive such redemption price for their respective Company Rights).

    Section 6.11 INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. From and after the Effective Time, Parent agrees to indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the full extent such persons may be indemnified by the Company pursuant to the Company's Certificate of Incorporation and By-Laws for acts or omissions occurring at or prior to the Effective Time and shall advance reasonable litigation expenses incurred by such officers and directors in connection with defending any action arising out of such acts or omissions. In addition, for a period of not less than six years from the Effective Time, Parent will provide, or cause the Surviving Corporation to provide, to the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring through the Effective Time (the "D&O Insurance") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; PROVIDED, HOWEVER, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of three times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

    Section 6.12 EMPLOYEE BENEFITS. Parent shall cause the Company and its Subsidiaries (a) to honor all severance and employment agreements with the officers and employees of the Company or any of its Subsidiaries and (b) to maintain until at least two (2) years after the Effective Time, employee benefits, plans, programs and policies for retirees, officers and employees (including terminated officers and employees) of the Company and any of its Subsidiaries (including the Company's policies with respect to severance pay and outplacement services) that are no less favorable than those being provided to such retirees, officers and employees on the date hereof; PROVIDED, HOWEVER, that nothing in this sentence shall be construed to be a financial guarantee of any obligation of the Company or any of its Subsidiaries. For purposes of eligibility to participate in and vesting in all benefits provided to retirees, officers and employees, the retirees, officers and employees of the Company and its Subsidiaries will be credited with their hours and years of service with the Company and its Subsidiaries and hours and years of service with prior employers to the extent service with prior employers is taken into account under plans of the Company and its Subsidiaries.

    Section 6.13 JOB VACANCIES. Parent shall maintain at its corporate offices a listing of job vacancies and newly created positions at Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries), and upon the request of any officer or employee of the Company or its Subsidiaries who is terminated as a result of the Merger or within eighteen months following the Effective Time, shall provide such terminated officer or employee with a copy of such list of vacancies or positions; PROVIDED, HOWEVER, that Parent and its Subsidiaries shall have no obligation under this Section 6.13 to hire any such terminated officer or employee to fill any of such vacancies or positions or to delay filling any of them until such terminated officer or employee has received a copy of such list. The service time of any such terminated officer or employee who accepts employment with Parent or its Subsidiaries will include all service time with the Company or its Subsidiaries and, in the case of employment opportunities requiring a relocation of the officer's or employee's place of residence, such officer or employee will be provided relocation expenses and reimbursement consistent with Parent's existing reimbursement policy for transferred or newly hired officers or employees.

    Section 6.14 PARENT'S BOARD OF DIRECTORS. Parent's Board of Directors will take all necessary action to cause Gary G. Dillon to be elected to the Board of Directors of Parent as soon as practicable after the Effective Time.

                                  ARTICLE VII
                       CONDITIONS PRECEDENT TO THE MERGER

    Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

        (a) STOCKHOLDER APPROVALS. This Agreement shall have been approved by the requisite vote of the holders of Company Common Stock and the Amendment and the issuance of shares of Parent Common Stock pursuant to this Agreement shall have been approved by the requisite vote of the holders of Parent Common Stock.

        (b) NYSE LISTING. The Parent Common Stock issuable pursuant to this Agreement shall have been authorized for listing on the NYSE, upon official notice of issuance.

        (c) IMPROVEMENTS ACT WAITING PERIOD. All applicable waiting periods under the Improvements Act shall have expired or been terminated.

        (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect. All necessary state securities or "Blue Sky" authorizations shall have been received.

        (e) TAX OPINION. The Company and Parent shall have received a legal opinion of Sidley & Austin, special counsel to the Company, in form and substance satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

           (i) The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and the Company, Parent and Sub will each be a party to such reorganization within the meaning of Section 368(b) of the Code;

           (ii) No gain or loss will be recognized by the Company as a result of the Merger;

          (iii) No gain or loss will be recognized by the stockholders of the Company upon the conversion of their Company Common Stock into shares of Parent Common Stock pursuant to the Merger (except for cash paid in lieu of a fractional share of Parent Common Stock);

          (iv) The aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger (including a fractional share of Parent Common Stock for which cash is paid) will be the same as the aggregate tax basis of such shares of Company Common Stock;

           (v) The holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger will include the period that such shares of Company Common Stock were held by the holder, provided such shares of Company Common Stock were held as capital assets by the holder at the Effective Time; and

          (vi) A stockholder of the Company who receives cash in lieu of a fractional share of Parent Common Stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share and the amount of cash received. In rendering such opinion, Sidley & Austin may receive and rely as to matters of fact upon representations contained in certificates of the Company, Parent, Sub and others, and may condition such opinion on the receipt from certain stockholders of the Company of certificates verifying that such stockholders have no present plan or intention to sell or dispose of, or otherwise diminish their equity risk with respect to, the shares of Parent Common Stock to be distributed to them in the Merger.

        (f) NO ORDER. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making this Agreement or the transactions contemplated hereby illegal.

        (g) RESIGNATIONS OF COMPANY DIRECTORS. Each of the directors of the Company, other than Gary G. Dillon and Robert S. Jepson, Jr., shall have delivered to the Company his written resignation as a director of the Company, effective as of the Effective Time.

        (h) OTHER APPROVALS. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, the failure to obtain which would have a Material Adverse Effect on Parent (on a consolidated basis, assuming the Merger had taken place), shall have been obtained, shall have occurred or shall have been filed.

    Section 7.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

        (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. Parent and Sub shall have performed in all material respects each of their agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date, each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date, in each case except as contemplated or permitted by this Agreement, and Parent shall have furnished to the Company a certificate, dated the Effective Time, signed by the Chairman of the Board, the President or an Executive Vice President of Parent, certifying to the effect that to the best of the signing officer's knowledge and belief, the conditions set forth in this Section 7.2(a) have been satisfied in full.

        (b) FAIRNESS OPINION. The Company shall have received in form satisfactory to the Company, an opinion of J. P. Morgan Securities Inc., dated as of the date of the Proxy Statement/ Prospectus, substantially to the effect that the consideration to be received by the stockholders of the Company in the Merger is fair to such stockholders from a financial point of view, and as of the Effective Time and based upon circumstances then in effect such opinion shall not have been withdrawn or modified in any material respect.

        (c) OPINION OF COUNSEL. The Company shall have received a legal opinion from Rudnick & Wolfe, special counsel to Parent, dated the Effective Time, substantially to the effect that:

           (i) The incorporation, existence and good standing of Parent, Sub and each of Parent's Significant Subsidiaries are as stated in this Agreement; the authorized shares of capital stock of Parent, Sub and each of Parent's Significant Subsidiaries are as stated in this Agreement; all outstanding shares of Parent Common Stock and all outstanding shares of capital stock of Parent's Significant Subsidiaries are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholder of Parent or any of such Subsidiaries; all of the issued and outstanding shares of capital stock of Parent's Significant Subsidiaries are owned of record and, to the knowledge of such counsel, beneficially by Parent or a wholly-owned Subsidiary of Parent, and such counsel is not aware of any liens, charges or encumbrances on any of such shares; and to the knowledge of such counsel, there is no existing option, warrant, right, call, subscription or other agreement or commitment obligating Parent, Sub or any of Parent's Significant Subsidiaries to issue or sell, or to purchase or redeem, any shares of the capital stock of Parent or any of its Significant Subsidiaries, other than as stated in this Agreement.

           (ii) Each of Parent and Sub has full corporate power and authority to execute, deliver and perform this Agreement; this Agreement has been duly authorized, executed and delivered by Parent and Sub; this Agreement (assuming valid authorization, execution and delivery of this Agreement by the Company and the enforceability of this Agreement against the Company) constitutes the legal, valid and binding agreement of Parent and Sub enforceable against Parent and Sub in accordance with its terms, except to the extent enforce- ability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except that such counsel need express no opinion with respect to the enforcement of rights to indemnification against liabilities under the federal securities laws; and the Amendment and the issuance of shares of Parent Common Stock pursuant to this Agreement have been duly authorized by all necessary corporate action.

          (iii) The execution, delivery and performance by Parent and Sub of this Agreement will not violate the Certificate of Incorporation or By-Laws of Parent or of Sub and, to the knowledge of such counsel, will not violate, result in a breach of or constitute a default under any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which Parent, Sub or any of Parent's Significant Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, which violation, breach or default should reasonably be expected to have a Material Adverse Effect on Parent.

          (iv) To the knowledge of such counsel, no consent, approval, authorization or order of any Governmental Entity which has not been obtained is required on behalf of Parent, Sub or any of Parent's other Subsidiaries for the consummation of the transactions contemplated by this Agreement.

           (v) To the knowledge of such counsel, neither Parent nor Sub is subject to any injunction (whether temporary, preliminary or permanent) by any court of competent jurisdiction against consummation of the transactions contemplated by this Agreement.

          (vi) Except as set forth in the Parent Disclosure Schedule or the Parent SEC Documents, to the knowledge of such counsel, there are no actions, suits or proceedings pending or threatened against Parent or any of its Subsidiaries before any Governmental Entity or arbitrator which, individually or in the aggregate, should reasonably be expected to have a Material Adverse Effect on Parent.

          (vii) The shares of Parent Common Stock to be issued pursuant to this Agreement will be, when so issued, shares of Parent Common Stock that have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholder of Parent.

         (viii) The shares of Parent Common Stock issuable pursuant to this Agreement have been duly listed on the NYSE, subject to official notice of issuance.

          (ix) The Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for such purpose has been instituted or threatened by the SEC.

           (x) (A) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein and information relating to and supplied by the Company, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

       (B) In the course of the preparation of the Registration Statement and the Proxy Statement/Prospectus, such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of Parent and the Company, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Proxy Statement/Prospectus and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Proxy Statement/Prospectus; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of Parent. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, the section captioned "Management's Discussion and Analysis of Results of Operations and Financial Condition" relating to Parent and the information relating to and supplied by the Company, as to which such counsel need express no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Proxy Statement/ Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein, the section captioned "Management's Discussion and Analysis of Results of Operations and Financial Condition" relating to Parent and information relating to and supplied by the Company, as to which such counsel need express no belief), at the time the Registration Statement became effective, at the time of mailing the Proxy Statement/Prospectus to the respective stockholders of Parent and the Company or at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (xi) The Amendment and the Certificate of Merger have been duly filed with the Secretary of State of the State of Delaware and the Amendment and the Merger have become effective under the DGCL.

       In rendering such opinion, Rudnick & Wolfe may rely as to matters of fact upon the representations of officers of Parent, Sub or any of Parent's other Subsidiaries contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America.

        (d) OTHER DOCUMENTS. Parent and Sub shall have furnished to the Company at the Closing such other customary documents, certificates or instruments as the Company may reasonably request evidencing compliance by Parent and Sub with the terms of this Agreement.

    Section 7.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

        (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date, each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date, in each case except as contemplated or permitted by this Agreement, and the Company shall have furnished to Parent a certificate, dated the Effective Time, signed by the Chairman of the Board, the President or a Vice President of the Company, certifying to the effect that to the best of the signing officer's knowledge and belief, the conditions set forth in this Section 7.3(a) have been satisfied.

        (b) THIRD PARTY CONSENTS. All required authorizations, consents or approvals of any third party (other than a Governmental Entity), the failure to obtain which would have a Material Adverse Effect on Parent (on a consolidated basis, assuming the Merger had taken place), shall have been obtained.

        (c)  REDEMPTION  OF  RIGHTS.  The   Company  shall  have  redeemed   all
    outstanding Company Rights at a redemption price of $.01 per Company Right immediately prior to the Effective Time.

        (d) ACCOUNTING. Based on the advice of Arthur Andersen LLP and such other advice as Parent may reasonably deem relevant, Parent shall have no reasonable basis for believing that following the Merger, the combination of the Company and Sub may not be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles.

        (e) FAIRNESS OPINION. Parent shall have received in form satisfactory to Parent, an opinion of The Chase Manhattan Bank, N.A., dated as of the date of the Proxy Statement/ Prospectus, substantially to the effect that, as of such date, the Exchange Ratio was fair to Parent from a financial point of view, and as of the Effective Time and based upon circumstances then in effect such opinion shall not have been withdrawn or modified in any material respect.

        (f) OPINION OF COUNSEL. Parent shall have received a legal opinion from Sidley & Austin, special counsel to the Company, dated the Effective Time, substantially to the effect that:

           (i) The incorporation, existence and good standing of the Company are as stated in this Agreement and the authorized shares of capital stock of the Company are as stated in this Agreement.

           (ii) The Company has full corporate power and authority to execute, deliver and perform this Agreement; this Agreement has been duly authorized, executed and delivered by the Company; and this Agreement (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the enforceability of this Agreement against each of them) constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (iii) The execution, delivery and performance by the Company of this Agreement will not violate the Certificate of Incorporation or By-laws of the Company.

          (iv) To the knowledge of such counsel, no consent, approval, authorization or order of any Governmental Entity which has not been obtained is required on behalf of the Company or any of its Subsidiaries for the consummation of the transactions contemplated by this Agreement.

           (v) To the knowledge of such counsel, the Company is not subject to any injunction (whether temporary, preliminary or permanent) by any court of competent jurisdiction against consummation of the transactions contemplated by this Agreement.

          (vi) (A) At the time the Registration Statement became effective, the information relating to and supplied by the Company contained in the Registration Statement and the information relating to the transactions provided for in this Agreement (other than the financial statements, financial data, statistical data and supporting schedules included therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

       (B)  In the course  of the preparation of  the Registration Statement and the Proxy Statement/ Prospectus, such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Proxy Statement/Prospectus and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Proxy Statement/Prospectus; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, the section captioned "Management's Discussion and Analysis of Results of Operations and Financial Condition" relating to the Company and the information relating to and supplied by Parent, as to which such counsel need express no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Proxy Statement/Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein, the section captioned "Management's Discussion and Analysis of Results of Operations and Financial Condition" relating to the Company and the information relating to and supplied by Parent, as to which such counsel need express no belief), at the time the Registration Statement became effective, at the time of mailing the Proxy Statement/ Prospectus to the respective stockholders of the Company and Parent or at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (xi) The Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware and the Merger has become effective under the DGCL.

       In rendering such opinion, Sidley & Austin may rely as to matters of fact upon the representations of officers of the Company and its Subsidiaries contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America.

        (g) OPINION OF OTHER COUNSEL. Parent shall have received a legal opinion from Schiff, Hardin & Waite, regular outside counsel to the Company, dated the Effective Time, substantially to the effect that:

           (i) The incorporation, existence, good standing and the authorized shares of capital stock of each of the Company's Significant Subsidiaries are as stated in this Agreement.

           (ii) All of the outstanding shares of Company Common Stock and all of the outstanding shares of capital stock of the Company's Significant Subsidiaries (A) are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholder of the Company or any of such Subsidiaries and
       (B), in the case of such shares of the Company's Significant Subsidiaries, are owned of record and, to the knowledge of such counsel, beneficially by the Company or a wholly-owned Subsidiary of the Company, and such counsel is not aware of any liens, charges or encumbrances on any of such shares.

          (iii) To the knowledge of such counsel, there is no existing option, warrant, right, call, subscription or other agreement or commitment obligating the Company or any of its Significant Subsidiaries to issue or sell, or to purchase or redeem, any shares of capital stock of the Company or any of its Significant Subsidiaries, other than as stated in this Agreement.

          (iv) To the knowledge of such counsel, the execution, delivery and performance by the Company of this Agreement will not violate, result in a breach of or constitute a default under any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which the Company or any of its Significant Subsidiaries is a party or to which any of them or any of their respective properties or assets may be bound, which violation, breach or default should reasonably be expected to have a Material Adverse Effect on the Company.

           (v) Except as set forth in the Company Disclosure Schedule or the Company SEC Documents, to the knowledge of such counsel, there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries before any Governmental Entity or arbitrator which, individually or in the aggregate, should reasonably be expected to have a Material Adverse Effect on the Company.

          (vi) In the course of the preparation of the Registration Statement and the Proxy Statement/Prospectus, such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Proxy Statement/Prospectus and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Proxy Statement/Prospectus; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, the section captioned "Management's Discussion and Analysis of Results of Operations and Financial Condition" relating to the Company and the information relating to and supplied by Parent, as to which such counsel need express no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Proxy Statement/Prospectus (other than the financial statements, financial data, statistical data and supporting schedules included therein, the section captioned "Management's Discussion and Analysis of Results of Operations and Financial Condition" relating to the Company and the information relating to and supplied by Parent, as to which such counsel need express no belief), at the time the Registration Statement became effective, at the time of mailing of the Proxy Statement/Prospectus to the respective stockholders of the Company and Parent or at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       In rendering such opinion, Schiff Hardin & Waite may rely as to matters of fact upon the representations of officers of the Company and its Subsidiaries contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America. With respect to matters governed by the laws of Brazil, Canada and the United Kingdom, such counsel may rely upon the opinions of (i) Eduardo Caio da Silva Prado, (ii) Blake, Cassels & Greydon and (iii) Lovell, White and Durrant, respectively.

        (h) OTHER DOCUMENTS. The Company shall have furnished to Parent at the closing such other customary documents, certificates or instruments as Parent may reasonably request evidencing compliance by the Company with the terms of this Agreement.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

    Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of this Agreement by the stockholders of the Company or any approval of the Amendment and the issuance of Parent Common Stock pursuant to this Agreement by the stockholders of Parent:

        (a) by mutual written consent of Parent and the Company;

        (b) by Parent if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by the Company prior to the date of such termination and such failure shall not have been cured within five business days following receipt by the Company from Parent of written notice of such failure and demand for cure, (ii) the stockholders of the Company shall have failed to approve this Agreement at the Company's Stockholder Meeting, or (iii) the stockholders of Parent shall have failed to approve the Amendment and the issuance of Parent Common Stock pursuant to this Agreement at Parent's Stockholder Meeting.

        (c) by the Company if (i) Parent or Sub shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by Parent or Sub prior to the date of such termination, and such failure to comply shall not have been cured within five business days following receipt by Parent from the Company of written notice of such failure and demand for cure, (ii) the stockholders of the Company shall have failed to approve this Agreement at the Company's Stockholder Meeting, or (iii) the stockholders of Parent shall have failed to approve the Amendment and the issuance of Parent Common Stock pursuant to this Agreement at the Parent's Stockholder Meeting;

        (d) by either Parent or the Company if (i) the Merger has not been effected on or prior to the close of business on September 30, 1995; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Merger to have been effected on or prior to such date, or
    (ii) any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

        (e) by either Parent or the Company if there has been (i) a material breach by the other of any of its representations or warranties contained in this Agreement that is not qualified as to materiality or (ii) any breach by the other of any of its representations or warranties contained in this Agreement that is qualified as to materiality, and in each case such breach shall not have been cured within five business days following receipt by the breaching party from the other party of written notice of such breach and demand for cure;

        (f) by Parent, (i) if the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have materially modified or withdrawn its recommendation of the Merger or (ii) if the Board of Directors of the Company shall have recommended, or shall have resolved to recommend, to the stockholders of the Company any takeover proposal or offer of any other person;

        (g) by the Company if there is a takeover proposal or offer relating  to
    (i) a tender or exchange offer for all or substantially all of the outstanding shares of Company Common Stock, (ii) a merger, consolidation or other business combination involving the Company, or (iii) an acquisition of all or substantially all of the outstanding shares of Company Common Stock or all or substantially all of the assets of the Company, in each case for a consideration that provides to the stockholders of the Company a value per share of Company Common Stock which, in the good faith judgment of the Board of Directors of the Company, provides a higher value per share than the consideration per share pursuant to this Agreement;

        (h) by the Company, if the average of the daily closing prices of a share of Parent Common Stock reported as "New York Stock Exchange Composite Transactions" by THE WALL STREET JOURNAL (Midwest Edition) during the 20 consecutive trading day period ending at the end of the third trading day prior to the Stockholder Meetings (the "Average Parent Common Stock Price'), is less than $11.00; or

        (i) by Parent, if the Average Parent Common Stock Price is more than $16.00.

    Section 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent or Sub or their respective officers or directors (except as set forth in the last two sentences of Section 6.3(a) the last two sentences of Section 6.3(b) and Section 6.6, which shall survive such termination); PROVIDED, HOWEVER, that nothing contained in this Section 8.2 shall relieve any party hereto from any liability for any breach of this Agreement.

    Section 8.3 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of this Agreement by the stockholders of the Company or the approval of the Amendment and the issuance of shares of Parent Common Stock pursuant to this Agreement by the stockholders of Parent, but, after any such approval by the stockholders of the Company or the stockholders of Parent, no amendment shall be made which changes the Exchange Ratio as provided in Section 1.5(c) or which in any way materially adversely affects the rights of the stockholders of the Company or the stockholders of Parent, as the case may be, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 8.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    Section  9.1  NON-SURVIVAL  OF REPRESENTATIONS AND WARRANTIES.   None of the
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

    Section 9.2 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given or delivered when delivered personally, when telecopied (with a confirmatory copy sent by private overnight courier) or one day after being sent by private overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Parent or Sub, to

        Kuhlman Corporation
       1 Skidaway Village Walk
       Suite 201
       Savannah, GA 31411
        Attention: Chairman and Chief
                 Executive Officer
       (Telecopy No. (912) 598-0737)

        with copies to:
       Stephen A. Landsman
       Rudnick & Wolfe
       203 North La Salle Street
       Chicago, IL 60601
       (Telecopy No. (312) 984-2299)

    (b) if to the Company, to
       Schwitzer, Inc.
       Highway 191
       Brevard Road
       P. O. Box 15075
       Asheville, NC 28813
        Attention: Chairman, President and
                 Chief Executive Officer
       (Telecopy No. (704) 684-4017)

        with copies to:
       Thomas A. Cole
       Sidley & Austin
       One First National Plaza
       Chicago, IL 60603
       (Telecopy No. (312) 853-7036)
       and
       Robert J. Minkus
       Schiff, Hardin & Waite
       7200 Sears Tower
       Chicago, IL 60606
       (Telecopy No. (312) 258-5600)

    Section 9.3 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation.'

    Section 9.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    Section 9.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, including the documents and instruments referred to herein, and the letter agreement dated January 9, 1995 between Parent and the Company (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except for provisions of Sections 6.9, 6.11, 6.12 and 6.13, is not intended to confer upon any person other than the parties any rights or remedies hereunder.

    Section 9.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    Section 9.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    Section 9.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that such transactions shall be consummated as originally contemplated to the fullest extent possible.

    Section 9.9 ENFORCEMENT OF THIS AGREEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which such party is entitled at law or in equity.

    IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          KUHLMAN CORPORATION

                                          By      /S/ ROBERT S. JEPSON, JR.
                                            ------------------------------------
                                            Name: Robert S. Jepson, Jr.
                                            Title: Chairman and Chief Executive
                                          Officer

Attest:

         /S/ RICHARD A. WALKER
- --------------------------------------
Name: Richard A. Walker
Title: Secretary
                                          SPINNER ACQUISITION CORP.

                                          By      /S/ ROBERT S. JEPSON, JR.
                                            ------------------------------------
                                            Name: Robert S. Jepson, Jr.
                                            Title: Chairman and Chief Executive
                                          Officer

Attest:

         /S/ RICHARD A. WALKER
- --------------------------------------
Name: Richard A. Walker
Title: Secretary
                                          SCHWITZER, INC.

                                          By          /S/ GARY G. DILLON
                                            ------------------------------------
                                            Name: Gary G. Dillon
                                            Title: Chairman, President
                                                and Chief Executive Officer

Attest:

         /S/ RICHARD H. PRANGE
- --------------------------------------
Name: Richard H. Prange
Title: Secretary

                          AGREEMENT AND PLAN OF MERGER
                       AND FORM OF CERTIFICATE OF MERGER

                             CERTIFICATE OF MERGER
                                    MERGING
                           SPINNER ACQUISITION CORP.
                                 WITH AND INTO
                                SCHWITZER, INC.
                         PURSUANT TO SECTION 251 OF THE
                        DELAWARE GENERAL CORPORATION LAW

    The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AS
FOLLOWS:

        FIRST: That the name of and state of incorporation of each of the constituent corporations in the merger is as follows:

         NAME                       STATE OF INCORPORATION
Spinner Acquisition Corp.                  Delaware
Schwitzer, Inc.                            Delaware

        SECOND: That an Agreement and Plan of Merger dated as of February 25, 1995 (the "Merger Agreement") among Kuhlman Corporation, a Delaware corporation, Spinner Acquisition Corp., a Delaware corporation, and Schwitzer, Inc. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with
    Section 251 of the General Corporation Law of the State of Delaware.

        THIRD: That Schwitzer, Inc. shall be the surviving corporation (the "Surviving Corporation").

        FOURTH:   That the certificate of  incorporation of Schwitzer, Inc. will be the certificate of incorporation of the Surviving Corporation.

        FIFTH: That an executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation, Schwitzer, Inc., the address of which is:

                                  Schwitzer, Inc.
                             Highway 191, Brevard Road
                                   P.O. Box 15075
                                Asheville, NC 28813

        SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.
    IN WITNESS WHEREOF, Schwitzer, Inc. has caused this Certificate of Merger to be signed by ________ ________, its ________ ________, and attested by ________
________, its ________ Secretary, this __ day of _________ __, 1995.

                                          SCHWITZER, INC., a Delaware
                                          corporation
                                          By: __________________________________
                                              Its: _____________________________
ATTEST:
______________________________________
Name: ________________________________
Its: _______________________ Secretary

                                                                      APPENDIX B

                   OPINION OF THE CHASE MANHATTAN BANK, N.A.
                                                               February 25, 1995

Board of Directors
Kuhlman Corporation
One Skidaway Village Walk
Suite 201
Savannah, Georgia 31411

Members of the Board:

    You have asked us to advise you with respect to the fairness, from a financial point of view, to Kuhlman Corporation ("Kuhlman") of the consideration proposed to be paid by Kuhlman pursuant to the terms of the Agreement and Plan of Merger dated as of February 25, 1995 (the "Merger Agreement"), among Kuhlman, Spinner Acquisition Corp., a wholly owned subsidiary of Kuhlman ("Sub"), and Schwitzer, Inc. ("Schwitzer"). As more fully described in the Merger Agreement, Sub will be merged with and into Schwitzer (the "Merger") and each outstanding share of the common stock, par value $0.10 per share, of Schwitzer (the "Schwitzer Common Stock") will be converted into 0.9615 (the "Exchanged Ratio") of a share of the common stock, par value $1.00 per share, of Kuhlman (the "Kuhlman Common Stock").

    In arriving at our opinion, we have reviewed the Merger Agreement and certain publicly available business and historical financial information relating to Kuhlman and Schwitzer. We also have reviewed certain other information provided to us by Kuhlman and Schwitzer, including financial forecasts prepared by Kuhlman and Schwitzer, and have had discussions with representatives of Kuhlman and Schwitzer concerning the businesses and prospects of Kuhlman and Schwitzer, including information relating to certain potential strategic and financial implications of the Merger. We also have considered certain financial and stock market data of Kuhlman and Schwitzer and have compared that data with similar data for other publicly held companies in businesses which we deemed comparable to those of Kuhlman and Schwitzer and we have considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we deemed relevant in evaluating the Merger. We also have considered the pro forma effect of the Merger on Kuhlman and such other information, financial studies, analyses and investigations and financial, economic and market criteria as we have deemed relevant for purposes of our opinion. Our opinion is necessarily based on information available to us, and economic and market conditions and other circumstances as they exist and can be evaluated, on the date hereof.

    In connection with our review, we have assumed and relied without independent verification upon the accuracy and completeness of all information reviewed by us. With respect to the financial forecasts reviewed by us, we have been advised by the managements of Kuhlman and Schwitzer that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Kuhlman and Schwitzer as to the future financial performance of their respective companies and the potential strategic and financial implications of the Merger. We have assumed, with your consent, that the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. We were not requested to, and did not, participate in the negotiation or structuring of the Merger, nor have we made or obtained an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Kuhlman or Schwitzer. Our opinion relates to the relative values of Kuhlman and Schwitzer. We are not expressing any opinion as to what the value of the Kuhlman Common Stock actually will be when issued to Schwitzer stockholders pursuant to the Merger or the price at which the Kuhlman Common Stock will trade subsequent to the Merger.

    We have acted as financial advisor to Kuhlman with respect to this opinion and will receive a fee for such services, a significant portion of which is payable upon the delivery of this opinion. We also have in the past provided, and are currently providing, commercial banking and other services to Kuhlman and its affiliates unrelated to the Merger, including acting as Managing Agent for, and participating as a syndicate member in, a $78 million bank credit facility made available to Kuhlman in connection with its acquisition of Coleman Holding Company, and have received, and will receive, fees for the rendering of such services.

    In the ordinary course of business, Chase and its affiliates may actively trade the securities of Kuhlman and Schwitzer for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    This letter is for the information of the Board of Directors of Kuhlman only in connection with its evaluation of the proposed Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. This letter may not be quoted or referenced to, in whole or in part, in any manner, nor shall this letter be used for any other purposes, without Chase's prior written consent.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to Kuhlman from a financial point of view.

                                          Very truly yours,
                                          THE CHASE MANHATTAN BANK
                                            (NATIONAL ASSOCIATION)

                                                                      APPENDIX C

                     OPINION OF J.P. MORGAN SECURITIES INC.

February 25, 1995
The Board of Directors
Schwitzer, Inc.
Attn: Gary G. Dillon
     Chairman of the Board

Gentlemen:

    You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of Schwitzer, Inc. (the "Company") of the consideration to be received from Kuhlman Corporation ("Kuhlman") pursuant to the terms and subject to the conditions of the proposed merger (the "Merger") contemplated by the Agreement and Plan of Merger draft dated February 24, 1995 (the "Agreement") by and among the Company and Kuhlman. The Agreement provides that at the effective time of the Merger, each share of the Company's Common Stock, par value $.10 per share, shall be converted into the right to receive, without interest, 0.9615 (the "Exchange Ratio") of a share of the common stock, par value $1.00 per share, of Kuhlman.

    In arriving at our opinion, we have reviewed (i) the Agreement; (ii) certain publicly available information concerning the business of the Company, Kuhlman, and certain other companies engaged in businesses comparable to the Company and Kuhlman, and the reported market prices for certain other companies' securities deemed comparable; (iii) publicly available terms of certain transactions involving companies comparable to the Company and Kuhlman and the consideration received for such companies; (iv) current and historical market prices of the common stock of the Company and of Kuhlman; (v) the audited financial statements of the Company and Kuhlman for the fiscal year ended December 31, 1993 and the unaudited financial statements of the Company and of Kuhlman for the period ended December 31, 1994; (vi) certain internal financial analyses and forecasts prepared by the Company and Kuhlman and their respective managements; and (vii) the terms of other business combinations that we have deemed relevant; and
(viii) the currently contemplated capital structure and the anticipated credit standing of the merged companies upon consummation of the merger.

    In addition, we have held discussions with certain members of the management of the Company, and Kuhlman, with respect to certain aspects of the Merger, and the past and current business operations of the Company and Kuhlman, the financial condition and future prospects and operations of the Company and Kuhlman, the effects of the Merger on the financial condition and future prospects of the merged company, and certain other matters we believed necessary or appropriate to our inquiry. We have visited certain representative facilities of the Company, and Kuhlman, and reviewed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion. J.P. Morgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sales of all or any part of the stock, assets or business of the Company.

    In giving our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company and Kuhlman or otherwise reviewed by us. We have not verified the accuracy or completeness of any such information and we have not conducted any evaluation or appraisal of any assets or liabilities, nor have any such evaluations or appraisals been provided to us. In relying on financial analyses and forecasts provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management of the Company and Kuhlman, respectively as to the expected future results of operations and financial condition to which such analyses or forecasts relate.

    Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. In particular, we are expressing no opinion herein as to the price at which the common stock of Kuhlman will trade at any future time. The actual value of the shares of common stock of Kuhlman to be issued in exchange for each share of common stock of the Company pursuant to the Merger may vary significantly. Other factors after the date hereof may affect the value of the businesses of the Company and Kuhlman after consummation of the Merger, including but not limited to (i) the total or partial disposition of the common stock of Kuhlman by shareholders of the Company within a short period of time after the effective date of the Merger, (ii) changes in prevailing interest rates and other factors which generally influence the price of securities, (iii) adverse changes in the current capital markets, (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or Kuhlman, (v) any necessary actions by or restriction of federal, state or other governmental agencies or regulatory authorities, and (vi) timely execution of all necessary agreements to complete the Merger on terms and conditions that are acceptable to all parties at interest.

    Our opinion addresses only the fairness from a financial point of view of the consideration to be received by the stockholders of the Company pursuant to the Merger. We do not express any views on any other terms of the Agreement or any related agreements or arrangements, including any transactions which might occur among Kuhlman and any stockholders of the Company after the Merger.

    We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services. We will also receive an additional fee if the proposed Merger is consummated. We have acted as financial advisor to the Company since 1990. In the ordinary course of their businesses, affiliates of the undersigned may actively trade the debt and equity securities of the Company or Kuhlman, for their own accounts, or for the accounts of customers, and accordingly, may at any time hold a long or short position in such securities.

    On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be received by the stockholders of the Company pursuant to the Merger is fair, from a financial point of view, to the stockholders of the Company.

    This letter is provided solely for the benefit of the Board of Directors of the Company in connection with and for the purposes of, their consideration of the Merger, and is not on behalf of, and shall not confer rights or remedies upon, any stockholder of the Company or Kuhlman, or any other person other than the Board of Directors of the Company or be used for any other purpose. This opinion may not be used or relied upon by, or disclosed, referred to or communicated by you (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval and must be treated as confidential.

Very truly yours,

J.P. MORGAN SECURITIES INC.

By: __/S/ FREDERIC A.
ESCHERICH__
   Name: Frederic A.
Escherich
   Title: Managing Director

By: ___/S/ FRANCIS P. CARR__
   Name: Francis P. Carr
   Title: Vice President

                                                                      APPENDIX D

                               KUHLMAN AMENDMENT

    The proposed Kuhlman Amendment would amend Paragraph (B) of Article Fourth of the Certificate of Incorporation of Kuhlman Corporation to read in its entirety as follows:

    "(B) 20,000,000 shares of Common Stock of the par value of $1.00 per share (the "Common Stock")."

    The proposed Kuhlman Amendment would also delete Part II of Article Fourth of the Certificate of Incorporation of Kuhlman Corporation in its entirety and renumber Part III and Part IV of Article Fourth as Part II and Part III, respectively.

                                                                      APPENDIX E
                              KUHLMAN CORPORATION
                             1994 STOCK OPTION PLAN

     1. PURPOSE. The Kuhlman Corporation 1994 Stock Option Plan (the "Plan") is intended as an incentive and to encourage ownership of the Company's Common Stock (the "Stock") by certain key employees of Kuhlman Corporation (the "Company") and its Subsidiaries (corporations of which a majority of its stock is owned directly or indirectly by the Company) in order to increase their proprietary interest in the Company's success and to assure their continuation as employees.

     2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") consisting of not less than three directors of the Company appointed by its Board of Directors. Members of the Committee shall serve at the pleasure of, and vacancies occurring in the membership of the Committee shall be filled through appointment by, the Board of Directors. No person may be a member of the Committee if he or she has been, within one year prior to his or her appointment to the Committee, or at any time during his or her service on the Committee, allocated Stock or granted Stock options pursuant to the Plan or any other plan of the Company or any of its Subsidiaries to the extent such allocation or grant would cause such person to fail to be a "disinterested person" under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as such Rule may be amended from time to time ("Rule 16b-3"); provided, however, that membership on the Committee shall not affect or impair any rights of a member with respect to any Stock allocated or Stock options granted to him or her when he or she was not a member of the Committee.

    The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum thereof and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by the entire Committee, shall be the acts of the Committee.

    The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. The interpretation and application of the Plan or of any term or condition of an option granted under the Plan or of any rule, regulation or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determination shall be final and binding upon all persons. No member of the Committee shall be liable for any action or determination made in good faith.

     3. STOCK. Shares of Stock to be optioned or issued under the Plan may be either authorized and unissued shares or issued shares which shall have been reacquired by the Company, provided that the total amount of Stock on which options may be granted or which may be issued under the Plan shall not exceed 500,000 shares. Such number of shares is subject to adjustment in accordance with the provisions of Section 6 hereof. In the event that any outstanding option or portion thereof expires or is cancelled, surrendered or terminated for any reason, the shares of Stock allocable to the unexercised portion of such option may again be subjected to an option to be issued under the Plan.

     4. AWARD OF OPTIONS. The Committee may grant options to purchase Stock to officers and other key employees of the Company or its Subsidiaries, including directors who are full time employees. However, no officer or key employee shall be granted options in any year to purchase more than 100,000 shares of the Stock. The Committee shall have the discretion, in accordance with the provisions of the Plan, to determine to whom an option is granted, the number of shares of Stock optioned and the terms and conditions of the option. In making such determinations, the Committee shall consider the position and responsibilities of the employee, the nature and value to the Company of his or her services and accomplishments, his or her present and potential contribution to the success of the Company, and such other factors as the Committee may deem relevant.

    Each option granted under the Plan shall be designated by the Committee at the time of grant as either an incentive stock option (an "Incentive" option) or a non-qualified stock option (a "Non-Qualified" option). An Incentive option is intended to meet the requirements of Section 422 of the

Internal Revenue Code of 1986, as amended (the "Code"). The aggregate Fair Market Value (determined at the time the option is granted) of the Stock as to which Incentive options are exercisable for the first time by the optionee during any calendar year shall not exceed $100,000 (as determined in accordance with the rules set forth in Section 422 of the Code).

    Options granted under the Plan shall be subject to and governed by the provisions of the Plan and by the terms and conditions set forth in Section 5 hereof and by such other terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee.

    The date on which an option shall be granted shall be the date that the optionee, the number of shares of Stock optioned and the terms and conditions of the option are determined by the Committee, provided, however, that if an option or any term or condition of an option is rejected or not accepted by an optionee or if an option is not granted in accordance with the provisions of the Plan, such option shall be deemed to have not been granted and shall be of no effect. Each option shall be evidenced by a Stock Option Agreement in such form as the Committee may from time to time approve.

     5.  TERMS AND CONDITIONS OF OPTIONS.

    A. OPTION PRICE. In the case of each option granted under the Plan, the option price shall not be less than the Fair Market Value of the Stock on the date of grant of such option. Fair Market Value for purposes of the Plan shall be deemed to be the closing price on the date in question rounded, if necessary, to the next full one cent, or on the next preceding day on which there were such sales of Stock if no such sales shall have been made on the date in question, as reported on the New York Stock Exchange Composite Transactions reporting system.

    B.  PERIOD OF OPTION AND WHEN EXERCISABLE.

    (i) An option granted under the Plan may not be exercised after the earlier of (a) the date specified by the Committee, which shall be a maximum of 10 years from date of grant, or (b) the applicable time limit specified in paragraph (ii) of this Section 5B. Any option not exercised within the aforementioned time periods shall automatically terminate at the expiration of such period.

    (ii) An option may be exercised by an optionee only while such optionee is in the employ of the Company or a Subsidiary or within three months thereafter; provided, however, if termination of employment results from death or total and permanent disability, such three-month period shall be extended to twelve months.

   (iii) In the event of the disability of an optionee, an option which is otherwise exercisable may be exercised by the optionee's legal representative or guardian. In the event of the death of the optionee, an option which is otherwise exercisable may be exercised by the person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Committee ("Beneficiaries"), or, if no such designation has been made, by the person or persons to whom the optionee's rights shall have passed by Will or the laws of descent and distribution ("Successor"). The Committee may require an indemnity and/or such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, Beneficiary or Successor.

   (iv) Notwithstanding anything contained herein to the contrary, all rights with respect to all options of an optionee are subject to the conditions that the optionee not engage or have engaged (a) in fraud, dishonesty, conduct in violation of Company policy or similar acts at any time while in the employ of the Company or a Subsidiary, or (b) in an activity directly or indirectly in competition with any business of the Company or a Subsidiary, or in other conduct detrimental to the best interests of the Company or a Subsidiary, following the optionee's termination of employment. If it is determined by the Committee in its sole discretion or the Committee's designee (which determination of such designee shall be subject to ratification by the Committee), either before or after termination of employment of an optionee, that there has been a failure of any such condition, all options and all rights with respect to all options granted to such optionee shall immediately terminate and be null and void.

    C.  EXERCISE AND PAYMENT.

    (i) Subject to the provisions of Section 5B, an option may be exercised by notice (in the form prescribed by the Committee) to the Company specifying the number of shares to be purchased. Payment for the number of shares of Stock purchased upon the exercise of an option shall be made in full at the price provided for in the applicable Stock Option Agreement. Such purchase price shall be paid by the delivery to the Company of cash (including check or similar draft) in United States dollars or whole shares of Stock that have been held by the optionee for at least six months prior to the date the option is exercised, or a combination thereof. Shares of Stock used in payment of the purchase price shall be valued at their Fair Market Value as of the date notice of exercise is received by the Company. Any shares of Stock delivered to the Company shall be in such form as is acceptable to the Company.

    (ii) The Company may defer making payment or delivery of Stock under the Plan until satisfactory arrangements have been made for the payment of any tax attributable to exercise of the option. The Committee may, in its sole discretion, permit an optionee to elect, in such form and at such time as the Committee may prescribe, to pay all or a portion of all taxes arising in connection with the exercise of an option by electing to (a) have the Company withhold whole shares of Stock, or (b) deliver other whole shares of Stock previously owned by the optionee having a Fair Market Value not greater than the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the optionee's estimated total Federal, State and local tax obligations associated with the transaction.

    D. NONTRANSFERABILITY. No option or any rights with respect thereto shall be subject to any debts or liabilities of an optionee, nor be assignable or transferable except by Will or the laws of descent and distribution, nor be exercisable during the optionee's lifetime other than by him or her, nor shall Stock be issued in the name of one other than the optionee; provided, however, that an option may after the death or disability of an optionee be exercised pursuant to paragraph (iii) of Section 5B; and provided further that any Stock issued to an optionee hereunder may at the request of the optionee be issued in the name of the optionee and one other person, as joint tenants with right of survivorship and not as tenants in common, or in the name of a trust for the benefit of the optionee or for the benefit of the optionee and others.

    Notwithstanding the foregoing provisions as to nontransferability, the Committee may, in its sole discretion, permit an optionee to transfer a Non-Qualified option to members of the optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners; provided, however, in no event may the Committee permit any transfers which would cause the Plan to fail to satisfy the applicable requirements of Rule 16b-3 under the Securities Exchange Act of 1934 ("Act") or would cause any optionee to fail to be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act or be subject to liability thereunder. The transferee of an option shall agree to comply with and be bound by all the terms and conditions contained in the Plan. For purposes of
Section 5B hereof, a transferred option may be exercised by the transferee only to the extent that the optionee of such option would have been entitled to exercise the option had the option not been transferred.

    E. EMPLOYMENT. No provision of the Plan, nor any term or condition of any option, nor any action taken by the Committee, the Company or a Subsidiary pursuant to the Plan, shall give or be construed as giving an optionee any right to be retained in the employ of the Company or of any Subsidiary, or affect or limit in any way the right of the Company or any Subsidiary to terminate the employment of any optionee.

    F. TERMINATION OF OPTION BY OPTIONEE. An optionee may at any time elect, in a written notice filed with the Committee, to terminate a Non-Qualified option with respect to any number of shares as to which such option shall not have been exercised.

     6. ADJUSTMENTS. If there is any change in the number of shares of Stock through the declaration of stock dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares or similar corporate transactions, or if the Committee otherwise determines that, as a result of a corporate transaction involving a change in the Company's capitalization, it is appropriate to effect the adjustments described in this section, the aggregate number of shares of Stock on which options may be granted or which may be issued under the Plan, the number of shares covered by each outstanding option, and the price per share in each option, shall all be proportionately adjusted by the Committee; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Subject to any required action by stockholders, if a new option is substituted for the option granted hereunder, or an assumption of the option granted hereunder is made, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the option would have been entitled.

     7.  TERM OF PLAN.   No Stock option shall  be granted under the Plan  after
July 28, 2004. Options granted prior thereto, however, may extend beyond such date and the provisions of the Plan shall continue to apply thereto.

     8.  APPLICATION OF FUNDS.   The proceeds received  by the Company from  the
sale of Stock pursuant to options granted under the Plan will be used for general corporate purposes.

     9.  NO OBLIGATION  TO EXERCISE OPTION.   The granting  or acceptance of  an
option shall impose no obligation upon the optionee to exercise such an option.

    10. RIGHTS AS A STOCKHOLDER. An optionee shall have no rights as a stockholder with respect to shares of Stock covered by his or her option until the date of issuance to him or her of a certificate evidencing such shares of Stock after the exercise of such option and payment in full of the purchase price. No adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

    11. AMENDMENTS. The Board of Directors of the Company may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no amendment which requires stockholder approval in order for the exemptions available under Rule 16b-3 to be applicable to the Plan shall be effective unless the amendment shall be approved by the stockholders of the Company entitled to vote thereon. Any such amendment may be effective in respect of all past and future options granted hereunder in the sole discretion of the Board of Directors of the Company.

    The Plan, each option under the Plan and the grant and exercise thereof, and the obligation of the Company to sell and issue shares under the Plan shall be subject to all applicable laws, rules, regulations and governmental and stockholder approvals, and the Committee may make such amendment or modification thereto as it shall deem necessary to comply with any such laws, rules and regulations or to obtain any such approvals.

    12. EFFECTIVENESS OF PLAN. The Plan, which was adopted by the Board of Directors on July 29, 1994, is subject to approval by the stockholders of the Company at the 1995 Annual Meeting of Stockholders or at an earlier Special Meeting of the Stockholders if the Board of Directors so determines.

    13. SEVERABILITY. If any provision of the Plan, or any term or condition of any option granted or Stock Option Agreement or form executed or to be executed thereunder, or any application thereof to any person or circumstance is invalid or would result in an Incentive option failing to meet the requirements of Section 422 of the Code, such provision, term, condition or application shall to that extent be void (or, in the sole discretion of the Committee, such provision, term or condition may be amended so as to avoid such invalidity or failure), and shall not affect other provisions, terms or conditions or applications thereof, and to this extent such provision, term or condition is severable.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law authorizes indemnification of directors, officers, employees and agents of Kuhlman; allows the advancement of costs of defending against litigation; and permits companies incorporated in Delaware to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances such companies would have the power to indemnify against such liabilities under the provisions of the statute. Kuhlman's Certificate of Incorporation and Bylaws provide for indemnification of its officers and directors to the extent permitted by Section 145 of the Delaware General Corporation Law. Pursuant to such provisions, Kuhlman has purchased such insurance on behalf of its directors and officers.

    Kuhlman's Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to Kuhlman or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to Kuhlman or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or stock repurchase or (d) obtains an improper personal benefit. This provision only pertains to breaches of duty by directors as directors and not breaches of duty by directors in any other corporate capacity, such as any capacity as an officer. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his responsibilities under any other law, including the federal securities laws.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS

  2.1  Agreement  and Plan of Merger by and between Kuhlman Corporation, Spinner
        Acquisition Corp. and  Schwitzer, Inc.  (Included in Appendix  A to  the
        Proxy Statement/ Prospectus contained in this Registration Statement.)
  2.2  Form of Certificate of Merger by and between Kuhlman Corporation, Spinner
        Acquisition  Corp. and  Schwitzer, Inc. (Included  in Appendix  A to the
        Proxy Statement/Prospectus contained in this Registration Statement.)
  3.1  Text of Amendment to Certificate of Incorporation of Kuhlman  Corporation
        (Included  as Appendix D to  the Proxy Statement/Prospectus contained in this Registration Statement.)
  3.2  Certificate of Increase of Kuhlman Corporation dated October 28, 1994
  3.3  Certificate of Increase of Kuhlman Corporation dated February 22, 1995
  3.4  Rights Agreement dated as of  April 28, 1987 between Kuhlman  Corporation
        and   Manufacturers   National  Bank   of   Detroit,  as   rights  agent
        (incorporated by reference to  Exhibit 1 to the  Current Report on  Form
        8-K dated May 5, 1987)
  3.5  Amendment  to  Rights Agreement  dated as  of  February 24,  1995 between
        Kuhlman Corporation  and Harris  Trust and  Savings Bank,  as  successor rights agent.
  4    Specimen Common Stock Certificate of Kuhlman Corporation*
  5.1  Opinion of Rudnick & Wolfe*
  8.1  Form of opinion of Sidley & Austin with respect to certain tax matters.*
 10.1  Credit  Agreement dated  December 15, 1993  by and  among the Registrant,
        NationsBank  of  Georgia,  N.A.  and  The  Chase  Manhattan  Bank,  N.A.
        (incorporated  by reference to Exhibit 10b to the Current Report on Form
        8-K filed December 15, 1993).

 10.2  First Amendment to  Credit Agreement  dated as  of March  29, 1994  among
        Kuhlman   Corporation,  NationsBank  of  Georgia,  N.A.  and  The  Chase
        Manhattan Bank, N.A.
 10.3  Second Amendment to  Credit Agreement dated  as of March  30, 1994  among
        Kuhlman   Corporation,  NationsBank  of  Georgia,  N.A.  and  The  Chase
        Manhattan Bank, N.A.
 10.4  Third Amendment to Credit Agreement dated December 31, 1994 by and  among
        Kuhlman   Corporation,  NationsBank  of  Georgia,  N.A.  and  The  Chase
        Manhattan Bank, N.A.
 10.5  1983 Incentive  Stock  Option Plan  of  the Registrant  (incorporated  by reference  to Exhibit 10b to the Annual Report on Form 10-K for the year ended December 31, 1983).
 10.6  Form of Officer Agreements (incorporated  by reference to Exhibit 10c  to the Annual Report on Form 10-K for the year ended December 31, 1991).
 10.7  1986  Stock Option Plan  of the Registrant  (incorporated by reference to
        Exhibit 10d  to  the Annual  Report  on Form  10-K  for the  year  ended
        December 31, 1986).
 10.8  Non-Employee Directors Stock Plan (incorporated by reference to Exhibit 4 to the Quarterly Report Form 10-Q for the quarter ended June 30, 1993).
 10.9  1994 Stock Appreciation Rights Plan.*
 10.10 Kuhlman  Corporation Non-Employee  Directors Stock  Plan (incorporated by reference to Exhibit 28(b) to Registration Statement No. 33-59476)
 10.11 Kuhlman Corporation 1994 Stock Option Plan (Included as Appendix E to the
        Proxy Statement/Prospectus contained in this Registration Statement)
 13.1  Annual Report to Stockholders of  Kuhlman Corporation for the year  ended
        December 31, 1994* +
 13.2  Annual  Report  to Stockholders  of Schwitzer,  Inc.  for the  year ended
        January 1, 1995* +
 23.1  Consent of Arthur Andersen LLP
 23.2  Consent of Arthur Andersen LLP
 23.3  Consent of Deloitte & Touche LLP
 23.4  Consent of Rudnick & Wolfe (included in Exhibit 5.1 hereof)
 23.5  Consent of Sidley & Austin (included in Exhibit 8.1 hereof)
 23.6  Consent of J.P. Morgan Securities Inc.
 23.7  Consent of The Chase Manhattan Bank, N.A.
 24    Power of Attorney
 99.1  Form of Proxy  Card for 1995  Annual Meeting of  Stockholders of  Kuhlman
        Corporation
 99.2  Form  of Proxy Card for 1995 Annual Meeting of Stockholders of Schwitzer,
        Inc.
 99.3  Opinion of J.P.  Morgan Securities Inc.  (included in Appendix  C to  the
        Proxy Statement/ Prospectus contained in the Registration Statement.)
 99.4  Opinion  of The Chase Manhattan Bank, N.A. (included in Appendix B to the
        Proxy Statement/Prospectus contained in the Registration Statement)
 99.5  Consent of proposed director (Gary G. Dillon)

- ------------------------
 *To be filed by amendment
 +Such report, except for the portions thereof expressly incorporated by reference in the Proxy Statement/Prospectus, is furnished for the information of the Commission and is not to be deemed "filed" as part of this Registration Statement.

    (b) Financial Statement Schedules

        Not applicable.

    (c) The opinions provided in reference to Item 4(b) are furnished as part of the Proxy Statement/ Prospectus contained in the Registration Statement.

ITEM 22.  UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (b) The registrant undertakes that every prospectus (A) that is filed pursuant to paragraph (a) immediately preceding, or (B) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1993, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporation documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (f) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned,  thereunto  duly  authorized, in  the  City of  Savannah,  State of
Georgia, on         , 1995.

                                          KUHLMAN CORPORATION

                                          By: /s/ ROBERT S. JEPSON, JR.
                                             -----------------------------------
                                               Robert S. Jepson, Jr.
                                               CHAIRMAN OF THE BOARD AND
                                               CHIEF EXECUTIVE OFFICER

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

                NAME                            TITLE                 DATE
- ------------------------------------  -------------------------  ---------------

                                      Chairman of the Board and
             ROBERT S. JEPSON, JR*     Chief Executive Officer
                                       (Principal Executive
                                       Officer) and Director

                                      Executive Vice President
                                       of Finance and Treasurer
               VERNON J. NAGEL*        (Principal Financial and
                                       Accounting Officer)

                                      President, Chief
            CURTIS G. ANDERSON*        Operating Officer and
                                       Director

             WILLIAM E. BURCH*         Director


                  STEVE CENKO*         Director

      ALEXANDER W. DREYFOOS, JR.*      Director

        WILLIAM M. KEARNS, JR.*        Director


         ROBERT D. KILPATRICK*         Director


        JOHN L. MARCELLUS, JR.*        Director


         GEORGE J. MICHEL, JR.*        Director


    GENERAL H. NORMAN SCHWARZKOPF*     Director

   *By   /s/ ROBERT S. JEPSON, JR.
                                       Individually and as
 ----------------------------------     Attorney-in-Fact
       Robert S. Jepson, Jr.

                                 EXHIBIT INDEX

                                                                                                             PAGE NO.
                                                                                                          ---------------
     2.1   Agreement and Plan of Merger by and between Kuhlman Corporation, Spinner Acquisition Corp.
            and Schwitzer, Inc. (Included in Appendix A to the Proxy Statement/Prospectus contained in this Registration Statement.)
     2.2   Form of Certificate of Merger by and between Kuhlman Corporation, Spinner Acquisition Corp.
            and Schwitzer, Inc. (Included in Appendix A to the Proxy Statement/Prospectus contained in this Registration Statement.)
     3.1   Text of Amendment to Certificate of Incorporation of Kuhlman Corporation (Included as
            Appendix D to the Proxy Statement/Prospectus contained in this Registration Statement.)
     3.2   Certificate of Increase of Kuhlman Corporation dated October 28, 1994........................
     3.3   Certificate of Increase of Kuhlman Corporation dated February 22, 1995.......................
     3.4   Rights Agreement dated as of April 28, 1987 between Kuhlman Corporation and Manufacturers
            National Bank of Detroit, as rights agent (incorporated by reference to Exhibit 1 to the
            Current Report on Form 8-K dated May 5, 1987)...............................................
     3.5   Amendment to Rights Agreement dated as of February 24, 1995 between Kuhlman Corporation and
            Harris Trust and Savings Bank, as successor rights agent.
     4     Specimen Common Stock Certificate of Kuhlman Corporation*
     5.1   Opinion of Rudnick & Wolfe*
     8.1   Form of opinion of Sidley & Austin with respect to certain tax matters.*
    10.1   Credit Agreement dated December 15, 1993 by and among the Registrant, NationsBank of Georgia,
            N.A. and The Chase Manhattan Bank, N.A. (incorporated by reference to Exhibit 10b to the
            Current Report on Form 8-K filed December 15, 1993).
    10.2   First Amendment to Credit Agreement dated as of March 29, 1994 among Kuhlman Corporation,
            NationsBank of Georgia, N.A. and The Chase Manhattan Bank, N.A.
    10.3   Second Amendment to Credit Agreement dated as of March 30, 1994 among Kuhlman Corporation,
            NationsBank of Georgia, N.A. and The Chase Manhattan Bank, N.A.
    10.4   Third Amendment to Credit Agreement dated December 31, 1994 by and among Kuhlman Corporation,
            NationsBank of Georgia, N.A. and The Chase Manhattan Bank, N.A.
    10.5   1983 Incentive Stock Option Plan of the Registrant (incorporated by reference to Exhibit 10b to the Annual Report on Form 10-K for the year ended December 31, 1983).
    10.6   Form of Officer Agreements (incorporated by reference to Exhibit 10c to the Annual Report on
            Form 10-K for the year ended December 31, 1991).
    10.7   1986 Stock Option Plan of the Registrant (incorporated by reference to Exhibit 10d to the
            Annual Report on Form 10-K for the year ended December 31, 1986).
    10.8   Non-Employee Directors Stock Plan (incorporated by reference to Exhibit 4 to the Quarterly
            Report Form 10-Q for the quarter ended June 30, 1993).
    10.9   1994 Stock Appreciation Rights Plan.*
    10.10  Kuhlman Corporation Non-Employee Directors Stock Plan (Incorporated by reference to Exhibit
            28(b) to Registration Statement No. 33-59476)
    10.11  Kuhlman Corporation 1994 Stock Option Plan (Included as Appendix E to the Proxy
            Statement/Prospectus contained in this Registration Statement)
    13.1   Annual Report to Stockholders of Kuhlman Corporation for the year ended December 31, 1994* +

                                                                                                             PAGE NO.
                                                                                                          ---------------
    13.2   Annual Report to Stockholders of Schwitzer, Inc. for the year ended January 1, 1995* +
    23.1   Consent of Arthur Andersen LLP...............................................................
    23.2   Consent of Arthur Andersen LLP...............................................................
    23.3   Consent of Deloitte & Touche LLP.............................................................
    23.4   Consent of Rudnick & Wolfe (included in Exhibit 5.1 hereof)
    23.5   Consent of Sidley & Austin (included in Exhibit 8.1 hereof)
    23.6   Consent of J.P. Morgan Securities Inc........................................................
    23.7   Consent of The Chase Manhattan Bank, N.A.....................................................
    24     Power of Attorney............................................................................
    99.1   Form of Proxy Card for 1995 Annual Meeting of Stockholders of Kuhlman Corporation............
    99.2   Form of Proxy Card for 1995 Annual Meeting of Stockholders of Schwitzer, Inc.................
    99.3   Opinion of J.P. Morgan Securities Inc. (included in Appendix C to the Proxy
            Statement/Prospectus contained in the Registration Statement.)
    99.4   Opinion of The Chase Manhattan Bank, N.A. (included in Appendix B to the Proxy
            Statement/Prospectus contained in the Registration Statement)
    99.5   Consent of proposed director (Gary G. Dillon)................................................

- ------------------------
 *To be filed by amendment
 +Such report, except for the portions thereof expressly incorporated by reference in the Proxy Statement/Prospectus, is furnished for the information of the Commission and is not to be deemed "filed" as part of this Registration Statement.